  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 20, 1998

                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[X]Preliminary proxy statement
[_]Confidential, for use of the Commission Only (as permitted by Rule 14a-
   6(e)(2))

[_]Definitive proxy statement
[_]Definitive additional materials
[_]Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             TELEMUNDO GROUP, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

Payment of filing fee (Check the appropriate box):
[_]No fee required

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

  (1) Title of each class of securities to which transaction applies: SERIES A COMMON STOCK, PAR VALUE $.01 PER SHARE; SERIES B COMMON STOCK, PAR VALUE $.01 PER SHARE

  (2) Aggregate number of securities to which transaction applies: 7,180,592 SHARES OF SERIES A COMMON STOCK; 3,086,498 SHARES OF SERIES B COMMON STOCK
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $44.00 PER SHARE
  (4) Proposed maximum aggregate value of transaction: $538,497,696*
  (5) Total fee paid: $107,699.54**

[X]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid: NOT APPLICABLE
  (2) Form, Schedule or Registration Statement No.: NOT APPLICABLE
  (3) Filing Party: NOT APPLICABLE
  (4) Date Filed: NOT APPLICABLE

 * For purposes of calculation of the filing fee only. Assumes the purchase, at a purchase price of $44.00 per share of common stock, of 12,238,584 shares of common stock of the Registrant, representing all of such common stock outstanding on a fully diluted basis (assuming the exercise of options and warrants to acquire shares of common stock and excluding shares of common stock owned by the Registrant). The above calculation is based upon the most recent publicly available data for the Registrant.
** The amount of the filing fee equals 1/50th of 1% of the transaction value.

                                             PRELIMINARY--SUBJECT TO COMPLETION

                             TELEMUNDO GROUP, INC.
                             2290 WEST 8TH AVENUE
                            HIALEAH, FLORIDA 33010

                MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

To our Stockholders:

  You are cordially invited to attend the special meeting of stockholders of
Telemundo Group, Inc. to be held on       , 1998 at          at
local time.

  At the stockholder meeting, you will vote on two separate proposals. The first proposal is to approve and adopt a merger agreement which provides for the acquisition of all the equity interests in Telemundo by TLMD Station Group, Inc. through a merger of Telemundo into a wholly owned subsidiary of TLMD Station Group, Inc. TLMD Station Group, Inc. is a newly-formed corporation which will be beneficially owned by Apollo Investment Fund III, L.P., Bastion Capital Fund, L.P., Liberty Media Corporation and Sony Pictures Entertainment Inc. The second proposal is to approve and adopt an incentive plan which provides that certain of Telemundo's executive officers may be granted annual bonuses in the future based upon the achievement of certain performance goals related to Telemundo's cash flow. The proposal to approve and adopt the incentive plan is separate from, and is in no way conditioned upon the outcome of the vote on, the approval and adoption of the merger agreement.

  If the merger is completed, each outstanding share of Telemundo common stock (other than those held by stockholders who exercise and perfect their statutory appraisal rights under Delaware law) will be converted into the right to receive a payment of $44.00 in cash plus, if the merger is not completed by July 30, 1998 and subject to certain conditions, an additional amount per share equal to 8% per annum on $44.00 (approximately $0.29 per share per month) accruing during the period beginning on July 30, 1998 and ending on the day before the date on which the merger is completed.

  THE BOARD OF DIRECTORS OF TELEMUNDO, RELYING UPON THE UNANIMOUS RECOMMENDATION OF A SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS, COMPRISED OF DIRECTORS WHO HAVE NO FINANCIAL INTEREST IN THE PURCHASER OR ITS AFFILIATES, HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF TELEMUNDO'S STOCKHOLDERS, OTHER THAN STOCKHOLDERS AFFILIATED WITH THE PURCHASER OR ITS AFFILIATES. ACCORDINGLY, THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AT THE STOCKHOLDER MEETING. IN ADDITION, THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE INCENTIVE PLAN AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE INCENTIVE PLAN AT THE STOCKHOLDER MEETING.

  The merger cannot occur unless stockholders holding a majority of Telemundo's outstanding shares of common stock approve it. YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the stockholder meeting in person, I urge you to complete, date, sign and promptly return the enclosed proxy card to ensure that your shares will be represented at the meeting. Returning a signed proxy card will not prevent you from attending the stockholder meeting and voting in person. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote FOR the approval and adoption of the merger agreement and the transactions contemplated thereby and FOR the approval and adoption of the incentive plan. If you fail to return your proxy card, the effect will be the same as a vote AGAINST the approval and adoption of the merger agreement and the transactions contemplated thereby and AGAINST the approval and adoption of the incentive plan. This Proxy Statement provides you with detailed information about the merger and incentive plan. We encourage you to read this entire document carefully.

                                      By: _____________________________________
                                                  Roland A. Hernandez
                                         President and Chief Executive Officer
                                                 Telemundo Group, Inc.
Hialeah, Florida
             , 1998

 THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


  This Proxy Statement is dated          , 1998 and is first being mailed to
                   stockholders on or about          , 1998.

                             TELEMUNDO GROUP, INC.
                             2290 WEST 8TH AVENUE
                               HIALEAH, FL 33010

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON           , 1998

                               ----------------

To the Stockholders of Telemundo Group, Inc.:

  YOU ARE HEREBY NOTIFIED that a special meeting of stockholders of Telemundo
Group, Inc., a Delaware corporation ("Telemundo"), will be held on          ,
1998 at        , at                  local time (the "Special Meeting"), for
the following purposes:

  (a) to consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 24, 1997 (the "Merger Agreement"), by and among TLMD Station Group, Inc., a newly-formed Delaware corporation (the "Purchaser"), TLMD Acquisition Co., a newly-formed Delaware corporation and wholly owned subsidiary of the Purchaser ("Sub"), and Telemundo, and the transactions contemplated thereby, pursuant to which, among other things, (i) Sub will merge with and into Telemundo (the "Merger"), with the result that Telemundo will become a wholly owned subsidiary of the Purchaser and (ii) each issued and outstanding share of common stock of Telemundo (other than shares held by the Purchaser, Sub or any other wholly owned subsidiary of the Purchaser, or in the treasury of Telemundo or by any wholly owned subsidiary of Telemundo, all of which will be canceled with no payment being made with respect thereto, or by stockholders of Telemundo who properly exercise and perfect their statutory appraisal rights under Delaware law), will be converted into the right to receive a payment of $44.00 in cash plus, if the Merger is not completed by July 30, 1998 and subject to certain conditions, an additional amount per share equal to 8% per annum on $44.00 (approximately $0.29 per share per month) accruing during the period beginning on July 30, 1998 and ending on the day before the date on which the Merger is completed;

  (b) to consider and vote on a proposal to approve and adopt the Management Incentive Compensation Plan (the "Incentive Plan"), pursuant to which certain executive officers of Telemundo may be granted annual bonuses in the future based upon the achievement of certain performance goals related to Telemundo's cash flow; and

  (c) to consider and vote upon such other matters which may properly come before the Special Meeting and any adjournments or postponements thereof.

  The proposal to approve and adopt the Incentive Plan is separate from, and is in no way conditioned upon the outcome of the vote on, the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby.

  THE BOARD OF DIRECTORS OF TELEMUNDO (THE "BOARD"), RELYING UPON THE UNANIMOUS RECOMMENDATION OF A SPECIAL COMMITTEE OF THE BOARD, COMPRISED OF DIRECTORS WHO HAVE NO FINANCIAL INTEREST IN THE PURCHASER OR ITS AFFILIATES, HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF TELEMUNDO, OTHER THAN STOCKHOLDERS AFFILIATED WITH THE PURCHASER OR ITS AFFILIATES. ACCORDINGLY, THE BOARD HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AT THE SPECIAL MEETING. IN ADDITION, THE BOARD HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE INCENTIVE PLAN AT THE SPECIAL MEETING.

  The Merger, the Incentive Plan and other important matters are described in the accompanying Proxy Statement (the "Proxy Statement"), which you are urged to read carefully and in its entirety. A copy of the Merger Agreement is attached as Annex A to the Proxy Statement. A copy of the Incentive Plan is attached as Annex D to the Proxy Statement.

  Only holders of record of Telemundo's common stock at the close of business
on [May   , 1998] are entitled to notice of, and to vote at, the Special
Meeting or any adjournments or postponements thereof. A list of such stockholders will be available for review at the principal executive offices of Telemundo listed below during normal business hours for a period of 10 days prior to the Special Meeting.

  We welcome your attendance at the Special Meeting. Whether or not you expect to attend the Special Meeting in person, we urge you to complete, sign, date and promptly return the enclosed proxy card in the accompanying return envelope. Your proxy is revocable and will not affect your right to vote in person if you decide to attend the Special Meeting. Simply attending the Special Meeting, however, will not revoke your proxy. For an explanation of the procedures for revoking your proxy, see the section of the Proxy Statement captioned "The Special Meeting--Voting, Revocation, and Solicitation of Proxies." Returning your proxy card without indicating how you want to vote will have the same effect as a vote FOR the approval and adoption of the Merger Agreement and the transactions contemplated thereby and FOR the approval and adoption of the Incentive Plan. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR VOTE IN PERSON AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND A VOTE AGAINST THE APPROVAL AND ADOPTION OF THE INCENTIVE PLAN.

  Our principal executive offices are located at 2290 West 8th Avenue, Hialeah, Florida 330l0. Our telephone number is (305) 884-8200.


                                            By: _______________________________
                                                     Osvaldo F. Torres
                                                      Vice President,
                                               General Counsel and Secretary

Hialeah, Florida
           , 1998

                            YOUR VOTE IS IMPORTANT.
  TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD
             AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                             DO NOT SEND ANY STOCK
                      CERTIFICATES WITH YOUR PROXY CARD.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE INCENTIVE PLAN.............   1
WHO CAN HELP ANSWER YOUR QUESTIONS........................................   4
SUMMARY...................................................................   5
  The Companies...........................................................   5
  Our Recommendations to Stockholders.....................................   6
  Record Date; Voting Power...............................................   6
  Share Ownership of Certain Stockholders and Management..................   7
  The Merger..............................................................   8
  Appraisal Rights........................................................   8
  Current Relationships and Transactions; Interests of Certain Persons ...   8
  Background of the Merger................................................   9
  Recommendations; Fairness of the Merger.................................   9
  Fairness Opinions of Financial Advisors.................................  10
  Certain Effects of the Merger; Plans for Telemundo After the Merger.....  10
  Conditions to the Merger................................................  11
  Termination of the Merger Agreement.....................................  11
  What Happens if Telemundo Receives a Better Offer.......................  12
  Payment of Fees Upon Other Termination Events...........................  12
  Amending or Waiving Terms of the Merger Agreement.......................  12
  Regulatory Approvals....................................................  13
  Financing for the Merger................................................  13
  Certain Federal Income Tax Consequences.................................  13
  Litigation Related to the Merger........................................  14
  Price Range of Common Stock and Warrants................................  14
  The Management Incentive Compensation Plan..............................  14
  Projections and Forward-Looking Statements..............................  15
SUMMARY SELECTED HISTORICAL FINANCIAL DATA................................  16
THE COMPANIES.............................................................  17
THE SPECIAL MEETING.......................................................  19
  General.................................................................  19
  Record Date and Voting..................................................  19
  Voting, Revocation and Solicitation of Proxies..........................  21
  Appraisal Rights........................................................  21
SPECIAL FACTORS...........................................................  22
  Background of the Merger................................................  22
  Recommendations of the Special Committee and the Board of Directors;
   Fairness of the Merger.................................................  30
  Opinion of Lazard Freres & Co. LLC......................................  35

                                                                            PAGE
                                                                            ----
  Opinion of Salomon Brothers Inc..........................................  37
  Certain Projected Financial Information and Forward-Looking Statements...  41
  Purpose and Structure of the Merger......................................  45
  Certain Effects of the Merger; Plans for Telemundo After the Merger......  45
  Risk that the Merger Will Not Be Consummated.............................  47
  Current Relationships and Transactions...................................  47
  Interests of Certain Persons.............................................  50
  Financing for the Merger.................................................  58
  Certain Litigation Related to the Merger.................................  61
  Accounting Treatment of the Merger.......................................  61
  Year 2000 Issue..........................................................  61
  Certain Federal Regulatory Matters.......................................  62
  Certain Federal Income Tax Consequences..................................  64
  Appraisal Rights.........................................................  65
EXECUTIVE COMPENSATION.....................................................  69
THE MERGER AGREEMENT.......................................................  71
  The Merger...............................................................  71
  Consideration to be Received in the Merger...............................  72
  Exchange of Stock Certificates...........................................  72
  Representations and Warranties...........................................  73
  Certain Covenants........................................................  74
  Conditions to Obligations to Effect the Merger...........................  79
  Termination; Termination Fees and Expenses...............................  81
  Amendment and Waiver.....................................................  82
EXPENSES...................................................................  83
SELECTED HISTORICAL FINANCIAL DATA.........................................  84
PRICE RANGE OF COMMON STOCK AND WARRANTS...................................  85
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............  86
DIRECTORS AND EXECUTIVE OFFICERS OF TELEMUNDO..............................  88
DIRECTORS AND EXECUTIVE OFFICERS OF THE PURCHASER AND SUB..................  91
PROPOSAL TO APPROVE MANAGEMENT INCENTIVE COMPENSATION PLAN.................  92
  Management Incentive Compensation Plan...................................  92
  Recommendation of the Board of Directors.................................  92
STOCKHOLDER PROPOSALS......................................................  93
EXPERTS....................................................................  93
OTHER MATTERS..............................................................  93
WHERE YOU CAN FIND MORE INFORMATION........................................  94

                                                                            PAGE
                                                                            ----
ANNEXES
  Agreement and Plan of Merger............................................. A-1
  Opinion of Lazard Freres & Co. LLC....................................... B-1
  Opinion of Salomon Brothers Inc.......................................... C-1
  Management Incentive Compensation Plan................................... D-1
  Section 262 of the General Corporation Law of the State of Delaware...... E-1

         QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE INCENTIVE PLAN

Q:  WHY IS TELEMUNDO PROPOSING TO            common stock. In addition, if
    MERGE?                                   the merger is not completed
                                             before July 30, 1998, you
A: The board of directors of                 QUESTIONS AND ANSWERS ABOUT THE
   Telemundo, relying upon the               MERGER AND THE INCENTIVE PLAN
   unanimous recommendation of a             will receive, subject to certain
   special committee of directors            conditions, an additional amount
   who have no financial interest            per share equal to 8% per annum
   in TLMD Station Group, Inc., the          on the $44.00 per share purchase
   purchaser of Telemundo in the             price (approximately $0.29 per
   merger, or its affiliates,                share per month) for the period
   believes that the merger                  from July 30, 1998 to the day
   represents the best alternative           before the date on which the
   available at this time for                merger is completed.
   maximizing the value of your
   investment in Telemundo. The           Q: WHEN DO YOU EXPECT THE MERGER TO
   price of $44 per share, which             BE COMPLETED?
   you will receive if the merger
   is completed, represents a 76%         A: We are working towards
   premium over the price for the            completing the merger as quickly
   Series A Common Stock of                  as possible. In addition to
   Telemundo on July 16, 1997, the           stockholder approvals, we must
   day before Telemundo issued a             also obtain certain regulatory
   press release confirming that it          approvals. Although we cannot
   was pursuing discussions with             predict exactly when such
   potential strategic programming           regulatory approvals will be
   partners for purposes of                  received, we hope to complete
   expanding its programming                 the merger by the end of the
   options and enhancing                     third quarter of 1998.
   stockholder value and announcing
   that it had retained Lazard            Q: WILL I OWE ANY FEDERAL INCOME
   Freres & Co. LLC to assist it in          TAX AS A RESULT OF THE MERGER?
   such process.
                                          A: The receipt of cash for shares
Q: DOES THE BOARD OF DIRECTORS               of common stock in the merger
   RECOMMEND VOTING IN FAVOR OF THE          will be a taxable transaction
   MERGER?                                   for federal income tax purposes
                                             and may also be a taxable
A: The board of directors of                 transaction under applicable
   Telemundo, relying upon the               state, local, foreign or other
   unanimous recommendation of the           tax laws. Generally, you will
   special committee, has                    recognize gain or loss for such
   unanimously determined that the           purposes equal to the difference
   merger is fair to and in the              between the cash received in
   best interests of the                     connection with the merger and
   stockholders, other than                  your tax basis for the shares of
   stockholders affiliated with the          common stock that you owned
   purchaser or its affiliates, and          immediately prior to the merger.
   unanimously recommends that               For federal income tax purposes,
   stockholders vote FOR the                 such gain or loss generally
   approval and adoption of the              would be a capital gain or loss
   merger agreement and the                  if you held the shares of common
   transactions contemplated                 stock as a capital asset.
   thereby.
                                            TAX MATTERS ARE VERY COMPLICATED
Q: WHAT WILL I RECEIVE IN THE               AND THE TAX CONSEQUENCES OF THE
   MERGER?                                  MERGER TO YOU WILL DEPEND ON THE
                                            FACTS OF YOUR OWN SITUATION. YOU
A: If the merger is completed, you          SHOULD CONSULT YOUR TAX ADVISOR FOR
   will have the right to receive a         A FULL UNDERSTANDING OF THE
   payment of $44.00 in cash for            TAX CONSEQUENCES OF THE MERGER TO
   each share of your Telemundo             YOU.

Q: WHEN AND WHERE IS THE SPECIAL          in favor of the merger. As of
   STOCKHOLDER MEETING?                   the record date relating to the
                                          stockholder meeting, the total
A: The special meeting of                 number of shares with respect to
   Telemundo's stockholders will be       which an intent to vote in favor
   held on [June   ,1998] at      ,       of the approval and adoption of
   local time, at          .              the merger agreement has been
                                          expressed, or with respect to
Q: WHO CAN VOTE ON THE MERGER AND         which a vote in favor of the
   THE INCENTIVE PLAN?                    merger is required, was an
                                          aggregate of [4,104,084] shares,
A: Holders of Telemundo's Series A        representing approximately
   Common Stock and Series B Common       [40.0%] of the total number of
   Stock at the close of business         shares of common stock
   on [May   , 1998] may vote on          outstanding as of such date.
   the merger and the incentive
   plan at the stockholder meeting.
                                          The incentive plan must be
Q: WHAT VOTE IS REQUIRED?                 approved by the affirmative vote
                                          of at least a majority of the
A: The merger must be approved by         outstanding shares of Series A
   the affirmative vote of at least       and Series B Common Stock,
   a majority of the outstanding          voting together as a single
   shares of Series A and Series B        class.
   Common Stock, voting together as
   a single class. Certain                The persons who have expressed
   stockholders of Telemundo have         an intent to vote their shares
   already expressed an intent to         in favor of the merger, as
   vote in favor of the approval          described above, have also
   and adoption of the merger             expressed an intent to vote
   agreement and the transactions         their shares in favor of the
   contemplated thereby.                  incentive plan.
   Furthermore, the merger
   agreement requires that certain        As of the record date, the total
   stockholders affiliated with the       number of shares of common stock
   purchaser vote their shares in         with respect to which an intent
   favor of the merger.                   to vote in favor of the approval
                                          and adoption of the incentive
   Bastion Capital Fund, L.P., TLMD       plan has been expressed was
   Partners II, L.L.C. and Mr. Leon       [4,104,084] shares, representing
   Black, a director of Telemundo,        approximately [40.0%] of the
   each of whom may be deemed to be       total number of shares of common
   an affiliate of the purchaser,         stock outstanding as of such
   and Hernandez Partners, an             date.
   affiliate of Mr. Roland A.
   Hernandez, Telemundo's chief        Q: WHAT DO I NEED TO DO NOW?
   executive officer, have agreed
   pursuant to a shareholders          A: After you have carefully
   agreement to have their shares         reviewed this Proxy Statement,
   voted by a three-member voting         please indicate how you want to
   committee acting by a majority         vote on your proxy card and sign
   vote. A majority of the members        and mail it in the enclosed
   of the voting committee has            return envelope as soon as
   expressed an intention to vote         possible, in order that your
   in favor of the merger. In             shares will be represented at
   addition, Mr. Donald J.                the stockholder meeting. If you
   Tringali, an executive officer         sign and send in the proxy card
   of Telemundo, and Messrs. Alan         and do not indicate how you want
   Kolod and David E. Yurkerwich,         to vote, your proxy will be
   both of whom are directors of          voted FOR the approval and
   Telemundo, have also expressed         adoption of the
   an intent to vote their shares

   merger agreement and the               submit your notice of revocation
   transactions contemplated              or your new proxy card to the
   thereby and FOR the approval and       General Counsel and Secretary of
   adoption of the incentive plan.        Telemundo at 2290 West 8th
   If you do not vote by either           Avenue, Hialeah, Florida 33010.
   sending in your proxy card or          Telemundo must receive the
   voting in person at the                notice or new proxy card before
   stockholder meeting, it will           the vote is taken at the
   have the same effect as a vote         stockholder meeting. Third, you
   AGAINST the approval and               can attend the stockholder
   adoption of the merger agreement       meeting and vote in person.
   and the transactions                   Simply attending the stockholder
   contemplated thereby and AGAINST       meeting, however, will not
   the approval and adoption of the       revoke your proxy. If you have
   incentive plan.                        instructed a broker to vote your
                                          shares, you must follow the
Q: IF MY SHARES ARE HELD IN "STREET       directions received from your
   NAME" BY MY BROKER, WILL MY            broker as to how to change your
   BROKER VOTE MY SHARES FOR ME?          vote.

A: Your broker will vote your          Q: SHOULD I SEND IN MY STOCK
   shares only if you provide             CERTIFICATES NOW?
   instructions as to how to vote
   your shares. You should follow      A: No. After the merger is
   the directions provided by your        completed, we will send you
   broker regarding how to instruct       written instructions for sending
   your broker to vote your shares.       in your stock certificates and
   Without instructions, your             receiving the cash payment for
   shares will not be voted by that       your shares.
   broker and the failure to vote
   will have the same effect as a      Q: WHAT OTHER MATTERS WILL BE VOTED
   vote AGAINST the approval and          ON AT THE STOCKHOLDER MEETING?
   adoption of the merger agreement
   and the transactions                A: In addition to the merger, you
   contemplated thereby and AGAINST       will be asked to approve and
   the approval and adoption of the       adopt an incentive plan which
   incentive plan.                        may provide four of our
                                          executive officers, Messrs.
Q: CAN I CHANGE MY VOTE AFTER I           Roland A. Hernandez, Stephen J.
   HAVE MAILED MY SIGNED PROXY            Levin, Donald J. Tringali and
   CARD?                                  Peter J. Housman II, with annual
                                          bonuses in the future based upon
A: Yes. You can change your vote at       the achievement of certain
   any time before the vote is            performance goals related to
   taken at the stockholder               cash flow. The proposal to
   meeting. You can do this in one        approve and adopt the incentive
   of three ways. First, you can          plan is separate from, and is in
   send a written notice dated            no way conditioned upon the
   later than your proxy card             outcome of the vote on, the
   stating that you would like to         proposal to approve and adopt
   revoke your current proxy.             the merger agreement and the
   Second, you can complete and           transactions contemplated
   submit a new proxy card dated          thereby. We do not expect to ask
   later than your original proxy         you to vote on any other matters
   card. If you choose either of          at the stockholder meeting.
   these two methods, you must

                       WHO CAN HELP ANSWER YOUR QUESTIONS

  If you have more questions about the merger or the incentive plan you should contact:

                             Telemundo Group, Inc.
                              2290 West 8th Avenue
                             Hialeah, Florida 33010
                              Attention: Secretary
                          Phone Number: (305) 884-8200

  If you would like additional copies of this Proxy Statement, or if you have questions about how to complete and return your proxy card, you should contact:

                            MacKenzie Partners, Inc.
                                156 Fifth Avenue
                            New York, New York 10010
                          Phone Number: (800) 322-2885

                                    SUMMARY

  This summary only highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To fully understand the merger and incentive plan, and for a description of the legal terms of the merger, you should read carefully this entire Proxy Statement and the documents to which we have referred you. See "Where You Can Find More Information" on page 89.

THE COMPANIES                          APOLLO INVESTMENT FUND III, L.P.
                                       c/o Two Manhattanville Road
  (SEE PAGES 17 AND 18)                Purchase, New York 10577
                                       (914) 694-8000
TELEMUNDO GROUP, INC.
2290 West 8th Avenue                     Apollo Investment Fund III, L.P.,
Hialeah, Florida 33010                 a Delaware limited partnership, is
(305) 884-8200                         principally engaged in the business
                                       of investment in securities. Apollo
  Telemundo Group, Inc., together      Investment Fund III, L.P. may be
with its subsidiaries, is one of       deemed to be an affiliate of TLMD
two Spanish-language television        Partners II, L.L.C., which is a
broadcast networks currently           significant stockholder in
operating in the United States. The    Telemundo. TLMD Partners II, L.L.C.
Telemundo network provides             and Mr. Leon Black, who may be
programming 24-hours per day,          deemed to be an affiliate of Apollo
serving 61 markets in the United       Investment Fund III, L.P., directly
States, including the 37 largest       owned an aggregate of [1,753,400]
Hispanic markets, and reaches          shares on [May   , 1998,] the
approximately 85% of all U.S.          record date, representing
Hispanic households. The Telemundo     approximately [17.1]% of the total
network offers a variety of            number of shares of common stock
entertainment and news programs,       outstanding as of such date.
including movies, telenovelas, talk
and entertainment shows, national      BASTION CAPITAL FUND, L.P.
and international news, music and      1999 Avenue of the Stars
sporting events.                       Suite 2960
                                       Los Angeles, California 90067
TLMD STATION GROUP, INC. AND TLMD      (310) 788-5700
ACQUISITION CO.
c/o Two Manhattanville Road              Bastion Capital Fund, L.P., a
Purchase, New York 10577               Delaware limited partnership, is
(914) 694-8000                         principally engaged in the business
  TLMD Acquisition Co. is a wholly     of making and holding investments.
owned subsidiary of TLMD Station       Bastion Capital Fund, L.P. is a
Group, Inc., the purchaser of          significant stockholder in, and may
Telemundo in the merger. These         be deemed to be an affiliate of,
corporations were organized solely     Telemundo and owned [1,847,685]
for the purpose of acquiring           shares as of the record date,
Telemundo in the merger, and have      representing approximately [18.0]%
not carried on any activities to       of the total number of shares of
date other than activities incident    common stock outstanding as of such
to their formation and as              date.
contemplated by the merger
agreement. At the time the merger
is completed, TLMD Station Group,
Inc. will be beneficially owned by
Apollo Investment Fund III, L.P.,
Bastion Capital Fund, L.P., Liberty
Media Corporation, and Sony
Pictures Entertainment Inc.

LIBERTY MEDIA CORPORATION              purchaser or its affiliates, has
                                       determined that the merger is fair
8101 East Prentice Avenue              to and in the best interests of the
Suite 500                              stockholders, other than
Englewood, Colorado 80111              stockholders affiliated with the
(303) 721-5400                         purchaser or its affiliates, and
                                       unanimously recommends that you
  Liberty Media Corporation is the     vote FOR the approval and adoption
programming unit of Tele-              of the merger agreement and the
Communications, Inc., and owns         transactions contemplated thereby.
interests in numerous globally-
branded entertainment and                The special committee was formed
electronic retailing networks.         on November 21, 1997 at the meeting
Liberty, through its subsidiaries      of Telemundo's board following the
and affiliates, is a provider of       receipt of three transaction
satellite-delivered video              proposals, including a proposal
entertainment, information and home    from the purchaser, to acquire
shopping programming services to       Telemundo. The special committee
various distribution media,            was constituted because of the
including cable television systems,    participation by Apollo Investment
broadcast television stations and      Fund III, L.P. and Bastion Capital
home satellite dishes.                 Fund, L.P. in the purchaser's
                                       proposal. The special committee was
SONY PICTURES ENTERTAINMENT INC.       comprised of Messrs. Roland A.
10202 West Washington Boulevard        Hernandez, Alan Kolod, Barry W.
Culver City, California 90232          Ridings and David E. Yurkerwich,
(310) 244-4000                         the members of Telemundo's board
                                       who have no financial interest in
  Sony Pictures Entertainment is a     the purchaser or its affiliates.
global entertainment company which     The special committee was delegated
has operations including motion        exclusive authority for
picture production and                 consideration of the transaction
distribution, television channels,     proposals that had been received by
production and syndication, home       Telemundo. Prior to the formation
video acquisition and distribution,    of the special committee, no member
operation of studio facilities and     of Telemundo's board who was, or
development of new entertainment       may be deemed to be, affiliated
products, services and                 with the purchaser conducted any
technologies. Sony Pictures            negotiations on behalf of Telemundo
Entertainment is a subsidiary of       with respect to any transaction
Sony Corporation, one of the           proposal. For additional
world's leading manufacturers of       information regarding the special
audio, video, television and           committee, see "Special Factors--
information products and electronic    Background of the Merger."
components. With its music, filmed
entertainment and video game             The board of directors of
businesses, Sony Corporation is one    Telemundo also unanimously
of the world's leading                 recommends that you vote FOR the
entertainment companies.               approval and adoption of the
                                       incentive plan.
OUR RECOMMENDATIONS TO STOCKHOLDERS
                                       RECORD DATE; VOTING POWER
  (SEE PAGES 30 THROUGH 35)
                                         (SEE PAGES 19 AND 20)
  The board of directors of
Telemundo, relying upon the              At the stockholder meeting, you
unanimous recommendation of a          are entitled to one vote for each
special committee of directors who     share of
have no financial interest in the

Telemundo common stock you hold of      As of the record date, these
record as of the record date. As of     significant stockholders (including
the record date, there were             the stockholders which may be
[10,267,090] shares of Telemundo        deemed to be affiliates of the
common stock which are entitled to      purchaser referred to above) owned
vote at the stockholder meeting.        an aggregate of [4,101,084] shares,
                                        representing approximately [39.9]%
  The merger agreement and the          of the total number of shares of
incentive plan must each be             common stock outstanding as of such
approved by the affirmative vote of     date.
at least a majority of the
outstanding shares of Telemundo's         The directors and executive
Series A and Series B Common Stock,     officers of Telemundo who own
voting together as a single class.      common stock have indicated that
                                        they intend to vote all of their
  We do not expect to ask               common stock in favor of the
stockholders to vote on any other       approval and adoption of the merger
matters at the stockholder meeting.     agreement and the transactions
However, if any other matters are       contemplated thereby. As of the
properly presented at the               record date, the directors and
stockholder meeting for                 executive officers (other than the
consideration, the persons named by     significant stockholders and
the stockholders to be their            affiliates of the purchaser
proxies will have discretion to         referred to above) were entitled to
vote on such matters in accordance      vote an aggregate of [3,000] shares
with their best judgment. Proxies       of Telemundo's common stock,
voting against a specific proposal      representing less than 1% of the
may not be used by such persons to      total number of shares of common
vote for adjournment of the meeting     stock outstanding as of such date.
for the purpose of giving
management additional time to             As of the record date, the total
solicit votes in favor of such          number of shares with respect to
proposal.                               which an intent to vote in favor of
                                        the approval and adoption of the
SHARE OWNERSHIP OF CERTAIN              merger agreement has been
STOCKHOLDERS AND MANAGEMENT             expressed, or with respect to which
                                        a vote in favor of the merger is
  (SEE PAGE 20)                         required, was an aggregate of
                                        [4,104,084] shares, representing
  The merger agreement requires         approximately [40.0]% of the total
that all shares of common stock         number of shares of common stock
owned by the purchaser or its           outstanding as of such date.
affiliates be voted in favor of the
merger.                                   The persons who have expressed an
                                        intent to vote their shares in
  Bastion Capital Fund, L.P., TLMD      favor of the merger, as described
Partners II, L.L.C., Mr. Leon Black     above, have also expressed an
and Hernandez Partners, each a          intent to vote their shares in
significant stockholder of              favor of the incentive plan. As of
Telemundo, have agreed pursuant to      the record date, the total number
a shareholders agreement to have        of shares with respect to which an
their shares voted by a three-          intent has been expressed to vote
member voting committee acting by       in favor of the approval and
majority vote. A majority of the        adoption of the incentive plan was
members of the voting committee has     [4,104,084], representing
expressed an intention to vote in       approximately [40.0%] of the total
favor of the approval and adoption      number of shares of common stock
of the merger agreement and the         outstanding as of such date.
transactions contemplated thereby.

THE MERGER                                 certain directors and members of
                                           the existing senior management of
  (SEE PAGES 71 THROUGH 82)                Telemundo may be designated as
                                           members of the initial board of
  The merger agreement is described        directors and senior management of
on pages [71] through [82] and             Telemundo following the merger. The
attached as Annex A to this Proxy          merger agreement provides that the
Statement. We encourage you to read        directors of TLMD Acquisition Co.
carefully the merger agreement in          will be the directors of Telemundo
its entirety as it is the legal            following the completion of the
document that governs the merger.          merger. Presently, Mr. Edward M.
                                           Yorke, a director of Telemundo, is
APPRAISAL RIGHTS                           a director of TLMD Acquisition Co.
                                           and it is contemplated that
  (SEE PAGES 65 THROUGH 68)                Mr. Yorke will continue to be a
                                           director of Telemundo following the
  Telemundo is a corporation               completion of the merger. For a
organized under Delaware law. Under        list of the executive officers of
Delaware law, if you do not vote in        Telemundo who are expected to
favor of the merger and you follow         continue to be executive officers
all of the procedures for demanding        at the time of the merger, see page
your appraisal rights described on         [46].
pages [65] through [68] and in
Annex E, you may receive a cash              Certain officers and directors of
payment for the "fair value" of            Telemundo have employment and stock
your shares of common stock instead        option agreements that will provide
of the amount to be received by the        them with certain benefits if the
other stockholders pursuant to the         merger occurs. For example, certain
merger agreement. If you properly          officers of Telemundo have
exercise and perfect your appraisal        employment agreements that entitle
rights, the fair value of your             them to compensation if their
shares will be determined by the           employment with Telemundo is
Delaware Court of Chancery and may         terminated under certain specified
be more than, the same as or less          conditions following a change of
than the amount you would have             control transaction. The merger
received in the merger if you had          constitutes such a transaction.
not exercised your appraisal               Telemundo estimates that the
rights. IF YOU WANT TO EXERCISE            maximum aggregate payments required
YOUR APPRAISAL RIGHTS, YOU ARE             to be paid under such employment
URGED TO READ AND CAREFULLY FOLLOW         agreements would be approximately
THE PROCEDURES ON PAGES [65]               $5,592,000, assuming all such
THROUGH [68] AND IN ANNEX E.               officers' employment with Telemundo
FAILURE TO TAKE ANY OF THE STEPS           is terminated as of [July 1, 1998]
REQUIRED UNDER DELAWARE LAW WILL           under such conditions and that the
RESULT IN THE LOSS OF YOUR                 performance goals for such year
APPRAISAL RIGHTS.                          have not been achieved.
                                           Additionally, certain officers and
CURRENT RELATIONSHIPS AND                  directors will receive cash in
TRANSACTIONS; INTERESTS OF CERTAIN         exchange for outstanding stock
PERSONS                                    options, including stock options
                                           which will vest as a result of the
  (SEE PAGES 47 THROUGH 50 AND             merger. The aggregate amount to be
PAGES 50 THROUGH 58)                       paid to such officers and directors
                                           for their stock options will be
  You should note that a number of         approximately $26,106,675. For the
directors and executive officers of        aggregate value of benefits to be
Telemundo have interests in                received by each named executive
approving the merger as employees          officer and director of Telemundo
and/or directors that are different        as a result of the merger, see the
from, or in addition to, the               table on page [56], and the notes
interests of Telemundo's                   thereto.
stockholders generally. For
example, certain directors have
interests in the purchaser and

  Messrs. Hernandez, Tringali,                      see "Special Factors--Background of
Levin and Housman, each an                          the Merger."
executive officer of Telemundo,
would be eligible to receive annual                 BACKGROUND OF THE MERGER
bonuses in the future based upon
Telemundo's achievement of certain                    (SEE PAGES 22 THROUGH 30)
performance objectives related to cash
flow if the incentive plan is approved                For a description of the events
and adopted by the stockholders. As of              leading to the approval of the
the record date, such officers were                 merger agreement by the board of
entitled to vote an aggregate of                    directors, see "Special Factors--
[1,500 shares], representing less                   Background of the Merger."
than 1% of the outstanding common
stock on such date. Such shares do                    At the effective time of the
not include shares owned by                         merger, Apollo Investment
Hernandez Partners, L.P., an                        Fund III, L.P., which may be deemed
affiliate of Mr. Hernandez, which                   to be an affiliate of TLMD
are voted as determined by a voting                 Partners II, L.L.C. and Mr. Leon
committee.                                          Black, both significant
                                                    stockholders of Telemundo, and
  In addition, certain of the                       Bastion Capital Fund, L.P., a
stockholders of Telemundo or their                  significant stockholder of
affiliates have interests in                        Telemundo, will indirectly own, in
approving the proposed merger which                 the aggregate, 50.1% of the
are different from, or in addition                  purchaser. Following the merger,
to, the interests of Telemundo's                    the purchaser will own 100% of
stockholders generally. In                          Telemundo's capital stock and will
particular, at the effective time                   be the sole beneficiary of any
of the merger, Apollo Investment                    future earnings and growth of
Fund III, L.P., which may be deemed                 Telemundo and any divestitures,
to be an affiliate of TLMD Partners                 acquisitions and other corporate
II, L.L.C. and Mr. Leon Black, both                 opportunities. Upon completion of
significant stockholders of                         the merger, Telemundo's current
Telemundo, and Bastion Capital                      stockholders, other than those
Fund, L.P., a significant                           affiliated with the purchaser or
stockholder of Telemundo, will                      its affiliates, will cease to have
indirectly own, in the aggregate, a                 any further ownership interest in,
50.1% interest in the purchaser.                    or rights as stockholders of,
                                                    Telemundo. For more information on
  For more information on the                       the interests of certain directors
interests of certain officers,                      and stockholders in the merger
directors and stockholders in the                   which may be different from, or in
merger which may be different from,                 addition to, the interests of
or in addition to, the interests of                 Telemundo's stockholders generally,
Telemundo's stockholders generally,                 see "Special Factors--Current
see "Special Factors--Current                       Relationships and Transactions" and
Relationships and Transactions" and                 "--Interests of Certain Persons."
"--Interests of Certain Persons."
                                                    RECOMMENDATIONS; FAIRNESS OF THE
  In light of the participation by                  MERGER
Apollo Investment Fund III, L.P.
and Bastion Capital Fund, L.P. in                     (SEE PAGES 30 THROUGH 35)
the purchaser's proposal, the board
constituted a special committee                       The special committee's decision
comprised of directors of Telemundo                 to recommend that the board of
who have no financial interest in                   directors approve and the board of
the purchaser or its affiliates,                    directors' decision to approve the
and delegated exclusive authority                   merger agreement and the
to the special committee for                        transactions contemplated thereby
consideration of the transaction                    was based upon a number of factors
proposals that had been received by                 which are described in "Special
Telemundo. In addition, the special                 Factors--Recommendations of the
committee retained and was assisted                 Special Committee and the Board of
by a separate financial advisor.                    Directors; Fairness of the Merger."
For additional information
regarding the special committee,


  IN CONSIDERING THE CONCLUSIONS OF      purchaser and their affiliates.
THE BOARD OF DIRECTORS WITH RESPECT      Lazard Freres & Co. LLC will
TO THE MERGER, YOU SHOULD BE AWARE       receive a fee for its services as
THAT CERTAIN OF THE DIRECTORS AND        financial advisors to Telemundo,
OFFICERS OF TELEMUNDO HAVE               including, the rendering of its
INTERESTS IN APPROVING THE MERGER        opinion. Telemundo has paid Lazard
THAT ARE DIFFERENT FROM, OR IN           quarterly retainer fees totaling
ADDITION TO, THE INTERESTS OF            $500,000, which will be credited
TELEMUNDO'S STOCKHOLDERS GENERALLY.      against the $3.5 million payable to
                                         Lazard upon consummation of the
  For example, Messrs. Black,            merger. The special committee
Spector and Yorke, each of whom are      received an opinion from Salomon
directors of Telemundo, may be           Brothers Inc that, based upon and
deemed to be affiliates or               subject to the various
associates of the purchaser or its       considerations set forth in the
affiliates. Further, Messrs. Bron        opinion, the consideration to be
and Villanueva, each of whom are         received in the merger was fair,
directors of Telemundo, are              from a financial point of view, to
affiliates of Bastion Capital Fund,      the holders of common stock, other
L.P., which may be deemed to be an       than the stockholders affiliated
affiliate of the purchaser. For          with the purchaser or its
more information concerning the          affiliates. Telemundo has agreed to
interests of officers and directors      pay Salomon a fee of $750,000 upon
in approving the merger that are         delivery of its opinion, which fee
different from, or in addition to,       is not contingent upon the
the interests of Telemundo's             consummation of the merger. The
stockholders generally, see              full text of these opinions is
"Special Factors--Current                attached as Annexes B and C to this
Relationships and Transactions" and      document. WE URGE YOU TO READ THESE
"--Interests of Certain Persons."        OPINIONS CAREFULLY.

  In light of the participation by       CERTAIN EFFECTS OF THE MERGER;
Apollo Investment Fund III, L.P.         PLANS FOR TELEMUNDO AFTER THE
and Bastion Capital Fund, L.P. in        MERGER
the purchaser's proposal, the board
constituted a special committee            (SEE PAGES 45 THROUGH 47)
comprised of directors of Telemundo
who have no financial interest in          Following the merger, the
the purchaser or its affiliates,         purchaser will own 100% of
and delegated exclusive authority        Telemundo's capital stock and will
to the special committee for             be the sole beneficiary of any
consideration of the transaction         future earnings and growth of
proposals that had been received by      Telemundo and any divestitures,
Telemundo. For additional                acquisitions and other corporate
information regarding the special        opportunities. Apollo Investment
committee, see "Special Factors--        Fund III, L.P., which may be deemed
Background of the Merger."               to be an affiliate of TLMD Partners
                                         II, L.L.C. and Mr. Leon Black, both
FAIRNESS OPINIONS OF FINANCIAL           significant stockholders of
ADVISORS                                 Telemundo, and Bastion Capital
                                         Fund, L.P., a significant
  (SEE PAGES 35 THROUGH 41)              stockholder of Telemundo, will
                                         indirectly own, in the aggregate,
  The board of directors and the         50.1% of the purchaser. Upon
special committee received an            completion of the merger,
opinion from Lazard Freres & Co.         Telemundo's current stockholders,
LLC that, based upon and subject to      other than those affiliated with
various considerations set forth in      the purchaser or its affiliates,
the opinion, the $44.00 base             will cease to have any ownership
consideration to be received in the      interests in, or rights as
merger was fair,                         stockholders of, Telemundo.
from a financial point of view, to
the holders of common stock, other
than the beneficial owners of the

  After the merger, Telemundo will         most likely to meet Telemundo's
be a closely-held corporation.             objective of maximizing stockholder
There will be no public market for         value. See "Special Factors--
Telemundo's common stock or                Background of the Merger."
warrants and the Series A Common
Stock, and the Series A Common             CONDITIONS TO THE MERGER
Stock Purchase Warrants will cease
to be quoted on the National Market          (SEE PAGES 79 AND 80)
Tier and Small Cap Market Tier,
respectively, of the Nasdaq Stock            The merger will be completed only
Market. The registration of its            if a number of conditions are met
Series A Common Stock and Series A         or waived, including the following:
Common Stock Purchase Warrants
under the Securities Exchange Act            .  the required approval of
of 1934, as amended, will be                    Telemundo's stockholders has
terminated and                                  been obtained,
Telemundo will no longer be
required to file periodic reports            .  all necessary approvals, including
with the Securities and Exchange                the approval of the Federal
Commission in connection with its               Communications Commission which does
common stock or warrants.                       not contain certain conditions or
                                                restrictions, have been obtained
  Contemporaneously with or                     and remain in effect,
immediately following completion of
the merger, the purchaser intends            .  the waiting period imposed by the
to sell Telemundo's network                     Hart-Scott-Rodino Antitrust
operations to a newly formed                    Improvements Act of 1976, as
company to be equally owned by                  amended, has expired or been
Liberty Media Corporation and Sony              terminated,
Pictures Entertainment Inc. The
consideration to be paid for                 .  no law, injunction or order
Telemundo's network operations will             restrains or prohibits the
be $73.2 million, subject to upward             completion of the merger, and
adjustment under certain
circumstances. The new company will          .  the purchaser has obtained the
enter into an affiliation agreement             financing necessary to complete
with television stations owned and              the merger and to provide
operated by Telemundo pursuant to               working capital for Telemundo's
which it will provide network                   business.
programming to the television
stations and share local, national         TERMINATION OF THE MERGER AGREEMENT
spot and network advertising
revenues with Telemundo.                     (SEE PAGES 81 AND 82)

  In connection with the strategic           Telemundo and the purchaser may
transaction process, Telemundo's           agree to terminate the merger
board considered a broad range of          agreement at any time. In addition,
potential transaction structures           either party may terminate the
involving a variety of parties.            merger agreement if:
These structures included, in
addition to the sale of 100% of              .  a court or other government
Telemundo, strategic programming                body issues a final order
transactions and sales of all or a              or ruling that restrains
portion of Telemundo's stock or                 or prohibits the merger,
assets. Based on the information
provided by the entities which               .  Telemundo's stockholders
expressed an interest in pursuing a             do not approve the merger
transaction with Telemundo, the                 agreement, or
board determined that the sale of
100% of Telemundo was the structure          .  the merger is not completed
                                                by December 31, 1998 (other
                                                than because the terminating
                                                party breached the merger
                                                agreement).


  Telemundo may also terminate the         PAYMENT OF FEES UPON OTHER
merger agreement under the                 TERMINATION EVENTS
circumstances described under "What
Happens if Telemundo Receives a              (SEE PAGES 81 AND 82)
Better Offer" below.
                                             In addition to the termination
  Termination of the merger                fees and expense reimbursement
agreement by either party may be           described above:
before or after stockholder
approval, except as described                .  if the merger agreement is terminated
below. Under certain circumstances,             by either party because Telemundo's
Telemundo or the purchaser will be              stockholders do not approve it, and
required to pay fees and expenses               at the time of the stockholder meeting
to the other as a result of the                 Telemundo has received a proposal for
termination, as described below.                another transaction or prior to
                                                termination of the merger agreement
WHAT HAPPENS IF TELEMUNDO RECEIVES              Telemundo's board of directors has
A BETTER OFFER                                  withdrawn or modified its approval or
                                                recommendation of the merger agreement,
  (SEE PAGES 81 AND 82)                         and within one year of the termination
                                                of the merger agreement Telemundo enters
  If someone other than the                     into any agreement for another proposal
purchaser proposes to acquire                   or completes another proposal, then
Telemundo in a transaction which is             Telemundo must pay the purchaser a
superior to the merger from a                   termination fee of $15 million and
financial point of view to                      reimburse the purchaser for up to
Telemundo's stockholders, Telemundo             $2.5 million of expenses incurred
may terminate the merger agreement              in connection with the merger; or
if it simultaneously enters into an
agreement for the other                      .  if the merger agreement is terminated
transaction.                                    by either Telemundo or the purchaser
                                                because the merger has not been
  Telemundo must notify the                     completed by December 31, 1998, and
purchaser and wait for five                     the delay was due solely to the
business days before it enters into             failure by the purchaser to obtain
an agreement for the other                      from the Federal Communications
transaction. In determining whether             Commission an order regarding the
to terminate the merger agreement,              transfer of Telemundo's broadcast
Telemundo's board of directors must             licenses that satisfies certain
decide that the other offer is                  conditions, then the purchaser must
still superior from a financial                 pay Telemundo a termination fee of
point of view to Telemundo's                    $17.5 million.
stockholders in light of any
revised proposal made by the               AMENDING OR WAIVING TERMS OF THE
purchaser.                                 MERGER AGREEMENT

  If Telemundo terminates the                (SEE PAGE 82)
merger agreement as described
above, it must pay the purchaser a           Telemundo and the purchaser may
$15 million termination fee.               amend the merger agreement by
Telemundo must also reimburse the          mutual consent before or after
purchaser for up to $2.5 million of        Telemundo's stockholders approve
expenses incurred in connection            the merger. Also, either the
with the merger.                           purchaser or Telemundo may waive
                                           conditions that, under the merger
                                           agreement, would allow it to
                                           terminate the merger agreement.
                                           Once Telemundo's stockholders
                                           approve the merger,


however, applicable law or the               1998. Notice of early termination
merger agreement may require that            of all applicable HSR waiting
certain subsequent amendments or             periods has been received.
waivers also be approved by the
stockholders, in which case                  FINANCING FOR THE MERGER
Telemundo will re-solicit proxies
from the stockholders. If neither              (SEE PAGES 58 THROUGH 61)
applicable law nor the merger
agreement requires such re-                    The purchaser estimates that
solicitation, Telemundo will not             approximately $776.4 million will
re-solicit proxies.                          be required to complete the merger
                                             and pay related fees and expenses,
REGULATORY APPROVALS                         assuming that the purchaser decides
                                             to refinance Telemundo's existing
  (SEE PAGES 62 AND 63)                      senior notes. The purchaser
                                             currently contemplates that it will
  The purchaser and Telemundo may            refinance the senior notes,
not complete the merger until the            although no final determination has
Federal Communications Commission            been made either to do so or of the
approves the transfer of control of          material terms thereof were such
the FCC licenses held by Telemundo.          refinancing to occur. There can be
The parties filed applications               no assurance that the senior notes
requesting the FCC's consent to the          will, in fact, be refinanced. The
transfer of Telemundo's broadcast            purchaser expects to fund these
licenses on December 30, 1997. On            amounts through new credit
February 18, 1998, Univision                 facilities with a syndicate of
Communications, Inc. filed a                 banks, public or private offerings
Petition to Deny with the FCC with           of debt securities, equity
respect to the FCC's consideration           contributions from its stockholders
of the merger and the resulting              and the sale of certain assets of
change of control of Telemundo's             Telemundo. The purchaser has
FCC broadcast licenses. On March 4,          received commitments from financial
1998, Telemundo and the purchaser            institutions and its stockholders
separately filed Oppositions to the          in an amount sufficient to fund
Univision Petition to Deny with the          these amounts.
FCC. On March 16, 1998, Univision
filed a consolidated Reply to the            CERTAIN FEDERAL INCOME TAX
Oppositions. On March 31, 1998, the          CONSEQUENCES
purchaser filed a response to
Univision's Reply. Although                    (SEE PAGES 64 AND 65)
Telemundo's regulatory counsel
believes that the FCC will approve             The receipt of cash for shares of
the transfers, the timing or                 common stock in the merger will be
outcome of the FCC approval process          a taxable transaction for federal
cannot be predicted.                         income tax purposes and may also be
                                             a taxable transaction under
  The Hart-Scott-Rodino Antitrust            applicable state, local, foreign or
Improvements Act of 1976, as                 other tax laws. Generally, you will
amended, requires the purchaser,             recognize gain or loss for federal
Telemundo and certain affiliates of          income tax purposes equal to the
the purchaser to give information            difference between the cash
to the Antitrust Division of the             received in connection with the
Department of Justice and the                merger and your tax basis for the
Federal Trade Commission. A waiting          shares of common stock that you
period must expire or be terminated          owned immediately prior to the
before the merger may be completed.          merger. For federal income tax
The purchaser, Telemundo and                 purposes, such gain or loss
certain affiliates of the purchaser          generally would be a capital gain
made the required filings with the           or loss if you held the shares of
Antitrust Division and the Federal           common stock as a capital asset.
Trade Commission on February 20,

  TAX MATTERS ARE VERY COMPLICATED,           significant impact on the timing or
AND THE TAX CONSEQUENCES OF THE               completion of the merger; however,
MERGER TO YOU WILL DEPEND ON THE              there can be no assurance that a
FACTS OF YOUR OWN SITUATION. YOU              motion to enjoin the transactions
SHOULD CONSULT YOUR TAX ADVISOR FOR           contemplated by the merger
A FULL UNDERSTANDING OF THE TAX               agreement will not be made and, if
CONSEQUENCES OF THE MERGER TO YOU.            made, that it would not be granted.

LITIGATION RELATED TO THE MERGER                On March 5, 1998, the six actions
                                              were consolidated for all purposes.
  (SEE PAGE 61)                               To date none of the defendants has
                                              been required to answer, move or
  As of the date of this Proxy                otherwise respond to the complaints
Statement, we are aware of six                and no discovery has been taken.
lawsuits that have been filed
relating to the merger. Telemundo             PRICE RANGE OF COMMON STOCK AND
and its directors are defendants              WARRANTS
in all of the lawsuits. Certain
stockholders of Telemundo who may               (SEE PAGE 85)
be deemed to be affiliates of the
purchaser or its affiliates are also            Telemundo's Series A Common Stock
defendants in two of the lawsuits. The        and certain of the Series A Common
lawsuits were filed by various securities     Stock Purchase Warrants are quoted
holders claiming to represent all             on the National Market Tier and the
stockholders of Telemundo.                    Small Cap Market Tier,
                                              respectively, of the Nasdaq Stock
  While the allegations of each               Market. The high and low sales
complaint are not identical, all of           prices on Nasdaq for the Series A
the lawsuits generally assert that            Common Stock were $25 1/2 per share
the $44.00 per share price to be              and $24 3/4 per share,
paid to the stockholders of                   respectively, on July 16, 1997 and
Telemundo not affiliated with the             the high and low sales prices for
purchaser or its affiliates is                certain of the Series A Common
inadequate and does not represent             Stock Purchase Warrants were both
the value of the assets and future            $19 per warrant on July 9, 1997,
prospects of Telemundo and that the           the last respective dates on which
merger agreement serves no                    trades were made for such
legitimate business purpose. The              securities prior to the date on
complaints also allege that the               which Telemundo publicly announced
defendants engaged in self-dealing            that it was pursuing discussions
without regard to conflicts of                with strategic programming partners
interest and that the defendants              for purposes of expanding its
breached their fiduciary duties in            programming options and enhancing
approving the merger agreement.               stockholder value. On November 21,
                                              1997, the last trading day prior to
  All of the complaints seek to               Telemundo's public announcement of
prohibit, among other things,                 the execution of the merger
completion of the merger. To date             agreement, the Series A Common
no motion to enjoin any of the                Stock and certain of the Series A
proceedings contemplated by the               Common Stock Purchase Warrants
merger agreement has been made. The           closed at $39 3/8 per share and $32
complaints also seek unspecified              per warrant, respectively. On the
damages, attorneys' fees and other            record date, the Series A Common
relief. We believe that the                   Stock and certain of the Series A
allegations contained in the                  Common Stock Purchase Warrants
complaints are without merit and              closed at $     per share and
intend to contest the actions                 $     per warrant, respectively. WE
vigorously. We do not believe that            URGE YOU TO OBTAIN CURRENT MARKET
these matters will have any                   QUOTATIONS.


THE MANAGEMENT INCENTIVE                        BE, ACCURATE. Forward-looking
COMPENSATION PLAN                               statements include the information
                                                concerning our possible or assumed
  (SEE PAGE 92)                                 results of operations. Also, when
                                                we use words such as "believe,"
  In addition to the proposal to                "expect," "anticipate" or similar
approve and adopt the merger                    expressions, we are making forward-
agreement and the transactions                  looking statements. YOU SHOULD NOTE
contemplated thereby, you will also             THAT MANY FACTORS COULD AFFECT OUR
vote on a separate proposal to                  FUTURE FINANCIAL RESULTS AND COULD
approve and adopt an incentive                  CAUSE THESE RESULTS TO DIFFER
plan, which provides that certain               MATERIALLY FROM THOSE EXPRESSED IN
of our executive officers may be                OUR FORWARD-LOOKING STATEMENTS AND
granted annual bonuses in the                   PROJECTIONS. These factors include
future based upon the achievement               the following:
of certain performance goals
related to Telemundo's cash flow.                 .  the effect of economic conditions;
The proposal to approve and adopt
the incentive plan is separate                    .  Telemundo's outstanding indebtedness
from, and in no way conditioned                       and leverage;
upon the outcome of, the proposal
to approve and adopt the merger                   .  restrictions imposed by the terms of
agreement. A copy of the incentive                   Telemundo's indebtedness;
plan is attached as Annex D to this
Proxy Statement and we encourage                  .  changes in advertising revenue which
you to read the incentive plan in                    are caused by changes in national
its entirety.                                        and local economic conditions, the
                                                     relative popularity of Telemundo's
  The board of directors of                          programming, the demographic
Telemundo recommends that you vote                   characteristics of Telemundo's markets
FOR the approval and adoption of                     and other factors outside Telemundo's
the incentive plan.                                  control;

PROJECTIONS AND FORWARD-LOOKING                   .  future capital requirements;
STATEMENTS
                                                  .  the impact of competition, including
  (SEE PAGES 41 THROUGH 44)                          its impact on market share and
                                                     advertising revenue in each of
  We have made certain projections                   Telemundo's markets;
and forward-looking statements in
this Proxy Statement (and in                      .  the loss of key employees;
documents that are incorporated by
reference) that are subject to                    .  the modification or termination of
risks and uncertainties. Forward-                    network affiliation agreements;
looking statements are not
guarantees of performance. YOU ARE                .  the availability of cost-effective
CAUTIONED NOT TO PLACE UNDUE                         programming;
RELIANCE ON OUR PROJECTIONS AND
FORWARD-LOOKING STATEMENTS.                       .  the impact of litigation;
TELEMUNDO DOES NOT NORMALLY
PUBLICLY DISCLOSE INTERNAL                        .  the impact of current or pending
MANAGEMENT PROJECTIONS OF THE TYPE                   legislation and regulations, including
INCLUDED IN THIS PROXY STATEMENT                     FCC rulemaking proceedings; and
AND, ACCORDINGLY, SUCH PROJECTIONS
WERE NOT PREPARED WITH A VIEW                     .  other factors which may be described
TOWARD PUBLIC DISCLOSURE. YOU                        from time to time in filings of
SHOULD BE AWARE THAT WE MADE                         Telemundo with the Securities and
CERTAIN ASSUMPTIONS IN CALCULATING                   Exchange Commission.
THE PROJECTIONS, WHICH MAY PROVE
NOT TO HAVE BEEN, OR MAY NO LONGER


                   SUMMARY SELECTED HISTORICAL FINANCIAL DATA

  Set forth below is selected consolidated financial data of Telemundo as of and for each of the five years in the period ended December 31, 1997. The data should be read in conjunction with the historical consolidated financial statements of Telemundo, and the notes thereto. Telemundo's consolidated financial statements for the year ended December 31, 1997, which have been audited by Deloitte & Touche LLP, independent auditors, are incorporated by reference in this Proxy Statement from Telemundo's Annual Report on Form 10-K for the year ended December 31, 1997. Prior to 1995, net income (loss) was significantly impacted in certain years by nonrecurring income and expense items related to Telemundo's financial restructuring. Telemundo was recapitalized and adopted fresh start reporting as of December 31, 1994. Consequently, for the years prior to 1995, Telemundo is referred to as the Predecessor and net income (loss) per share is not applicable. See "Where You Can Find More Information."

                       SELECTED HISTORICAL FINANCIAL DATA
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                        YEAR ENDED DECEMBER 31,
                            ---------------------------------------------------
                                                              PREDECESSOR
                                                          ---------------------
                              1997      1996      1995      1994       1993
                            --------  --------  --------  --------  -----------
STATEMENT OF OPERATIONS
 DATA:
 Net revenue............... $197,588  $202,713  $169,148  $183,894   $177,809
 Operating income..........   16,114    29,292    14,379    13,176     16,597
 Reorganization items......      --        --        --     76,255     (2,543)
 Interest expense--net of
  interest income..........  (20,849)  (18,920)  (14,489)     (645)   (24,411)
 Loss from investment in
  and disposal of
  TeleNoticias.............      --     (5,561)   (6,355)   (1,314)       --
 Income (loss) before
  extraordinary item.......  (13,444)   (1,179)  (10,088)   84,049    (14,059)
 Extraordinary item--
  extinguishment of debt...      --    (17,243)      --    130,482        --
 Net income (loss).........  (13,444)  (18,422)  (10,088)  214,531    (14,059)
 Per share data:
 Basic net loss per share:
   Loss before
    extraordinary item..... $  (1.32) $   (.12) $  (1.01)
   Extraordinary item......      --      (1.71)      --
                            --------  --------  --------
     Net loss.............. $  (1.32) $  (1.83) $  (1.01)      n/a        n/a
                            ========  ========  ========  ========   ========
 Dividends declared on
  common shares............      --        --        --        --         --
                            ========  ========  ========  ========   ========

                                             DECEMBER 31,
                            ---------------------------------------------------
                                                                    PREDECESSOR
                                                                    -----------
                              1997      1996      1995      1994       1993
                            --------  --------  --------  --------  -----------
BALANCE SHEET DATA:
 Working capital........... $ 44,576  $ 44,769  $ 35,541  $ 32,325   $ 65,691
 Broadcast licenses and
  reorganization value in
  excess of amounts
  allocable to
  identifiable assets,
  net......................  128,366   132,831    90,200    92,792        --
 Total assets..............  290,086   295,560   224,459   232,024    169,657
 Long-term debt
  (liabilities subject to
  settlement prior to
  1994)....................  189,081   179,695   108,032   100,724    326,784
 Common stockholders'
  equity (deficiency)......   29,909    42,893    60,251    70,000   (214,816)

                                 THE COMPANIES

TELEMUNDO GROUP, INC.
2290 West 8th Avenue
Hialeah, Florida 33010
(305) 884-8200

  Telemundo Group, Inc., together with its subsidiaries (collectively, "Telemundo"), is one of two Spanish-language television broadcast networks currently operating in the United States. The Telemundo network provides programming 24-hours per day, serving 61 markets in the United States, including the 37 largest Hispanic markets, and reaches approximately 85% of all U.S. Hispanic households. Telemundo has seven full-power owned and operated UHF stations serving the seven largest Hispanic markets in the U.S. -- Los Angeles, New York, Miami, San Francisco, Chicago, San Antonio and Houston. Telemundo also owns and operates the leading full-power VHF television station and related production facilities in Puerto Rico. The Telemundo network offers a variety of entertainment and news programs, including movies, telenovelas, talk and entertainment shows, national and international news, music and sporting events.

TLMD STATION GROUP, INC. AND TLMD ACQUISITION CO.
c/o Two Manhattanville Road
Purchase, New York 10577
(914) 694-8000

  TLMD Station Group, Inc. (the "Purchaser") is a Delaware corporation which will be beneficially owned by Apollo Investment Fund III, L.P. ("Apollo Investment"), Bastion Capital Fund, L.P. ("Bastion"), Liberty Media Corporation ("Liberty"), and Sony Pictures Entertainment Inc. ("SPE"). Apollo Investment will indirectly own 34.06% of the Purchaser, Bastion will indirectly own 16.04% of the Purchaser and Liberty and SPE will each own 24.95% of the Purchaser. Station Partners, LLC, an entity to be formed by Apollo Investment and Bastion and to be owned approximately 68% by Apollo Investment (or its affiliates) and approximately 32% by Bastion (or its affiliates) ("Station Partners"), will be the record holder of an aggregate 50.1% ownership interest in the Purchaser. TLMD Acquisition Co. ("Sub") is a Delaware corporation and a wholly owned subsidiary of the Purchaser. The Purchaser and Sub were organized solely for the purpose of acquiring all of the equity interests in Telemundo pursuant to the Agreement and Plan of Merger, dated as of November 24, 1997 (the "Merger Agreement"), by and among the Purchaser, Sub and Telemundo and have not carried on any activities to date other than activities incident to their formation and contemplated by the Merger Agreement.

APOLLO INVESTMENT FUND III, L.P.
c/o Two Manhattanville Road
Purchase, New York 10577
(914) 694-8000

  Apollo Investment, a Delaware limited partnership, is principally engaged in the business of investment in securities. Apollo Investment may be deemed to be an affiliate of TLMD Partners II, L.L.C. ("TLMD II"), which is a significant stockholder of Telemundo. As of the Record Date (as defined herein), TLMD II and Mr. Leon Black, a director of Telemundo who may be deemed to be an affiliate of Apollo Investment, owned an aggregate of [1,753,400] shares of common stock of Telemundo, representing approximately [17.1%] of the total number of shares of common stock outstanding as of such date. See "Security Ownership of Certain Beneficial Owners and Management."

BASTION CAPITAL FUND, L.P.
1999 Avenue of the Stars
Suite 2960
Los Angeles, California 90067
(310) 788-5700

  Bastion, a Delaware limited partnership, is principally engaged in the business of making and holding investments. Bastion is a significant stockholder in, and may be deemed to be an affiliate of, Telemundo and owned [1,847,685] shares of common stock of Telemundo as of the Record Date, representing approximately [18.0%] of the total number of shares of common stock outstanding as of such date. See "Security Ownership of Certain Beneficial Owners and Management."

LIBERTY MEDIA CORPORATION
8101 East Prentice Avenue
Suite 500
Englewood, Colorado 80111
(303) 721-5400

  Liberty is the programming unit of Tele-Communications, Inc., and owns interests in numerous globally-branded entertainment and electronic retailing networks. Liberty, through its subsidiaries and affiliates, is a provider of satellite-delivered video entertainment, information and home shopping programming services to various distribution media, including cable television systems, broadcast television stations and home satellite dishes.

SONY PICTURES ENTERTAINMENT INC.
10202 West Washington Boulevard
Culver City, California 90232-3195
(310) 244-4000

  Sony Pictures Entertainment is a global entertainment company which has operations including motion picture production and distribution, television channels, production and syndication, home video acquisition and distribution, operation of studio facilities and development of new entertainment products, services and technologies. Sony Pictures Entertainment is a subsidiary of Sony Corporation, one of the world's leading manufacturers of audio, video, television and information products and electronic components. With its music, filmed entertainment and video game businesses, Sony Corporation is one of the world's leading entertainment companies.

                              THE SPECIAL MEETING

GENERAL

  This Proxy Statement is being furnished to stockholders of Telemundo ("Stockholders") as part of the solicitation of proxies by the board of directors of Telemundo (the "Board") for use at a special meeting of
Stockholders to be held on June   , 1998 at      local time, at
               , or any adjournment or postponement thereof (the "Special Meeting"). This Proxy Statement and the enclosed form of proxy are first being
mailed to the Stockholders on or about        , 1998.

  The purpose of the Special Meeting is:

    (a) to consider and vote on a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby (the "Merger Proposal"), pursuant to which, among other things, at the effective time of the Merger (the "Effective Time"), (i) Sub will merge with and into Telemundo (the "Merger"), with Telemundo being the surviving corporation and a wholly owned subsidiary of the Purchaser and (ii) each issued and outstanding share of Series A Common Stock of Telemundo, par value $.01 per share (the "Series A Common Stock"), and Series B Common Stock of Telemundo, par value $.01 per share (the "Series B Common Stock" and, together with the Series A Common Stock, the "Common Stock") (other than shares of Common Stock held by the Purchaser, Sub or any other wholly owned subsidiary of the Purchaser, or in the treasury of Telemundo or by any wholly owned subsidiary of Telemundo, all of which will be canceled with no payment being made with respect thereto, or by Stockholders who properly exercise and perfect their statutory appraisal rights under Delaware law) will be converted into the right to receive a payment in cash of $44.00 per share (the "Base Consideration"), plus, if the Merger is not consummated before July 30, 1998 and subject to certain conditions, an additional amount per share equal to 8% per annum on $44.00 (approximately $0.29 per share per month) accruing during the period beginning on July 30, 1998 and ending on the day before the date on which the Merger is consummated (the "Additional Amount" and, together with the Base Consideration, the "Merger Consideration");

    (b) to consider and vote on a proposal to approve and adopt the Management Incentive Compensation Plan (the "Incentive Plan"), pursuant to which certain executive officers of Telemundo may be granted annual bonuses in the future based upon the achievement of certain performance goals related to cash flow; and

    (c) to consider and vote upon such other matters that may properly come before the Special Meeting and any postponements or adjournments thereof.

  The proposal to approve and adopt the Incentive Plan is separate from, and is in no way conditioned upon the outcome of the vote on, the Merger Proposal. The Merger Proposal is separate from, and is in no way conditioned upon the outcome of the vote on, the proposal to approve and adopt the Incentive Plan.

  Each copy of this Proxy Statement mailed to Stockholders is accompanied by a form of proxy for use at the Special Meeting.

  The Board, relying upon the unanimous recommendation of a special committee comprised of directors who have no financial interest in the Purchaser or its affiliates, has unanimously approved the Merger Proposal and recommends that Stockholders vote FOR the approval and adoption of the Merger Proposal. In addition, the Board has unanimously approved and recommends that Stockholders vote FOR the approval and adoption of the Incentive Plan.

RECORD DATE AND VOTING

  The Board has set [May   , 1998] as the Record Date. Only holders of record
of the Common Stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. Telemundo's only class of voting securities is the Common Stock, which is divided into two series, Series A Common Stock and Series B Common Stock. As of the Record Date, there were outstanding and entitled to vote [7,180,592] shares of Series A Common Stock and [3,086,498] shares of Series B Common Stock, which shares were held by approximately [100] holders of record. Each share of Common Stock entitles the holder thereof to one vote, which may be cast either in person or by properly executed proxy at the Special Meeting. The Series A Common Stock and the Series B Common Stock will vote together as a single class at the Special Meeting.

  The approval and adoption of each of the Merger Proposal and the Incentive Plan will require the affirmative vote of at least a majority of the shares of Common Stock outstanding on the Record Date.

  The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Shares that are entitled to vote but that are not voted at the direction of the beneficial owner ("abstentions") and votes withheld by brokers in the absence of instruction from beneficial holders ("broker nonvotes") will be counted for the purpose of determining whether there is a quorum for the transaction of business at the Special Meeting. Abstentions and broker nonvotes will have the same effect as a vote AGAINST the approval and adoption of the Merger Proposal and AGAINST the approval and adoption of the Incentive Plan. FAILURE EITHER TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE IN PERSON AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE APPROVAL AND ADOPTION OF THE MERGER PROPOSAL AND A VOTE AGAINST THE APPROVAL AND ADOPTION OF THE INCENTIVE PLAN.

  The Merger Agreement requires that all shares of Common Stock owned by the Purchaser or its affiliates be voted in favor of the Merger.

  As of the Record Date, TLMD II, which may be deemed to be an affiliate of Apollo Investment, Mr. Black, a director of Telemundo who may be deemed to be an affiliate of Apollo Investment, and Bastion directly owned, in the aggregate, [3,601,085] shares of Common Stock, representing approximately [35.1]% of the total number of shares of Common Stock outstanding as of such date. TLMD II, Mr. Black, and their respective affiliates are sometimes referred to herein collectively as "Apollo." As of the Record Date, Hernandez Partners, a California general partnership ("Hernandez Partners") of which Roland A. Hernandez, the chief executive officer and a director of Telemundo, is a general partner, owned [499,999] shares of Common Stock, representing approximately [4.9]% of the Common Stock outstanding as of such date.

  Hernandez Partners, TLMD II, Mr. Black and Bastion (sometimes referred to herein as the "Major Stockholders") agreed, pursuant to a shareholders agreement, dated as of December 20, 1994 (as amended, the "Shareholders Agreement"), that the Common Stock held by them, an aggregate of [4,101,084] shares of Common Stock (including shares required to be voted in favor of the Merger referred to above), as of the Record Date, representing approximately [39.9]% of the Common Stock outstanding as of such date, would be voted by a three-member voting committee acting by majority vote. See "Current Relationships and Transactions." A majority of the members of the voting committee have indicated their present intention to vote the shares of Common Stock subject to the Shareholders Agreement in favor of the approval and adoption of the Merger Proposal.

  In addition, as of the Record Date, directors and executive officers of Telemundo owned, in the aggregate, [3,000] shares of Common Stock (excluding shares required to be voted in favor of the Merger pursuant to the Merger Agreement and shares subject to the Shareholders Agreement), representing less than 1% of the Common Stock outstanding as of such date. Such directors and officers have expressed their present intent to vote their shares in favor of the approval and adoption of the Merger Proposal.

  As of the Record Date, the total number of shares of Common Stock with respect to which an intent to vote in favor of the Merger Proposal has been expressed, and/or with respect to which a vote in favor of the approval and adoption of the Merger Agreement is required pursuant to the Merger Agreement, was [4,104,084] shares, representing approximately [40.0]% of the total number of shares of Common Stock outstanding as of such date.

  A majority of the members of the voting committee have also indicated their present intention to vote in favor of the approval and adoption of the Incentive Plan.

  The directors and executive officers of Telemundo have also expressed their present intent to vote their shares in favor of the approval and adoption of the Incentive Plan.

  As of the Record Date, the total number of shares of Common Stock with respect to which an intent to vote in favor of the approval and adoption of the Incentive Plan has been expressed was [4,104,084] shares of Common Stock, representing approximately [40.0%] of the total number of shares of Common Stock outstanding as of such date.

VOTING, REVOCATION AND SOLICITATION OF PROXIES

  All shares of Common Stock which are entitled to vote at the Special Meeting and are represented at the Special Meeting by properly executed proxies that are received prior to the Special Meeting, and are not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated (other than in the case of broker non-votes), such proxies will be voted in favor of the approval and adoption of the Merger Proposal and the Incentive Plan.

  The Board does not know of any matters to be presented at the Special Meeting other than those described in the Notice of the Special Meeting of Stockholders.

  If any other matters are properly presented at the Special Meeting for consideration, including, among other things, consideration of a motion to adjourn such meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the Merger), the persons named in the enclosed forms of proxy and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment. Notwithstanding the foregoing, proxies voting against a specific proposal may not be used by the persons named in the proxies to vote for adjournment of the meeting for the purpose of giving management additional time to solicit votes to approve such proposal.

  The grant of a proxy on the enclosed form does not preclude a Stockholder from attending the Special Meeting and voting in person. Stockholders may revoke a proxy at any time before it is voted. Proxies may be revoked by (i) delivering to the General Counsel and Secretary of Telemundo, before the vote is taken at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares of Common Stock and delivering it to the General Counsel and Secretary of Telemundo before the vote is taken at the Special Meeting or
(iii) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent to Telemundo Group, Inc., 2290 West 8th Avenue, Hialeah, Florida 33010,
Attention: General Counsel and Secretary, or hand delivered to the General Counsel and Secretary of Telemundo before the vote is taken at the Special Meeting.

  All expenses of Telemundo's solicitation of proxies for the Special Meeting will be borne by Telemundo. In addition to solicitation by use of the mails, proxies may be solicited from the Stockholders by directors, officers and employees of Telemundo in person or by telephone, telefax or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Telemundo has retained MacKenzie Partners, Inc., a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the Special Meeting at a cost of approximately $6,500 plus reimbursement of reasonable out-of-pocket expenses. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares of Common Stock held of record by such brokerage houses, custodians, nominees and fiduciaries, and Telemundo will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.

APPRAISAL RIGHTS

  Stockholders who do not vote in favor of the approval and adoption of the Merger Proposal and who otherwise comply with the applicable statutory procedures of Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") summarized herein, will be entitled to seek appraisal of their shares of Common Stock under Section 262 of the DGCL. Holders of Series A Common Stock Purchase Warrants ("Warrants") will not be entitled to appraisal rights with respect to the Warrants. See "Special Factors--Appraisal Rights."

  STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS COMPLETED, TRANSMITTAL FORMS AND INSTRUCTIONS WILL BE SENT TO STOCKHOLDERS FOR THE SURRENDER OF THEIR SHARES OF COMMON STOCK.

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER

  Telemundo operates one of the two Spanish-language broadcast television networks in the United States. Telemundo has faced significant competition from Univision Communications, Inc. ("Univision"), which operates the other Spanish-language broadcast television network in the United States and has a substantially greater audience share than Telemundo. Univision reaches more than 92% of all U.S. Hispanic households and, in 1997, had approximately an 82% share of the U.S. Spanish-language television network audience (as reported by Nielsen Media Research ("Nielsen")). Over the past two years, Univision's share of the U.S. Spanish-language television network audience has increased and Telemundo's viewership and financial performance have declined. According to Nielsen, Telemundo's audience share has fallen from 26% in the first quarter of 1996 to 18% in the third quarter of 1997. Telemundo believes that such decline has been the consequence of a number of factors, including Telemundo's capital constraints since it emerged from bankruptcy on December 30, 1994, and the resultant difficulties it encountered in acquiring and developing programming to compete effectively with Univision's prime-time programming.

  Telemundo believes that its competitive position also has been complicated by its lack of a programming partner. Over the past few years there has been a growing trend towards integration in the television broadcast industry, with studios and other content providers increasingly entering into broad strategic alliances with programming distribution outlets, often combined with the purchase of equity ownership interests in such distribution outlets.

  In light of such factors, beginning in mid-1996 Telemundo's senior management determined that Telemundo would be likely to compete more effectively by allying itself with one or more strategic partners who could provide it with the programming, capital and other resources that would be required to pursue aggressively the U.S. Spanish-language television network audience. As part of this effort, in May of 1996 Telemundo entered into an agreement to co-produce television programming with TV Azteca, S.A. de C.V. ("Azteca"). During the remainder of 1996 and into 1997, Telemundo continued to seek out parties it believed could assist it in co-developing programming and continued considering strategic initiatives to stem the decline in, and improve, its audience share. As part of this process, Telemundo contacted SPE and a number of other parties that it believed might have an interest in such a programming relationship, and confidentiality agreements with certain of such parties were executed. On April 30, 1997, Telemundo and SPE entered into a confidentiality agreement. In May 1997, Telemundo, SPE and Azteca agreed to jointly produce certain Spanish-language television programming. The first of these programs is currently in pre-production and is planned to be broadcast on the Telemundo network.

  To further this effort, in mid-1997, Telemundo sought to engage a financial advisor to assist it in, among other things, identifying and contacting entities likely to have an interest in discussing strategic programming and other alternatives with Telemundo. On July 11, 1997, a special meeting of the Board was held at which representatives of the investment banking firm of Lazard Freres & Co. LLC ("Lazard") made a presentation concerning Telemundo's strategic position and a broad range of potential alternatives which Telemundo might pursue. Thereafter, Telemundo formally retained Lazard as its investment banker and, on July 17, 1997, issued a press release announcing both that retention and a series of strategic initiatives aimed to position Telemundo to compete more effectively in the U.S. Spanish-language television market. In the press release, Telemundo confirmed that it was pursuing discussions with potential strategic programming partners for purposes of expanding its programming options and enhancing stockholder value and stated that Lazard had been retained to assist it in such process. On July 16, 1997, the last trading day prior to the dissemination of the press release, Telemundo's Series A Common Stock, which trades on the Nasdaq Stock Market's ("Nasdaq") National Market Tier, closed at $25.00 per share. Both Telemundo's retention of Lazard and the fact that Telemundo had announced that it was seeking to expand its programming options and enhance stockholder value were widely reported.

  Pursuant to its engagement, Lazard contacted a variety of parties whom it had identified as likely to have an interest in a potential transaction with Telemundo. Included among those contacted were entities in the entertainment and media industries who had been identified by Lazard as potential strategic programming partners, as well as entities in other industries (including buy-out firms) whom Lazard had identified as likely to have an interest in working with such potential strategic programming partners or acquiring all or a portion of Telemundo or its business. Concurrently with making such contacts, Lazard, in conjunction with Telemundo, prepared a confidential information memorandum concerning Telemundo and its business to be distributed to interested parties, subject to their execution of acceptable confidentiality agreements.

  As part of this process, SPE and Liberty were contacted. In July 1997, Telemundo and SPE entered into an amendment to SPE's existing confidentiality agreement effective as of July 25, 1997. On July 23, 1997, Liberty and Telemundo also entered into a confidentiality agreement. Telemundo agreed to permit SPE and Liberty to work together and exchange information with respect to a potential transaction involving Telemundo.

  During July and August of 1997, Lazard continued to identify and engage in discussions with parties it believed might have an interest in a transaction with Telemundo or who contacted Lazard in response to the press release and, together with attorneys from Latham & Watkins, Telemundo's special outside counsel for corporate matters ("Latham"), negotiated confidentiality agreements with certain of such parties. The confidential information memorandum was provided to parties who executed confidentiality agreements, and representatives of Lazard and Telemundo had discussions with a number of such parties regarding their interest in pursuing a transaction. In addition, representatives of Telemundo, Lazard and Latham provided certain additional information to a number of parties and discussed with such parties the various transaction structures they were considering.

  On September 10, 1997, Lazard gave a presentation to a special meeting of the Board summarizing the status of its discussions with potential transaction partners. Lazard informed the Board that as of that date, Telemundo had entered into separate confidentiality agreements with approximately 20 parties, and noted that approximately 12 of the parties who had been provided with the confidential information memorandum continued to express an interest in pursuing a transaction with Telemundo. The parties had indicated to Lazard that their interests in transactions with Telemundo ranged from programming alliances to acquisitions of all of Telemundo. Lazard summarized for the Board the range of interests that it had discussed with the parties and informed the Board that seven of the entities, including several of the programming providers that Telemundo's senior management and Lazard had identified as the most promising prospective partners (based on the level of interest expressed by such prospective partner, and Lazard's view of such prospective partner's perceived ability, financial or otherwise, to consummate a transaction of the nature contemplated and such prospective partner's competitive position in the industry), had made clear that their preferred form of transaction would be the acquisition of all of Telemundo. Representatives of Lazard also informed the Board that it had received informal expressions of interest from two parties with respect to programming alliances, including discussion, in some instances, of the purchase of a limited equity interest in Telemundo. Representatives of Lazard further informed the Board that none of the parties had expressed an interest in buying only Telemundo's network operations or any other portion of its assets.

  After discussing Lazard's presentation, the Board, based in part on the information presented by Lazard, determined that the proposals involving programming alliances or acquisitions of some portion of Telemundo did not appear to offer the broad strategic alliance that Telemundo's senior management believed would be necessary to enhance Telemundo's competitive position and enhance stockholder value. The Board also determined that, if properly structured and priced, a transaction involving the acquisition of all of the equity interest of Telemundo appeared to be the structure most likely to meet Telemundo's objective of maximizing stockholder value. Thereafter, the Board directed Lazard to continue its discussions with the interested parties and, based in part upon Lazard's input, to focus its attention on acquisition transactions while not precluding discussion of other types of transactions with prospective partners.

  Following the September 10, 1997 Board meeting, Lazard notified those entities that it believed continued to have an interest in pursuing a transaction with Telemundo that Telemundo had instructed it to seek preliminary, non-binding indications of interest with respect to the nature of the transactions such parties were interested in pursuing. Lazard informed the entities that it had been directed to present the expressions of interest it received to the Board at its next meeting.

  During this period, representatives of Apollo and Bastion each indicated to Telemundo's senior management, Lazard and Latham that they or one or more of their respective affiliates would consider participating with persons interested in pursuing a transaction with Telemundo. Apollo and Bastion each made clear, however, that it had not yet made any definitive decision to do so.

  Lazard thereafter informed those entities that it believed continued to have an interest in pursuing a transaction with Telemundo that Apollo and Bastion could be available to participate in such a transaction. The members of the Board discussed with Latham certain procedures to be established if Apollo and/or Bastion determined to participate in a transaction involving Telemundo. These procedures included delegating exclusive authority for directing the Board's consideration of strategic transactions to a special committee of directors who have no financial interest in Apollo, Bastion or their respective affiliates. Such committee would be empowered to review and analyze the transaction proposals received by Telemundo, to retain advisors to assist it in carrying out its responsibilities, to negotiate on Telemundo's behalf with entities making such proposals and to provide a recommendation to the Board with respect to any proposed transaction.

  Through late October 1997, Lazard and members of Telemundo's senior management engaged in discussions with various entities with respect to the structural and economic terms of the transactions that such entities were considering, as well as regulatory and other issues related to such transactions. Representatives of Lazard and Telemundo updated certain information contained in the confidential information memorandum and provided the updates to such parties. Lazard also identified additional entities it believed could be interested in pursuing a transaction with Telemundo, and provided such entities with the confidential information memorandum and other information about Telemundo upon their execution of confidentiality agreements.

  On October 23, 1997, representatives of Lazard made a presentation to a special meeting of the Board regarding its discussions with various entities and advised the Board that it had received a number of preliminary written and oral expressions of interest. Representatives of Lazard noted that a majority of the proposed transactions involved the purchase of 100% of Telemundo's capital stock for cash, including those submitted by the entities that Telemundo's senior management and Lazard had identified as being among the most promising transaction partners. Representatives of Lazard also informed the Board that it had continued to receive indications of interest with respect to programming alliances. The Board discussed the variety of transaction alternatives and concluded that indications of interest involving programming alliances still did not appear to offer the broad strategic alliance that Telemundo's senior management believed would be necessary to enhance Telemundo's competitive position and enhance stockholder value and that, although it remained willing to consider any reasonable transaction proposal, the proposals that contemplated the purchase of 100% of Telemundo's outstanding capital stock appeared the most likely to achieve its objective of maximizing stockholder value.

  The Board discussed various transaction matters with Lazard and sought, in particular, to obtain additional information about the acquisition proposals and to implement a process designed to maximize stockholder value. Representatives of Lazard indicated to the Board that potential acquirors would most likely require an opportunity to conduct a diligence review of Telemundo in order to deliver more definitive acquisition proposals. The Board, therefore, established a process to facilitate such review and set a schedule which contemplated that final transaction proposals would be submitted to Telemundo in writing by Monday, November 17, 1997. The Board also scheduled a meeting of the Board (or, if appropriate, a special committee) on November 21, 1997 to review the submitted proposals.

  Following the October 23, 1997 meeting, at Telemundo's request, Lazard notified those entities that it believed continued to have an interest in pursuing a transaction with Telemundo of the process established by the Board. Such parties were also notified that Telemundo had organized two data rooms, one in Miami and one in Los Angeles, containing materials relating to Telemundo for their review, and Lazard thereafter established a schedule enabling all parties so desiring to be provided access to the data rooms. Lazard also invited interested parties to meet Telemundo's management and visit Telemundo's facilities.

  On October 30, 1997, Lazard circulated a letter to such parties notifying them that all transaction proposals should be delivered to Telemundo by November 17, 1997, and that such proposals should remain open for acceptance until December 5, 1997. The letter indicated that although all types of transaction proposals would be considered, an acquisition of the entire equity interest in Telemundo was the preferred structure for a transaction. The letter also informed recipients that a form of acquisition agreement would be distributed to all parties and that all acquisition proposals should be accompanied by a mark-up of such agreement in a form the recipient would be prepared to execute.

  Over the next several weeks, a number of entities conducted additional diligence of Telemundo and representatives of Telemundo, Lazard and Latham responded to requests for additional information from such parties. On November 10, 1997, Lazard distributed a form of acquisition agreement to the recipients of the October 30 letter.

  In early November, representatives of Apollo and Bastion indicated to members of Telemundo's senior management and to Latham and Lazard that they were engaged in preliminary discussions with a number of parties with respect to a transaction involving Telemundo, and were encouraged, in particular, by their discussions with Liberty and SPE.

  At a special meeting of the Board on November 14, 1997, representatives of Apollo and Bastion notified the Board of the possibility that they would submit a proposal with Liberty and SPE. The members of the Board thereupon discussed the formation of, and delegation of exclusive authority to direct the Board's consideration of strategic transactions to, a special committee of directors who have no financial interest in Apollo, Bastion or their respective affiliates, consisting of Messrs. Roland A. Hernandez, Alan Kolod, Barry W. Ridings and David E. Yurkerwich (the "Special Committee"). Following discussion of these and related matters, the members of the Board affiliated with Apollo and Bastion excused themselves from the remainder of the meeting, leaving only members of the Board who would comprise the Special Committee to continue the meeting.

  The remaining members of the Board then discussed the procedures they would follow if and when the Special Committee was formally constituted and the retention, in such event, of a financial advisor to report to the members of the Special Committee. Because of the prior familiarity of Salomon Brothers Inc ("Salomon") with Telemundo, the remaining Board members discussed the possible retention of Salomon and of approaching Salomon to determine if that firm would be in a position to advise the Special Committee. After the meeting's conclusion, Salomon was contacted, and agreed to undertake the engagement if and when the Special Committee was formed.

  On November 17, 1997, the date on which the Board had indicated final proposals were to be submitted, Telemundo received two transaction proposals. One proposal, from the Purchaser, proposed the acquisition of 100% of Telemundo's outstanding capital stock for $39.00 per share in cash. Another bidder ("Bidder A") proposed the acquisition of 100% of Telemundo's outstanding capital stock for $42.00 per share in cash.

  The Purchaser's proposal contained a mark-up of the form of acquisition agreement that had been provided by Telemundo, and stated that the Purchaser was prepared to execute the agreement in the form delivered, subject to the conditions contained in such proposal. Bidder A's proposal stated that its mark-up of the acquisition agreement was preliminary in nature and that its proposal was conditioned on the satisfactory completion of further diligence. Bidder A's proposal also indicated that its obligation to consummate the acquisition of Telemundo was not conditioned upon the availability of financing. By contrast, the Purchaser's proposal, while it was accompanied by debt commitment letters executed by each of Credit Suisse First Boston Corporation and CIBC Oppenheimer Corp. containing customary conditions, was contingent upon the availability of financing.

  During the next three days, Telemundo's senior management and its legal and financial advisors made themselves available to Bidder A and the Purchaser and to other entities expressing an interest in participating in a transaction with Telemundo. On November 19 and November 20, 1997, separate meetings and conference calls were held between the financial advisors, corporate legal advisors and regulatory counsel representing Telemundo and the Purchaser, respectively, for the purpose of clarifying the financial, legal and regulatory contingencies and other issues relevant to understanding the Purchaser's proposal. Telemundo's representatives sought to engage in similar discussions with Bidder A, and Lazard attempted to determine the degree of additional diligence that would be required by Bidder A in order for it to eliminate the diligence condition contained in its proposal and to enable it to prepare a form of acquisition agreement that it would be prepared to execute. Representatives of Bidder A did not respond to Lazard until November 20, 1997, and at that time did not provide Lazard with definitive information about, or a time schedule for, the additional diligence investigation it would require and failed to clarify its position with respect to its mark-up of the form of acquisition agreement. Throughout this period, Lazard continued to seek additional proposals from other parties it thought might be interested in participating in a transaction with Telemundo, and news organizations reported that Telemundo was considering a variety of proposals related to its sale.

  On Thursday evening, November 20, 1997, another bidder ("Bidder B") delivered a proposal to Lazard for the acquisition of 100% of Telemundo's outstanding capital stock for $42.00 per share in cash. This proposal also contained a mark-up of the form of acquisition agreement which Bidder B indicated it was prepared to execute, subject to the conditions contained in such proposal. Bidder B's proposal, however, expired at 5:00 p.m. on Friday, November 21, unless negotiations were commenced with it by that time with respect to a definitive agreement. Upon receipt of Bidder B's proposal, Lazard contacted Bidder B to discuss its proposal and to obtain an extension of the 5:00 p.m. expiration, but was informed by Bidder B that such deadline would not be extended.

  A meeting of the Board convened on the morning of November 21, 1997. At such meeting, in light of the participation by Apollo Investment and Bastion in the Purchaser's proposal, the Board formally constituted the Special Committee and delegated exclusive authority to the Special Committee for consideration of the transaction proposals that had been received by Telemundo. The Board meeting then adjourned and a meeting of the Special Committee was convened with all members present.

  At the Special Committee meeting, the members of the Special Committee retained Lazard and Latham to assist the Special Committee in reviewing the proposals. The Special Committee also retained Salomon as an additional financial advisor to assist the Special Committee in carrying out its responsibilities. Lazard then informed the members of the Special Committee that Telemundo had received proposals from the Purchaser, Bidder A and Bidder
B. Lazard also informed the Special Committee that two other parties had indicated their interest in acquiring 100% of Telemundo's capital stock for cash within a range of prices between $35.00 and $39.00 per share, but that such expressions of interest did not contain a mark-up of the acquisition agreement provided by Telemundo or set forth the conditions to such proposals. Based upon its discussions with such parties, Lazard stated its belief that these expressions of interest were of a preliminary nature and were unlikely to be significantly raised in price. After discussing each of the proposals and expressions of interest that had been presented to Lazard, the Special Committee decided that its deliberations should focus on the proposals from the Purchaser, Bidder A and Bidder B.

  The Special Committee discussed the terms of the three proposals. The Purchaser's proposal contemplated a price that was lower than the price contained in the proposals made by Bidder A and Bidder B and, notwithstanding the executed debt commitment letters delivered with such proposal, was subject to a financing contingency. Bidder A's proposal, while at a higher price level than the Purchaser's proposal and the same price level as Bidder B's proposal and not subject to a financing condition, was conditioned on additional diligence and was not accompanied by an acquisition agreement that Bidder A was prepared to execute. As a result, the Special Committee was unable to determine to what degree Bidder A's proposal was ultimately subject to additional conditions and uncertainties or other terms that could be of material consequence. Bidder B's proposal was also at a higher price level than the Purchaser's proposal and the same price level as Bidder A's proposal and was not subject to a financing condition. It did, however, require expedited review as it expired at 5:00 p.m. that day.

  Since an acquisition transaction with any party would require the consent of the Federal Communications Commission (the "FCC"), each proposal required further review by Telemundo's regulatory counsel Hogan & Hartson, L.L.P. ("Hogan"). The Special Committee solicited input from Hogan with respect to each of the transaction proposals and instructed Hogan to review the FCC implications of each such proposal.

  Lazard and Latham then discussed with the Special Committee the issues raised by each of the proposals and Lazard, at the instruction of the Special Committee, (i) proposed to each of the Purchaser, Bidder A and Bidder B that the remaining stages of the evaluation process be conducted openly with the details (other than the identity of the participants) of all proposals disclosed to each of the participants, and (ii) discussed with each of the Purchaser, Bidder A and Bidder B the Special Committee's concerns regarding their respective proposals.

  The Purchaser responded to Lazard that it would consider participating in an open process. Bidder A responded to Lazard by reaffirming its $42.00 per share proposal and by stating that it also would consider participating in an open process. Bidder B, however, indicated to Lazard that its proposal was fully priced and that it would not participate or allow its proposal to be disclosed in such a process, although it agreed to extend its proposal for an additional hour until 6:00 p.m. that evening. Because of Bidder B's refusal to participate in an open process, the Special Committee concluded that such process would not be implemented and that any revised proposals should be submitted prior to the 6:00 p.m. expiration of Bidder B's proposal.

  Following notification to each of the participants of such conclusion, the Purchaser informed Lazard that it was raising the offer price of its proposal to $43.00 per share in cash, but that its revised proposal expired at 6:00 p.m. that evening, unless negotiations were commenced with it with respect to a definitive agreement. After discussing the proposals, the Special Committee instructed Lazard to notify each of Bidder A and Bidder B that the price contemplated by their respective proposals was not competitive and that each should submit, before 6:00 p.m., any additional proposals that it desired to have the Special Committee consider. When so notified by Lazard, each of Bidder A and Bidder B at that time declined to increase or otherwise revise its proposal and Lazard notified the Special Committee of such fact.

  Thereafter, the Special Committee and its legal and financial advisors again reviewed the terms of the submitted acquisition agreements, and discussed the various contingencies contained therein, including diligence, certainty of closing, financing, required regulatory approvals and termination provisions. As a result of those discussions and the pending expiration of the proposals from the Purchaser and Bidder B, and in light of the $43.00 per share proposal from the Purchaser as compared to the $42.00 per share proposals from Bidder A and Bidder B, shortly before 6:00 p.m. the Special Committee instructed Telemundo's senior management and the legal and financial advisors of the Special Committee to negotiate a definitive merger agreement with the Purchaser on an expedited basis. At the same time, the Special Committee instructed Telemundo's senior management and Lazard and Salomon to notify Bidders A and B that the Special Committee had instructed its advisors to commence negotiations with the party which had offered it the highest price per share, but that such advisors remained available to engage in further discussions with Bidders A and B should further proposals be forthcoming. Following such discussion and instruction, the Special Committee adjourned the meeting with the understanding that it would meet again when apprised by its representatives and advisors that circumstances warranted such a meeting.

  Over the next 60 hours, extensive negotiations took place between the Purchaser and Telemundo and their respective advisors and representatives concerning the terms and conditions of a definitive merger agreement and related arrangements.

  On the morning of November 23, 1997, Bidder B contacted Lazard to renew its proposal to acquire Telemundo for $42.00 per share in cash, and indicated that it was considering making a new proposal at a higher price. Lazard informed Bidder B that while the Special Committee would welcome receiving a revised proposal,

Telemundo was currently engaged in substantive discussions with the party that had offered it the highest price per share and that any revised proposal from Bidder B should be delivered as promptly as practicable. By late in the afternoon on November 23, the Special Committee's advisors were reporting that significant progress was being made in discussions with the Purchaser. Accordingly, the Special Committee's representatives instructed Lazard to notify Bidder B that the time in which to submit a revised proposal was running out, and that agreement regarding another proposal could quickly be reached with another bidder. In response to Lazard, Bidder B orally informed Lazard that a new proposal to acquire Telemundo for $44.00 per share in cash would be forthcoming and would be formalized in a letter which would soon be submitted.

  Telemundo received Bidder B's revised written proposal at approximately 8:00 p.m. on November 23, 1997, and Telemundo's senior management and the Special Committee's legal and financial advisors engaged in discussions with Bidder B and its representatives related to its revised proposal. Bidder B's revised proposal remained subject to the same conditions as the proposal it had submitted on November 20, 1997, but offered a price per share of $44.00 in cash. The offer expired at 10:00 a.m. on Monday, November 24. Bidder B's proposal contemplated that 50% of the total capital contributed to Bidder B's acquisition vehicle and 50% of the venture's economic gains or losses would be attributable to a foreign corporation, which, according to Hogan, raised significant issues under applicable statutory provisions and FCC rules, regulations and policies. Hogan also advised that if a negative determination on such structure was made by the FCC, there was substantial doubt that the FCC would exercise its discretion to forego enforcement of the applicable statutory provisions in order that the transaction with Bidder B could be completed. Late in the evening of November 23, 1997, the Special Committee's advisors notified the Purchaser that Telemundo had received a new proposal from another bidder and confirmed its intentions to continue negotiating with both the Purchaser and such other bidder until a definitive merger agreement which the Special Committee could recommend to the Board had been negotiated with one or the other. Thereafter, in light of the 10:00 a.m. expiration of Bidder B's proposal and in order to provide its advisors with sufficient time to negotiate with both the Purchaser and Bidder B, the Special Committee scheduled a special meeting for 7:00 a.m. on Monday, November 24, 1997.

  Early on the morning of November 24, 1997, the Special Committee's advisors continued their negotiations with Bidder B, and Hogan discussed Bidder B's proposed ownership structure with Bidder B's regulatory counsel. Following such discussions, Hogan continued to advise the Special Committee that Bidder B's proposed ownership structure was likely to be a significant issue in obtaining FCC approval, and that there was substantial doubt that the FCC would exercise its discretion under applicable law in order to permit the completion of Bidder B's proposed transaction. As a result, Hogan advised that there was a significant risk that the transaction as proposed by Bidder B could not be consummated, and recommended notifying Bidder B that it would either need to revise its ownership structure or make a commitment to modify its structure if the FCC later objected to it.

  After separate meetings with the Purchaser and Bidder B were concluded in the early morning hours of November 24, 1997, the Special Committee's advisors had (i) been provided with a general outline of the business arrangement being proposed by Bidder B, and (ii) concluded negotiation of the terms of a definitive agreement with the Purchaser, which agreement had been executed by the Purchaser and Sub. After comparing the terms of the two proposals, the Special Committee's advisors once again contacted Bidder B, identified the significant terms suggested by Bidder B that they believed were inferior to the terms that had been secured from the Purchaser (including a higher termination fee to be paid by Telemundo if Telemundo were to accept an alternative proposal, a lower termination fee to be paid to Telemundo in the event Bidder B's ownership structure did not receive FCC approval and a lower rate for the additional amount component to be added to the base consideration offered by Bidder B), stressed their concerns with Bidder B's proposed ownership structure, and requested that Bidder B submit its best proposal in advance of the 7:00 a.m. meeting of the Special Committee. Bidder B responded by offering to change certain (but not all) of the terms of its proposal to be more consistent with the terms secured from the Purchaser, but continued to refuse to make any change in its ownership structure to alleviate FCC-related concerns or to commit to make any such change if required to obtain FCC approval of its proposed transaction.

  On the morning of November 24, 1997, a special meeting of the Special Committee was convened. Representatives of Lazard, Salomon and Latham summarized the discussions and negotiations that had ensued over the previous 60 hours. Lazard informed the Special Committee that despite its availability to continue discussions with Bidder A, it had not had any further contact with Bidder A. Representatives of Lazard, Latham and Salomon reviewed the terms of the proposals from the Purchaser and Bidder B. Bidder B's proposal contemplated an acquisition of Telemundo for $44.00 per share in cash and had no financing contingency. Hogan, however, continued to express substantial doubt about whether the ownership structure on which such proposal was based would receive FCC approval. The Purchaser's proposal contemplated an acquisition of Telemundo for $43.00 per share in cash. Although the Purchaser's proposal was subject to a financing condition, Apollo Investment, Bastion, Liberty and SPE had agreed to contribute significant equity to the transaction and the Purchaser had secured commitment letters from prospective lenders to provide the funding required for the Merger. With respect to FCC matters, Hogan advised that the Purchaser's structure appeared to be consistent with FCC rules, regulations and policies applicable to transactions of this type and that the Purchaser had agreed to make certain changes to its equity structure if required in order to obtain the FCC approval. Finally, the Purchaser had reached final agreement with the Special Committee's advisors on the terms of a definitive merger agreement.

  Following discussion of the proposals, Lazard and Salomon notified the Purchaser that the price contained in its proposal was not competitive and would need to be increased if the Purchaser wanted its proposal to continue to be considered by the Special Committee. Lazard and Salomon also contacted Bidder B and reiterated the Special Committee's concerns about its ownership structure and informed Bidder B that the Special Committee would be unlikely to accept its proposal without an express commitment by Bidder B to modify its ownership structure if the FCC objected to it.

  In response to Lazard and Salomon, (i) Bidder B informed Lazard and Salomon that its proposed ownership structure was a crucial component of its proposal and would not be changed, and (ii) the Purchaser increased the offer price of its proposal to $44.00 per share. The Purchaser also informed Lazard that such proposal expired at 10:00 that morning if not previously accepted. As a result of the Purchaser's revised proposal, Lazard and Salomon notified Bidder B that its proposal was not competitive in light of the Special Committee's regulatory concerns regarding its proposed ownership structure, and that Bidder B should immediately submit any improvements to its proposal to the Special Committee prior to the 10:00 a.m. deadline. In response, Bidder B reiterated that it would not revise its ownership structure to address the Special Committee's regulatory concerns and that it did not intend to increase the economic terms of its proposal.

  Lazard and Salomon reported the results of the foregoing discussions to the Special Committee and again reviewed the proposals. Hogan reaffirmed its analysis of Bidder B's proposed ownership structure. Accordingly, the Special Committee believed that without a commitment from Bidder B to modify its ownership structure if necessary to secure FCC approval of its proposed transaction, Bidder B's ability to complete the acquisition as contemplated by its proposal was subject to significant uncertainty. Hogan also reaffirmed its analysis that the Purchaser's proposed ownership structure and transaction appeared to be consistent with applicable FCC rules, regulations and policies. Finally, the Special Committee considered the fact that although the Purchaser's proposal was subject to a financing condition, (i) Telemundo's advisors had reviewed executed equity and debt financing commitments for the full amount of the capital required to consummate the transactions contemplated by such proposal, and (ii) the commitment letters provided by the Purchaser contained conditions to funding that appeared to be usual and customary for commitments in similar types of transactions.

  At the request of the Special Committee, Lazard made a presentation on financial information and comparative analyses with respect to Telemundo to the Special Committee and delivered its oral opinion to the Special Committee, which was subsequently confirmed orally and in writing to the Board in letters dated November 24, 1997 and [the date hereof], to the effect that the $44.00 base consideration to be received in the Merger was fair, from a financial point of view, to the holders of Common Stock (other than the beneficial owners of the Purchaser and their affiliates). See "Special Factors--Opinion of Lazard Freres & Co. LLC." Salomon then made a presentation on financial information and comparative analyses with respect to Telemundo and delivered its oral opinion to the Special Committee, which was subsequently confirmed in writing to the Special Committee in letters dated November 24, 1997 and [the date hereof], to the effect that, the consideration to be received in the Merger was fair, from a financial point of view, to the holders of Common Stock (other than Stockholders affiliated with the Purchaser or its affiliates). See "Special Factors--Opinion of Salomon Brothers Inc." Following such discussions and based in part upon the advice of Lazard and Salomon, the Special Committee unanimously determined that the Merger was fair to and in the best interests of the Stockholders, other than Stockholders affiliated with the Purchaser or its affiliates (the "Public Stockholders"), and unanimously recommended that the Board approve the merger agreement with the Purchaser and recommend to the Stockholders that they vote in favor of approval and adoption of the Merger Proposal. Because the Creditors' Warrants (as defined herein) represent the right to purchase Series A Common Stock, the Special Committee also believed that the Merger was fair to the holders of the Creditors' Warrants (other than holders affiliated with the Purchaser or its affiliates). The meeting of the Special Committee was then adjourned.

  Immediately thereafter, a special meeting of the Board was convened at which the Board was advised of the recommendation of the Special Committee and the reasons for such recommendation. At the request of the Board, Lazard delivered its oral opinion to the Board, which was subsequently confirmed in writing to the Board in letters dated November 24, 1997 and [the date hereof], to the effect that the $44.00 base consideration to be received in the Merger was fair, from a financial point of view, to the holders of Common Stock (other than the beneficial owners of the Purchaser and their affiliates). See "Special Factors--Opinion of Lazard Freres & Co. LLC." The Board then adopted the recommendation of the Special Committee that the Merger was fair to and in the best interests of the Public Stockholders, and voted unanimously to approve the Merger Proposal and to recommend to the Stockholders that they vote in favor of approval and adoption of the Merger Proposal. Because the Creditors' Warrants represent the right to purchase Series A Common Stock, the Board believed that the Merger was fair to the holders of the Creditors' Warrants (other than the beneficial owners of the Purchaser and their affiliates). The Board meeting concluded and the Merger Agreement was executed by Telemundo. Pursuant to the Board's instructions, Lazard and Salomon notified Bidder B of Telemundo's decision and, Telemundo and the Purchaser issued press releases announcing the execution of the Merger Agreement.

RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS; FAIRNESS OF THE MERGER

 The Special Committee

  At a meeting held on November 24, 1997, the Special Committee unanimously
(a) determined that the Merger is fair to and in the best interests of the Public Stockholders, and (b) recommended that the Board approve the Merger Proposal and recommend to Stockholders that they vote in favor of approval and adoption of the Merger Proposal. See "Special Factors--Background of the Merger."

  In making the determination and recommendation set forth above, the members of the Special Committee considered various factors, including, but not limited to, the following:

    (i) The Special Committee considered Telemundo's business, financial condition, results of operations, and future prospects. The Special Committee was familiar with the historical operating results of Telemundo. See "Selected Historical Financial Data." The Special Committee considered that from the first quarter of 1996 to the third quarter of 1997, Univision's share of the U.S. Spanish-language television network audience (as reported by Nielsen) had increased to 82% and Telemundo's share had fallen to 18% during such period. The Special Committee further considered what it believed to be a growing trend toward integration in the television broadcast industry, with studios and other content providers increasingly entering into broad strategic alliances with programming distribution outlets, often combined with the purchase of equity interests in such distribution outlets. The Special Committee believed that competitive advantages currently enjoyed by Univision, including its access to programming and capital, could continue to place Telemundo at a competitive disadvantage, possibly resulting in a continuing reduction in viewership and erosion in value of Telemundo's assets.

    (ii) The Special Committee considered the relationship between the Merger Consideration and the historical market prices and recent trading activity of the Series A Common Stock. The Special Committee considered that the $44.00 base consideration represented a premium of approximately 76% over the $25 closing price on Nasdaq for the Series A Common Stock on July 16, 1997, the day prior to the date of the public announcement of Telemundo's pursuit of discussions with potential strategic programming partners for purposes of expanding its programming options and enhancing stockholder value and its retention of Lazard in connection therewith. The Special Committee further considered that despite the significant publicity garnered by the strategic transaction process, the $44.00 base consideration also represented a premium of more than 10% over the $39 3/8 closing price on Nasdaq for the Series A Common Stock on November 21, 1997, the last trading day prior to the announcement on November 24, 1997, that Telemundo and the Purchaser had entered into the Merger Agreement. See "Price Range of Common Stock And Warrants." Stockholders are urged to obtain current market quotations for the Series A Common Stock.

    (iii) The Special Committee considered the opinion delivered by Lazard. At the November 24, 1997 meeting of the Special Committee, Lazard made a presentation on financial information and comparative analyses with respect to Telemundo and delivered its oral opinion to the Special Committee, which was subsequently confirmed orally and in writing to the Board in letters dated November 24, 1997 and [the date hereof], to the effect that, as of such dates, the $44.00 base consideration to be received in the Merger was fair, from a financial point of view, to the holders of Common Stock (other than the beneficial owners of the Purchaser and their affiliates). See "Special Factors--Opinion of Lazard Freres & Co. LLC." The Special Committee found reasonable and relied upon the analyses presented and opinion delivered by Lazard. The written opinion of Lazard dated [the date hereof] is included as Annex B of this Proxy Statement. Stockholders are urged to read such opinion in its entirety.

    (iv) The Special Committee considered the opinion delivered by Salomon. At the November 24, 1997 meeting of the Special Committee, Salomon made a presentation on financial information and comparative analyses with respect to Telemundo and delivered its oral opinion to the Special Committee, which was subsequently confirmed in writing in letters dated November 24, 1997 and [the date hereof], to the effect that, as of such dates, the consideration to be received in the Merger was fair, from a financial point of view, to the holders of Common Stock (other than Stockholders affiliated with the Purchaser or its affiliates). See "Special Factors--Opinion of Salomon Brothers Inc." The Special Committee found reasonable and relied upon the analyses presented and opinion delivered by Salomon. The written opinion of Salomon dated [the date hereof] is included as Annex C of this Proxy Statement. Stockholders are urged to read such opinion in its entirety.

    (v) The Special Committee considered the manner in which the strategic transaction process was conducted. The Special Committee considered that Lazard had contacted those parties that it believed were likely to have an interest in a potential transaction with Telemundo and that the strategic transaction process was widely reported. The Special Committee also considered that no additional parties had expressed an interest in a transaction with Telemundo and that it had received the best and final offers that each of the remaining parties in the transaction process was prepared to make. The Special Committee also considered that the failure to accept one of the proposals prior to the deadline of 10:00 a.m. on Monday, November 24, 1997, set by the Purchaser and Bidder B could cause one or both of such proposals to be withdrawn. The Special Committee also considered that the Special Committee was delegated exclusive authority for conducting all aspects of the strategic transaction process in its final stages. These responsibilities included, among other things, the review and analysis of transaction proposals, the engagement of advisors, the negotiation with potential transaction partners and the ultimate determination with respect to the recommendation to the Board of a definitive merger agreement. The Special Committee also considered the fact that the terms of the Merger Agreement (including the Merger Consideration) were determined through extensive arms-length negotiations between its advisors, on the one hand, and the Purchaser and its advisors, on the other. See "Special Factors--Background of the Merger."

    (vi) The Special Committee considered the terms of the Merger Agreement, including the ability of the Board, in the exercise of its fiduciary duties to Stockholders, to consider competing proposals. See "The

  Merger Agreement--Certain Covenants--No Solicitation" and "--Termination; Termination Fees and Expenses." The Special Committee considered that the Merger Agreement permits the Board, following consultation with its advisors and in the exercise of its fiduciary obligations under applicable law, to furnish information to and participate in negotiations with persons making bona fide unsolicited offers and permits the Board to terminate the Merger Agreement and accept a financially superior proposal under certain conditions, subject to a payment to the Purchaser of a termination fee of $15 million plus up to $2.5 million for the reimbursement of fees and expenses.

    (vii) The Special Committee considered the conditions to the obligations of the Purchaser to consummate the Merger. With respect to the financing contingency, the Special Committee considered that the Purchaser's proposal was accompanied by an equity commitment executed by Apollo Investment, Bastion, Liberty and SPE and a debt commitment executed by financial institutions and certain of the Purchaser's stockholders for the full amount of equity and debt financing required to consummate the transactions contemplated by such proposal. The Special Committee also considered that Latham and Lazard had reviewed the binding commitment letters related to the equity and debt financing of the Merger and certain related transactions and confirmed to the Special Committee that the conditions to funding contained therein appeared to be usual and customary for commitments in similar transactions. The Special Committee also considered the capitalization and solvency of Telemundo after giving effect to the Merger and the transactions contemplated thereby. See "Special Factors-- Financing for the Merger." With respect to the condition requiring FCC approval of the transfer of Telemundo's FCC broadcast licenses, the Special Committee considered the analysis and advice of Hogan, which concluded that the Purchaser's proposed transaction and ownership structure appeared to be consistent with applicable FCC rules, regulations and policies. The Special Committee further considered that in the Merger Agreement the Purchaser and Sub agreed to make certain modifications in order to obtain an approval by the FCC of the change in control of Telemundo's broadcast licenses.

    (viii) The Special Committee considered the terms and conditions of the alternative proposals received by Telemundo. The Special Committee considered the two other proposals received by Telemundo which contained forms of acquisition agreements to be not as favorable to Telemundo as the Purchaser's proposal. Bidder A's proposal contemplated a price that was $2 less than the Merger Consideration and was conditioned on further diligence. The Special Committee also considered that Bidder A had made no attempt to provide further information concerning its proposal or to revise its proposal after delivering such proposal on November 17, 1997, despite Lazard's attempts to engage it in discussions in that regard. Bidder B's proposal matched the Purchaser's $44.00 price per share, contained an additional amount component (similar to the Purchaser's proposal) in the event the transaction was not completed by a certain date and did not contain a financing contingency. Based upon the advice of Hogan, however, the Special Committee was concerned that Bidder B's contemplated ownership structure would not receive the required FCC approval. Accordingly, the Special Committee believed that without a commitment from Bidder B to modify its ownership structure if required by the FCC, Bidder B's ownership structure raised substantial doubt that required FCC approvals could be obtained and, consequently, that the transaction as proposed by Bidder B could be completed. Furthermore, at the time of the November 24, 1997 Special Committee meeting, the Special Committee considered that a merger agreement with the Purchaser had been fully negotiated, while a definitive merger agreement had not been fully negotiated with Bidder B and both proposals expired that morning. See "Special Factors--Background of the Merger."

    (ix) The Special Committee was fully aware of and considered the possible conflicts of interest of certain directors and members of management of Telemundo. See "Special Factors--Background of the Merger," "--Current Relationships and Transactions" and "--Interests of Certain Persons." The Special Committee considered in this regard that its composition, consisting of members of the Board with no financial interest in the Purchaser or its affiliates, permitted it to represent effectively the interests of the Public Stockholders.

    (x) The Special Committee considered the ability of Stockholders who may not support the Merger to obtain "fair value" for their shares if they properly perfect and exercise their appraisal rights under the

  DGCL. The Special Committee felt that it was important that the DGCL provides Stockholders with the opportunity to exercise appraisal rights and to seek a determination of the Delaware Court of Chancery of the fair value of their shares of Common Stock. See "Special Factors--Appraisal Rights."

    (xi) The Special Committee also considered the fact that the adoption of the Merger Agreement is not conditioned upon receiving the approval of a majority of Stockholders unaffiliated with the Purchaser or any of its affiliates. The Special Committee believed, however, that the interests of the Public Stockholders had been effectively represented since (a) it was comprised of directors with no financial interest in the Purchaser or its affiliates, (b) it had been delegated exclusive authority for consideration of the proposals that had been received by Telemundo, (c) it had retained and been advised during the process of negotiating a definitive transaction by a separate financial advisor and (d) it had relied upon the opinion of such financial advisor. The Special Committee also considered that no unaffiliated representative had been retained to act solely on behalf of the Public Stockholders for purposes of negotiating the terms of the Merger Agreement or preparing a report concerning the fairness of the Merger, but in light of the factors set forth in clauses (a)-(d) above, believed that the interests of the Public Stockholders had been represented effectively.

  In view of the variety of factors considered in connection with its evaluation of the Merger Agreement, the Special Committee found it impracticable to, and did not, quantify, rank or otherwise assign relative weights to the factors considered or determine that any factor was of particular importance in reaching its determination that the Merger is fair to, and in the best interests of, the Public Stockholders. Rather, the Special Committee viewed its recommendations as being based upon its judgment, in light of the totality of the information presented and considered, of the overall effect of the Merger on the Public Stockholders compared to any alternative transaction or the likely effect of rejecting all of the proposed transactions.

  The Special Committee did not consider the book value of the Common Stock because a significant portion of Telemundo's value is comprised of intangibles. Thus, the Special Committee does not believe that book value is an appropriate measure of Telemundo's value. Further, the Special Committee did not consider the liquidation value of Telemundo in making a fairness determination because it believed that the sale of Telemundo as a going concern would be more likely to maximize stockholder value.

  The foregoing discussion of the information and factors considered and given weight by the Special Committee is not intended to be exhaustive but is believed to include the factors given primary consideration by the Special Committee. The Special Committee did not analyze the fairness of the Merger Consideration in isolation from the other considerations referred to above. The Special Committee did not attempt to distinguish between factors that support a determination that the Merger is "fair" and factors that support a determination that the Merger is in the "best interests" of the Public Stockholders.

  Because the Creditors' Warrants represent the right to purchase Series A Common Stock, the Special Committee also considered the foregoing information and factors in formulating the belief that the Merger is fair to the holders of the Creditors' Warrants (other than holders affiliated with the Purchaser or its affiliates).

 The Board of Directors

  At a special meeting held on November 24, 1997, the Board, relying upon the unanimous recommendation of the Special Committee, unanimously (a) determined that the Merger is fair to and in the best interests of the Public Stockholders, (b) approved the Merger Proposal and (c) recommended that Stockholders vote to approve and adopt the Merger Proposal. See "Special Factors--Background of the Merger." The Merger was approved by all of the directors of Telemundo who are not employees of Telemundo.

  In making the determination and recommendation set forth above, the members of the Board considered and relied upon the unanimous determination and recommendations to the Board of the Special Committee in conjunction with the factors relied upon by the Special Committee in making such determination and recommendations. See "Special Factors--Recommendations of the Special Committee and the Board of Directors; Fairness of the Merger--The Special Committee." The Board also considered the opinion delivered by Lazard to the Board at its November 24, 1997 meeting. At such meeting, Lazard delivered its oral opinion to the Board, which was subsequently confirmed in writing to the Board in letters dated November 24, 1997 and [the date hereof], to the effect that, as of such dates, the $44.00 base consideration to be received in the Merger was fair, from a financial point of view, to the holders of Common Stock (other than the beneficial owners of the Purchaser and their affiliates). See "Special Factors--Opinion of Lazard Freres & Co. LLC." The written opinion of Lazard dated [the date hereof] is included as Annex B of this Proxy Statement. Stockholders are urged to read such opinion in its entirety.

  In view of the variety of factors considered in connection with its evaluation of the Merger Agreement, the Board found it impracticable to, and did not, quantify, rank or otherwise assign relative weights to, the factors considered or determine that any factor was of particular importance in reaching its determination that the Merger is fair to and in the best interests of the Public Stockholders. Rather, the Board viewed its recommendations as being based upon its judgment, in light of the totality of the information presented to and considered by it, of what the overall effect of the Merger would be on the Public Stockholders compared to any alternative transaction or the likely effect of rejecting all of the proposed transactions.

  The Board did not consider the book value of the Common Stock because a significant portion of Telemundo's value is comprised of intangibles. Thus, the Board does not believe that book value is an appropriate measure of Telemundo's value. Further, the Board did not consider the liquidation value of Telemundo in making a fairness determination because it believed that the sale of Telemundo as a going concern would be more likely to maximize stockholder value.

  The foregoing discussion of the information and factors considered and given weight by the Board is not intended to be exhaustive but is believed to include the factors given primary consideration by the Board. The Board did not analyze the fairness of the Merger Consideration in isolation from the other considerations referred to above. The Board did not attempt to distinguish between factors that support a determination that the Merger is "fair" and factors that support a determination that the Merger is in the "best interests" of the Public Stockholders.

  Because the Creditors' Warrants represent the right to purchase Series A Common Stock, the Board also considered the foregoing information and factors in formulating the belief that the Merger is fair to the holders of the Creditors' Warrants (other than holders affiliated with the Purchaser or its affiliates).

  THE BOARD, RELYING UPON THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, TELEMUNDO'S PUBLIC STOCKHOLDERS. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER PROPOSAL.

 The Purchaser, Apollo Investment and Bastion

  None of the Purchaser, Apollo Investment or Bastion has undertaken any formal evaluation of the fairness of the Merger to the Public Stockholders. Based, however, upon its consideration of, among other things, (i) the matters considered by and the conclusions of the Special Committee and the Board, (ii) the fact that the Board has received the written opinion of Lazard, to the effect that, as of the date of such opinion, the $44.00 base consideration to be received in the Merger is fair, from a financial point of view, to the holders of Common Stock (other than the beneficial owners of the Purchaser and their affiliates), and (iii) the fact that the Special Committee has received the written opinion of Salomon to the effect that, as of the date of such opinion, the consideration to be received in the Merger is fair, from a financial point of view, to the holders of Common Stock (other than Stockholders affiliated with the Purchaser or its affiliates), each of the Purchaser, Apollo Investment and Bastion believes that the Merger is fair to the Public Stockholders. Because the Creditors' Warrants represent the right to purchase Series A Common Stock, each of the Purchaser, Apollo Investment and Bastion also considered the foregoing information and factors in formulating a belief that the Merger is fair to the holders of the Creditors' Warrants (other than holders affiliated with the Purchaser or its affiliates).

OPINION OF LAZARD FRERES & CO. LLC

  On November 24, 1997, Lazard delivered its oral opinion to the Special Committee, which was subsequently confirmed orally and in writing to the Board in letters dated November 24, 1997 and [the date hereof], to the effect that, as of such dates, the $44.00 base consideration to be received in the Merger was fair, from a financial point of view, to the holders of Common Stock (other than the beneficial owners of the Purchaser and their affiliates). The full text of the written opinion of Lazard dated [the date hereof] (the "Lazard Opinion") is attached hereto as Annex B.

  In requesting the Lazard Opinion, the Board did not give any special instructions to Lazard or impose any limitations upon the scope of the investigation that Lazard deemed necessary to enable it to deliver its opinion. The Lazard Opinion attached hereto as Annex B sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with such opinion. Lazard has consented to the inclusion of its opinion as Annex B hereto, and to the references to such opinion in this Proxy Statement. This discussion of the Lazard Opinion describes the material aspects of the Lazard Opinion and is qualified in its entirety by reference to the full text of such opinion. The engagement of Lazard and the oral opinion of Lazard are for the benefit of the Board and the Special Committee in connection with the Merger. The written opinions of Lazard are for the benefit of the Board in connection with the Merger. The Lazard Opinion is directed only to the fairness, from a financial point of view, of the $44.00 base consideration to be received in the Merger to the holders of Common Stock (other than the beneficial owners of the Purchaser and their affiliates) and does not address any other aspects of the Merger. THE LAZARD OPINION IS NOT INTENDED TO, AND DOES NOT CONSTITUTE, A RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER SUCH STOCKHOLDER SHOULD VOTE FOR THE MERGER. STOCKHOLDERS ARE URGED TO READ THE LAZARD OPINION IN ITS ENTIRETY.

  In connection with rendering the Lazard Opinion, Lazard: (i) reviewed the financial terms and conditions of the Merger Agreement; (ii) analyzed certain historical business and financial information relating to Telemundo; (iii) reviewed various financial forecasts and other data provided to Lazard by Telemundo relating to its business; (iv) held discussions with members of the senior management of Telemundo with respect to the business and prospects of Telemundo, and the strategic objectives of Telemundo; (v) reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally comparable to the business of Telemundo;
(vi) reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believes to be generally comparable to those of Telemundo; (vii) reviewed the historical stock prices and trading volumes of the Series A Common Stock; and (viii) conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

  Lazard relied upon the accuracy and completeness of the information described in the preceding paragraph and did not assume any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of Telemundo. With respect to financial forecasts, Lazard assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Telemundo as to the future financial performance of Telemundo. Lazard assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they were based.

  Telemundo does not publicly disclose internal management projections of the type provided to Lazard in connection with their engagement and, accordingly, such projections were not prepared with a view toward public disclosure. The projections so provided were based upon numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections. See "Special Factors--Certain Projected Financial Information and Forward-Looking Statements."

  The Lazard Opinion was necessarily based upon economic, monetary, market and other conditions as in effect on, and the information made available to it as of the date of this Proxy Statement. The opinion also stated that Lazard understood that proposals from other potential transaction partners were also considered by the Board. Lazard has informed the Board that it customarily does not, and accordingly in rendering its opinion, Lazard did not, address the relative merits of the Merger, Bidder B's proposal and any alternative potential transaction or Telemundo's underlying decision to effect the Merger.

  In rendering the Lazard Opinion, Lazard assumed that the Merger would be consummated on the terms described in the Merger Agreement, without any waiver of any material term or condition by Telemundo, and that obtaining the necessary regulatory approvals for the Merger would not have an adverse effect on Telemundo.

  The following is a summary of the material financial and comparative analyses performed by Lazard in order to provide its opinion to the Special Committee and the Board on November 24, 1997.

  Comparable Publicly Traded Companies Analysis. Lazard reviewed and compared certain actual and estimated financial, operating and stock market information of companies in lines of businesses believed to be generally comparable to those of Telemundo. Such companies included Clear Channel Communications, Granite Broadcasting Corp., Hearst-Argyle Television Inc., Sinclair Broadcast Group, Inc., and Young Broadcasting, Inc. (collectively, the "Selected Broadcasting Comparables"). In addition, Lazard also reviewed and compared certain actual and estimated financial, operating and stock market information of Azteca and Univision. The analysis indicated that the enterprise values (determined as the market value of common equity plus net debt) of the Selected Broadcasting Comparables as a multiple of 1997 estimated earnings before interest, taxes, depreciation and amortization ("EBITDA") ranged from 10.3x to 20.3x, with a median of 12.6x and a mean of 13.5x, compared to 23.7x for Telemundo, and as a multiple of 1998 estimated EBITDA ranged from 9.5x to 18.1x, with a median of 11.1x and a mean of 12.1x, compared to 16.2x for Telemundo. Lazard also noted that the enterprise values of Azteca and Univision as a multiple of 1997 estimated EBITDA were 14.1x and 24.8x, respectively, and as a multiple of 1998 estimated EBITDA were 10.2x and 20.8x, respectively, reflecting the different underlying market in which Azteca operates and the different market position Univision occupies. When applying the multiples for the Selected Broadcasting Comparables to Telemundo, using its 1997 and 1998 estimated EBITDA, this methodology indicates an implied price per share of Common Stock which ranged from approximately $11.00 to $36.00, with a median value of approximately $17.00 and a mean value of approximately $19.00 (or $11.00 to $47.00, with a median value of approximately $17.00 and a mean value of approximately $23.00, including Univision and Azteca) and $20.00 to $51.00, with a median value of approximately $26.00 and a mean value of approximately $29.00 (or $20.00 to $61.00, with a median value of approximately $26.00 and a mean value of approximately $33.00, including Univision and Azteca), respectively.

  Selected Precedent Transactions Analysis. Lazard reviewed selected financial, operating and stock market information relating to selected acquisition transactions in the television broadcasting sector since February 1995. Lazard focused on the most recent transactions which included Hicks, Muse, Tate & Furst Inc./LIN Television Corp., Sinclair Broadcast Group, Inc./Heritage Media Radio & TV, Hearst Corp./Argyle Television Inc., Meredith Corp./First Media Television LP and Cox Broadcasting Inc./KSTW-TV (Seattle) (collectively, the "Selected Broadcasting Comparable Transactions"). The analysis indicated that the transaction values in the Selected Broadcasting Transactions as a multiple of latest twelve months EBITDA ranged from 14.1x to 16.3x, with a median of 14.8x and a mean of 14.9x, compared to 21.1x for Telemundo. When applying the multiples for the Selected Broadcasting Comparable Transactions to Telemundo's latest twelve months EBITDA, this methodology indicates an implied price per share which ranged from approximately $26.00 to $33.00, with a median value of approximately $26.00 and a mean value of approximately $29.00.

  Discounted Cash Flow Analysis. Based upon forecasts provided by the management of Telemundo, Lazard estimated the net present value of the future free cash flows of Telemundo. The forecasts provided were based, among other things, on the assumption that Telemundo's ratings would increase. The forecasts, however, were made at a time when Telemundo's ratings had not been increasing. For this analysis, Lazard used discount rates ranging from 11.0% to 12.0% and multiples of estimated EBITDA in year 2002 ranging from 11.0x to 12.0x.

This analysis indicated implied per share equity values for the Common Stock ranging from approximately $39.00 to $46.00 (excluding debt breakage costs of approximately $2.00 per share of Common Stock).

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or the summary set forth above without considering the analyses as a whole, could create an incomplete or misleading view of the process underlying the opinion of Lazard. No company or transaction used in the above analyses as a comparison is identical to Telemundo or the transaction contemplated by the Merger Agreement. The analyses were prepared solely for the purpose of Lazard's providing its opinion to the Board in connection with its consideration of the Merger and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which may be significantly more or less favorable than as set forth in these analyses. Similarly, any estimate of values or forecast of future results contained in the analyses is not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses.

  In performing its analyses, Lazard made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, future results or actual values could differ materially from those forecasts or estimates contained in the analyses. See "Certain Projected Financial Information and Forward-Looking Statements."

  Lazard is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for estate, corporate and other purposes. Lazard was selected to act as financial advisor to the Board because of its expertise and its reputation in investment banking and mergers and acquisitions and because of its reputation as one of the country's preeminent media and entertainment investment banking firms.

  In connection with Lazard's services as financial advisor to Telemundo, including its rendering of the Lazard Opinion, Telemundo has paid Lazard quarterly retainer fees totaling $500,000, which will be credited against the $3.5 million payable to Lazard upon consummation of the Merger. Telemundo also has agreed to reimburse Lazard for all of its reasonable out-of-pocket expenses (including fees and expenses of its legal counsel) and will indemnify Lazard and certain related parties against certain liabilities, including certain liabilities arising under the federal securities laws. Lazard has in the past provided financial advisory services for Apollo for which it has received usual and customary compensation.

  In the ordinary course of its business, Lazard and its affiliates may actively trade in the securities of Telemundo for their own account and for the account of their customers and, accordingly, may at any time hold a long or short position in such securities.

OPINION OF SALOMON BROTHERS INC

  Salomon was retained by Telemundo to act as financial advisor to the Special Committee in connection with the Merger. Salomon delivered its oral opinion to the Special Committee on November 24, 1997, which was subsequently confirmed in writing to the Special Committee in letters dated November 24, 1997 and [the date hereof], to the effect that, based upon and subject to various considerations set forth in the Salomon Opinion, the consideration to be received in the Merger is fair, from a financial point of view, to the holders of Common Stock (other than Stockholders affiliated with the Purchaser or its affiliates). The full text of the written opinion of Salomon dated [the date hereof] (the "Salomon Opinion") is attached hereto as Annex C.

  In requesting the Salomon Opinion, the Special Committee did not give any special instructions to Salomon or impose any limitation upon the scope of the investigation that Salomon deemed necessary to enable it to deliver its opinion. The Salomon Opinion attached hereto as Annex C, sets forth the assumptions made, general procedures followed, matters considered and limitations on the review undertaken by Salomon. THE SALOMON OPINION SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY BY STOCKHOLDERS. The Salomon Opinion is directed only to the fairness, from a financial point of view, of the consideration contained in the Purchaser's proposal to the holders of Common Stock (other than Stockholders affiliated with the Purchaser or its affiliates) and does not address Telemundo's underlying business decision to effect the Merger or constitute a recommendation to any Stockholder as to how such Stockholder should vote with respect to the Merger. The summary of the Salomon Opinion set forth in this Proxy Statement describes the material aspects of the Salomon Opinion and is qualified in its entirety by reference to the full text of the Salomon Opinion attached hereto as Annex C.

  In connection with rendering the Salomon Opinion, Salomon, among other things: (i) reviewed the Merger Agreement in the form provided to Salomon;
(ii) reviewed certain publicly available business and financial information concerning Telemundo; (iii) reviewed certain publicly available information concerning the industry in which Telemundo operates; (iv) reviewed and analyzed certain financial forecasts and other non-public financial and operating data concerning the business and operations of Telemundo that were provided to or reviewed for Salomon by management of Telemundo; (v) reviewed certain publicly available business and financial information with respect to certain other companies that Salomon believed to be comparable in certain respects to Telemundo and the trading markets for such companies' securities;
(vi) reviewed and analyzed certain publicly available and other information concerning the trading of, and the trading market for, the Series A Common Stock; (vii) reviewed the financial terms of certain business combination and acquisition transactions Salomon deemed reasonably comparable to the Merger and otherwise relevant to its inquiry; (viii) reviewed the results of the process that resulted in the negotiation, execution and delivery of the Merger Agreement that were provided to or reviewed for Salomon by management or advisors of Telemundo; and (ix) considered such other information, financial studies, analyses, investigations and financial, economic, market and trading criteria as Salomon deemed relevant to its inquiry. Salomon also discussed the foregoing with certain officers, employees and advisors of Telemundo, including the past and current operations, financial condition and prospects of Telemundo, as well as other matters they believed relevant to their inquiry. While Salomon has reviewed the results of the strategic transaction process that resulted in the negotiation, execution and delivery of the Merger Agreement, it should also be noted that, within the context of Salomon's engagement, Salomon was not authorized to and did not solicit alternative offers for Telemundo or its assets. The Salomon Opinion was necessarily based upon conditions as they existed and could be evaluated as of the date of the Salomon Opinion.

  In connection with rendering the Salomon Opinion, Salomon assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for Salomon or publicly available. With respect to the financial projections for Telemundo, Salomon assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments on the part of the management of Telemundo as to the future financial performance of Telemundo. Salomon expressed no view as to such projections or information or the assumptions on which they are based. Salomon did not assume any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets (including properties and facilities) or liabilities of Telemundo. For purposes of rendering the Salomon Opinion, Salomon assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver thereof.

  In connection with rendering its opinion to the Special Committee on November 24, 1997, Salomon performed a variety of financial analyses, the material portions of which are summarized below. The summary of such analyses set forth below does not purport to be a complete description of the analyses underlying its opinion or of its presentation to the Special Committee. In addition, Salomon believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all such analyses and factors, could create an incomplete view of the analyses and the processes underlying its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Analyses and estimates of the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold. The range of valuation for any particular analysis should not be taken to be the view of Salomon of the actual value of Telemundo.

  The projections furnished to Salomon and used in formulating its opinion were provided to or reviewed for Salomon by the management of Telemundo. Telemundo does not normally publicly disclose internal management projections of the type provided to Salomon in connection with the review of the Merger and, accordingly, such projections were not prepared with a view toward public disclosure. The projections so provided were based upon numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections. See "Special Factors--Certain Projected Financial Information and Forward-Looking Statements."

  Financial Overview and Trading Analysis. Salomon reviewed historical financial information of Telemundo and certain estimates of projected financial information for Telemundo. Salomon reviewed the daily closing market price per share and trading volume of the Series A Common Stock for the period beginning January 1, 1996 and ending November 21, 1997. Salomon determined the firm value (defined as the price per share times the number of fully diluted shares outstanding, less option proceeds, plus debt (including capitalized lease obligations), less cash) of Telemundo using the closing market price as of July 16, 1997 (the trading day immediately preceding the date of Telemundo's announcement that it was seeking a strategic programming alternative) and as of November 21, 1997 and using the $44.00 per share Merger Consideration. Salomon calculated the multiples of Telemundo's management's estimates of 1997 and 1998 earnings before interest, income taxes, depreciation and amortization less required payments to the holder of a minority interest in Telemundo's WSNS station ("Adjusted EBITDA") that these firm values represented. Salomon calculated the multiples of Telemundo's management's 1997 and 1998 estimates of BCF less required payments to the holder of a minority interest in Telemundo's WSNS station ("Adjusted BCF"). Based on the Merger Consideration, the firm value represented multiples of 1997 and 1998 estimated Adjusted BCF of 21.9x and 14.9x, respectively. Based upon the Merger Consideration, the firm value represented multiples of 1997 and 1998 estimated Adjusted EBITDA of 26.0x and 17.4x, respectively.

  Comparable Company Trading Analysis. Salomon analyzed the ratio of firm value to 1997 and 1998 publicly available Salomon equity research estimates of BCF for each of the following broadcasting companies: Hearst-Argyle Television, Inc., Clear Channel Communications, Granite Broadcasting Corp., Gray Communications Systems, Inc., LIN Television Corp., Sinclair Broadcast Group, Inc., United Television, Inc. and Young Broadcasting, Inc. (collectively, the "Broadcasting Comparables"). Salomon found that the firm value to 1997 estimated BCF multiples ranged from 10.0x to 14.6x, with a median of 11.5x and that the firm value to 1998 estimated BCF ranged from 9.0x to 11.4x, with a median of 10.3x. Salomon also analyzed these multiples for each of the following Spanish-language broadcasting companies: Azteca and Univision (the "Spanish Language Comparables"). Salomon found that for the Spanish Language Comparables, the firm value to 1997 estimated BCF multiples ranged from 12.3x to 23.1x, with a median of 14.6x and that the firm value to 1998 estimated BCF multiples ranged from 10.0x to 19.2x, with a median of 11.4x. Salomon noted that the median 1997 and 1998 estimated BCF multiples for the Broadcasting Comparables and the Spanish Language Comparables were 12.3x and 10.5x, respectively.

  Salomon also reviewed the 1997 estimated BCF margin for each Broadcasting Comparable and each Spanish Language Comparable, as well as each such comparable company's BCF growth rate based upon its estimated 1997 BCF and 1998 BCF, and compared these data to comparable data for Telemundo.

  Based upon these analyses, Salomon established reference range multiples for firm value to 1997 and 1998 BCF of 12.0x to 15.0x and 11.0x to 13.5x, respectively. When applied to Telemundo using its 1997 and 1998 estimated Adjusted BCF, this methodology indicated an implied price per share of Common Stock which ranged from $18.00 to $26.00 and from $29.00 to $38.00, respectively.

  Precedent Transaction Analysis. Using publicly available information, Salomon analyzed twenty-one transactions involving acquisitions of broadcasting and media companies (the "Precedent Transactions"). The Precedent Transactions and the date each such transaction was announced are as follows:
Viacom Inc./WNDY-TV (Indianapolis) (October 27, 1997); Hicks, Muse, Tate & Furst Inc./LIN Television Corp. (August 12, 1997); Hearst Corp./Argyle Television Inc. (March 27, 1997); Sinclair Broadcast Group, Inc./KUPN-TV (Las Vegas) (January 31, 1997); Meredith Corp./First Media Television LP (January 24, 1997); Nexstar Broadcasting Group/TCS Television Partners LP (January 3,
1997); Granite Broadcasting Corp./WXON-TV (Detroit) (December 3, 1996); Hicks, Muse, Tate & Furst Inc./The Jupiter Partners LP (November 6, 1996); Granite Broadcasting Corp./WLAJ-TV (Lansing) (October 21, 1996); A.H. Belo Corporation/The Providence Journal Company (September 26, 1996); Raycom Media Inc./AFLAC Inc. (August 14, 1996); Media General Inc./Park Acquisitions, Inc. (July 22, 1996); Tribune Company/Renaissance Communications Corp. (July 1,
1996); General Electric Company/KNSD-TV (San Diego) and WVTM-TV (Birmingham) (May 22, 1996); Raycom Media Inc./Ellis Communications Inc. (May 15, 1996); The New York Times Company/Palmer Communications Inc. (May 14, 1996); Young Broadcasting, Inc./The Walt Disney Company (May 13, 1996); Sinclair Broadcast Group, Inc./River City Broadcasting LP (April 11, 1996); Sinclair Broadcast Group, Inc./Superior Communications Inc. (March 5, 1996); Argyle Television Inc./Sigma Broadcasting Inc. (February 5, 1996); and Young Broadcasting, Inc./Midcontinent Media Inc. (January 12, 1996). Salomon reviewed the amount of the consideration paid in each of the Precedent Transactions and determined the estimated forward multiple of firm value to BCF (based upon such consideration). This analysis resulted in a low multiple of 9.0x and a high multiple of 16.7x, with a median of 12.8x from which Salomon determined a reference range of from 12.0x to 14.0x. When applied to Telemundo's estimated 1998 Adjusted BCF, this methodology indicated an implied price per share of Common Stock which ranged from $33.00 to $40.00.

  Discounted Cash Flow Analysis. Salomon performed a discounted cash flow ("DCF") analysis of Telemundo using management's projections for the fiscal years ending December 31, 1997 through December 31, 2002. The DCF analysis is a method of estimating the present value of the stand-alone unlevered cash flows that Telemundo would be expected to generate if it performed in accordance with certain projections. The DCF value was calculated assuming discount rates ranging from 11.5% to 12.5% and was comprised of the sum of the net present values of (1) the projected unlevered free cash flows for Telemundo for the years 1997 through 2002 plus (2) the terminal value in the year 2002 based upon multiples of estimated Adjusted BCF in such year ranging from 9.5x to 10.5x. Utilizing the DCF method, Salomon determined an implied price per share of Common Stock which ranged from $36.00 to $42.00 per share.

  Salomon is an internationally recognized investment banking firm that regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and corporate, estate and other purposes. Salomon was retained as a financial advisor because of its reputation, expertise in the valuation of companies and substantial experience in transactions such as the Merger, as well as its prior familiarity with Telemundo.

  Salomon has rendered certain investment banking and financial advisory services to Telemundo in the past for which Salomon has been paid fees, including acting as lead manager of the February 1996 offering of debt securities of Telemundo and the related repurchase offer and consent solicitation with respect to certain outstanding debt of Telemundo. In addition, in the ordinary course of Salomon's business, Salomon or its affiliates may actively trade the securities of Telemundo for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Salomon has in the past provided financial advisory services for Apollo and Bastion and their respective affiliates for which it has received usual and customary compensation, including for Apollo and its affiliates, having acted as joint lead manager on an offering of Senior Subordinated Notes for Alliance Imaging, Inc., as lead manager of a secondary offering of Common Stock for Zale Corporation, as co-manager of an initial public offering of Vail Resorts, Inc. and as co-manager of a secondary offering of Common Stock of Furniture Brands International, Inc.

  Telemundo and Salomon entered into a letter agreement, dated as of November 20, 1997 (the "Salomon Engagement Letter"), relating to the services to be provided by Salomon in connection with the Merger. Pursuant to the Salomon Engagement Letter, Telemundo has agreed to pay Salomon a fee of $750,000 upon delivery of the Salomon Opinion, which fee is not contingent upon the consummation of the Merger. Telemundo also agreed to reimburse Salomon for the reasonable fees and disbursements of Salomon's counsel (in an aggregate amount not to exceed $5,000) and Salomon's reasonable travel and other out-of-pocket expenses and to indemnify Salomon against certain liabilities, including liabilities under federal securities laws, relating to or arising out of its engagement.

CERTAIN PROJECTED FINANCIAL INFORMATION AND FORWARD-LOOKING STATEMENTS

  Telemundo does not, as a matter of course, make public forecasts or projections as to future sales, earnings or other income statement data, cash flows or balance sheet and financial position information. However, as mentioned above, in connection with the evaluation of Telemundo by entities interested in pursuing a potential transaction and Lazard and Salomon's review of the fairness, from a financial point of view, of the Merger Consideration, Telemundo furnished such potential partners, Lazard and Salomon with certain projections (the "Projections") prepared by Telemundo's management and, therefore, the Projections are included herein.

  The Projections were not prepared with a view toward public disclosure or compliance with published guidelines of the Securities and Exchange Commission (the "SEC") or the American Institute of Certified Public Accountants regarding forward-looking information or generally accepted accounting principles. Neither Telemundo's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or given any form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. Furthermore, the Projections necessarily make numerous assumptions, some (but not all) of which are set forth below and many of which are beyond the control of Telemundo and may prove not to have been, or may no longer be, accurate. Additionally, this information, except as otherwise indicated, does not reflect revised prospects for Telemundo's businesses, changes in general business and economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time such information was prepared. Accordingly, such information is not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below, and should not be regarded as a representation that they will be achieved.

  Telemundo has also made certain forward-looking statements in this Proxy Statement and the documents incorporated by reference herein. These statements are based on Telemundo's management's beliefs and assumptions, based on information available to it at the time such statements were prepared. Forward-looking statements include the information concerning Telemundo's possible or assumed results of operations referred to under the captions titled "Summary," "Special Factors--Background of the Merger," "-- Recommendations of the Special Committee and the Board of Directors; Fairness of the Merger," "--Opinion of Lazard Freres & Co. LLC," "--Opinion of Salomon Brothers Inc" and "Purpose and Structure of the Merger." These statements may be identified by the use of forward-looking words or phrases such as "believe," "expect," "may," "anticipate," "intend," "could," "plan," "estimate," "potential" or similar expressions. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF PERFORMANCE. THEY INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THE FUTURE RESULTS AND STOCKHOLDER VALUES OF TELEMUNDO MAY MATERIALLY DIFFER FROM THOSE EXPRESSED IN THESE FORWARD-LOOKING STATEMENTS. MANY OF THE FACTORS THAT WILL DETERMINE THESE RESULTS AND VALUES ARE BEYOND TELEMUNDO'S ABILITY TO CONTROL OR PREDICT. STOCKHOLDERS ARE CAUTIONED NOT TO PUT UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS.

  Stockholders should understand that the following important factors, in addition to those discussed elsewhere in the documents which are incorporated by reference into this Proxy Statement, could affect the future results of Telemundo and could cause results to differ materially from those expressed in such forward-looking statements and the Projections: (i) the effect of economic conditions; (ii) Telemundo's outstanding indebtedness and leverage; (iii) restrictions imposed by the terms of Telemundo's indebtedness; (iv) changes in advertising revenue which are caused by changes in national and local economic conditions, the relative popularity of Telemundo's programming, the demographic characteristics of Telemundo's markets and other factors outside Telemundo's control; (v) future capital requirements; (vi) the impact of competition, including its impact on market share and advertising revenue in each of Telemundo's markets; (vii) the loss of key employees; (viii) the modification or termination of network affiliation agreements; (ix) the availability of cost-effective programming;
(x) the impact of litigation; (xi) the impact of current or pending legislation and regulations, including FCC rulemaking proceedings; and (xii) other factors that may be described from time to time in filings of Telemundo with the SEC.

  The Projections included herein have been prepared by Telemundo based upon estimates of the total television market development and Telemundo's own performance through 2002, which Telemundo believed to be reasonable at the time they were made. The Projections do not, and were not intended to, include the benefits of any strategic transaction. The estimates which follow for 1997 were based upon actual results through May 31, 1997 and management forecasts for the remainder of the year. In the Projections: (i) total net U.S. broadcast television advertising expenditures are assumed to increase at a compounded annual growth rate of 5.8% through 2002; (ii) net U.S. Spanish-language network television advertising expenditures are assumed to grow at an annual rate of 7.8% through 2002; (iii) in the U.S., Telemundo anticipates participating in the overall growth of the Spanish-language television market as well as gradually increasing its overall share of the Spanish-language television audience, increasing approximately one share point per year from an assumed 1997 base of 20%; (iv) since Puerto Rico is a mature market, the revenues of Telemundo's Puerto Rican subsidiary are assumed to grow only in line with the growth of the overall U.S. broadcast television market; (v) in 1998 and 1999, network programming, production and promotion costs are assumed to grow 15.0% and 12.5%, respectively, and thereafter, these expenditures are projected to grow 10% per annum; (vi) as the network provides substantially all of the programming and significant marketing support to the stations, station group expenses are assumed to increase less than network expenses;
(vii) amortization primarily results from Telemundo's reorganization and acquisition of station WSNS in Chicago; (viii) net interest expense results primarily from interest on and amortization of deferred debt expense relating to Telemundo's 10.5% senior notes, as well as fees and interest related to its revolving credit facility (interest income on Telemundo's projected cash balance, assumed to yield 5%, is netted against interest expense); (ix) income taxes relate primarily to taxes paid in Puerto Rico, withholding taxes related to foreign operations and certain federal and state income and franchise taxes; the projected income tax provision reflects the utilization of net operating losses for both the U.S., subject to limitations under Section 382 of the Internal Revenue Code, and Puerto Rico; (x) minority interest relates to its 25.5% partner's interest in station WSNS-Chicago; (xi) working capital requirements are assumed to increase by 20% of the annual increase in net revenues; and (xii) future capital expenditures are projected to include the general replacement and upgrade of equipment and facilities as well as a provision for the phasing in of the conversion to digital broadcast transmission at owned and operated stations. It should be noted that the assumption in clause (iii) above was made despite the fact that Telemundo's ratings had decreased since the first quarter of 1996.

  THE PROJECTIONS ARE NOT GUARANTEES OF PERFORMANCE. THEY INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THE FUTURE RESULTS AND STOCKHOLDER VALUE OF TELEMUNDO MAY MATERIALLY DIFFER FROM THOSE EXPRESSED IN THE PROJECTIONS. MANY OF THE FACTORS THAT WILL DETERMINE THESE RESULTS AND VALUES ARE BEYOND TELEMUNDO'S ABILITY TO CONTROL OR PREDICT. STOCKHOLDERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE PROJECTIONS. THERE CAN BE NO ASSURANCE THAT THE PROJECTIONS WILL BE REALIZED OR THAT TELEMUNDO'S FUTURE FINANCIAL RESULTS WILL NOT MATERIALLY VARY FROM THE PROJECTIONS. TELEMUNDO DOES NOT INTEND TO UPDATE OR REVISE THE PROJECTIONS.

  The Projections set forth on page 43 and on the top of page 44 summarize certain of the information that was prepared by Telemundo in July, 1997 and provided in the confidential information memorandum distributed by Lazard to potential transaction partners who executed confidentiality agreements. For purposes of this data, EBITDA is operating income before depreciation and amortization. Although EBITDA, under generally accepted accounting principles, is not intended to represent cash flow or any other measure of financial performance, Telemundo believes it is helpful in understanding cash flow generated from operations that is available for debt service, taxes, working capital requirements and capital expenditures.

                              FINANCIAL HIGHLIGHTS
                                ($ IN MILLIONS)

                                          FISCAL YEAR ENDING DECEMBER 31,
                          -----------------------------------------------------------------------
                                                                                     COMPOUNDED
                                                                                       ANNUAL
                                                                                    GROWTH RATE
                           1996   1997E    1998P   1999P   2000P   2001P   2002P   (1997 TO 2002)
                          ------  ------   ------  ------  ------  ------  ------  --------------
Net U.S. Spanish-Lang.
 TV Advertising
 Expenditures...........  $508.0  $580.0   $638.0  $669.9  $736.9  $788.5  $843.7        7.8%
Estimated Audience Share
 .......................              20%      21%     22%     23%     24%     25%
Share of Total U.S.
 Spanish-Lang. TV
 Advertising............    26.1%   22.1%    23.1%   24.6%   24.7%   25.4%   26.1%
Net Revenues............  $205.6  $203.6   $227.7  $249.9  $272.8  $294.4  $319.7        9.4%
 Growth.................    10.4%   (1.0%)   11.8%    9.8%    9.1%    7.9%    8.6%
Broadcast Cash Flow.....  $ 49.3  $ 41.8   $ 53.6  $ 63.8  $ 75.1  $ 84.3  $ 96.2       18.2%
 Margin.................    24.0%   20.5%    23.5%   25.5%   27.5%   28.6%   30.1%
EBITDA..................  $ 44.2  $ 36.7   $ 46.9  $ 56.9  $ 68.0  $ 77.0  $ 88.6       19.3%
 Margin.................    21.5%   18.0%    20.6%   22.8%   24.9%   26.1%   27.7%

                 FINANCIAL PROJECTIONS STATEMENT OF OPERATIONS
                   ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                    FISCAL YEAR ENDING DECEMBER 31,
                               -----------------------------------------------
                               1997E    1998P   1999P   2000P   2001P   2002P
                               ------   ------  ------  ------  ------  ------
Net U.S. Spanish-Language TV
 Advertising Expenditures..... $580.0   $638.0  $669.9  $736.9  $788.5  $843.7
Estimated Audience Share......     20%      21%     22%     23%     24%     25%
Share of Total U.S. Spanish-
 Lang. TV Advertising.........   22.1%    23.1%   24.6%   24.7%   25.4%   26.1%
Net Revenues
 Station Group................   91.2    100.4   108.0   115.5   122.7   130.4
 Network......................   64.6     77.1    89.2   101.0   114.2   129.2
 Puerto Rico..................   47.8     50.2    52.7    56.3    57.5    60.1
                               ------   ------  ------  ------  ------  ------
 Total........................  203.6    227.7   249.9   272.8   294.4   319.7
 Growth.......................   (1.0%)   11.8%    9.8%    9.1%    7.9%    8.6%
Broadcast Cash Flow...........   41.8     53.6    63.8    75.1    84.3    96.2
 Margin.......................   20.5%    23.5%   25.5%   27.5%   28.6%   30.1%
Corporate Expenses............    5.1      6.7     6.9     7.1     7.4     7.6
                               ------   ------  ------  ------  ------  ------
EBITDA........................   36.7     46.9    56.9    68.0    77.0    88.6
 Margin.......................   18.0%    20.6%   22.8%   24.9%   26.1%   27.7%
Depreciation & Amortization...   13.8     15.0    16.2    17.3    16.5    15.6
                               ------   ------  ------  ------  ------  ------
EBIT .........................   22.8     31.8    40.7    50.7    60.5    73.1
Net Interest Expense..........   19.1     19.3    19.0    18.1    16.7    14.9
Income Taxes..................    4.3      3.2     3.6     5.2     8.0     9.1
Minority Interest.............    2.8      3.1     3.4     3.7     4.1     4.5
                               ------   ------  ------  ------  ------  ------
Net Income.................... $ (3.4)  $  6.2  $ 14.7  $ 23.6  $ 31.6  $ 44.5
                               ======   ======  ======  ======  ======  ======
E.P.S......................... $(0.33)  $ 0.55  $ 1.29  $ 2.04  $ 2.70  $ 3.76
                               ======   ======  ======  ======  ======  ======

                             FINANCIAL PROJECTIONS
                            STATEMENT OF CASH FLOWS
                                ($ IN MILLIONS)

                                      FISCAL YEAR ENDING DECEMBER 31,
                                 ----------------------------------------------
                                 1997E   1998P   1999P   2000P   2001P   2002P
                                 ------  ------  ------  ------  ------  ------
EBITDA.......................... $ 36.7  $ 46.9  $ 56.9  $ 68.0  $ 77.0  $ 88.6
Capital Expenditures............   (9.7)   (9.0)   (9.2)   (9.2)   (9.2)   (9.2)
Changes in Working Capital......   (5.7)   (4.8)   (4.4)   (4.6)   (4.3)   (5.0)
Cash Interest...................  (13.5)  (13.2)  (15.0)  (18.1)  (16.7)  (14.9)
Taxes...........................   (2.5)   (3.2)   (3.6)   (5.2)   (8.0)   (9.1)
Other(a)........................   (9.5)   (6.3)   (6.7)   (7.0)   (7.4)   (7.8)
                                 ------  ------  ------  ------  ------  ------
Net Free Cash Flow.............. $ (4.4) $ 10.5  $ 18.0  $ 23.8  $ 31.3  $ 42.6
                                 ======  ======  ======  ======  ======  ======

--------
(a) Includes net capitalized programming expenditures, cash payment to minority interest holder and cash used for capital lease obligations.

  On October 20, 1997, Telemundo provided to Lazard the revised Projections in the chart below which thereafter were distributed by Lazard to entities who continued to express an interest in a potential transaction with Telemundo. The revisions to the Projections resulted primarily from a shortfall in net revenue, a result of Telemundo not having achieved its projected audience share of 20% during the third quarter of 1997. Telemundo also slightly reduced its projected EBITDA for 1998 (from $46.9 million to $43.9 million), reflecting the carryover effect of the delay in the assumed improvement in audience share.

                1997 REVISED PROJECTION VS. ORIGINAL PROJECTION
                                ($ IN MILLIONS)

                                                 1997               1997
                                          REVISED PROJECTION ORIGINAL PROJECTION
                                          ------------------ -------------------
   Net Revenue:
    Continental U.S.:
     Station Group.......................       $ 86.3             $ 91.2
     Network.............................         62.8               64.6
                                                ------             ------
                                                 149.1              155.8
    Puerto Rico..........................         48.4               47.8
                                                ------             ------
                                                 197.5              203.6
                                                ------             ------
   Operating Expenses:
    Continental U.S.:
     Station Group.......................         59.6               61.1
     Network.............................         76.8               75.3
                                                ------             ------
                                                 136.4              136.4
    Puerto Rico..........................         31.0               30.5
                                                ------             ------
                                                 167.4              166.9
                                                ------             ------
   EBITDA:
    Continental U.S.:
     Station Group.......................         26.7               30.1
     Network.............................        (14.0)             (10.7)
                                                ------             ------
                                                  12.7               19.4
    Puerto Rico..........................         17.4               17.3
                                                ------             ------
   EBITDA................................       $ 30.1             $ 36.7
                                                ======             ======
   Minority Interest.....................       $ (2.8)            $ (2.8)
                                                ======             ======

PURPOSE AND STRUCTURE OF THE MERGER

  Telemundo entered into the Merger Agreement because the Board concluded, relying upon the unanimous recommendation of the Special Committee, that the Merger is fair to and in the best interests of the Public Stockholders. In particular, the Board believed, based upon the unanimous recommendation of the Special Committee, that the Merger presented the Public Stockholders with the most attractive opportunity available at the current time to maximize the value of their Common Stock by selling their shares at a substantial premium to historical and current market prices for the Series A Common Stock. For a discussion of the various factors considered by the Special Committee and the Board in reaching their conclusions, see "Special Factors--Recommendations of the Special Committee and the Board of Directors; Fairness of the Merger."

  The purpose for the Purchaser to proceed with the Merger is for the Purchaser to acquire the entire equity interest in Telemundo. See "Special Factors--Interest of Certain Persons" and "--Current Relationships and Transactions."

  In order to provide a prompt and orderly transfer of ownership of Telemundo from the Stockholders to the Purchaser, in light of relevant financial, legal, tax and other considerations, and to facilitate the required financing for the transaction, the acquisition has been structured as a merger pursuant to which, if the Merger Agreement is adopted by the requisite vote of the Stockholders and the remaining conditions to the consummation of the Merger are satisfied or waived, Sub will be merged with and into Telemundo and all of the outstanding shares of Common Stock (other than shares held by the Purchaser or any wholly owned subsidiary of the Purchaser, or in the treasury of Telemundo or by any wholly owned subsidiary of Telemundo, all of which will be canceled with no payment made with respect thereto, or by Stockholders who properly exercise and perfect their statutory appraisal rights under the DGCL) will be converted into the right to receive the Merger Consideration. Stockholders who perfect their statutory appraisal rights under and in accordance with Section 262 of the DGCL may seek appraisal of their Common Stock. See "Special Factors--Appraisal Rights."

CERTAIN EFFECTS OF THE MERGER; PLANS FOR TELEMUNDO AFTER THE MERGER

  Following the Effective Time, the Purchaser will own 100% of Telemundo's outstanding capital stock. The Purchaser will be the sole beneficiary of any future earnings and growth of Telemundo after the Effective Time (until shares of capital stock, if any, are issued to other stockholders) and will have the ability to benefit from any divestitures (including the planned sale of Telemundo's network operations to affiliates of the Purchaser), strategic acquisitions or other corporate opportunities that may be pursued by Telemundo in the future. The common stock of the Purchaser will be owned 24.95% by SPE, 24.95% by Liberty and 50.1% by Station Partners. In addition, Liberty will grant Station Partners a proxy to vote all of its shares of common stock of the Purchaser, and Liberty will not be entitled to vote any of the outstanding common stock of the Purchaser. At the Effective Time, the Public Stockholders will cease to have any ownership interests in, or rights as, stockholders of Telemundo. Following the Effective Time, the Public Stockholders will not benefit from any increase in the value of Telemundo or any payment of dividends on the Common Stock of Telemundo and will not bear the risk of any decrease in the value of Telemundo. Following the Effective Time, the holders of the Creditors' Warrants (other than holders affiliated with the Purchaser or its affiliates) will not benefit from any increase in the value of Telemundo and will not bear the risk of any decrease in the value of Telemundo.

  As a result of the Merger, Telemundo will be a privately held corporation and a wholly owned subsidiary of the Purchaser and there will be no public market for its Common Stock or Warrants. At the Effective Time, the Series A Common Stock and the Creditors' Warrants will cease to be quoted on the National Market Tier and the Small Cap Market Tier, respectively, of Nasdaq and price quotations with respect to sales of shares of Series A Common Stock and the Creditors' Warrants in the public market will no longer be available. In addition, registration of the Series A Common Stock and the Creditors' Warrants under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be terminated. This termination will make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of
Section 16(b) and the
requirement under the proxy rules of Regulation 14A of furnishing a proxy or information statement in connection with stockholders meetings no longer applicable to Telemundo. After the Effective Time, Telemundo will no longer be required to file periodic reports with the SEC in connection with the Series A Common Stock and the Creditors' Warrants.

  The directors of Sub at the Effective Time will be the directors of Telemundo after the Merger and will hold office from the Effective Time until the next annual meeting of the Stockholders of Telemundo and until their successors are elected or appointed and are duly qualified.

  The officers of Telemundo at the Effective Time shall be the initial officers of Telemundo following the Merger and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in Telemundo's Restated Certificate of Incorporation and Amended and Restated By-laws, as in effect at the Effective Time, or as otherwise provided by law. Specifically, at the Effective Time, the following officers of Telemundo are expected to continue in their existing capacities as officers of Telemundo: (i) Roland A. Hernandez, President and Chief Executive Officer, (ii) Jose C. Cancela, Executive Vice President, (iii) Stephen J. Levin, Executive Vice President, (iv) Donald J. Tringali, Executive Vice President, (v) Peter J. Housman II, Chief Financial Officer and Treasurer, (vi) G. Stuart Livingston, Senior Vice President, Operations, and
(vii) Osvaldo F. Torres, Vice President, General Counsel and Secretary. See "Special Factors--Interests of Certain Persons."

  Contemporaneously with, or immediately following, the Effective Time, the Purchaser intends to cause Telemundo to sell all of its network operations to a company to be equally owned by SPE and Liberty (the "Network Company"). The Network Company will enter into an affiliation agreement pursuant to which it will provide programming to Telemundo and Telemundo and the Network Company will share local, national spot and network advertising revenues on a predetermined basis. The consideration to be paid for Telemundo's network operations shall be $73.2 million, subject to upward adjustment in certain circumstances.

  Station Partners will receive rights from the Network Company with respect to interests in the Network Company (the "Network Interests") that represent the right to receive the value of 10% of the Network Interests outstanding at the Effective Time for an amount equal to 10% of the aggregate equity contributed by SPE and Liberty to the Network Company (subject to adjustment in the future for subsequent equity investments made by SPE and Liberty in the Network Company and for certain distributions made by Network Company to SPE and Liberty (as adjusted, the "Strike Price")).

  In general, common stock of the Purchaser held by a stockholder may not be transferred without the consent of the other stockholders of the Purchaser. After the fifth anniversary of the Effective Time, and subject to regulatory approval, including FCC approval, Station Partners shall have the right to sell its ownership interest in the Purchaser to SPE and Liberty. Each of SPE and Liberty shall be severally obligated to purchase 50% of such ownership interest for a price (the "Station Partners Purchase Price") equal to a proportional amount, based upon Station Partners' then ownership interest in the Purchaser, of the price that an unrelated third party would pay to acquire the entire ownership of the Purchaser, in an arm's-length transaction. Notwithstanding the foregoing, if the Station Partners Purchase Price is lower than the amount that would be required to be paid to Station Partners such that Station Partners' internal rate of return with respect to such payment, equals an annual return of 10% (the "Minimum Value"), then the price to be paid for Station Partners' ownership interest in the Purchaser shall be the Minimum Value. If the Station Partners Purchase Price is higher than the amount that would be required to be paid to Station Partners such that Station Partners' internal rate of return with respect to such payment equals an annual return of 40% (the "Maximum Value"), then the price to be paid for Station Partners' ownership interest in the Purchaser shall be the Maximum Value. If Station Partners exercises its right to sell to SPE and Liberty its ownership interest in the Purchaser, SPE and Liberty shall also purchase the Rights at an amount equal to the difference (which shall not be less than zero) between (x) the price equal to a proportional amount, based upon the proportion of the total Network Interest represented by the Rights, that an unrelated third party would pay to acquire all of the equity interests (including the Rights) of the Network Company, in an arm's-length transaction and (y) the aggregate Strike Price of the Rights (the "Network Company Purchase Price").

  After the fifth anniversary of the Effective Time, and subject to regulatory approval, including FCC approval, SPE and Liberty shall jointly have the right to purchase all of Station Partners' ownership interest in the Purchaser for a purchase price equal to the Station Partners Purchase Price or, if applicable, the Minimum Value or Maximum Value. If SPE and Liberty exercise their joint right to purchase Station Partners' ownership interest in the Purchaser, then SPE and Liberty shall also purchase the Rights at an amount equal to the Network Company Purchase Price.

RISK THAT THE MERGER WILL NOT BE CONSUMMATED

  Consummation of the Merger is subject to various conditions, including approval by the FCC of the transfer of Telemundo's FCC broadcast licenses without the imposition of certain specified conditions or restrictions that are not acceptable to the Purchaser, approval of the Merger by the holders of a majority of the outstanding Series A Common Stock and Series B Common Stock (voting together as a single class), Telemundo's securing certain consents to the Merger from third parties, the Purchaser's securing the financing necessary to consummate the Merger and other related transactions, and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Although the Purchaser has obtained binding commitments for the required financing, these commitments contain several conditions. See "Special Factors--Financing for the Merger." As a result of the various conditions to the completion of the Merger, even if the requisite Stockholder approval is obtained, there can be no assurance that the Merger will be consummated.

  It is expected that if the Merger Agreement is not approved and adopted by Stockholders, or if the Merger is not consummated for any other reason, Telemundo's current management, under the direction of the Board, will continue to manage Telemundo as an on-going business. Although other potential transaction partners were identified during the strategic transaction process, no other transaction is currently being considered by Telemundo as an alternative to the Merger. If the Merger Agreement is not approved and adopted or if the Merger is not consummated, there can be no assurance that the transactions previously offered to Telemundo will remain available to Telemundo on the same or similar terms, that any other transaction acceptable to Telemundo will be offered or that Telemundo's operations will not be adversely impacted.

CURRENT RELATIONSHIPS AND TRANSACTIONS

  TLMD II, which may be deemed to be an affiliate of Apollo Investment, Mr. Black, a director of Telemundo who may be deemed to be an affiliate of Apollo Investment, and Bastion directly owned, in the aggregate, [3,601,085] shares of Common Stock, as of the Record Date, representing approximately [35.1]% of the total number of shares of Common Stock outstanding as of such date. At the Effective Time, Apollo Investment, which may be deemed to be an affiliate of TLMD II and Mr. Black, and Bastion will indirectly own, through Station Partners, a 50.1% interest, in the aggregate, in the Purchaser. See "The Companies." In addition, Apollo Investment and Bastion, through Station Partners, will receive rights with respect to Network Interests. Station Partners will have the right to vote 75.05% of the common stock of the Purchaser as a result of the grant by Liberty of a proxy to vote all of its shares of the common stock of the Purchaser. See "Special Factors--Certain Effects of the Merger; Plans for Telemundo After the Merger."

  TLMD II is a Delaware limited liability company of which AIF II, L.P., a Delaware limited partnership ("AIF II"), is the manager. The managing general partner of AIF II is Apollo Advisors, L.P., a Delaware limited partnership ("Advisors"). Apollo Capital Management, Inc., a Delaware corporation ("Apollo Capital"), is the sole general partner of Advisors. Mr. Black, a director of Telemundo, is the President, a director and a stockholder of Apollo Capital.

  Apollo Investment is a Delaware limited partnership of which Apollo Advisors II, L.P., a Delaware limited partnership ("Advisors II"), is the managing general partner. Apollo Capital Management II, Inc., a Delaware corporation ("Apollo Capital II"), is the general partner of Advisors II. Apollo Management L.P., a Delaware limited partnership ("Apollo Management"), serves as manager of Apollo Investment. AIF III Management, Inc., a Delaware corporation ("AIM"), is the general partner of Apollo Management. Mr. Black is a director and a stockholder of Apollo Capital II, a director of AIM and one of the founding principals and a limited partner of Apollo Investment.

  Mr. Black also is a founding principal of Lion Advisors, L.P., a Delaware limited partnership ("Lion Advisors"), which acts as financial advisor to and representative for certain institutional investors with respect to securities investments. Creditors' Warrants to purchase 29,242 shares of Series A Common Stock are beneficially owned by Lion Advisors for the benefit of an investment account under management over which Lion Advisors has exclusive voting, dispositive and investment power. Creditors' Warrants to purchase 12,532 shares of Series A Common Stock are beneficially owned by AIF II. AIF II is the manager of TLMD II and has sole dispositive power with respect to the securities held by TLMD II. See "Security Ownership of Certain Beneficial Owners and Management."

  Mr. Edward Yorke, a director of Telemundo, is a principal of Apollo Management, Advisors II and Lion Advisors and is Vice President of Apollo Capital. Mr. Bruce Spector, a director of Telemundo, is a principal of Apollo Management, Advisors II and Lion Advisors and is Vice President of Apollo Capital.

  Bastion is a Delaware limited partnership. The sole general partner of Bastion is Bastion Partners, L.P., a Delaware limited partnership ("Bastion Partners"). The only general partners of Bastion Partners are Bron Corp., a Delaware corporation ("BC") and Villanueva Investments, Inc., a Delaware corporation ("VII"). The sole holder of voting stock and the sole director and officer of BC is Mr. Bron. The sole holder of voting stock of VII is the Daniel Villanueva Living Trust, a trust created under the laws of California, the co-trustees of which are Daniel D. Villanueva and Myrna E. Villanueva. Mr. Villanueva is the sole director and principal officer of VII. Messrs. Bron and Villanueva are the managing directors of Bastion Capital Corp., which manages the affairs of Bastion pursuant to a management agreement.

  In 1996, Bastion purchased an aggregate of 590,000 shares of Series A Common Stock. In January 1996, 490,000 of such shares were purchased for $15.25 per share and in July 1996, 100,000 of such shares were purchased for $23.13 per share.

  The Reorganization. In connection with the consummation on December 30, 1994 (the "Consummation Date") of its plan of reorganization (the "Plan") under chapter 11 of the United States Code, Telemundo entered into a number of agreements with certain persons, including TLMD II and certain of its affiliates, relating to the securities of Telemundo and defining certain aspects of the ongoing relationship between Telemundo and such persons.

  Pursuant to the Plan, as of the Consummation Date, holders of certain claims against and interests in Telemundo received cash, 10.25% Senior Notes due December 30, 2001, Common Stock, and/or five-year Warrants to purchase Series A Common Stock at $7.00 per share (the "Creditors' Warrants"). Pursuant to Telemundo's Restated Certificate of Incorporation, the holders of the Series B Common Stock have the right until December 30, 1998 (or for a shorter period upon the occurrence of certain events) to elect a majority of the Board. Of the 10,000,000 shares of Common Stock distributed under the Plan, 4,388,394 were shares of Series A Common Stock and 5,611,606 were shares of Series B Common Stock, of which 3,011,885 were distributed in the aggregate to Apollo and Bastion.

  Warrants. Prior to the Consummation Date, Reliance Insurance Company ("Reliance") directly owned or controlled 58.4% of the then outstanding common stock of Telemundo. Pursuant to the Plan, all of the common stock previously owned by Reliance was canceled. Following the Consummation Date and pursuant to the Plan, Reliance's holdings totaled approximately 10.2% of the total outstanding Common Stock of Telemundo, all of which was Series A Common Stock. Reliance and its affiliates received Creditors' Warrants pursuant to the Plan to purchase 38 shares of Series A Common Stock. In addition, Reliance received Warrants to purchase 416,667 shares of Series A Common Stock at $7.19 per share (the "Reliance Warrants"), which Reliance Warrants are exercisable beginning one, two and three years after the Consummation Date and for a period of five years from the date they become exercisable. The Reliance Warrants contain certain antidilution provisions in the event of a change in Telemundo's capitalization. As of the Record Date, there were [416,667] Reliance Warrants outstanding, which warrants were held by Reliance and its affiliates. See "Registration Rights Agreement" below.

  Also pursuant to the Plan and as described above, an aggregate of 639,750 Creditors' Warrants were issued to the holders of certain claims against and interests in Telemundo. The Creditors' Warrants are exercisable for a period of five years and expire on December 30, 1999. As of the Record Date, there were 522,662 Creditors' Warrants outstanding, which warrants were held by approximately [300] holders of record.

  Pursuant to the agreements governing the Warrants, Telemundo has the right to redeem the Warrants on three days' prior written notice to the holders thereof in connection with a sale transaction such as the Merger. Pursuant to the Merger Agreement, each holder of a then outstanding and unexercised Warrant will, in connection with the Merger, receive from Telemundo, in settlement of such Warrant, a cash payment (subject to any required withholding of taxes) equal to the product of (a) the total number of shares of Common Stock subject to each such Warrant times (b) the excess of the Merger Consideration over the exercise price per share subject to such Warrant.

  Shareholders Agreement. The Major Stockholders entered into the Shareholders Agreement pursuant to which each of them agreed, during the term of the Shareholders Agreement and subject to the provisions thereof, among other things, to use its reasonable best efforts to cause Mr. Black (or his nominee), two nominees of TLMD II, a nominee of Bastion and a nominee of Hernandez Partners to be elected to the Board. TLMD II selected Bruce Spector and Edward Yorke, Mr. Black selected himself, Bastion selected Guillermo Bron and Hernandez Partners selected Roland A. Hernandez. Pursuant to the Shareholders Agreement, the shares of Common Stock beneficially owned by each of the Major Stockholders will be voted by a voting committee comprised of three members, one of whom is appointed by TLMD II, one of whom is appointed by Bastion, and the third of whom is an Independent Member (as defined in the Shareholders Agreement). The parties to the Shareholders Agreement have appointed the voting committee as their attorney-in-fact and proxy to vote all shares owned by such parties as to which a vote of the Stockholders is required. Currently, the members of the voting committee are John J. Hannan, a principal and limited partner of Apollo Management, Mr. Bron, a director of Telemundo who may be deemed to be an affiliate of Bastion, and Alan Abramson, a private investor. A majority of the members of the voting committee have indicated their present intention to vote the shares of Common Stock subject to the Shareholders Agreement in favor of the approval and adoption of the Merger Proposal.

  The Shareholders Agreement (other than certain provisions relating to the rights of Major Stockholders other than TLMD II to participate in certain sales of Common Stock by TLMD II and specified transferees) will terminate on the earlier of the date when no shares of Series B Common Stock are outstanding and the date when TLMD II ceases to own at least 245,003 shares of Series B Common Stock. The Shareholders Agreement may also be terminated as of the date specified by TLMD II in a written notice delivered to the other Major Stockholders, subject to the receipt of any regulatory approvals.

  Registration Rights Agreement. On the Consummation Date, in connection with the Plan, Telemundo, Advisors and Reliance entered into a registration rights agreement (the "Registration Rights Agreement") pursuant to which Telemundo agreed to register Common Stock held by Advisors and its affiliates or Reliance and its affiliates, or their respective transferees (each a "Holder" and collectively, the "Holders"), under the Securities Act of 1933, as amended (the "Securities Act"). Under the Registration Rights Agreement, Telemundo is obligated, subject to certain terms and conditions and upon demand by a Holder, to use reasonable diligence to effect and to maintain for not more than 90 days the registration under the Securities Act of Telemundo's 10.25% Senior Notes due December 30, 2001 and the Common Stock owned by such Holder (the "Registrable Securities"). A demand for registration under the Registration Rights Agreement must be made by a Holder within five years of the date of the Registration Rights Agreement in the case of (a) Common Stock acquired other than through the exercise of Warrants and (b) Telemundo's 10.25% Senior Notes due December 30, 2001, and within the later of five years from the date of the Registration Rights Agreement and two years after the exercise of Warrants in the case of Common Stock acquired through the exercise of Warrants. In addition, so long as any of the Registrable Securities are outstanding, if Telemundo proposes to register any of its securities under the Securities Act, whether or not for its own account, the Holders have the right to request that Telemundo include the Holders' Registrable Securities in such registration, subject to certain terms and conditions. During the term of the Registration Rights Agreement, Telemundo is not required to effect (i) more than one registration of the 10.25% Senior Notes due December 30, 2001 held by Advisors and its affiliates, (ii) more than two registrations of the Common Stock held by Advisors and its affiliates and (iii) more than two registrations of Common Stock held by Reliance and its affiliates. Reliance previously demanded one registration of its Common Stock and has advised Telemundo that it desires to register all of its remaining Common Stock, including Common Stock subject to the Reliance Warrants. In accordance with the Registration Rights Agreement, Telemundo will effect a registration for such Common Stock as promptly as practicable.

  On October 15, 1997, Reliance requested that Telemundo file a registration statement for the 416,705 shares of Series A Common Stock beneficially owned by Reliance and its affiliates. On November 5, 1997, Telemundo informed Reliance that it was exercising its rights under the Registration Rights Agreement to postpone the filing of a registration statement with respect to such securities for a reasonable period of time (not to exceed 135 days). During such period, Telemundo negotiated and executed the Merger Agreement and prepared and filed a preliminary proxy statement. On February 24, 1998, Telemundo informed Reliance and its affiliate that it would be unable to file a registration statement complying with the requirements of Rule 3-01 of Regulation S-X promulgated by the Commission until it had completed its audit for the year ended December 31, 1997 and filed its Annual Report on Form 10-K for such year, and that upon completion of such actions it would promptly file the requested registration statement. On March 2, 1998 Reliance filed a complaint in the United States District Court for the Southern District of New York alleging that Telemundo had breached the Registration Rights Agreement by failing to file a registration statement for the 416,667 shares of Series A Common Stock which Reliance is entitled to purchase by virtue of its ownership of its Warrants. The complaint alleged damages in an amount not less than $14,504,178.27. On March 25, 1998 Telemundo filed an answer to Reliance's complaint denying the allegations set forth therein. Telemundo believes that it has meritorious defenses to the allegations contained in the complaint and intends to contest the action vigorously. On March 31, 1998, Telemundo filed its Annual Report on Form 10-K for the year ended December 31, 1997 and filed the requested registration statement.

 Telemundo Transactions with SPE

  In May 1997, Telemundo, SPE and Azteca agreed to jointly produce certain Spanish-language television programming. The first of these programs is currently in pre-production and is planned to be broadcast on the Telemundo network. Telemundo is currently in discussions with SPE regarding a proposed business arrangement pursuant to which SPE would license to Telemundo for broadcast on the Telemundo network certain motion pictures, develop and produce for broadcast on the Telemundo network television serial programming and provide to Telemundo certain consulting and marketing assistance. These discussions are ongoing, no agreements have been entered into as of the date of this Proxy Statement and there can be no assurance that any such agreements will ever be entered into.

INTERESTS OF CERTAIN PERSONS

  In considering the recommendations of the Board, Stockholders should be aware that certain members of Telemundo's management, certain Stockholders and the Board have interests that are different from, or in addition to, the interests of Telemundo's Stockholders generally. Each of the Board and the Special Committee was aware of such interests and considered them, among other matters, in approving the Merger Agreement and the Incentive Plan.

  Directors. A majority of Telemundo's present directors may be deemed to be affiliates or associates of the Purchaser or its affiliates or Stockholders who have an interest in the Merger different from, or in addition to, the interests of Telemundo's Stockholders generally. See "Special Factors--Current Relationships and Transactions." At the Effective Time, pursuant to the terms of the Merger Agreement, Sub's directors will become the directors of Telemundo. Presently, Mr. Edward M. Yorke, a director of Telemundo, is a director of TLMD Acquisition Co. and it is contemplated that Mr. Yorke will continue to be a director of Telemundo following the completion of the Merger.

  On June 12, 1996, each of the non-employee directors of Telemundo, which includes all directors except for Mr. Hernandez, was granted an option to purchase 2,500 shares of Series A Common Stock at $24.75 per share and such option is fully vested and currently exercisable with respect to 833 shares. On June 12, 1997 the non-employee directors were also granted a separate option to purchase 2,500 shares of Series A Common Stock at $24.375 per share. No part of this option is currently exercisable. If the Merger is consummated, all of the options of the non-employee directors, whether or not otherwise exercisable, would become immediately exercisable.

  Executive Officers. At the Effective Time, pursuant to the terms of the Merger Agreement, Telemundo's officers will become the initial officers of Telemundo. Each such person will continue to be an officer of Telemundo until his successor is duly elected or appointed and qualified in the manner provided in the Restated Certificate of Incorporation and Amended and Restated By-laws of Telemundo in effect at the Effective Time, or as otherwise provided by law.

  Employment Agreements and Stock Option Agreements of Executive Officers. Telemundo has entered into certain employment agreements, which will remain in effect after the consummation of the Merger, and stock option agreements with its executive officers which may confer upon such officers certain benefits relating to the consummation of the Merger. These agreements are summarized below.

  Mr. Hernandez's employment agreement, dated as of March 9, 1995, as amended, remains in effect until February 28, 2001. The amended employment agreement provides for an annual base salary of $700,000 until February 28, 1998 and $800,000 during the remainder of his term of employment. If the Incentive Plan is approved and adopted by the Stockholders, Mr. Hernandez will be eligible for annual bonuses for each of the 1998, 1999, 2000 and 2001 fiscal years of up to 100% of his base salary, in each case, if Telemundo achieves certain EBITDA targets.

  Under a stock option agreement, dated as of March 9, 1995, as amended, Mr. Hernandez was granted options to purchase 512,500 shares of Series A Common Stock at an exercise price of $10.00 per share. The options have fully vested and become immediately exercisable with respect to 416,407 shares. On each of December 31, 1998, December 31, 1999 and December 31, 2000, an additional 32,032, 32,032 and 32,029 shares, respectively, will, in each case, become exercisable, so long as Mr. Hernandez is employed with Telemundo on such date. However, all options that are not otherwise exercisable will become immediately exercisable upon a "change of control transaction" (as defined in the amended stock option agreement) if Mr. Hernandez is still employed with Telemundo on such date. Under a separate stock option agreement, dated as of September 10, 1997, Mr. Hernandez, was granted options to purchase an additional 30,000 shares of Series A Common Stock at an exercise price of $33.75 per share. These options become exercisable in three equal installments on each of February 28, 1999, February 28, 2000 and February 28, 2001, in each case, if Mr. Hernandez is employed by Telemundo on such date. However, all options granted on September 10, 1997 that are not otherwise exercisable will become immediately exercisable upon the occurrence of a "change of control transaction" (as defined in the stock option agreement) if Mr. Hernandez is still employed with Telemundo on such date. The consummation of the Merger would constitute a "change of control transaction" under both of Mr. Hernandez's stock option agreements.

  Mr. Levin's employment agreement, dated as of February 27, 1995, as amended, remains in effect until February 28, 2001. The agreement provides for an annual base salary of $350,000 until February 28, 1998 and $400,000 from March 1, 1998 through the remainder of his term of employment. If the Incentive Plan is approved and adopted by the Stockholders, Mr. Levin will be eligible for annual bonuses for each of the 1998, 1999, 2000 and 2001 fiscal years of up to 100% of his base salary, in each case, if Telemundo achieves certain EBITDA targets.

  Under two stock option agreements, both dated as of February 27, 1995, as amended, Mr. Levin was granted options to purchase an aggregate of 50,000 shares of Series A Common Stock. The first stock option agreement granted Mr. Levin options to purchase 30,000 shares at an exercise price of $10.00 per share, and the second option agreement granted additional options to purchase 20,000 shares at an exercise price of $13.00 per share. The options have fully vested and are exercisable with respect to 24,375 and 16,250 shares of the first and second option grants, respectively. On each of December 31, 1998, December 31, 1999 and December 31, 2000, an additional 1,875 and 1,250 shares from each of the first and second option grants, respectively, will, in each case, become exercisable so long as Mr. Levin is employed with Telemundo on such date. However, all options that are not otherwise exercisable will become exercisable upon a "change of control transaction" (as defined in the amended stock option agreement) if Mr. Levin is still employed with Telemundo on such date. Under a third stock option agreement dated September 10, 1997, Mr. Levin was granted options to purchase an additional 30,000 shares of Series A Common Stock at an exercise price of $33.75 per share. These options become exercisable in three equal installments on each of February 28, 1999, February 28, 2000 and February 28, 2001, in each case, if Mr. Levin is employed by Telemundo on such date. However, all options granted on September 10, 1997 that are not otherwise exercisable will become immediately exercisable upon the occurrence of a "change of control transaction" (as defined in the stock option agreement) if Mr. Levin is still employed with Telemundo on such date. The consummation of the Merger would constitute a "change of control transaction" under all of Mr. Levin's stock option agreements.

  Mr. Tringali's employment agreement, dated as of June 11, 1996, as amended, remains in effect until February 28, 2001. The agreement provides for an annual base salary of $350,000 until February 28, 1998 and $400,000 from March 1, 1998 through the remainder of his term of employment. If the Incentive Plan is approved and adopted by the Stockholders, Mr. Tringali will be eligible for annual bonuses for each of the 1998, 1999, 2000 and 2001 fiscal years of up to 100% of his base salary, in each case, if Telemundo achieves certain EBITDA targets.

  Under a stock option agreement, dated as of June 11, 1996, as amended, Mr. Tringali was granted options to purchase 75,000 shares of Series A Common Stock at an exercise price of $23.375 per share. The options have fully vested and are immediately exercisable with respect to 56,250 shares. On each of December 31, 1998, December 31, 1999 and December 31, 2000, an additional 6,250 shares will, in each case, become exercisable so long as Mr. Tringali is employed with Telemundo on such date. However, all options that are not otherwise exercisable will become exercisable upon a "change of control transaction" (as defined in the amended stock option agreement) if Mr. Tringali is still employed with Telemundo on such date. Under a separate stock option agreement dated September 10, 1997, Mr. Tringali was granted options to purchase an additional 30,000 shares of Series A Common Stock at an exercise price of $33.75 per share. These options become exercisable in three equal installments on each of February 28, 1999, February 28, 2000 and February 28, 2001, in each case, if Mr. Tringali is employed by Telemundo on such date. However, all options granted on September 10, 1997 that are not otherwise exercisable will become immediately exercisable upon the occurrence of a "change of control transaction" (as defined in the stock option agreement) if Mr. Tringali is still employed with Telemundo on such date. The consummation of the Merger would constitute a "change of control transaction" under both of Mr. Tringali's stock option agreements.

  Mr. Cancela's employment agreement, dated as of March 7, 1997, expired on December 31, 1997. Telemundo is currently in the process of renegotiating Mr. Cancela's employment agreement. Mr. Cancela continues to be employed by Telemundo and is presently being paid an annual base salary of $325,000.

  Under a stock option agreement, dated as of June 30, 1995, Mr. Cancela was granted options to purchase 50,000 shares of Series A Common Stock at an exercise price of $14.625 per share. These options become exercisable in three equal installments on each of June 30, 1998, June 30, 1999 and June 30, 2000, in each case, if Mr. Cancela is employed by Telemundo on such date. However, all options that are not otherwise exercisable will become exercisable upon a "change of control" (as defined in the 1994 Stock Option Plan) if Mr. Cancela is still employed with Telemundo on such date.

  Mr. Housman's employment agreement, dated as of March 7, 1997, as amended, remains in effect until February 28, 2001. The agreement provides for an annual base salary of $325,000 until February 28, 1998 and $400,000 from March 1, 1998 through the remainder of his term of employment. If the Incentive Plan is approved and adopted by the Stockholders, Mr. Housman will be eligible for annual bonuses of up to 100% of his base salary for the 1998, 1999, 2000 and 2001 fiscal years, in each case, if Telemundo achieves certain EBITDA targets.

  Under a stock option agreement, dated as of June 30, 1995, as amended, Mr. Housman was granted options to purchase 50,000 shares of Series A Common Stock at an exercise price of $14.625 per share. The options have fully vested and are exercisable with respect to 16,667 shares. On each of June 30, 1999 and June 30, 2000, options with respect to an additional 16,667 and 16,666 shares, respectively, will, in each case, become exercisable so long as Mr. Housman is employed with Telemundo on such date. However, all options that are not otherwise exercisable will become exercisable upon a "change of control transaction" (as defined in the amended stock option agreement) if Mr. Housman is still employed with Telemundo on such date. Under a separate stock option agreement dated September 10, 1997, Mr. Housman was granted options to purchase an additional 30,000 shares of Series A Common Stock at an exercise price of $33.75 per share. These options become exercisable in three equal installments on each of February 28, 1999, February 28, 2000 and February 28, 2001, in each case, if Mr. Housman is employed by Telemundo on such date. However, all options granted on September 10, 1997 that are not otherwise exercisable will become immediately exercisable upon the occurrence of a "change of control transaction" (as defined in the stock option agreement) if Mr. Housman is still employed with Telemundo on such date. The consummation of the Merger would constitute a "change of control transaction" under both of Mr. Housman's stock option agreements.

  In addition to the specific provisions described above, the employment agreements, as amended, for Messrs. Hernandez, Levin, Tringali and Housman each contain the provisions set forth below. If such executive's employment is terminated because of death, disability or other event rendering the applicable executive unable to perform his duties and obligations under the agreement, in addition to his base salary and certain benefits through the date of termination, Telemundo is obligated to pay such executive a bonus, if earned, for the year in which such termination occurred. If such an executive is terminated for "cause" (as defined in the applicable employment agreement) or such an executive resigns without "good reason" (as defined in the applicable employment agreement) pursuant to a resignation that is not a "specified resignation" (as defined in the applicable employment agreement), Telemundo is obligated to pay such executive only his base salary and certain other benefits through the date of termination or resignation. The agreements provide that if the executive is terminated by Telemundo "without cause" or by an executive for "good reason" (each as defined in the applicable employment agreement), the executive will be entitled to receive through an entitlement date that is the later of February 28, 2001 or the first anniversary of the date of termination of the executive's employment, (i) his base salary, (ii) his bonus for the fiscal year in which such termination occurs and (iii) his benefits (or reimbursement of the cost thereof) under his employment agreement. These employment agreements also provide that if (a) there is a "change of control transaction" (as defined in the applicable employment agreement), (b) the applicable executive is offered a position allowing him to keep his title with the successor to all or any part of Telemundo's business and (iii) a "diminution in duty" (as defined in the applicable employment agreement) would have occurred but for the offer of a position as described in clause (b) above, then the applicable executive will have the option of declining the position offered as described in clause (b) above and instead modifying his position to a position (but not senior to that offered) that has such work location, time commitment, duties, responsibilities and terms as the applicable executive officer may specify in his sole and absolute discretion after consultation with Telemundo. In addition, the employment agreements provide for "specified resignation rights" (as defined in the applicable employment agreement) which allow the executive, during the one-month period beginning 14 months after a change of control transaction, to terminate his employment for any reason whatsoever; any such termination will be treated as if it were a termination for "good reason" (the consequences of which are described above).

  Mr. Torres' employment agreement, dated as of September 10, 1997 remains in effect until December 31, 1999. The agreement provides for an annual base salary of $150,000 for the period beginning on November 15, 1997 and ending on May 13, 1998. For each of the periods beginning on May 14, 1998 and ending on May 13, 1999, and beginning on May 14, 1999 and ending on December 31, 1999, the base salary will be mutually agreed upon by Mr. Torres and Telemundo, but in no event will the base salary increase be less than ten percent of the then current base salary. In addition, for the 1997 fiscal year Mr. Torres is entitled to a performance bonus equal to twenty percent of his base salary. For the 1998 and 1999 fiscal years, Mr. Torres is entitled to a performance bonus equal to fifteen percent of his base salary. The performance bonus is awarded based solely upon an assessment of Mr. Torres' performance of his duties, without regard to the financial condition or performance of Telemundo. For the 1998 and 1999 fiscal years, Mr. Torres is also entitled to a bonus equal to an additional ten percent of his base salary, based upon Telemundo's achievement with respect to EBITDA targets. Mr. Torres has the right to resign without "good reason" (as defined in the employment agreement) and terminate the employment agreement at any time within six months after a "change of control transaction" (as defined in the employment agreement) occurs and is entitled to receive (i) his base salary earned up to the date of resignation and (ii) all benefits due up to the date of resignation. The consummation of the Merger would constitute a "change of control transaction."

  Under two stock option agreements, dated as of June 12, 1997 and September 10, 1997, respectively, Mr. Torres was granted options to purchase an aggregate of 15,000 shares of Series A Common Stock. The first agreement grants Mr. Torres options to purchase 5,000 shares at an exercise price of $24.375. On June 12, 1998, options with respect to 1,668 shares will vest and become exercisable, and on each of June 12, 1999 and June 12, 2000, 1,666 shares will vest and become exercisable. The second agreement grants Mr. Torres options to purchase 10,000 shares at an exercise price of $33.75 per share. On September 10, 1998, options with respect to 3,334 shares will vest and become exercisable, and on each of September 10, 1999 and September 10, 2000, options with respect to 3,333 shares will vest and become exercisable, in each case, if Mr. Torres is employed with Telemundo on such date. However, all options that are not otherwise exercisable will become exercisable immediately upon a "change of control transaction" (as defined in the stock option agreement) if Mr. Torres is still employed with Telemundo on such date. The consummation of the Merger would constitute a "change of control transaction" under both of Mr. Torres' stock option agreements.

  Mr. Livingston's employment agreement, dated as of February 28, 1996, expired on February 27, 1998. Telemundo is currently in the process of renegotiating Mr. Livingston's employment agreement. Mr. Livingston continues to be employed by Telemundo and is presently being paid an annual base salary of $240,000.

  Under Mr. Livingston's two stock option agreements, dated as of March 9, 1995 and November 15, 1996, respectively, he was granted options to purchase an aggregate of 20,000 shares of Series A Common Stock. The first agreement grants Mr. Livingston options to purchase 10,000 shares at an exercise price of $10.00 per share. This option has a four year vesting schedule and is subject to Telemundo achieving certain performance levels for each fiscal year ending 1995 through 1998. One-half of these options have fully vested and are exercisable, one-fourth of the options will no longer be outstanding or exercisable when the Compensation Committee certifies that certain performance objectives were not met in 1997, and the remaining one-fourth of the options become exercisable in 1999 if Telemundo achieves certain performance levels for 1998. The second agreement grants Mr. Livingston options to purchase 10,000 shares at an exercise price of $29.875 per share. These options have a three year vesting schedule and are subject to Telemundo achieving certain performance levels for each fiscal year ending 1996 through 1998. One-third of these options have fully vested and become immediately exercisable, one-third of the options will no longer be outstanding or exercisable when the Compensation Committee certifies that certain performance objectives were not met in 1997, and the remaining one-third of the options become exercisable in 1999 if Telemundo achieves certain performance levels for 1998. In the event of a "change of control" (i) all options outstanding on the date of such change of control will fully vest and become immediately exercisable and (ii) upon termination of Mr. Livingston's employment with Telemundo following a "change of control," options held by Mr. Livingston will remain exercisable for one year after termination; provided, however, that if Mr. Livingston is terminated following a "change of control" prior to the expiration of his employment agreement, then the portion of the options that would have been exercisable had employment continued until the next vesting date, will, regardless of whether the EBITDA targets were met, be deemed to have been exercisable on the date of such termination of employment. The consummation of the Merger would constitute a "change of control."

  Under certain circumstances, options granted pursuant to certain of the stock option agreements referred to above that are not otherwise exercisable will fully vest and become immediately exercisable upon the termination of the applicable employee's employment with Telemundo.

  Telemundo estimates that the maximum aggregate payments required to be paid under the above-mentioned employment agreements would be approximately $5,592,000, assuming all such officers' employment with Telemundo is terminated as of July 1, 1998 under the conditions specified in such agreements for payment of severance following a change of control, including the Merger and that the performance goals for such year have not been met. The aggregate amount to be paid to the above-mentioned officers for their outstanding stock options, including stock options which will vest as a result of the Merger, will be approximately $25,329,171.

  Indemnification of Directors and Officers; Directors and Officers Insurance. The Merger Agreement provides that Telemundo shall and, from and after the Effective Time, the Purchaser and Telemundo shall maintain the right to indemnification and exculpation of officers and directors provided for in Telemundo's Restated Certificate of Incorporation and Amended and Restated By-laws as in effect on the date of the Merger Agreement, with respect to indemnification and exculpation for acts and omissions occurring prior to the Effective Time. The Merger Agreement also provides that, to the fullest extent permitted by applicable law, Telemundo will indemnify and hold harmless, each present and former director and officer of Telemundo for acts and omissions occurring prior to the Effective Time. Telemundo has also agreed to advance expenses to each such indemnified person and to cooperate fully in the defense of any such matter. The Merger Agreement further provides that for a period of six years after the Effective Time, the Purchaser or Telemundo will maintain officers' and directors' liability insurance covering the persons who, on the date of the Merger Agreement, were covered by Telemundo's officers' and directors' liability insurance policies with respect to acts and omissions occurring prior to the Effective Time. The persons benefiting from these provisions include all of Telemundo's current executive officers and directors. See "The Merger Agreement--Certain Covenants--Director and Officers Indemnification and Insurance."

  Common Stock, Options and Warrants. As of the Record Date, Telemundo's executive officers and directors owned directly an aggregate of [205,933] shares of Common Stock and certain entities which may be deemed to be affiliates of Telemundo's executive officers and directors directly owned an aggregate of [3,898,151] shares of Common Stock. Each share of Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive the Merger Consideration if the Merger is consummated.

  As of the Record Date, Telemundo's executive officers and directors directly owned options to purchase an aggregate of [926,667] shares of Common Stock and certain entities which may be deemed to be affiliates of Telemundo's executive officers and directors directly owned Warrants to purchase an aggregate of [41,774] shares of Common Stock. The vesting of such options will become immediately accelerated upon the consummation of the Merger. Pursuant to the Merger Agreement, holders of options outstanding immediately prior to the Effective Time granted under Telemundo's 1994 Stock Plan and Telemundo's 1996 Non-Employee Director Stock Option Plan will, in connection with the Merger, receive in settlement of such options a cash payment from Telemundo (subject to any required withholding of taxes) equal to the product of (i) the total number of shares of Common Stock subject to each such option (whether or not such option is then exercisable) times (ii) the excess of the Merger Consideration over the exercise price per share subject to such option. The aggregate amount to be paid to Telemundo's officers and directors for their outstanding stock options, including stock options which will vest as a result of the Merger, will be approximately $26,106,675. Each holder of an unexercised Warrant outstanding immediately prior to the Effective Time, will, in connection with the Merger, receive in settlement of such Warrant a cash payment from Telemundo (subject to any required withholding of taxes) equal to the product of (a) the total number of shares of Common Stock subject to each such Warrant times (b) the excess of the Merger Consideration over the exercise price per share subject to such Warrant.

  The following table sets forth, to the knowledge of Telemundo, based upon information provided by the Stockholders and holders of options and Warrants set forth below or publicly available filings, information regarding the ownership of the Common Stock, options and Warrants at the Record Date, by, and the effect of the Merger on, executive officers of Telemundo holding options, each director and certain affiliated stockholders.

                                        NUMBER OF
                                         SHARES                   ESTIMATED
                                       SUBJECT TO     ESTIMATED   CASH FOR
                         NUMBER OF      OPTIONS/      CASH FOR    OPTIONS/    ESTIMATED
                         SHARES(1)     WARRANTS(2)    SHARES(3)  WARRANTS(4) TOTAL CASH
EXECUTIVE OFFICERS       ---------     -----------   ----------- ----------- -----------
Roland A. Hernandez(5)..       -- (5)    542,500(6)  $       --  $17,732,500 $17,732,500
Stephen J. Levin........       --         80,000(7)          --    1,947,500   1,947,500
Donald J. Tringali......     1,500       105,000(8)       66,000   1,854,375   1,920,375
Jose C. Cancela(10).....       --         50,000(9)          --    1,468,750   1,468,750
Peter J. Housman II.....       --         80,000(11)         --    1,776,250   1,776,250
Stuart Livingston.......       --         14,167(12)         --      349,171     349,171
Osvaldo F. Torres.......       --         15,000(13)         --      200,625     200,625
DIRECTORS
Leon D. Black(14).......   202,933(14)     5,000(15)   8,929,052      97,188   9,026,240
Guillermo Bron(16)......       -- (16)     5,000(15)         --       97,188      97,188
Alan Kolod..............       500         5,000(15)      22,000      97,188     119,188
Barry W. Ridings........       --          5,000(15)         --       97,188      97,188
Bruce H. Spector(14)....       -- (14)     5,000(15)         --       97,188      97,188
Daniel D.
 Villanueva(16).........       -- (16)     5,000(15)         --       97,188      97,188
Edward M. Yorke(14).....       -- (14)     5,000(15)         --       97,188      97,188
David E. Yurkerwich.....     1,000         5,000(15)      44,000      97,188     141,188
CERTAIN AFFILIATES
Bastion Capital Fund,
 L.P.(16)............... 1,847,685           -- (16)  81,298,140         --   81,298,140
TLMD Partners, II,
 L.L.C.(17)............. 1,550,467        41,774(18)  68,220,548   1,545,638  69,766,186
Hernandez Partners(5)...   499,999           -- (5)   21,999,956         --   21,999,956

--------
(1) For purposes of presentation, this column (a) includes shares of both the Series A Common Stock and the Series B Common Stock and (b) does not include any shares issuable upon exercise of any options or Warrants.
(2) For purposes of presentation, this column includes all unexercised options and Warrants to purchase shares of Common Stock, whether or not such options and Warrants are currently exercisable.
(3) For purposes of presentation, this column assumes that the total Merger Consideration will be $44.00 per share and will not include the Additional Amount. This column does not reflect any information as to the price that was paid by the applicable Stockholder for its shares.
(4) For purposes of presentation, the estimated value of stock options and Warrants is equal to the product of (i) the total number of unexercised shares subject to each such option or Warrant, times (ii) the excess of $44.00 over the exercise price per share of each such option or Warrant.

(5) Mr. Hernandez is a director of Telemundo and a general partner of Hernandez Partners. The other general partner of Hernandez Partners is the brother of Roland Hernandez, Enrique Hernandez, Jr. The number of shares listed for Mr. Hernandez excludes shares owned by Hernandez Partners. The number of shares subject to options and Warrants listed for Hernandez Partners does not include options to purchase 542,500 shares of Series A Common Stock held by Mr. Hernandez.
(6) Includes an option to purchase 512,500 shares of Series A Common Stock at $10.00 per share (absent a "change of control transaction" or other accelerating event, this option is currently exercisable with respect to 416,407 shares) and an option to purchase 30,000 shares of Series A Common Stock at $33.75 per share (absent a "change of control transaction" or other accelerating event, no part of this option is currently exercisable).
(7) Includes an option to purchase 30,000 shares of Series A Common Stock at $10.00 per share (absent a "change of control transaction" or other accelerating event, this option is currently exercisable with respect to 24,375 shares), an option to purchase 20,000 shares of Series A Common Stock at $13.00 per share (absent a "change of control transaction" or other accelerating event, this option is currently exercisable with respect to 16,250 shares) and an option to purchase 30,000 shares of Series A Common Stock at $33.75 per share (absent a "change of control transaction" or other accelerating event, no part of this option is currently exercisable).

(8) Includes an option to purchase 75,000 shares of Series A Common Stock at $23.375 per share (absent a "change of control transaction" or other accelerating event, this option is currently exercisable with respect to 56,250 shares) and an option to purchase 30,000 shares of Series A Common Stock at $33.75 per share (absent a "change of control transaction" or other accelerating event, no part of this option is currently exercisable).
(9) Includes an option to purchase 50,000 shares of Series A Common Stock at $14.625 per share. These options become exercisable in three equal installments on each of June 30, 1998, June 30, 1999 and June 30, 2000, in each case, if Mr. Cancela is employed by Telemundo on such date. However, options that are not otherwise exercisable will become exercisable upon a "change of control" (as defined in the 1994 Stock Option Plan.) The consummation of the Merger would constitute a "change of control."
(10) Telemundo is currently in the process of renegotiating Mr. Cancela's employment agreement. In the event Mr Cancela's employment with Telemundo terminates, all of his options will no longer be exercisable.
(11) Includes an option to purchase 50,000 shares of Series A Common Stock at $14.625 per share (absent a "change of control transaction" or other accelerating event, one-third of this option is currently exercisable) and an option to purchase 30,000 shares of Series A Common Stock at $33.75 per share (absent a "change of control transaction" or other accelerating event, no part of this option is currently exercisable).
(12) Includes two options to purchase an aggregate of 20,000 shares of Series A Common Stock. The first agreement grants Mr. Livingston options to purchase 10,000 shares at an exercise price of $10.00 per share. This option has a four year vesting schedule and is subject to Telemundo achieving certain performance levels for each fiscal year ending 1995 through 1998. One-half of these options have fully vested and become immediately exercisable, one-fourth of the options will no longer be outstanding or exercisable when the Compensation Committee certifies that certain performance objectives were not met in 1997, and the remaining one-fourth of the options (absent a "change of control transaction" or other accelerating event) become exercisable in 1999 if Telemundo achieves certain performance levels for 1998. The second agreement grants Mr. Livingston options to purchase 10,000 shares at an exercise price of $29.875 per share. This option has a three year vesting schedule and is subject to Telemundo achieving certain performance levels for each fiscal year ending 1996 through 1998. Options with respect to one-third of the shares are currently exercisable, options with respect to one-third of these shares will no longer be outstanding or exercisable when the Compensation Committee certifies that certain performance objectives were not met in 1997, and (absent a "change of control transaction" or other accelerating event) the remaining options with respect to one-third of the shares become exercisable in 1999 if Telemundo achieves certain performance levels for 1998. Assumes that one-fourth of the options under Mr. Livingston's first stock option agreement and one-third of the options under Mr. Livingston's second stock option agreement are no longer exercisable or outstanding.
(13) Includes options to purchase 5,000 shares of Series A Common Stock at $24.375 per share and options to purchase 10,000 shares of Series A Common Stock at $33.75 per share (absent a "change of control transaction" or other accelerating event, no part of any of these options is currently exercisable).

(14) Messrs. Black, Spector and Yorke may be deemed to be affiliates or associates of entities which may be deemed to be affiliates of the Purchaser. See "Special Factors--Current Relationships and Transactions." The number of shares listed for Messrs. Black, Spector and Yorke excludes shares owned by TLMD II.
(15) Includes an option to purchase 2,500 shares of Series A Common Stock at $24.75 per share (absent a "change in control" or other accelerating event, one-third of this option is currently exercisable), and an option to purchase 2,500 shares of Series A Common Stock at $24.375 per share (absent a "change in control" or other accelerating event, no part of this option is currently exercisable). At Telemundo's next annual stockholders meeting, the non-employee directors will be entitled to an additional grant of an option to purchase 2,500 shares of Series A Common Stock at the then-current fair market value per share.

(16) Messrs. Bron and Villanueva may be deemed to be affiliates of the Purchaser. The number of shares listed for Messrs. Bron and Villanueva excludes shares owned by Bastion. The number of shares subject to options or Warrants listed for Bastion does not include options to purchase 5,000 shares of Series A Common Stock held by each of Messrs. Bron and Villanueva. See "Special Factors--Current Relationships and
     Transactions."

(17) TLMD II may be deemed to be an affiliate of the Purchaser. See "Special Factors--Current Relationships and Transactions." The number of shares listed for TLMD II excludes shares owned by Messrs. Black, Spector and Yorke.

(18) Includes a Warrant, which is currently exercisable, to purchase 41,774 shares of Series A Common Stock at $7.00 per share. Creditors' Warrants to purchase 29,242 shares of Series A Common Stock are beneficially owned by Lion Advisors for the benefit of an investment account under management over which Lion Advisors has exclusive voting, dispositive and investment power. The remaining Creditors' Warrants to purchase 12,532 shares of Series A Common Stock are owned by AIF II. AIF II is the manager of TLMD II and has sole dispositive power with respect to the securities held by TLMD II. The number of shares subject to options or Warrants listed for TLMD II does not include options to purchase 5,000 shares of Series A Common Stock held by each of Messrs. Black, Spector and Yorke.

  For additional information, including the beneficial ownership of such persons, see "Security Ownership of Certain Beneficial Owners and Management."

  Affiliation Agreement. Interspan Communications ("Interspan") owns and operates television station KFWD, Channel 52, Telemundo's Dallas/Fort Worth network affiliate. Mr. Hernandez and his family own Interspan and Mr. Hernandez serves as an executive officer and director of Interspan. The affiliate relationship between Telemundo and Interspan is governed by a Network Affiliation and Representation Agreement dated as of August 31, 1993, as amended (the "Affiliation Agreement"). Telemundo and Interspan entered into a Modification Agreement, dated as of September 10, 1997 (the "Modification Agreement"), which modified the Affiliation Agreement. The Compensation Committee, pursuant to authority delegated to it by the Board, negotiated the terms of the Modification Agreement on behalf of Telemundo. Among other things, the Modification Agreement extended the term of the Affiliation Agreement through February 28, 2001 and provided Interspan with the right to terminate the Affiliation Agreement for any reason by giving Telemundo six months' written notice of such termination during the 12-month period following the termination, for any reason, of Mr. Hernandez's employment relationship with Telemundo. Under the Affiliation Agreement, as modified by the Modification Agreement, Telemundo will pay to Interspan $1,500,000, $1,612,000 and $1,733,438 during the 12-month periods ending on August 31, 1998, 1999 and 2000, respectively, and at the rate of $1,863,445 on an annualized basis during the period beginning on September 1, 2000 and ending on February 28, 2001. In addition, Interspan may be entitled to an amount up to $120,500 of bonus compensation based upon ratings performance of the station during any 12-month period.

  Stockholders. For a description of the interests that certain Stockholders have which are different from, or in addition to, the interests of Telemundo's Stockholders generally, see "Special Factors--Current Relationships and Transactions."

  Incentive Plan. Messrs. Hernandez, Tringali, Levin and Housman would be eligible to receive annual bonuses in the future based upon Telemundo's achievement of certain performance objectives related to cash flow if the Incentive Plan is approved and adopted by the Stockholders. Such officers are entitled to vote, in the aggregate, 1,500 shares as of the Record Date, representing less than 1% of the outstanding Common Stock on such date.

FINANCING FOR THE MERGER

  The consummation of the Merger is subject to, among other things, the Purchaser having obtained funds from financings sufficient, together with equity contributions from Station Partners, Liberty and SPE, to perform its obligations under the Merger Agreement, to provide working capital and to consummate the transactions contemplated by the Merger Agreement, including the payment of related fees and expenses. The total amount expected to be required is $776.4 million, as described below.

  The expected sources and uses of funds in connection with the Merger and related transactions are as follows:

                        SOURCES AND USES OF FUNDS
                         (IN MILLIONS OF U.S. DOLLARS)
                         (ALL FIGURES ARE APPROXIMATE)

       SOURCES OF FUNDS                                  USES OF FUNDS
       ----------------                                  -------------
Credit Facilities....... $324.4(b)(c)        Acquisition................... $538.8
Assumed Capital Leases..    5.6              Options Proceeds..............  (25.0)(e)
Debentures..............  100.0(c)                                          ------
Equity Contribution.....  273.2                                              513.8
Network Sale............   73.2              Refinance Existing Revolver...    5.0(d)
                         ------              Assumed Capital Leases........    5.6
Total Sources........... $776.4              Refinancing of 10 1/2% Notes..  192.0(a)
                         ======              Fees and Expenses.............   60.0
                                                                            ------
                                             Total Uses.................... $776.4
                                                                            ======


--------

(a) Assumes refinancing of approximately $192.0 million aggregate principal amount of Telemundo's 10 1/2% Senior Notes due 2006 ("Senior Notes"). If the Senior Notes are not refinanced, consent of Credit Suisse First Boston Corporation and CIBC Oppenheimer Corp. under the Debentures Commitment Letter (as defined herein) and of Credit Suisse First Boston and Canadian Imperial Bank of Commerce under the Credit Facilities Commitment Letter (as defined herein) would be required. The Purchaser currently contemplates that it will refinance the Senior Notes. The Purchaser has not made a final determination whether it will, in fact, refinance the Senior Notes or, if it were to do so, of the material terms of such refinancing. There can be no assurance that the Senior Notes will, in fact, be refinanced.

(b) Excludes additional availability of up to $25.6 million under the Revolving Credit Facility.

(c) Sub, at its option, may replace up to $25.0 million of borrowings under the Tranche A Facility (as defined herein) or the Revolving Credit Facility (as defined herein) used to fund the transactions with proceeds from issuance of the Debentures (as defined herein) in excess of $100 million.

(d) Assumes that the outstanding principal balance of Telemundo's existing working capital facility will be $5.0 million at the Effective Time. Also assumes Telemundo's existing working capital facility will likely be refinanced with the proceeds of advances under the Revolving Credit Facility.

(e) Reflects cashless exercise.

 Equity Contributions

  Apollo Investment and Bastion have committed to have Station Partners make, and Liberty and SPE have committed to make, equity contributions to the Purchaser in the amounts of $136.8 million (of which $93.0 million will be funded by Apollo Investment and $43.8 million will be funded by Bastion), $68.2 million and $68.2 million, respectively. Additional Amounts (as defined herein), if any, required under the Merger Agreement and certain other amounts will be funded 50% by an increase in the price to be paid pursuant to the sale of Telemundo's network operations (the "Network Sale") and 50% by increased equity contributions to be funded by the Purchasers' owners as follows: (a) SPE--24.95%; (b) Liberty 24.95%; and (c) Station Partners--50.1% (of which Apollo Investment will fund 34.06% and Bastion will fund 16.04%). The commitment to make the foregoing equity contributions is conditioned upon all conditions to the Purchaser's obligations to consummate the Merger having been fulfilled or waived and the expiration or termination of the waiting period under the HSR Act.

  Whether or not the Merger is consummated, each of Apollo Investment, Bastion, Liberty and SPE shall contribute to, or cause to be contributed to, the Purchaser, if, as and when required, 22.67%, 10.67%, 33.33%, and 33.33%, respectively, of any amounts payable to Telemundo to satisfy the obligations of the Purchaser and Sub under the Merger Agreement (such contributions of equity being the "Liability Contributions"). Notwithstanding the foregoing, in no event shall the Liability Contributions (absent obligations to make other contributions) exceed $100 million in the aggregate. There are no conditions to the Liability Contributions.

 Debentures

  Pursuant to a letter agreement (the "Debentures Commitment Letter"), Credit Suisse First Boston Corporation and CIBC Oppenheimer Corp. have committed to underwrite, place or purchase senior discount debentures (the "Debentures") issued by Purchaser in an amount such that the gross proceeds are not less than $100 million nor more than $125 million. The Debentures will mature ten years from the date of issuance (the "Closing Date"), and will be issued at a substantial discount from their principal at maturity and will accrete to par by the fifth anniversary of the Closing Date. Thereafter, interest will accrue and be payable semi-annually. The yield on the Debentures will equal the greater of 12 1/2% per annum and 650 basis points over the yield on the Treasury Note maturing on the tenth anniversary of the day preceding the Closing Date.

  There is no scheduled redemption of the Debentures prior to maturity, nor is there any sinking fund. Up to 35% of the aggregate principal amount at maturity of Debentures originally issued may be redeemed at a premium to accreted value with the proceeds of one or more public common equity offerings prior to the third anniversary of the Closing Date. Otherwise, the Debentures are non-callable prior to the fifth anniversary of the Closing Date. Thereafter the Debentures are redeemable at a premium (declining to par on the eighth anniversary of the Closing Date) plus accrued and unpaid interest.

  The Debentures will be unsecured and contain a 101% of accreted value change of control put. If the Debentures are not sold pursuant to an underwritten public offering, Purchaser will be obligated to make certain filings relevant to the exchange or sale of the Debentures.

 Credit Facilities

  Pursuant to a letter agreement (the "Credit Facilities Commitment Letter"), Credit Suisse First Boston and Canadian Imperial Bank of Commerce have committed to make loans to Sub, and to act as exclusive advisors and arrangers under credit facilities consisting of a $150 million reducing revolving credit facility (the "Revolving Credit Facility"), a $100 million tranche A term loan facility (the "Tranche A Facility") and a $100 million tranche B term loan facility (the "Tranche B Facility" and, together with the Revolving Credit Facility and the Tranche A Facility, the "Credit Facilities") upon the terms and conditions set forth in such Credit Facilities Commitment Letter. To the extent that the gross proceeds of the Debentures exceed $100 million, the amount of the Tranche A Facility shall be reduced or funded debt repaid, as Sub elects. The Revolving Credit Facility will be available until the seventh anniversary of the Closing Date and the commitment thereunder will be reduced pursuant to a schedule and upon other terms to be agreed.

  The Revolving Credit Facility and the Tranche A Facility will mature seven years from the Closing Date. The Tranche B Facility will mature eight and one-half years from the Closing Date. Both the Tranche A Facility and the Tranche B Facility will amortize in quarterly installments on schedules, and be mandatorily prepaid upon certain terms to be agreed. Subject to customary conditions precedent, amounts repaid on the Revolving Credit Facility prior to maturity may be reborrowed. Amounts repaid on the Tranche A Facility and the Tranche B Facility may not be reborrowed.

  The Credit Facilities will be obligations of Telemundo following the Merger, will be unconditionally guaranteed by Purchaser and by each subsidiary of Purchaser which is a domestic entity for U.S. federal income tax purposes (each a "Domestic Sub"), and will be secured as fully as permitted by applicable law by substantially all of the assets of Purchaser and each Domestic Sub. Telemundo's Puerto Rican Subsidiary (the "PRSub") will grant a security interest to Telemundo in its assets to secure certain existing indebtedness of PRSub to Telemundo, and Telemundo will pledge 65% of the voting stock and 100% of the nonvoting stock of PRSub as security for the Credit Facilities. Loans under the Credit Facilities will bear interest at Telemundo's option at either (i) Adjusted LIBOR plus the Applicable Margin or
(ii) an agreed upon base rate (the "Base Rate") plus the Applicable Margin. The Applicable Margin for the Revolving Credit Facility and the Tranche A Facility will be determined by a grid based upon the ratio of total debt of Telemundo to EBITDA and will initially be (a) 187.5 basis points for Adjusted LIBOR loans and (b) 87.5 basis points for Base Rate loans. The

Applicable Margin for the Tranche B Facility will be (a) 212.5 basis points for adjusted LIBOR loans and (b) 112.5 basis points for Base Rate Loans.

  Funding of the Credit Facilities and purchase of the Debentures will be subject to the execution of definitive agreements and the satisfaction of customary conditions and certain other conditions, including (i) the contemporaneous closing of the Merger, refinancing of certain indebtedness of Telemundo, making of the equity contributions to the Purchaser, purchase of the Debentures or funding of the Credit Facilities, as applicable, and the consummation of the Network Sale, (ii) receipt of governmental consents and approvals, (iii) receipt of a solvency opinion as to Telemundo and the Purchaser and its Subsidiaries, and (iv) satisfaction of certain financial conditions. The terms of the definitive documentation to be entered into in connection with the Credit Facilities and the Debentures may vary upon agreement of the parties thereto from the terms described herein.

 Network Sale

  The consideration to be paid by Network Company pursuant to the Network Sale shall be $73.2 million subject to adjustment to finance 50% of the excess, if any, of the Additional Amount.

CERTAIN LITIGATION RELATED TO THE MERGER

  As of the date of this Proxy Statement, Telemundo is aware of six lawsuits that have been filed relating to the Merger. Telemundo and its directors are defendants in all of the lawsuits. TLMD II, Bastion, and Hernandez Partners are defendants in two of the lawsuits. All of the lawsuits were filed by various Public Stockholders seeking to represent a putative class of all Public Stockholders. All of the lawsuits were filed in the Delaware Court of Chancery.

  While the allegations of each complaint are not identical, all of the lawsuits assert that the $44.00 per share price to be paid to the Public Stockholders is inadequate and does not represent the value of the assets and future prospects of Telemundo and that the Merger Agreement serves no legitimate business purpose. The complaints also allege that the defendants engaged in self-dealing without regard to conflicts of interest and that the defendants breached their fiduciary duties in approving the Merger Agreement.

  All of the complaints seek preliminary and permanent injunctive relief prohibiting Telemundo from, among other things, consummating the Merger. To date no motion to enjoin any of the proceedings contemplated by the Merger Agreement has been made. The complaints also seek unspecified damages, attorneys' fees and other relief. Telemundo believes that the allegations contained in the complaints are without merit and intends to contest the actions vigorously. The individual defendants have advised Telemundo that they also believe that the allegations in the complaints are without merit and that they intend to contest the actions vigorously. Telemundo does not believe that these matters will have any significant impact on the timing or completion of the Merger; however, there can be no assurance that a motion to enjoin the transactions contemplated by the Merger Agreement will not be made and, if made, that it would not be granted.

  On March 5, 1998, the six actions were consolidated for all purposes. To date none of the defendants has been required to answer, move or otherwise respond to the complaints and no discovery has been taken.

ACCOUNTING TREATMENT OF THE MERGER

  The merger will be accounted for as a "purchase," as such term is used under generally accepted accounting principles, for accounting and financial reporting purposes.

YEAR 2000 ISSUE

  Telemundo has developed plans, utilizing internal resources, to ensure its information systems are capable of properly utilizing dates beyond December 31, 1999 (the "Year 2000" issue). During the past year, Telemundo upgraded or replaced many of its accounting and traffic computer systems, including the conversion to new software which is Year 2000 compliant, at a total cost of approximately $450,000. Additionally, Telemundo has evaluated its other principal computer systems and determined they are substantially Year 2000 compliant. Telemundo is also seeking to work with its relevant customers, suppliers and other service providers to ensure their systems are Year 2000 compliant. Although the impact on Telemundo caused by the failure of its significant customers, suppliers and other service providers to achieve Year 2000 compliance in a timely and effective manner is uncertain, Telemundo's business and results of operations could be materially adversely affected by such failure.

CERTAIN FEDERAL REGULATORY MATTERS

  The HSR Act and the rules and regulations promulgated thereunder require that Telemundo, the Purchaser and certain affiliates of Purchaser file with the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") Notification and Report Forms ("Forms") with respect to the Merger and the related transactions. The parties thereafter are required to observe a waiting period before consummating the reported transaction. In compliance with the HSR Act, Telemundo, the Purchaser and certain affiliates of the Purchaser filed Forms on February 20, 1998 with the Antitrust Division and the FTC with respect to the Merger. Notice of early termination of all applicable HSR waiting periods has been received. The Antitrust Division, the FTC, state antitrust authorities or a private person or entity could seek to enjoin the Merger under the antitrust laws at any time prior to its consummation or to compel recission or divestiture at any time subsequent to the Merger.

  The Communications Act of 1934, as amended (the "Communications Act"), and the rules, regulations and policies of the FCC (the "FCC Rules") prohibit the transfer of control of an entity that holds television broadcast and certain other communications licenses without the prior approval of the FCC. Therefore, the prior approval by the FCC of the transfer of control of Telemundo and its subsidiaries holding FCC licenses is a condition to the consummation of the Merger. Applications requesting the FCC's consent to the transfers of control of Telemundo's broadcast licenses (the "FCC Applications") were filed with the FCC on December 30, 1997.

  The Communications Act and the FCC Rules provide an opportunity for the filing of petitions to deny or informal objections to transfer of control applications. After reviewing such applications and any petitions to deny or informal objections, the FCC has the authority to approve or deny the applications, or to condition its approvals in any manner it believes would best serve the public interest. The FCC's decision may be appealed to the U.S. Court of Appeals for the District of Columbia Circuit. In addition, under certain circumstances, the FCC may reconsider its decision at the request of a third party or on its own motion.

  On February 18, 1998, Univision filed a Petition to Deny with the FCC with respect to the FCC Applications. On March 4, 1998, Telemundo and the Purchaser separately filed Oppositions to the Univision Petition to Deny with the FCC. On March 16, 1998, Univision filed a consolidated Reply to the Oppositions. On March 31, 1998, the Purchaser filed a response to Univision's Reply.

  Telemundo anticipates that the FCC will approve the FCC Applications, but there can be no assurance that such approval will be forthcoming. It is possible that the FCC could deny one or more of the FCC Applications, or otherwise attach conditions to its approvals. If the FCC denies one or more of these applications or attaches certain conditions to their approval, the Merger Agreement provides that the Purchaser is not obligated to consummate the Merger. Telemundo cannot predict the timing or outcome of the FCC approval process.

  The Communications Act prohibits the issuance of broadcast licenses (and certain other FCC licenses) to, or the holding of a broadcast license by, any corporation of which more than 20% of the capital stock is beneficially or nominally owned or voted by foreign nationals, foreign governments, the representatives of either or by non-U.S. corporations. The Communications Act also authorizes the FCC, under a public interest review, to prohibit the issuance of a broadcast license to, or the holding of a broadcast license by, any corporation that is controlled, directly or indirectly, by any other corporation of which more than 25% of the capital stock is beneficially or nominally owned or voted by foreign nationals, foreign governments, the representatives of either or by non-U.S. corporations. Telemundo's television broadcast stations will be held indirectly by the Purchaser. Notwithstanding certain foreign ownership of the Purchaser, the Purchaser has represented to Telemundo in the Merger Agreement that it is fully qualified to control the FCC licenses held by Telemundo's subsidiaries and will not require any waiver, other than continuation of existing waivers, of any FCC Rule or policy in connection with the grant of the FCC Applications. The Merger Agreement requires Purchaser and Sub to make certain modifications to their respective relationships and arrangements among Purchaser's stockholders that are required to obtain an approval by the FCC of a change in control of Telemundo's broadcast licenses.

  The FCC Rules contain restrictions regarding the multiple ownership in certain situations of "attributable interests" in broadcast licensees, newspapers and cable television systems (collectively, "media companies") on both the national and local levels. Generally, ownership is attributed to officers, directors and shareholders of a media company who own more than five percent of the outstanding voting stock thereof (except for certain institutional shareholders, who may own up to ten percent), and to general and noninsulated limited partners. There is a general exception to the attribution requirement, however, which provides that ownership is not attributed to minority shareholders of corporations controlled by a single majority shareholder. Under the FCC Rules, an individual or entity may hold attributable interests in an unlimited number of television stations nationwide, subject to the restriction that no individual or entity may have an attributable interest in television stations reaching more than 35% of the national television viewing audience (subject to a 50% discount in the number of television households attributed to any UHF station). Locally, unless applicable waiver standards are met, an individual or entity may not hold attributable interests in (i) newspapers and radio or television stations,
(ii) radio and television stations, and (iii) cable television systems and broadcast television stations.

  Telemundo is advised that the Purchaser does not have any attributable interests in other broadcast stations or newspapers. However, one of the investors in the Purchaser, Liberty, is a wholly owned subsidiary of Tele-Communications, Inc., which, in turn, directly or indirectly, owns or controls or has attributable interests in cable television systems located throughout the United States, including systems operating within each of the television markets served by Telemundo's television stations. In addition, Liberty has a non-attributable ownership interest in HSN, Inc., which in turn controls television stations located throughout the United States, including stations operating within five of the television markets served by Telemundo's television stations.

  If Liberty's interest in the Purchaser is deemed attributable, it could place Liberty in violation of the cable/broadcast cross-ownership rule, which generally prohibits the common ownership of attributable interests in a cable television system and a television station whose Grade B contour overlaps the service area of that cable system. However, in view of the fact that Liberty's limited equity interest in the Purchaser will include a voting proxy to Station Partners for Liberty's entire voting interest in the outstanding common stock in the Purchaser, Telemundo has been advised by Hogan that Liberty's interest in the Purchaser should be deemed non-attributable under FCC Rules.

  In addition, the FCC's "cross-interest" policy generally prohibits the common ownership of an attributable interest in one media company and certain nonattributable, but "meaningful" interests, including substantial nonattributable equity interests, in another media company serving "substantially the same area." If Liberty's ownership interest in the Purchaser is deemed a significant economic interest, and therefore a "meaningful" interest under the FCC's cross-interest policy, Liberty's investment in the Purchaser will be prohibited under the cross-interest policy in the absence of a waiver or an FCC determination that such ownership interest is in the public interest. Nonetheless, the FCC has held previously that non-voting equity interests below 33% are not deemed by it to be "meaningful" under the policy and, therefore, Hogan believes that Liberty's interest in the Purchaser is not "meaningful."

  The FCC is currently engaged in an extensive review of its broadcast ownership rules, including the cross-interest policy, the cable/broadcast cross-ownership rules, and the broadcast attribution rules and Telemundo cannot predict what impact such revisions, if adopted, could have on the FCC's consideration of the FCC Applications.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following summary of certain anticipated federal income tax consequences to a holder of Common Stock or Creditors' Warrants in connection with the Merger is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), currently applicable Treasury regulations and judicial and administrative rulings and decisions as of the date hereof. Legislative, judicial or administrative changes may be forthcoming that could alter or modify the statements set forth herein, possibly on a retroactive basis. The summary does not purport to deal with all aspects of federal income taxation that may affect particular holders of Common Stock or Creditors' Warrants in light of their individual circumstances, nor with certain types of holders subject to special treatment under the federal income tax laws (e.g., life insurance companies, tax-exempt organizations, financial institutions or broker-dealers, holders owning stock as part of a "straddle," "hedge" or "conversion transaction," holders who acquired their Common Stock pursuant to the exercise of an employee stock option or otherwise as compensation, and holders who are neither citizens nor residents of the United States, or that are foreign corporations, foreign partnerships or foreign estates or trusts for U.S. federal income tax purposes). In addition, the summary assumes that any Common Stock or Creditors' Warrants exchanged in or in connection with the Merger is held as a capital asset. CONSEQUENTLY, EACH STOCKHOLDER AND HOLDER OF CREDITORS' WARRANTS SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE MERGER IN LIGHT OF SUCH HOLDER'S OWN SITUATION, INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS.

  Tax Treatment of Holders of Common Stock. THE CONVERSION OF COMMON STOCK IN THE MERGER WILL BE FULLY TAXABLE TO STOCKHOLDERS. Accordingly, except to the extent provided otherwise below, a Stockholder who, pursuant to the Merger, converts such holder's Common Stock into cash will recognize a gain or loss equal to the difference between (i) the amount of cash received in the Merger and (ii) such Stockholder's tax basis in the Common Stock. In the case of a Stockholder who is an individual, estate or trust, such capital gain or loss will be taxable at a maximum capital gain rate of 20% if the holder held the Common Stock for more than eighteen months at the time of the Merger and will be taxable at a maximum capital gains rate of 28% if the Stockholder held the Common Stock for more than one year but not more than eighteen months at the time of the Merger.

  For federal income tax purposes, the source of a portion of the cash consideration issued in the Merger will be deemed to be Telemundo (including the proceeds from debt used to fund the Merger that is assumed by Telemundo in the Merger). Therefore, to the extent that the cash received by a Stockholder is from such sources, the receipt of cash in exchange for such Stockholder's Common Stock in the Merger will be treated as a redemption of Common Stock for federal income tax purposes. If a Stockholder's interest in Telemundo will terminate as a result of the Merger, taking into account the constructive ownership rules of Section 318 of the Code, then the Stockholder will continue to receive sale or exchange treatment, and consequently the Stockholder will recognize a gain or loss equal to the difference between (i) the amount of cash received and (ii) such Stockholder's tax basis in the Common Stock, as described in the preceding paragraph. However, if a Stockholder's interest in Telemundo, taking into account the constructive ownership rules of Section 318 of the Code, is not terminated as a result of the Merger, then the Stockholder will recognize gain or loss as described above only if the deemed redemption is either "not essentially equivalent to a dividend" or "substantially disproportionate" within the meaning of Section 302 of the Code. Whether or not a Stockholder qualifies for sale or exchange treatment under these provisions depends on the Stockholder's individual facts and circumstances. Stockholders are urged to consult their tax advisors with respect to the potential applicability of these provisions.

  If, for the foregoing reasons, a portion of the cash received by a Stockholder in the Merger does not qualify for sale or exchange treatment as described in the preceding paragraph, such portion of the cash will instead be treated as a distribution by Telemundo with respect to its stock, taxable as a dividend (without any reduction for the holder's basis in the stock) and, hence, as ordinary income, to the extent that Telemundo has current or accumulated earnings and profits for federal income tax purposes. If the amount of such distribution exceeds

Telemundo's earnings and profits, it will be treated first as a return of capital (thereby reducing basis) and then, to the extent of any excess, as gain from the sale or exchange of the stock. For purposes of determining the amount of such distribution which is a return of capital and gain from the sale or exchange of the stock, the Stockholder would use a portion of his or her tax basis in the Common Stock based upon the ratio of (i) the portion of cash treated as a distribution to (ii) the Merger Consideration. With respect to the balance of the cash consideration received in the Merger, the Stockholder would receive sale or exchange treatment on that component, and the gain or loss on such component would equal the difference between (a) the balance of the cash received and (b) a portion of the Stockholder's tax basis in the Common Stock based upon the ratio of (i) the balance of cash received to (ii) the Merger Consideration.

  Tax Treatment of Holders of Creditors' Warrants. THE CONVERSION OF CREDITORS' WARRANTS IN CONNECTION WITH THE MERGER WILL BE FULLY TAXABLE TO HOLDERS OF CREDITORS' WARRANTS. In connection with the Merger, holders of Creditors' Warrants will receive a cash payment equal to the difference between the Merger Consideration and the exercise price of the Creditors' Warrants in cancellation of such Creditors' Warrants. A holder of Creditors' Warrants will recognize capital gain or loss equal to the difference between
(i) the amount of cash received by such holder in connection with the Merger and (ii) such holder's tax basis in the Creditors' Warrants. Any such recognized capital gain or loss will be taxed at the rates described above with respect to the tax treatment to holders of Common Stock.

  Backup Withholding. In order to avoid "backup withholding" of federal income tax on payments of cash to a Stockholder who exchanges his or her Common Stock in the Merger, a Stockholder must, unless an exception applies under the applicable law and regulations, provide the payor of such cash with such Stockholder's correct taxpayer identification number ("TIN") on a Form W-9 and certify under penalties of perjury that such number is correct and that such Stockholder is not subject to backup withholding. A Form W-9 is included as part of the letter of transmittal to be sent to Stockholders by the exchange agent. If the correct TIN and certifications are not provided, a penalty may be imposed on a Stockholder by the Internal Revenue Service (the "IRS") and the cash payments received by a Stockholder in consideration for shares of Common Stock in the Merger may be subject to backup withholding tax at a rate of 31%.

  BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER OR HOLDER OF CREDITORS' WARRANTS, IT IS RECOMMENDED THAT STOCKHOLDERS AND HOLDERS OF CREDITORS' WARRANTS CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL (AND ANY STATE, LOCAL AND FOREIGN) TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

APPRAISAL RIGHTS

  Stockholders who do not vote for the approval and adoption of the Merger Agreement at the Special Meeting and who otherwise comply with the applicable statutory procedures of Section 262 of the DGCL summarized herein may be entitled to appraisal rights under Section 262 of the DGCL. Holders of Warrants will not be entitled to appraisal rights with respect to the Warrants. In order to exercise and perfect appraisal rights, the record holder of Common Stock must follow the steps summarized below properly and in a timely manner. A person having a beneficial interest in shares of Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

  SECTION 262 OF THE DGCL IS REPRINTED IN ITS ENTIRETY AS ANNEX E TO THIS PROXY STATEMENT. SET FORTH BELOW IS A SUMMARY DESCRIPTION OF SECTION 262. THE FOLLOWING SUMMARY DESCRIBES THE MATERIAL ASPECTS OF SECTION 262 AND THE LAW RELATING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX E. ALL REFERENCES IN SECTION 262 AND THIS SUMMARY TO "STOCKHOLDER" ARE TO THE RECORD HOLDER OF THE SHARES OF COMMON STOCK IMMEDIATELY PRIOR TO THE EFFECTIVE TIME AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED. FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH IN SECTION 262 OF THE DGCL WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

  Under the DGCL, holders of Common Stock who follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery (the "Delaware Court") and to receive payment in cash of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by such court.

  Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, as in the case of the Special Meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date with respect to such shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262. This Proxy Statement constitutes such notice to the holders of Common Stock and
Section 262 of the DGCL are attached to this Proxy Statement as Annex E. Any Stockholder who wishes to exercise such appraisal rights or who wishes to preserve his right to do so should review the following discussion and Annex E carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

  A STOCKHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS (a) MUST NOT VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND (b) MUST DELIVER TO TELEMUNDO, BEFORE THE VOTE ON THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, A WRITTEN DEMAND FOR APPRAISAL OF SUCH HOLDER'S SHARES OF COMMON STOCK. A STOCKHOLDER WHO SIGNS AND RETURNS A PROXY CARD WITHOUT EXPRESSLY DIRECTING THAT HIS OR HER SHARES OF COMMON STOCK BE VOTED AGAINST THE MERGER AGREEMENT WILL EFFECTIVELY WAIVE HIS, HER OR ITS APPRAISAL RIGHTS BECAUSE SUCH SHARES REPRESENTED BY THE PROXY CARD WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. ACCORDINGLY, A STOCKHOLDER WHO DESIRES TO EXERCISE AND PERFECT APPRAISAL RIGHTS WITH RESPECT TO ANY OF HIS OR HER SHARES OF COMMON STOCK MUST EITHER (i) REFRAIN FROM EXECUTING AND RETURNING THE ENCLOSED PROXY CARD AND FROM VOTING IN PERSON IN FAVOR OF THE PROPOSAL TO APPROVE THE MERGER AGREEMENT, OR (ii) CHECK EITHER THE "AGAINST" OR THE "ABSTAIN" BOX NEXT TO THE PROPOSAL ON SUCH CARD OR AFFIRMATIVELY VOTE IN PERSON AGAINST THE PROPOSAL OR REGISTER IN PERSON AN ABSTENTION WITH RESPECT THERETO. A VOTE OR PROXY AGAINST THE MERGER AGREEMENT SHALL NOT, IN AND OF ITSELF, CONSTITUTE A DEMAND FOR APPRAISAL.

  A demand for appraisal will be sufficient if it reasonably informs Telemundo of the identity of the Stockholder and that such Stockholder intends thereby to demand appraisal of such Stockholder's shares of Common Stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the approval and adoption of the Merger Agreement. A Stockholder wishing to exercise appraisal rights must be the record holder of such shares of Common Stock on the date the written demand for appraisal is made and must continue to hold such shares through the Effective Time. Accordingly, a Stockholder who is the record holder of shares of Common Stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the Effective Time, will lose any right to appraisal in respect of such shares.

  Only a holder of record of shares of Common Stock is entitled to assert appraisal rights for the shares of Common Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the stock certificates and must state that such person intends thereby to demand appraisal of his, her or its shares of Common Stock. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners.

  A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Common Stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. Where the number of shares of Common Stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee form and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

  ALL WRITTEN DEMANDS FOR APPRAISAL OF SHARES MUST BE MAILED OR DELIVERED TO:
TELEMUNDO GROUP, INC., ATTENTION: SECRETARY, 2290 WEST 8TH AVENUE, HIALEAH, FLORIDA 33010, OR SHOULD BE DELIVERED TO THE SECRETARY AT THE SPECIAL MEETING, PRIOR TO THE VOTE ON THE MERGER AGREEMENT.

  Within ten days after the Effective Time, Telemundo will notify each Stockholder who properly asserted appraisal rights under Section 262 and has not voted for the approval and adoption of the Merger Agreement as of the Effective Time.

  Within 120 days after the Effective Time, but not thereafter, Telemundo or any Stockholder who has complied with the statutory requirements summarized above may file a petition in the Delaware Court demanding a determination of the fair value of the shares held by such Stockholder. If no such petition is filed, appraisal rights will be lost for all Stockholders who had previously demanded appraisal of their shares. Telemundo is not under any obligation, and has no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, Stockholders who wish to exercise their appraisal rights should regard it as their obligation to take all steps necessary to perfect their appraisal rights in the manner prescribed in
Section 262.

  Within 120 days after the Effective Time, any Stockholder who has complied with the provisions of Section 262 will be entitled, upon written request, to receive from Telemundo a statement setting forth the aggregate number of shares of Common Stock not voted in favor of the approval and adoption of the Merger Agreement and with respect to which demands for appraisal were received by Telemundo, and the number of holders of such shares. Such statement must be mailed within ten days after the written request therefore has been received by Telemundo.

  If a petition for an appraisal is timely filed and a copy thereof served upon Telemundo, Telemundo will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the Stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the Stockholders as required by the Delaware Court, the Delaware Court is empowered to conduct a hearing on such petition to determine those Stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court may require the Stockholders who demanded appraisal rights of their shares of Common Stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any Stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such Stockholder.

  After determining which Stockholders are entitled to appraisal, the Delaware Court will appraise the "fair value" of their shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as or less than the consideration they are entitled to receive pursuant to the Merger Agreement if they did not seek appraisal of their shares and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. In determining "fair value" of shares, the Delaware Court shall take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court has stated that such factors include "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation." In Weinberger, the Delaware Supreme Court stated, among other things, that "proof of value by any techniques or methods generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. In addition, the Delaware Court has decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy.

  The Delaware Court will also determine the amount of interest, if any, to be paid on the amounts to be received by persons whose shares of Common Stock have been appraised. The costs of the action may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable. The Delaware Court may also order that all or a portion of the expenses incurred by any Stockholder in connection with an appraisal, including without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

  Any Stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of Common Stock as of a date prior to the Effective Time.

  At any time within 60 days after the Effective Time, any Stockholder will have the right to withdraw his or her demand for appraisal and to accept the Merger Consideration. After this period, a Stockholder may withdraw his or her demand for appraisal only with the written consent of Telemundo. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, a Stockholder's right to appraisal will cease and he or she will be entitled to receive the Merger Consideration, without interest, as if he or she had not demanded appraisal of his or her shares. No petition timely filed in the Delaware Court demanding appraisal will be dismissed as to any Stockholder without the approval of the Delaware Court, and such approval may be conditioned on such terms as the Delaware Court deems just.

  If any Stockholder who properly demands appraisal of his or her shares of Common Stock under Section 262 fails to perfect, or effectively withdraws or loses, his right to appraisal, as provided in the DGCL, the shares of such Stockholder will be converted into the right to receive the consideration receivable with respect to such shares in accordance with the Merger Agreement. A Stockholder will fail to perfect, or effectively lose or withdraw, his right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the Effective Time, or if the Stockholder delivers to Telemundo a written withdrawal of his demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the Effective Time will require the written approval of Telemundo.

  STOCKHOLDERS DESIRING TO EXERCISE THEIR APPRAISAL RIGHTS MUST NOT VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND MUST STRICTLY COMPLY WITH THE PROCEDURES SET FORTH IN SECTION 262 OF THE DGCL.

  FAILURE TO TAKE ANY REQUIRED STEP IN CONNECTION WITH THE EXERCISE OF APPRAISAL RIGHTS WILL RESULT IN THE TERMINATION OR WAIVER OF SUCH RIGHTS.

                            EXECUTIVE COMPENSATION

 Summary Compensation Table

  The following table sets forth information concerning the compensation for services in all capacities to Telemundo for the years ended December 31, 1997, 1996, and 1995 paid to (a) the Chief Executive Officer and (b) the other four most highly compensated executive officers of Telemundo during 1997 (collectively, the "Named Executive Officers"). Roland A. Hernandez became the Chief Executive Officer of Telemundo and Stephen J. Levin became an executive officer of Telemundo in early 1995. Mr. Tringali became an executive officer in 1996. The amounts shown in the table for 1995, with respect to Messrs. Hernandez and Levin, and for 1996, with respect to Mr. Tringali, reflect payments from the dates they became executive officers.

                                                      LONG TERM
                                      ANNUAL         COMPENSATION
                                   COMPENSATION       AWARDS(#)
                                  ------------------ ------------
                                             ANNUAL   SECURITIES   ALL OTHER
NAME AND PRINCIPAL POSITION       SALARY      BONUS   UNDERLYING  COMPENSATION
DURING 1997(1)               YEAR   ($)      ($)(2)   OPTIONS(#)     ($)(3)
---------------------------  ---- -------    ------- ------------ ------------
Roland A. Hernandez......... 1997 700,000          0    30,000       8,438
President and Chief          1996 700,000    913,889         0       8,615
 Executive Officer           1995 616,799    624,400   512,500         962

Stephen J. Levin............ 1997 344,900          0    30,000       6,233
Executive Vice President     1996 315,500    331,566         0       7,733
                             1995 247,610    174,870    50,000       2,250

Donald J. Tringali.......... 1997 344,900          0    30,000       3,502
Executive Vice President     1996 177,000(4) 261,486    75,000         742(4)
                             1995     -- (4)     --        --          -- (4)

Jose C. Cancela............. 1997 342,300          0         0       6,233
Executive Vice President     1996 400,000    229,620         0       7,733
                             1995 400,000          0    50,000       7,391

Peter J. Housman II......... 1997 325,000          0    30,000       6,233
Chief Financial Officer and  1996 325,000    186,506         0       7,733
 Treasurer                   1995 325,000     50,000    50,000       7,391

--------

(1) For the aggregate value of the stock and options owned by each Named Executive Officer and director of Telemundo, see table on page [56].

(2) Bonus amounts represent compensation for services rendered for the respective years shown and were paid at the beginning of the subsequent year.

(3) The following amounts are included in the above table. Retirement contributions and matching 401(k) contributions: Mr. Hernandez--$4,750 for 1997, $6,250 for 1996 and $0 for 1995; Mr. Levin--$4,750 for 1997, $6,250
    for 1996 and $1,288 for 1995; Mr. Tringali--$2,019 for 1997 and $0 for
    1996 and 1995; Mr. Cancela--$4,750 for 1997, $6,250 for 1996 and $5,908
    for 1995; Mr. Housman--$4,750 for 1997, $6,250 for 1996, and $5,908 for
    1995. Life insurance premiums paid by Telemundo: Mr. Hernandez--$3,688 for 1997, $3,848 in 1996 and $962 in 1995; Mr. Levin--$1,483 in each of 1997,
    1996 and 1995; Mr. Tringali--$1,483 in 1997, $742 in 1996 and $0 for 1995;
    Mr. Cancela--$1,483 in each of 1997, 1996 and 1995; and Mr. Housman-- $1,483 in each of 1997, 1996 and 1995.

(4) From May 1995 through May 1996, Mr. Tringali served as a consultant to Telemundo. Consulting fees paid to Mr. Tringali in 1996 and 1995 amounted to $130,800 and $163,100, respectively.

 Option Grants in 1997

  The following table sets forth certain information with respect to the grant of options to purchase Series A Common Stock made during 1997 to each of the Named Executive Officers.

                                                                          POTENTIAL
                                                                      REALIZABLE VALUE
                                                                      AT ASSUMED ANNUAL
                                                                       RATES OF STOCK
                         NUMBER OF   % OF TOTAL                             PRICE
                         SECURITIES   OPTIONS                         APPRECIATION FOR
                         UNDERLYING  GRANTED TO  EXERCISE             OPTION TERM($)(2)
                          OPTIONS   EMPLOYEES IN PRICE PER EXPIRATION -----------------
      NAME               GRANTED(#) FISCAL YEAR  SHARE($)     DATE       5%      10%
      ----               ---------- ------------ --------- ---------- ------- ---------
Roland A. Hernandez..... 30,000(1)     12.7%       33.75   9/10/2007  636,800 1,613,700
Stephen J. Levin........ 30,000(1)     12.7%       33.75   9/10/2007  636,800 1,613,700
Donald J. Tringali...... 30,000(1)     12.7%       33.75   9/10/2007  636,800 1,613,700
Peter J. Housman II..... 30,000(1)     12.7%       33.75   9/10/2007  636,800 1,613,700

--------
(1) These options have a three year vesting schedule, becoming exercisable in three equal installments on each of February 28, 1999, February 28, 2000, and February 28, 2001, in each case if the applicable executive is employed by Telemundo on such date. These options also become fully exercisable upon the occurrence of a "change of control transaction" (as defined in the applicable stock option agreement) or other accelerating event.
(2) Amounts represent the future market price of the Series A Common Stock, assuming the market price at the grant date appreciates at compound annualized rates of 5% and 10% (prescribed by the SEC rules) over the 10 year term of the options, less the exercise price, multiplied by the number of shares under grant. These amounts are not intended to forecast possible future appreciation, if any, of Telemundo's stock price. However, if the Merger Agreement is approved and adopted by the Stockholders and the Merger is consummated, all of the unexercised options outstanding immediately prior to the Effective Time (whether or not such option is then presently exercisable) will be converted into the right to receive, subject to any required withholding taxes, a cash payment equal to the product of (a) the total number of shares then subject to each such option multiplied by (ii) the excess of the Merger Consideration over the exercise price per share subject to such option. By virtue of the foregoing treatment of such options, at the Effective Time all such options will cease to exist.

 Aggregated Option Exercises in 1997 and Year-End Option Value

  The following table sets forth the number of shares of Series A Common Stock covered by stock options held by the Named Executive Officers at December 31, 1997 and also shows the value of "in-the-money" options at that date. No Named Executive Officers exercised stock options during 1997. For more information regarding the stock option agreements of certain officers of Telemundo, see "Special Factors--Interests of Certain Persons."

                              NUMBER OF SECURITIES
                             UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                             OPTIONS AT YEAR-END(#)   OPTIONS AT YEAR-END($)(1)
                            ------------------------- -------------------------
      NAME                  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
      ----                  ----------- ------------- ----------- -------------
Roland A. Hernandez........   416,407      126,093    12,856,500    3,180,700
Stephen J. Levin...........    40,625       39,375     1,205,600      492,000
Donald J. Tringali.........    56,250       48,750       984,400      541,900
Jose C. Cancela............         0       50,000             0    1,312,500
Peter J. Housman II........    16,667       63,333       437,500    1,088,700

--------
(1) Based upon the closing sale price of Telemundo's Series A Common Stock of $40.875 per share on December 31, 1997, less the exercise price. However, if the Merger Agreement is approved and adopted by the Stockholders and the Merger is consummated, all of the unexercised options outstanding immediately prior to the Effective Time (whether or not such option is then presently exercisable) will be converted into the right to receive, subject to any required withholding taxes, a cash payment equal to the product of (a) the total number of shares then subject to each such option multiplied by (ii) the excess of the Merger Consideration over the exercise price per share subject to such option. By virtue of the foregoing treatment of such options, at the Effective Time all such options will cease to exist.

 Directors Compensation

  Each of the directors, other than Mr. Hernandez, serving on the Board receives for services as a director (i) $10,000 as an annual retainer, (ii) $2,500 for each regularly scheduled Board meeting attended, (iii) $1,000 annual fee for serving on each committee such director serves on, (iv) $1,000 for each extraordinary meeting of the Board attended and (v) an annual grant of options to purchase 2,500 shares of Series A Common Stock, which options are granted on the date of Telemundo's annual meeting, vest over a period of three years and are exercisable at the market price on the grant date. Upon the consummation of the Merger, all such options shall become immediately exercisable. See "Special Factors--Interests of Certain Persons."

 Compensation Committee Interlocks and Insider Participation

  The current members of the Compensation Committee are Messrs. Ridings, Spector and Yorke. None of the members of the Compensation Committee has ever served as an officer or employee of Telemundo, nor has any such member served as a member of a compensation committee or other board of directors' committee performing similar functions of any other entity in 1997.

 Employment Agreements

  For a description of the employment and stock option agreements of the Named Executive Officers, see "Special Factors--Interests of Certain Persons."

                             THE MERGER AGREEMENT

  The following is a summary of the material terms of the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement. Stockholders are urged to read the Merger Agreement in its entirety for a more complete description of the terms and conditions of the Merger. For the purposes of this section, "Telemundo" shall mean Telemundo Group, Inc. and shall not include its subsidiaries.

THE MERGER

  The Merger Agreement provides that, following the approval of the Merger by the Stockholders and the satisfaction or waiver of the other conditions to the Merger Agreement, Sub will be merged with and into Telemundo with Telemundo surviving the Merger as a wholly owned subsidiary of the Purchaser. The Stockholders will receive the Merger Consideration and the Purchaser, as the holder of the common stock of Sub, will become the sole stockholder of Telemundo after the Effective Time. Pursuant to the Merger Agreement: (i) the Restated Certificate of Incorporation and Amended and Restated By-laws of Telemundo in effect at the Effective Time shall be the certificate of incorporation and by-laws of Telemundo after the Merger until they are thereafter amended in accordance with their respective terms and applicable law; (ii) the directors of Sub at the Effective Time will become the directors of Telemundo after the Merger until their respective successors are elected or appointed and qualified; and (iii) the officers of Telemundo at the Effective Time shall be the officers of Telemundo after the Merger until their respective successors are duly elected or appointed and qualified.

  If the Merger Agreement is approved by the Stockholders, and the other conditions to the Merger Agreement are satisfied or waived, the Merger shall be consummated by and shall be effective at the time of acceptance for filing immediately prior to the Effective Time of a certificate of merger (the "Certificate of Merger") to be filed with the Secretary of State of the State of Delaware as provided by the relevant provisions of the DGCL. See "The Merger Agreement--Conditions to Obligations to Effect the Merger."

CONSIDERATION TO BE RECEIVED IN THE MERGER

  Consideration and Appraisal Rights. At the Effective Time: (i) each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares that are canceled as described in clause (ii) and Appraisal Shares (as defined below), if any, which will be treated as described below) will be converted into the right to receive, by virtue of the Merger and without any further action from the Purchaser, the Merger Consideration, subject to applicable withholding or back-up withholding taxes, if any, payable by the holder thereof, without interest thereon, upon surrender of the certificate formerly representing such share; (ii) each share that is held by the Purchaser, Sub or any other of the Purchaser's wholly owned subsidiaries, or in the treasury of Telemundo or by any wholly owned subsidiary of Telemundo, will be canceled and will cease to exist and no payment will be made with respect thereto; and (iii) each issued and outstanding share of common stock of Sub will be converted into the right to receive one share of common stock of Telemundo after the Merger.

  The Merger Agreement further provides that any shares of Common Stock which are issued and outstanding immediately prior to the Effective Time and held by a Stockholder who has not voted (such shares, the "Appraisal Shares") in favor of or consented to the Merger in writing and who complies with all the provisions of the DGCL concerning the right of holders of shares of capital stock to dissent from the Merger and require appraisal of their shares (a "Dissenting Stockholder") will not be converted into or represent the right to receive the Merger Consideration as described above but instead will be converted, at the Effective Time, into the right to receive any consideration that may be determined to be due to the Dissenting Stockholder pursuant to the DGCL; provided, however, that the shares of Common Stock outstanding immediately before the Effective Time and held by a Dissenting Stockholder who, after the Effective Time, fails to establish his entitlement to appraisal rights as provided in Section 262 of the DGCL or withdraws or forfeits the Dissenting Stockholder's right to appraisal, in either case pursuant to the DGCL, will be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration, without interest. Telemundo may not, without the prior written consent of the Purchaser, voluntarily make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

  Treatment of Options and Warrants. The Merger Agreement provides that immediately prior to the Effective Time, each holder of a then outstanding and unexercised option issued pursuant to Telemundo's 1994 Stock Plan or its 1996 Non-Employee Director Stock Option Plan that entitles the holder thereof to purchase shares of Common Stock (each such option being, an "Option"), whether or not such Option is then presently exercisable, will be entitled to receive, in settlement of such Option, subject to any required withholding of taxes, a cash payment equal to the product of (i) the total number of shares then subject to each such Option with an exercise price per share that is less than the Merger Consideration multiplied by (ii) the excess of the Merger Consideration over the exercise price per share subject to such Option. By virtue of the foregoing treatment of such Options, at the Effective Time all such Options will cease to exist.

  The Merger Agreement also provides that immediately prior to the Effective Time, each holder of a then outstanding and unexercised Warrant will be entitled to receive, in settlement of such Warrant, subject to any required withholding of taxes, a cash payment equal to the product of (i) the total number of shares then subject to each such Warrant with an exercise price per share that is less than the Merger Consideration multiplied by (ii) the excess of the Merger Consideration over the exercise price per share subject to such Warrant. By virtue of the foregoing treatment of such Warrants, at the Effective Time all such Warrants will cease to exist.

EXCHANGE OF STOCK CERTIFICATES

  Prior to the Effective Time, the Purchaser will designate a bank or trust company reasonably satisfactory to Telemundo to act as Exchange Agent (the "Exchange Agent") in the Merger and take all steps necessary to enable and cause Telemundo to provide such Exchange Agent with funds necessary to make payments to the holders of shares of Common Stock of the Merger Consideration. Promptly after the Effective Time, the Exchange Agent will mail to each record holder of certificates which immediately prior to the Effective Time represented outstanding shares a letter of transmittal and instructions for use in effecting the surrender of such certificates in exchange for the Merger Consideration, subject to any required back-up withholding taxes. Upon surrender of a certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such certificate will be entitled to receive in exchange therefor an amount equal to the product of the number of shares represented by such certificate multiplied by the Merger Consideration, subject to any withholding taxes, without any interest thereon, and the certificates so surrendered will promptly be canceled.

  No Further Ownership Rights in Telemundo. At and after the Effective Time, each holder of a certificate that represented issued and outstanding shares of Common Stock immediately prior to the Effective Time shall cease to have any rights as a Stockholder of Telemundo, except for the right to surrender his or her certificates in exchange for the Merger Consideration or to perfect his or her right to receive payment for his or her shares pursuant to Section 262 of the DGCL and Section 2.9 of the Merger Agreement and there shall be no further transfers on the stock transfer books of Telemundo of the shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates that formerly represented shares of Common Stock are presented to Telemundo, such certificates will be canceled and exchanged for cash in the manner described above, subject to applicable law with respect to Dissenting Shares.

  Failure to Exchange. Any cash which remains undistributed to the former stockholders of Telemundo for six months after the Effective Time will be delivered by the Exchange Agent to Telemundo, and Telemundo shall thereafter act as the Exchange Agent.

  No Liability. Notwithstanding anything to the contrary contained in the Merger Agreement, none of Telemundo, the Purchaser, Sub or the Exchange Agent will be liable to any holder of shares of Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Each of the Purchaser, the Exchange Agent and Telemundo, as applicable, will be entitled to deduct and withhold from the Merger Consideration otherwise payable to any holder of certificates which prior to the Effective Time represented shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law.

REPRESENTATIONS AND WARRANTIES

  In the Merger Agreement, Telemundo has made to the Purchaser and Sub various customary representations and warranties, subject to identified exceptions, with respect to, among other things: (i) due organization, valid existence and good standing of Telemundo and certain of its subsidiaries and certain similar corporate matters; (ii) the capital structure of Telemundo and certain of its subsidiaries; (iii) the authorization, execution, delivery and enforceability of the Merger Agreement; (iv) conflicts under Telemundo's Restated Certificate of Incorporation or Amended and Restated By-laws, required consents or approvals and violations of instruments or law; (v) documents and financial statements filed by Telemundo with the SEC and the accuracy of information contained therein; (vi) the accuracy of the information, other than information supplied by the Purchaser or Sub, included in this Proxy Statement; (vii) the possession of certain permits, licenses and other approvals, including those related to the Communications Act or the FCC;
(viii) the absence of certain material adverse events or changes; (ix) the absence of certain broker and other similar fees; (x) the absence of certain facts or circumstances related to Telemundo that are likely to prevent or delay consent to certain transfer of control applications and the issuance of the FCC Order; (xi) the inapplicability of certain provisions of the DGCL;
(xii) litigation; (xiii) intellectual property; (xiv) labor matters; (xv) employee benefits plans; (xvi) taxes and tax returns; (xvii) affiliation agreements; and (xviii) environmental matters. In the Merger Agreement, the Purchaser and Sub have made to Telemundo various customary representations and warranties, subject to identified exceptions, with respect to, among other things: (a) due organization, valid existence and good standing and certain similar corporate matters; (b) the authorization, execution, delivery and enforceability of the Merger Agreement; (c) conflicts under articles of incorporation or by-laws, required consents or approvals and violations of instruments or law; (d) the accuracy of the information supplied by the Purchaser, Sub and their respective affiliate, included in this Proxy Statement and certain other documents; (e) financing arrangements; (f) the absence of certain prior activities and liabilities; (g) the financial condition of Telemundo; (h) the absence of certain fees; and (i) the absence of certain facts or circumstances related to the Purchaser or Sub, including facts or circumstances related to the ownership of the Purchaser, that are likely to prevent consent to certain transfer of control applications and the issuance of the FCC Order. None of the representations and warranties in the Merger Agreement will survive the Effective Time.

CERTAIN COVENANTS

  Conduct of Business. Pursuant to the Merger Agreement, Telemundo has agreed that, during the period from the date of the Merger Agreement to the Effective Time, except as contemplated by the Merger Agreement, each of Telemundo and its subsidiaries will carry on its respective operations according to its ordinary and usual course of business and consistent with past practices and use reasonable efforts to: (i) preserve intact its business organizations' goodwill; (ii) keep available the services of its present officers and key employees; and (iii) preserve the goodwill and business relationships with suppliers, distributors and others having business relationships with it. In addition, except as contemplated by the Merger Agreement or as otherwise consented to in writing by the Purchaser (such consent, except in the case of clauses (a), (h), and (i) below, not to be unreasonably withheld) or as contemplated by the Merger Agreement, prior to the Effective Time neither Telemundo nor its subsidiaries will: (a) issue, sell, pledge or otherwise dispose, grant or otherwise create any additional shares of, or authorize or propose the issuance, sale, pledge, disposal, grant or creation of, any shares of capital stock of Telemundo and its subsidiaries or securities convertible into or exchangeable for such shares of its capital stock, or any rights, Warrants or options to acquire such shares or other convertible or exchangeable securities (subject to certain exceptions, including the issuance of shares of Common Stock pursuant to the exercise of Options or Warrants outstanding on the date of the Merger Agreement or otherwise issuable to directors pursuant to the automatic grant provisions of the 1996 Plan as in effect on the date of the Merger Agreement); (b) purchase, redeem or otherwise acquire or retire, or offer to purchase, redeem or otherwise acquire or retire, any shares of its capital stock, other than in transactions between Telemundo and its wholly owned subsidiaries and any required repurchases of options or stock upon termination of employment to the extent required by agreements in effect on the date of the Merger Agreement; (c) declare, set aside, make or pay any dividend or distribution, payable in cash, stock, property or otherwise, on any shares of its capital stock (other than dividends paid by wholly owned subsidiaries of Telemundo to Telemundo); (d) other than with respect to intercompany payables and receivables and intercompany debt, incur or become contingently liable with respect to any indebtedness or guarantees of any indebtedness or any debt securities other than indebtedness incurred to finance working capital requirements in the ordinary course of business consistent with past practice; (e) merge, consolidate with or consummate any other business combination with any person or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner any business or any person; (f) sell, lease, license (other than exhibition licenses entered into in the ordinary course of business consistent with past practice), mortgage, transfer or otherwise dispose of any properties or assets which are material to Telemundo and its subsidiaries, taken as a whole; (g) except as contemplated by the Merger Agreement or as may be required by applicable law or by contracts existing as of the date of the Merger Agreement, (1) increase the compensation payable to its officers or employees (except increases in the ordinary course of business consistent with past practice for non-officer employees and production and talent personnel), (2) enter into any written employment agreement with any employee (except for employment agreements that are entered into in the ordinary course of business and that are terminable, without penalty, on not more than six months notice), (3) grant any severance or termination pay to any director, officer or employee inconsistent with Telemundo policy; or (4) establish, adopt, enter into, terminate, withdraw from or amend in any material respect or take any action to accelerate any rights or benefits under any collective bargaining agreement, stock option plan, or material benefit plan; (h) enter into any programming commitment other than in the ordinary course of business consistent with past practice; (i) enter into any local marketing, joint marketing or similar agreements or modify or amend any such existing agreements on terms less favorable to Telemundo than such existing agreements, if such terms would, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of

Telemundo and its subsidiaries, taken as a whole; (j) incur any commitments for capital expenditures in excess of $10,000,000 in any twelve month period;
(k) incur any obligations to make any payment of, or in respect of, any tax, except in the ordinary course of business consistent with past practice, settle any material tax audit, make or change any tax election or file any amended tax returns, in each case other than (1) in connection with the audit pending as of the date of the Merger Agreement of Telemundo's Federal income tax returns for 1994 and 1995 and (2) obligations and actions which action would not result in a material adverse effect on the financial condition, results of operations or business of Telemundo and its subsidiaries, taken as a whole; (l) cancel or waive any claim or right of substantial value or settle any material pending litigation; (m) enter into any paid programming or infomercial agreement or any agreement granting any person the right to program any block of network or local time, in each case which is not terminable at Telemundo's discretion upon not more than 30 days notice or which does not extend beyond June 1998; (n) except as contemplated by the Merger Agreement or in the ordinary course of business consistent with past practice, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise) before they are due or fail to pay accounts payable in accordance with their terms; (o) propose or adopt any amendments to its certificate of incorporation or by-laws; (p) agree to take any of the actions set forth in clauses (a) through (o) above; or (q) take, or agree or commit to take, any action that would make any representation or warranty of Telemundo under the Merger Agreement inaccurate in any respect at, or as of any time prior to, the Effective Time or result in any of the conditions to the Merger set forth in the Merger Agreement not being satisfied.

  No Solicitation. The Merger Agreement provides that Telemundo will not, nor will Telemundo permit its subsidiaries, or any officer, director, employee, representative of Telemundo or any of its subsidiaries (including, without limitation, any investment banker, attorney or accountant retained by Telemundo or any of its subsidiaries) directly or indirectly to (i) initiate, solicit or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of assets representing a substantial portion of the assets of Telemundo and its subsidiaries, taken as a whole, or a sale of shares representing 20% or more of the capital stock of Telemundo (including, without limitation, by way of a tender or exchange offer) or similar transaction involving such party or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement (any of the foregoing inquiries or proposals being referred to as an "Alternative Proposal"), (ii) engage in negotiations or discussions concerning, or provide to any person or entity any non-public information or data relating to Telemundo or its subsidiaries for the purposes of, or otherwise cooperate with or assist or participate in, facilitate or encourage, any inquiries relating to or the making of, any Alternative Proposal, (iii) agree to, approve or recommend any Alternative Proposal or (iv) take any other action inconsistent with the obligations and commitments of Telemundo pursuant to the foregoing clauses (i) through (iii); provided, however, that nothing contained in the Merger Agreement will prevent Telemundo or the Board from (a) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Alternative Proposal (for which financing, to the extent required, is then committed or which in the good faith judgment of the Board after consultation with Telemundo's financial advisor, is reasonably capable of being obtained) to Telemundo or its stockholders from persons other than the Purchaser and its affiliates (a "Third Party"), if and only to the extent that (1) the Board, by action of a majority of the members of the Board who are not affiliated with either the Purchaser or the person making such Alternative Proposal or their respective affiliates, determines in good faith, after consultation with Telemundo's outside counsel and financial advisors that (x) such Alternative Proposal is more favorable from a financial point of view to Telemundo's stockholders than the Merger and the transactions contemplated by the Merger Agreement and (y) failure by the Board to furnish such information to or enter into discussions or negotiations with such Third Party could reasonably be expected to result in a breach of its fiduciary duties to Telemundo's Stockholders under applicable law, and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Third Party, the Board receives from such person or entity an executed confidentiality agreement with terms no less favorable to such party than those contained in certain existing confidentiality agreements; or (b) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal or making any other public disclosure that, based upon advice of Telemundo's outside counsel, the Board determines in its good faith judgment is required by applicable law, rule or regulation; provided, that prior to making any such other public disclosure Telemundo shall to the extent reasonably practicable inform the Purchaser that it intends to make such disclosure. In the Merger Agreement, Telemundo has also agreed to cease and cause to be terminated any activities, discussions or negotiations by Telemundo or its representatives with any parties conducted before the date of the Merger Agreement with respect to any of the foregoing.

  Telemundo has further agreed to (i) promptly notify the Purchaser in writing after receipt by Telemundo or its representatives of any Alternative Proposal or any inquiries indicating that any person is considering making or wishes to make an Alternative Proposal, (ii) promptly notify the Purchaser in writing after receipt of any request for non-public information relating to Telemundo or any of its subsidiaries or for access to Telemundo's or any of its subsidiaries' properties, books or records by any person that, to Telemundo's knowledge, may be considering making, or has made, an Alternative Proposal and
(iii) keep the Purchaser advised of the status and principal terms of any such Alternative Proposal, indication or request.

  Stockholders' Meetings. The Merger Agreement provides that Telemundo shall call a meeting of its Stockholders to be held as promptly as practicable for the purpose of voting upon the Merger Agreement. Subject to fiduciary duties under applicable law as advised in writing by counsel, Telemundo has agreed that the Board would recommend to its Stockholders in this Proxy Statement, the adoption of the Merger Agreement and the transactions contemplated thereby. Telemundo has also agreed to use its reasonable best efforts (i) (a) to obtain and furnish the information required to be included by it in this Proxy Statement, (b) to file this Proxy Statement with the SEC, (c) to respond promptly to any comments made by the SEC with respect to this Proxy Statement and (d) to cause this Proxy Statement to be mailed to its Stockholders at the earliest practicable time and (ii) subject to fiduciary duties under applicable law as advised in writing by counsel, to obtain the necessary approval of the Merger Agreement by the affirmative vote of a majority of the outstanding shares of Telemundo's Series A Common Stock and Series B Common Stock, voting together as a single class ("Stockholder Approval").

  Director and Officers Indemnification and Insurance. The Merger Agreement provides that, Telemundo shall and, from and after the Effective Time, the Purchaser and Telemundo shall, maintain the right to indemnification and exculpation of officers and directors provided for in Telemundo's Restated Certificate of Incorporation and Amended and Restated By-laws as in effect on the date of the Merger Agreement with respect to indemnification and exculpation for acts and omissions occurring prior to the Effective Time, including, without limitation, the transactions contemplated by the Merger Agreement. Further, the Purchaser agreed that for six years after the Effective Time, the Purchaser or Telemundo will maintain officers' and directors' liability insurance covering the persons who, on the date of the Merger Agreement, were covered by Telemundo's officers' and directors' liability insurance policies with respect to actions and omissions occurring prior to the Effective Time, on terms which are not materially less favorable, in the aggregate, than the terms of such insurance in effect for Telemundo on the date of the Merger Agreement.

  The Merger Agreement also provides that Telemundo shall, (i) to the fullest extent permitted under applicable law, indemnify and hold harmless each present and former director and officer of Telemundo (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission occurring prior to the Effective Time (including, without limitation, any claim, action, suit, proceeding or investigation arising out of or pertaining to the transactions contemplated by the Merger Agreement (a "Claim")), (ii) in the event of any such Claim (whether arising before or after the Effective Time), upon receipt from the Indemnified Party to whom expenses are advanced of an undertaking to repay such advances required under the DGCL, advance expenses to each such Indemnified Party, including the payment of the fees and expenses of counsel selected by such Indemnified Party, which counsel shall be reasonably satisfactory to Telemundo, promptly after statements therefor are received, provided, that Telemundo shall not, in connection with any one Claim or separate but substantially similar or related Claims, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and provided, further, that Telemundo shall be entitled to participate in the defense thereof, and (iii) cooperate fully in the defense of any such matter.

The Merger Agreement further provides that Telemundo shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

  The Merger Agreement also provides that notwithstanding any provision to the contrary contained in the Certificate of Incorporation or Restated By-Laws of Telemundo as in effect on the date of the Merger Agreement, any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the DGCL, under such charter provisions shall be made by independent counsel selected by the Indemnified Party and reasonably acceptable to Telemundo, the Purchaser, or Sub, which shall pay such counsel's fees and expenses (it being agreed that neither Telemundo, nor the Purchaser or Sub shall challenge any such determination by such independent counsel which is favorable to an Indemnified Party).

  FCC Covenants. Pursuant to the Merger Agreement, each of the Purchaser and Sub has agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do or satisfy, or cause to be done and satisfied, all things and conditions necessary, proper or advisable to obtain an order or decision of the FCC or its staff which grants all consents or approvals required under the Communications Act for the transfer of control of all FCC licenses held by Telemundo to the Purchaser and/or Sub and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, whether or not any appeal or request for reconsideration or review of such order is pending, or whether the time for filing any such appeal or request for reconsideration or review, or for any sua sponte action by the FCC or its staff with similar effect, has expired (such order or decision being, the "FCC Order") and to satisfy all conditions and take all actions required thereby, in each case so as to come into compliance with FCC requirements and to consummate the Merger as promptly as practicable; provided, however, the foregoing shall not be interpreted as obligating the Purchaser, Sub, any stockholder of the Purchaser or any affiliates thereof, to consent to the imposition of certain specified conditions or restrictions; provided, further, that the Purchaser and Sub will make all reasonable modifications and adjustments to their respective relationships and arrangements among the stockholders of the Purchaser (including the grant of proxies to other stockholders of the Purchaser with respect to general voting rights) with respect to the Purchaser that are required in order to obtain an Acceptable FCC Order (as defined below), so long as such modifications and adjustments do not modify in any material respect the contemplated minority stockholder protective provisions or modify in any material respect the economic arrangement among and between the Purchaser's stockholders. Telemundo will also use such efforts, but is not required to take any action that would be effective prior to the Effective Time.

  The Merger Agreement also provides that as promptly as practicable, following the date of the Merger Agreement (and in no event later than January 1, 1998), Telemundo, the Purchaser and Sub shall prepare and file with the FCC all necessary applications, including applications on FCC Form 315, for approval of the Merger and the other transactions contemplated by the Merger Agreement. Applications requesting the FCC's consent to the foregoing transfers of control were filed with the FCC on December 30, 1997.

  Employee Benefits. In the Merger Agreement, the Purchaser agreed to honor, and from and after the Effective Time, to cause Telemundo to honor after the Effective Time, in accordance with their respective terms as in effect on the date of the Merger Agreement, the employment, severance, bonus, and commission agreements and similar arrangements to which Telemundo is a party which are contemplated by the Merger Agreement.

  Access to Information and Confidentiality. So long as the Merger Agreement has not been terminated, between the date of the Merger Agreement and the Effective Time, Telemundo has agreed to (i) give the Purchaser and its authorized representatives reasonable access during normal business hours to all offices, stations, studios, production facilities and other facilities and to all books and records of it and its subsidiaries and (ii) permit the Purchaser to make such inspections as Purchaser may reasonably require and cause Telemundo's officers and those of its subsidiaries to furnish the Purchaser (at such time as it would otherwise become available in the ordinary and usual course of business and consistent with past practice) with such financial and operating data and other information (consistent with that which is currently being prepared by Telemundo) with respect to the business and properties of Telemundo and its subsidiaries as the Purchaser may from time to time reasonably request.

  Subject to any additional requirements of law (including, without limitation, FCC Rules) and the terms of certain confidentiality agreements, the Merger Agreement also provides that the Purchaser and Sub (i) will hold and will cause their respective representatives, advisors and financing sources to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the written opinion of its counsel with a copy sent to Telemundo, by other requirements of law, all documents and information concerning Telemundo and its subsidiaries furnished to the Purchaser, Sub or any of their respective representatives, advisors and financing sources in connection with the transactions contemplated by the Merger Agreement, provided, however, that, prior to any disclosure pursuant to the foregoing, the Purchaser (except in certain limited cases) shall notify Telemundo and afford Telemundo an opportunity to obtain a protective order against such disclosure and (ii) will not release or disclose such information to any other person, except in connection with the Merger Agreement to (a) its auditors, attorneys, financial advisors and other representatives and advisors with a need to know such information and (b) responsible financial institutions in connection with obtaining the financing contemplated by the Merger Agreement, provided that such person shall have first been advised of the confidentiality provisions of the Merger Agreement and certain other confidentiality agreements and agreed to be bound thereby. Pursuant to the Merger Agreement, if the transactions contemplated by the Merger Agreement are not consummated, such confidence shall continue to be maintained except in certain limited cases.

  Cooperation. Subject to the terms and conditions in the Merger Agreement, each of the parties to the Merger Agreement agreed to use its reasonable best efforts (i) to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger Agreement, including, without limitation, (a) promptly making their respective filings, and thereafter using their reasonable best efforts promptly to make any required submissions, under the HSR Act and (b) promptly making any filings that are required to be made or seeking any consents, approvals, permits or authorizations that are required to be obtained under any other federal, state or foreign law or regulation (including those required under the Communications Act and by the FCC) and (ii) to refrain from taking, directly or indirectly, any action that would result in a breach of the Merger Agreement. The Merger Agreement also provides that the Purchaser will notify Telemundo and keep it reasonably apprised of developments relating to its ability to satisfy certain conditions to consummation of the Merger. Pursuant to the Merger Agreement, if, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of the Merger Agreement, the proper officers and directors of each party to the Merger Agreement shall use their respective reasonable best efforts to take all such necessary action.

  Public Announcements. The Merger Agreement provides that the Purchaser, Sub and Telemundo will consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any securities exchange or similar authority (in which case prior notice of at least 24 hours by Telemundo to the Purchaser or by the Purchaser or Sub to Telemundo, as applicable, of such issuance of a press release or making of a public statement shall be required).

  Notification of Certain Matters. Pursuant to the Merger Agreement, between the date of the Merger Agreement and the Effective Time, Telemundo will promptly notify the Purchaser and Sub in writing if it becomes aware of any fact or condition that causes or constitutes a breach of its representations and warranties as of the date of the Merger Agreement, or if it becomes aware of the occurrence after the date of the Merger Agreement of any fact or condition which would (except as expressly contemplated by the Merger Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Notwithstanding the foregoing sentence, no party to the Merger Agreement shall be required to give notice with respect to events that are reported in the financial or general interest newspapers that do not specifically relate to such party or the transactions contemplated by the Merger Agreement.

  Acknowledgment of the Purchaser and Sub. In the Merger Agreement, the Purchaser and Sub acknowledged that any projections prepared by Telemundo and provided to the Purchaser and/or Sub as part of the due diligence process were and are merely estimates made by Telemundo as of the time they were provided and the Purchaser and Sub have in no way relied on any such projections. The Purchaser and Sub agree and acknowledge that neither Telemundo nor any of its affiliates has made or is making any representation or warranty as to the accuracy or completeness of the confidential information memorandum furnished by Telemundo or its representatives or any supplement thereto provided by such person. The Purchaser and Sub further agreed and acknowledged in the Merger Agreement that the only representations and warranties made by Telemundo with respect to the transactions contemplated by the Merger Agreement are those representations and warranties contained in the Merger Agreement (together with the exceptions to such representations and warranties set forth in the disclosure schedules to the Merger Agreement) and only those representations and warranties have and will have any legal effect following the date of the Merger Agreement, which effect will continue solely to the extent specifically set forth in the Merger Agreement.

CONDITIONS TO OBLIGATIONS TO EFFECT THE MERGER

  The respective obligations of Telemundo, the Purchaser and Sub to effect the Merger are subject to the satisfaction or waiver, where legally permissible, of the following conditions: (i) Stockholder Approval of the Merger Agreement shall have been obtained; (ii) no statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which restrains, enjoins or otherwise prohibits the consummation of the Merger; provided, however, that Telemundo, the Purchaser and Sub shall use their reasonable best efforts to have any such order, decree or injunction vacated; (iii) the applicable waiting period under the HSR Act shall have expired or been terminated; and (iv) the FCC Order shall have been obtained without the imposition of any conditions or restrictions that (a) seek to prohibit or limit the ownership or operation by any of the Purchaser's stockholders or Telemundo of any portion of its or their respective businesses or assets, or to compel Telemundo or any stockholder of the Purchaser to dispose of or hold separate any portion of their business or assets, (b) seek to impose material limitations on the ability of any stockholder of the Purchaser to acquire or hold equity interests of the Purchaser, exercise the minority protective provisions contemplated by the Purchaser or modify in any material respect the economic arrangement among and between the stockholders of the Purchaser, (c) seek to prohibit any stockholder of the Purchaser from effectively controlling in any respect any of the business or operations of such stockholder of the Purchaser, or (d) which otherwise is reasonably likely to adversely affect the financial condition, results of operations or business of any stockholder of the Purchaser, the Purchaser or Telemundo, that, in the case of conditions or restrictions of the type referred to in clauses (a), (b) or (c), are not acceptable to the Purchaser in its sole discretion ("Acceptable FCC Order").

  The obligations of the Purchaser and Sub to effect the Merger are subject to the satisfaction or waiver, where legally permissible, prior to the Effective Time of the following conditions: (i) the representations and warranties of Telemundo set forth in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date or as specifically set forth below) as of immediately before the Effective Time, except as otherwise contemplated by the Merger Agreement, and Telemundo shall have performed all obligations required to be performed by it at or prior to the Effective Time, except to the extent the failure of such representations and warranties to be true and correct as of immediately before the Effective Time or the failure to perform obligations thereunder would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of Telemundo and its subsidiaries, taken as a whole; (ii) the Purchaser shall have received a certificate signed on behalf of Telemundo by the chief executive officer and the chief financial officer of Telemundo to the effect of clause (i) above; (iii) subject to compliance with the provisions of the Merger Agreement, with respect to certain affiliation agreements, Telemundo shall have exercised its option to extend any such agreement which Telemundo or any of its subsidiaries has the option to extend and which expires (or which requires notice to be given or other action to be taken in order to so extend such agreement) prior to the Effective Time, or, after consulting with the Purchaser, shall have executed an agreement in such market with a comparable affiliate; (iv) the FCC Order shall not have been reversed, stayed, enjoined, annulled or suspended; and (v) the Purchaser shall have obtained funds pursuant to certain debt commitment letters (or such alternative financing as is reasonably acceptable to the Purchaser) sufficient, together with certain equity commitments (the provision of which is not a condition to the respective obligations of the Purchaser and Sub to effect the Merger), to perform its obligations under the Merger Agreement, to provide working capital for the business of Telemundo and to consummate the transactions contemplated by the Merger Agreement, including the payment of related fees and expenses.

  Notwithstanding anything to the contrary contained in clause (i) of the immediately preceding paragraph, on June 30, 1998, Telemundo shall deliver a certificate signed on behalf of Telemundo by the chief financial officer of Telemundo certifying that, in the good faith judgment of such officer upon inquiry of the other officers of Telemundo (Vice President level and above), on such date such officer believes that the representation and warranty of Telemundo with respect to the absence of certain changes is true and correct, as if made at that date (a "Company Complying Certificate") or, if such representation and warranty is not true and correct, then stating with specificity in what respect such representation is not true and correct (a "Non-Complying Certificate"). If, on June 30, 1998, Telemundo shall have delivered a Company Complying Certificate, then, from and after June 30, 1998, the representation with respect to the absence of certain changes shall be deemed to be true and correct, except as may be specifically set forth below. If Telemundo shall have delivered a Non-Complying Certificate, then the applicable representation and warranty with respect to the absence of certain changes shall, to the extent of the matters so noticed, be deemed not to be satisfied unless such matters shall have been cured. Notwithstanding the foregoing, if (i) within 15 days of the delivery of a Company Complying Certificate or a Company Non-Complying Certificate, as applicable, the chief financial officer of the Purchaser delivers a certificate to Telemundo certifying that in the good faith judgment of such officer upon reasonable inquiry, such officer believes, as of June 30, 1998, that the representation and warranty of Telemundo with respect to the absence of certain changes is not true and correct, stating with specificity in what respect such representation is not true and correct (the "Purchaser Response") and (ii) Telemundo shall confirm in writing that such matter renders such representation not true and correct (an "Affirmed Condition"), then the representation and warranty of Telemundo with respect to the absence of certain changes shall be deemed not to be satisfied, to the extent of the Affirmed Condition, unless the Affirmed Condition shall be cured. If Telemundo does not confirm in writing that any matter contained in the Purchaser Response renders the representation and warranty with respect to the absence of certain changes not true and correct (a "Non-Affirmed Condition"), each of the parties under the Merger Agreement shall retain its right to exercise any and all remedies and/or defenses available to it with respect to such Non-Affirmed Condition. If cured prior to December 31, 1998, no matter set forth in a Company Non-Complying Certificate or a Purchaser Response shall thereafter render the representation and warranty of Telemundo with respect to the absence of certain changes to be not true and correct, and upon cure, each such matter shall be deemed waived. In no event shall any matter arising after June 30, 1998 or not set forth in a Company Non-Complying Certificate or Purchaser Response be deemed to render the representation and warranty of Telemundo with respect to the absence of certain changes not true and correct. No Additional Amount shall accrue or be payable with respect to any period beginning on the date on which all of the conditions set forth in the preceding two paragraphs have been finally satisfied and ending on the date on which all matters that are specified in any Non-Complying Certificate or are Affirmed Conditions are cured.

  The obligation of Telemundo to effect the Merger is subject to the satisfaction or waiver, where legally permissible, prior to the Effective Time of the following conditions: (i) the representations and warranties of the Purchaser and Sub set forth in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of immediately before the Effective Time, except as otherwise contemplated by the Merger Agreement, and the Purchaser and Sub shall have performed all obligations required to be performed by them at or prior to the Effective Time, except to the extent the failure of such representations and warranties to be true and correct as of immediately before the Effective Time or the failure to perform obligations thereunder would not, individually or in the aggregate, have a Material Adverse Effect (as defined in the Merger Agreement); and (ii) Telemundo shall have received a certificate signed on behalf of the Purchaser and Sub by their respective chief executive officers and chief financial officers to the effect of clause (i) above.

TERMINATION; TERMINATION FEES AND EXPENSES

  The Merger Agreement may be terminated and the Merger contemplated thereby may be abandoned at any time prior to the Effective Time, whether before or after Stockholder Approval:

    (i) if the boards of directors of Telemundo and the Purchaser both consent in writing; or

    (ii) subject to the payment of a termination fee, by Telemundo or the Purchaser if the Effective Time shall not have occurred on or before December 31, 1998; provided, however, that the right of Telemundo or the Purchaser to terminate the Merger Agreement pursuant to the foregoing provision shall not be available in the event that Telemundo's or the Purchaser's, as the case may be, failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or

    (iii) by the Purchaser or Telemundo if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

    (iv) by Telemundo or the Purchaser, if, at the Special Meeting (including any adjournment or postponement thereof), the Stockholder Approval shall not have been obtained; or

    (v) by Telemundo, subject to certain other provisions of the Merger Agreement, if the Board of Directors of Telemundo shall concurrently approve, and Telemundo shall concurrently enter into, a definitive agreement providing for the implementation of a Superior Offer (as defined below), provided, however, that (a) Telemundo is not then in breach of its non-solicitation covenant, (b) the Board of Directors of Telemundo shall have complied with the other terms of the Merger Agreement in connection with such Superior Offer, and (c) Telemundo shall simultaneously make the termination fee payments required by the Merger Agreement. "Superior Offer" means an Alternative Proposal which is superior from a financial point of view to Telemundo's Public Stockholders to the Merger and the other transactions contemplated thereby and for which financing, to the extent required, is then committed or which, in the good faith judgment of Telemundo's Board after consultation with Telemundo's financial advisors, is reasonably capable of being obtained.

  The Merger Agreement provides that if Telemundo intends to terminate the Merger Agreement pursuant to paragraph (v) above, Telemundo shall provide to the Purchaser written notice of its intention to terminate the Merger Agreement pursuant to such provision, advising the Purchaser (a) that the Board has determined, by action of a majority of the members of the Board who are not affiliated with either the Purchaser or the person making such Alternative Proposal or their respective affiliates, that such Alternative Proposal is a Superior Offer and that, in the exercise of its good faith judgment as to fiduciary duties to stockholders under applicable law, after consultation with Telemundo's outside legal counsel, failure by the Board to terminate the Merger Agreement could reasonably be expected to result in a breach of such duties and (b) as to the material terms of any such Alternative Proposal. At any time after the fifth business day following receipt of such notice, Telemundo may terminate the Merger Agreement as provided in paragraph
(v) above only if the Board determines, by action of a majority of the members of the Board who are not affiliated with either the Purchaser or the person making such Alternative Proposal or their respective affiliates, that failure by the Board to terminate the Merger Agreement continues to be reasonably expected to result in a breach of its fiduciary duties to stockholders under applicable law (which determination shall be made in light of any revised proposal made by the Purchaser prior to the expiration of such five business day period) and concurrently enters into a definitive agreement providing for the implementation of such Alternative Proposal.

  In the event of termination of the Merger Agreement by Telemundo or the Purchaser as provided in the Merger Agreement, the Merger Agreement shall forthwith become void, except as otherwise provided in the Merger Agreement, provided that no party thereto shall be relieved from liability for any breach of the Merger Agreement.

  If the Merger Agreement is terminated under the circumstances described in paragraphs (iv) or (v) above, and if Telemundo is not at that time entitled to terminate the Merger Agreement because of the circumstances described in paragraphs (ii) or (iii) above, then Telemundo shall promptly (and in any event within two days of receipt by Telemundo of written notice from the Purchaser) pay to the Purchaser (by wire transfer of immediately available funds to an account designated by the Purchaser) concurrently with the execution of a definitive agreement with respect to any Alternative Proposal, a termination fee of $15,000,000 plus an amount equal to documented fees and expenses incurred by or on behalf of the Purchaser and its affiliates and investors in connection with the Merger Agreement and the transactions contemplated thereby up to an aggregate maximum amount of $2,500,000; provided, however, that Telemundo shall not be obligated to pay such fee to the Purchaser if the Merger Agreement is terminated under the circumstances described in paragraph (iv) above unless (a)(1) at the time of the Special Meeting, Telemundo has received an Alternative Proposal or (2) prior to the termination of the Merger Agreement the Board shall have withdrawn, or modified in a manner adverse to the Purchaser, its approval or recommendation of the Merger and the other transactions contemplated thereby, and (b) within one year after the termination of the Merger Agreement, Telemundo enters into a definitive agreement or otherwise consummates with any person such or any other Alternative Proposal, and, provided, further, that if such termination fee becomes payable as a result of a termination under the circumstances described in paragraph (iv) above, then such termination fee shall be paid promptly following the earlier of the execution of such definitive agreement providing for an Alternative Proposal and the consummation of an Alternative Proposal, as the case may be.

  If (i) the Merger Agreement is terminated under the circumstances described in paragraph (ii) above, and (ii) the Purchaser is not at that time entitled to terminate the Merger Agreement because of the circumstances described in paragraphs (iii) or (iv) above, and (iii) the Purchaser has not received an Acceptable FCC Order, and (iv) certain conditions to consummation of the Merger have been, or if the FCC Order had been obtained, would have been, otherwise satisfied, then the Purchaser shall promptly (and in any event within two days of receipt by the Purchaser of written notice from Telemundo) pay to Telemundo (by wire transfer of immediately available funds to an account designated by Telemundo) a termination fee of $17,500,000; provided, however, that the Purchaser shall not be obligated to pay such fee to Telemundo if the sole reason that the Purchaser and Sub have failed to obtain the Acceptable FCC Order is due to changes, after the date of the Merger Agreement, in the Communications Act or the rules and regulations of the FCC, in effect as of the date of the Merger Agreement (except those which have been proposed in formal rulemaking proceedings and have been subject to public comment prior to the date of the Merger Agreement).

AMENDMENT AND WAIVER

  The Merger Agreement provides that, to the extent permitted by applicable law, the Merger Agreement may be amended by action taken by Telemundo, the Purchaser and Sub (and the Stockholders, if required by applicable law) at any time before or after adoption of the Merger Agreement by the Stockholders; provided, however, that after the adoption of the Merger Agreement by the Stockholders, no amendment shall be made which decreases the price per share, changes the form of consideration to be received by the holders of Common Stock in the Merger or which adversely affects the rights of stockholders of Telemundo thereunder without the approval of the Stockholders. The Merger Agreement further provides that it may not be amended, except by an instrument in writing signed on behalf of all the parties. Under the terms of the Merger Agreement, at any time prior to the Effective Time, the parties thereto may
(a) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (b) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document, certificate or writing delivered pursuant thereto or (c) waive compliance with any of the agreements or conditions contained in the Merger Agreement unless such waiver is unlawful or specifically prohibited. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   EXPENSES

  It is estimated that, if the Merger is consummated, expenses incurred in connection therewith will be approximately as follows:

                                                            TELEMUNDO PURCHASER
                                                            --------- ---------
      Financial advisory fees and expenses.................  $         $
      SEC filing fees......................................
      Legal fees and expenses..............................
      Accounting fees and expenses.........................
      Printing costs.......................................
      Proxy solicitation, distribution and exchange agent
       fees and expenses...................................
      Special Committee fees and expenses..................
      Miscellaneous........................................
                                                             -------   -------
        Total..............................................  $         $
                                                             =======   =======

  All costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses.

                      SELECTED HISTORICAL FINANCIAL DATA

  Set forth below is selected historical financial data of Telemundo as of and for each of the five years in the period ended December 31, 1997. The data should be read in conjunction with the historical consolidated financial statements of Telemundo, and the notes thereto. Telemundo's consolidated financial statements for the year ended December 31, 1997, which have been audited by Deloitte & Touche LLP, independent auditors, are incorporated by reference in this Proxy Statement from Telemundo's Annual Report on Form 10-K for the year ended December 31, 1997. See "Where You Can Find More Information."

                      SELECTED HISTORICAL FINANCIAL DATA
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                      YEAR ENDED DECEMBER 31,
                         ------------------------------------------------------
                                                           PREDECESSOR(A)
                                                       ------------------------
                           1997      1996      1995      1994         1993
                         --------  --------  --------  --------  --------------
STATEMENT OF OPERATIONS
 DATA:
 Net revenue............ $197,588  $202,713  $169,148  $183,894    $ 177,809
 Operating income.......   16,114    29,292    14,379    13,176       16,597
 Reorganization items...      --        --        --     76,255       (2,543)
 Interest expense--net
  of interest income....  (20,849)  (18,920)  (14,489)     (645)     (24,411)
 Loss from investment
  in and disposal of
  TeleNoticias..........      --     (5,561)   (6,355)   (1,314)         --
 Income (loss) before
  extraordinary item....  (13,444)   (1,179)  (10,088)   84,049      (14,059)
 Extraordinary item--
  extinguishment of
  debt..................      --    (17,243)      --    130,482          --
 Net income (loss)(a)...  (13,444)  (18,422)  (10,088)  214,531      (14,059)
 Per share data:
 Basic net loss per
  share:
   Loss before
    extraordinary item.. $  (1.32) $   (.12) $  (1.01)
   Extraordinary item...      --      (1.71)      --
                         --------  --------  --------
     Net loss........... $  (1.32) $  (1.83) $  (1.01)      (a)          (a)
                         ========  ========  ========  ========    =========
 Dividends declared on
  common shares.........      --        --        --        --           --
                         ========  ========  ========  ========    =========

                                            DECEMBER 31,
                         ------------------------------------------------------
                                                                 PREDECESSOR(A)
                                                                 --------------
                           1997      1996      1995      1994         1993
                         --------  --------  --------  --------  --------------
BALANCE SHEET DATA:
 Working capital........ $ 44,576  $ 44,769  $ 35,541  $ 32,325    $  65,691
 Broadcast licenses and
  reorganization value
  in excess of amounts
  allocable to
  identifiable assets,
  net...................  128,366   132,831    90,200    92,792          --
 Total assets...........  290,086   295,560   224,459   232,024      169,657
 Long-term debt
  (liabilities subject
  to settlement prior
  to 1994)..............  189,081   179,695   108,032   100,724      326,784
 Common stockholders'
  equity (deficiency)...   29,909    42,893    60,251    70,000     (214,816)

--------

(a) Prior to 1995, net income (loss) was significantly impacted in certain years by nonrecurring income and expense items related to Telemundo's financial restructuring. Telemundo was recapitalized and adopted fresh start reporting as of December 31, 1994. Consequently, for the years prior to 1995, Telemundo is referred to as the Predecessor and net income (loss) per share is not applicable.

                   PRICE RANGE OF COMMON STOCK AND WARRANTS

  Telemundo's Series A Common Stock and Creditors' Warrants are quoted on the National Market Tier and the Small Cap Market Tier, respectively, of Nasdaq under the symbols "TLMD" and "TLMDW," respectively. The following table sets forth, for the fiscal quarters indicated, the range of high and low sale prices of the Series A Common Stock and Creditors' Warrants as reported by Nasdaq.

                                                 COMMON STOCK       WARRANTS
                                                --------------- ----------------
                                                 HIGH     LOW     HIGH     LOW
                                                ------- ------- -------- -------
                                                  SALES PRICE     SALES PRICE
                                                --------------- ----------------
Year Ending December 31, 1998
 2nd Quarter (as of May   , 1998).............. $       $       $        $
 1st Quarter...................................  42 1/4  40 7/8  35       34

Year Ended December 31, 1997
 4th Quarter................................... $42 3/8 $31 3/8 $36      $24 1/2
 3rd Quarter...................................  36 1/2  23 5/8  28 3/8   18
 2nd Quarter...................................  28 7/8  18 1/2  20 1/2   13
 1st Quarter...................................  32 5/8  27 3/8  25 1/4   20

Year Ended December 31, 1996
 4th Quarter................................... $34 1/2 $26 3/8 $27 1/2  $20 1/8
 3rd Quarter...................................  35 3/8  20 1/2  28 1/16  15 1/4
 2nd Quarter...................................  25 5/8  17      20 1/2   10 1/4
 1st Quarter...................................  21      13 3/4  13 5/8    6 3/4

  The high and low sales prices on Nasdaq for the Series A Common Stock were $25 1/2 per share and $24 3/4 per share, respectively, on July 16, 1997 and the high and low sales prices for the Creditors' Warrants were both $19 per warrant, respectively on July 9, 1997, the last respective dates on which trades were made for such securities prior to the date on which Telemundo publicly announced that it was pursuing discussions with strategic programming partners for purposes of expanding its programming options and enhancing stockholder value. The closing prices of the Series A Common Stock and Creditors' Warrants on November 21, 1997, the last trading day prior to the public announcement that Telemundo executed the Merger Agreement, were $39 3/8 and $32, respectively. The closing prices of the Series A Common Stock and
Creditors' Warrants on the Record Date were $       and $       ,
respectively. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE SERIES A COMMON STOCK AND CREDITORS' WARRANTS.

  Telemundo has never declared or paid any dividends with respect to the Common Stock. Telemundo's credit facility, Senior Notes due 2001 and Senior Notes due 2006 contain certain restrictions with respect to the payment of dividends to Stockholders. Any determination to pay dividends in the future will be at the discretion of Telemundo's board of directors and will be dependent upon Telemundo's results of operations, financial condition, capital expenditures, working capital requirements, any contractual restrictions and other factors deemed relevant by Telemundo's board of directors. Telemundo does not anticipate that any cash dividends will be paid on the Common Stock in the foreseeable future if, for any reason, the Merger is not consummated.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  At the Record Date, there were approximately [100] holders of record of the Common Stock, which is the only class of capital stock of Telemundo outstanding and [300] holders of record of Warrants. At the Record Date, there were [7,180,592] shares of Series A Common Stock, [3,086,498] shares of Series B Common Stock and [939,329] Warrants outstanding.

  The following table sets forth, to the knowledge of Telemundo, based upon information provided by the Stockholders set forth below or publicly available filings, information regarding the ownership of the Common Stock at the Record Date, by (a) all persons known to Telemundo to be the beneficial owners of more than 5% of Telemundo's Series A Common Stock or Series B Common Stock outstanding, (b) each director and Named Executive Officer of Telemundo, and
(c) all directors and executive officers of Telemundo as a group. Except as noted below, to Telemundo's knowledge, each such owner has sole voting and investment power for the shares indicated as beneficially owned by them.

                          SERIES A COMMON STOCK        SERIES B COMMON STOCK  TOTAL COMMON STOCK
                          ---------------------------- --------------------- ------------------------------
                           AMOUNT &                     AMOUNT &              AMOUNT &
                          NATURE OF         PERCENTAGE NATURE OF             NATURE OF           PERCENTAGE
                          BENEFICIAL            OF     BENEFICIAL PERCENTAGE BENEFICIAL              OF
NAME OF BENEFICIAL OWNER  OWNERSHIP          CLASS(1)  OWNERSHIP   OF CLASS  OWNERSHIP            TOTAL(1)
------------------------  ----------        ---------- ---------- ---------- ----------          ----------
5% OR GREATER
 STOCKHOLDERS
Bastion Capital Fund,
 L.P....................    964,997            13.4%     882,688     28.6%   1,847,685(2)(3)        18.0%
 Suite 2960
 1999 Avenue of the
  Stars
 Los Angeles, CA 90067
TLMD Partners, II,
 L.L.C..................     41,776(4)            *    1,550,465     50.2%   1,592,241(3)(4)        15.4%
 c/o Apollo Management,
  L.P.
 1301 Avenue of the
  Americas
 38th Floor
 New York, NY 10019
Canyon Capital
 Management LP..........    432,375             6.0%         --       --       432,375               4.2%
 Suite 200
 9665 Wilshire Boulevard
 Beverly Hills, CA 90212
Morgan Stanley, Dean
 Witter,
 Discover & Co. ........    400,900             5.6%         --       --       400,900               3.9%
 1585 Broadway
 New York, NY 10036
Hernandez Partners......     49,998(5)            *      450,001     14.6%     499,999(3)(5)         4.9%
 900 S. Garfield Avenue
 Alhambra, CA 91801
Reliance Group Holdings,
 Inc....................    416,705(6)          5.5%         --       --       416,705(6)            3.9%
 55 East 52nd Street
 New York, NY 10055
DIRECTORS AND NOMINEES
 FOR DIRECTOR
Leon D. Black...........      3,766(7)            *      200,000      6.5%     203,766(3)(7)         2.0%
Guillermo Bron..........    965,830(7)         13.4%     882,688     28.6%   1,848,518(2)(3)(7)     18.0%
Alan Kolod..............      1,333(7)            *          --       --         1,333(7)              *
Barry W. Ridings........        833(7)            *          --       --           833(7)              *
Bruce H. Spector........        833(7)            *          --       --           833(7)              *
Daniel D. Villanueva....    965,830(7)         13.4%     882,688     28.6%   1,848,518(2)(3)(7)     18.0%
Edward M. Yorke.........        833(7)            *          --       --           833(7)              *
David E. Yurkerwich.....      1,833(7)(8)         *          --       --         1,833(7)(8)           *
NAMED EXECUTIVE OFFICERS
Roland A. Hernandez(9)..    466,405(5)(10)      6.1%     450,001     14.6%     916,406(5)(10)        8.6%
Stephen J. Levin........     40,625(10)           *          --       --        40,625(10)             *
Donald J. Tringali......     57,750(10)           *          --       --        57,750(10)             *
Jose C. Cancela.........        -- (10)         --           --       --           -- (10)           --
Peter J. Housman II.....     16,667(10)           *          --       --        16,667(10)             *
ALL DIRECTORS AND
 EXECUTIVE OFFICERS
 AS A GROUP.............  1,565,874            20.3%   1,532,689     49.6%   3,098,563              28.7%

--------
*  Less than 1%

(1) All percentages assume that the options or Warrants of the particular person or group in question, and of no other person or group, have been exercised to the extent such options or Warrants are exercisable as of the Record Date or within 60 days thereafter.
(2) The sole general partner of Bastion is Bastion Partners. The only general partners of Bastion Partners are BC and VII. The sole holder of voting stock and the sole director and officer of BC is Mr. Bron. The sole holder of voting stock of VII is the Daniel Villanueva Living Trust, a trust created under the laws of California, the co-trustees of which are Daniel
     D. Villanueva and Myrna E. Villanueva. Mr. Villanueva is the sole director and principal officer of VII. Messrs. Bron and Villanueva are the managing directors of Bastion Capital Corp., which manages the affairs of Bastion pursuant to a management agreement. Messrs. Bron and Villanueva have shared voting power as to 1,847,685 shares of Common Stock.

(3) TLMD II, Bastion, Hernandez Partners and Mr. Black collectively own 1,017,930 shares of Series A Common Stock, constituting 14.2% of the Series A Common Stock outstanding (excluding shares subject to Warrants and options described in footnotes (4) and (7), respectively), and 3,083,154 shares of Series B Common Stock, constituting 99.9% of the Series B Common Stock outstanding. In total, the Major Stockholders own 4,101,084 shares, constituting 39.9% of the Common Stock outstanding.

     The Major Stockholders have entered into a Shareholders Agreement dated as of December 20, 1994 pursuant to which each of them has agreed, among other things, to use its reasonable best efforts to cause Mr. Black (or his nominee), two nominees of TLMD II, a nominee of Bastion and a nominee of Hernandez Partners to be elected to the Board of Directors of Telemundo. Pursuant to the Shareholders Agreement, the Major Stockholders have agreed that all of the shares owned by each of them will be voted by a voting committee comprised of three members. Each Major Stockholder disclaims beneficial ownership of any shares of Common Stock which it does not directly own. See "Special Factors--Current Relationships and Transactions."
(4) Includes Creditors' Warrants expiring December 30, 1999 representing the immediate right to purchase 41,774 shares of Series A Common Stock. Creditors' Warrants to purchase 29,242 shares of Series A Common Stock are beneficially owned by Lion Advisors for the benefit of an investment account under management over which Lion Advisors has exclusive voting, dispositive and investment power. The remaining Creditors' Warrants to purchase 12,532 shares of Series A Common Stock are owned by AIF II. AIF II is the manager of TLMD II and has sole dispositive power with respect to the securities held by TLMD II. TLMD II, Mr. Black, Mr. Spector and Mr. Yorke disclaim beneficial ownership of all securities not held directly by any of them. See "Special Factors--Current Relationships and Transactions."
(5) The general partners of Hernandez Partners are Roland A. Hernandez and, his brother, Enrique Hernandez, Jr. Each of the general partners of Hernandez Partners has voting and dispositive power with respect to the shares held by Hernandez Partners, except as described in footnote (3) above. Amounts for Mr. Hernandez include options representing the immediate right to purchase 416,407 shares of Series A Common Stock.
(6) Includes Creditors' Warrants to purchase 32 shares of Series A Common Stock owned by Reliance and Warrants to purchase six shares of Series A Common Stock owned by Reliance Group Holdings, Inc., both at an exercise price of $7.00 per share, which Creditors' Warrants are immediately exercisable until December 30, 1999. Also includes Reliance Warrants beneficially owned by Reliance to purchase 416,667 shares of Series A Common Stock at an exercise price of $7.19 per share, which Reliance Warrants are immediately exercisable and one-third of which expire on each of December 30, 2000, 2001 and 2002.
 (7) Includes an option to purchase 833 shares of Series A Common Stock at $24.75 per share which is currently exercisable.
(8) Mr. Yurkerwich has shared voting power with his wife Victoria Yurkerwich as to 1,000 shares of Series A Common Stock.
(9)  Mr. Hernandez is also a director of Telemundo.
(10) Messrs. Hernandez, Levin, Tringali, Cancela and Housman are named in the "Summary Compensation Table" under the section captioned "Executive Compensation." Messrs. Hernandez, Levin, Tringali, Cancela and Housman are presently executive officers of Telemundo. Shares held include options representing the immediate right to purchase the following shares of Series A Common Stock: Messrs. Hernandez--416,407, Levin--40,625, Tringali--56,250, Cancela--0 and Housman--16,667.

                 DIRECTORS AND EXECUTIVE OFFICERS OF TELEMUNDO

  The name, business address and principal occupation or employment during the last five years of the directors and executive officers of Telemundo are set forth below. Unless otherwise indicated, the business address of each person is and has been for the past five years, that of Telemundo at 2290 West 8th Avenue, Hialeah, Florida 33010. Each person listed below is a citizen of the United States.


NAME AND
BUSINESS                                      PRINCIPAL OCCUPATIONS OR
ADDRESS                                 POSITIONS DURING THE PAST FIVE YEARS
--------                                ------------------------------------
Leon D. Black...................     Mr. Black became Chairman of the Board of
Apollo Management, L.P.              Directors of Telemundo as of December 30,
1301 Avenue of the Americas,         1994. Mr. Black is one of the founding
38th Floor New York, NY 10019        principals and a limited partner of
                                     Apollo Management which, together with an
                                     affiliate, acts as managing general
                                     partner of Apollo Investment Fund, L.P.,
                                     AIF II and Apollo Investment, private
                                     securities investment funds. AIF II is
                                     the manager of TLMD Partners. Mr. Black
                                     also is a founding principal of Lion
                                     Advisors which acts as financial advisor
                                     to and representative for certain
                                     institutional investors with respect to
                                     securities investments. Mr. Black is also
                                     a director of Converse, Inc., Culligan
                                     Water Technologies, Inc., Samsonite
                                     Corporation, and Vail Resorts, Inc.

Guillermo Bron..................     Mr. Bron became a director of Telemundo
Bastion Capital Fund, L.P.           as of December 30, 1994. From July 1994
1999 Avenue of the Stars,            to present, Mr. Bron has been an officer,
Suite 2960 Los Angeles, CA 90067     director and principal stockholder of the
                                     corporate general partner of Bastion
                                     Partners, which is the general partner of
                                     Bastion, an investment fund and a
                                     principal stockholder of Telemundo. Mr.
                                     Bron is a director of United PanAm
                                     Financial Corp.

Roland A. Hernandez................. Mr. Hernandez has been a director of
                                     Telemundo since 1989, and has been
                                     President and Chief Executive Officer of
                                     Telemundo since March 1995. Since 1987,
                                     Mr. Hernandez has been an executive
                                     officer of the corporate general partner
                                     of Interspan Communications, a California
                                     limited partnership that owns Spanish-
                                     language television station KFWD, Channel
                                     52, a Telemundo affiliate serving the
                                     Dallas/Fort Worth market. Mr. Hernandez
                                     is a director of Beneficial Corporation
                                     and has been nominated to be a director
                                     of Wal-Mart Stores, Inc.

Bruce H. Spector................     Mr. Spector became a director of
Apollo Management, L.P.              Telemundo as of December 30, 1994. Since
1999 Avenue of the Stars,            October 1992, Mr. Spector has been a
Suite 1900 Los Angeles, CA 90067     consultant to Apollo Management. In March
                                     1995, Mr. Spector became a principal of
                                     Apollo Management. For 25 years prior to
                                     1992, Mr. Spector was a member of the Los
                                     Angeles law firm of Stutman Triester &
                                     Glatt. Mr. Spector is also a director of
                                     Metropolis Realty Trust, Inc.,
                                     Nexthealth, Inc., United International
                                     Holdings, Inc. and Vail Resorts, Inc.



NAME AND
BUSINESS                                    PRINCIPAL OCCUPATIONS OR
ADDRESS                               POSITIONS DURING THE PAST FIVE YEARS
--------                              ------------------------------------
Edward M. Yorke.................     Mr. Yorke became a director of Telemundo
Apollo Management, L.P.              as of June 1995. Since 1992, Mr. Yorke
1301 Avenue of the Americas          has been a principal of Apollo Management
New York, NY 10019                   and Lion Advisors and since March 1995 of
                                     Advisors II. Mr. Yorke is also a director
                                     of Aris Industries, Inc. and Salant
                                     Corporation.

Alan Kolod......................     Mr. Kolod became a director of Telemundo
Moses & Singer                       as of December 30, 1994. Mr. Kolod has
1301 Avenue of the Americas,         been a member of the New York law firm
40th Floor New York, NY 10019        Moses & Singer LLP since December 1989.

Barry W. Ridings................     Mr. Ridings became a director of
BT Alex. Brown Incorporated          Telemundo as of March 1995. Mr. Ridings
1290 Avenue of the Americas,         has been a Managing Director of the
10th Floor New York, NY 10104        investment banking firm of BT Alex. Brown
                                     Incorporated since March 1990. Mr.
                                     Ridings is a director of the American
                                     Stock Exchange, Noodle Kidoodle, Inc.,
                                     New Valley Corporation, Norex Industries,
                                     Inc., SubMicron Systems Corporation,
                                     Search Capital Group, Inc. and TransCor
                                     Waste Services Inc.

Daniel D. Villanueva............     Mr. Villanueva became a director of
Bastion Capital Fund, L.P.           Telemundo as of April 1996. From July
1999 Avenue of the Stars Suite 2960  1994 to the present, Mr. Villanueva has
Los Angeles, CA 90067                been an officer, director and principal
                                     stockholder of the corporate general
                                     partner of Bastion Partners, which is the
                                     general partner of Bastion, an investment
                                     fund and a principal stockholder of
                                     Telemundo. Since 1990, Mr. Villanueva
                                     also has been Chairman of Bastion Capital
                                     Corp., a financial advisory firm. Mr.
                                     Villanueva has over 25 years of
                                     experience as an executive in Spanish-
                                     language television, having served in
                                     various capacities at the Univision Group
                                     or its predecessor from 1964 to 1990. Mr.
                                     Villanueva is a director of Renaissance
                                     Cosmetics, Inc. and is a trustee of
                                     Metropolitan West Group of mutual funds.

David E. Yurkerwich.............     Mr. Yurkerwich became a director of
Peterson Consulting LLC              Telemundo as of March 1995. Mr.
450 Lexington Avenue Suite 1920      Yurkerwich is a founder and Vice Chairman
New York, NY 10017                   of Peterson Consulting LLC, a litigation,
                                     dispute and economic consulting firm of
                                     which Mr. Yurkerwich has been a member
                                     since 1980.

Stephen J. Levin.................... Mr. Levin has been an Executive Vice
                                     President of Telemundo since April 1995.
                                     From November 1993 to March 1995, Mr.
                                     Levin was Sales Manager for National
                                     Cable Advertising Inc., a broadcast time
                                     sales company. From February 1993 to
                                     October 1993, Mr. Levin was a marketing
                                     consultant to various radio and
                                     television broadcasting companies.



NAME AND
BUSINESS                                  PRINCIPAL OCCUPATIONS OR
ADDRESS                             POSITIONS DURING THE PAST FIVE YEARS
--------                            ------------------------------------
Donald J. Tringali..............     Mr. Tringali has been an Executive Vice
                                     President of Telemundo since June 1996.
                                     From May 1995 to May 1996 Mr. Tringali
                                     served as a consultant to Telemundo. From
                                     March 1993 to April 1994 Mr. Tringali was
                                     a consultant to various entities involved
                                     in media and entertainment businesses.

Jose C. Cancela................      Mr. Cancela has been an Executive Vice
                                     President of Telemundo since April 1995.
                                     From June 1992 to April 1995, Mr. Cancela
                                     served as President, Station Group of
                                     Telemundo.

Peter J. Housman II................. Mr. Housman has been the Chief Financial
                                     Officer and Treasurer of Telemundo since
                                     February 1987.

Stuart Livingston................... Mr. Livingston has been Senior Vice
                                     President, Operations and Business
                                     Affairs of Telemundo since November 1996.
                                     From April 1995 to November 1996, Mr.
                                     Livingston was Senior Vice President,
                                     Operations and Administration of
                                     Telemundo. From January 1994 to March
                                     1995, Mr. Livingston was Vice President
                                     of Affiliate Relations for Univision.
                                     From September 1989 to December 1993,
                                     Mr. Livingston was Vice President of
                                     Broadcast Operations of Univisa, Inc., a
                                     U.S. subsidiary of Grupo Televisa, S.A.,
                                     a Mexican media company.

Osvaldo F. Torres................... Mr. Torres has been Vice President,
                                     General Counsel and Secretary of
                                     Telemundo since May 1997. From May 1996
                                     to May 1997, Mr. Torres served as
                                     Associate General Counsel and Secretary
                                     of Telemundo. From February 1995 to May
                                     1996, Mr. Torres served as an associate
                                     in the law firm of Gunster, Yoakley,
                                     Valdes-Fauli & Stewart, P.A., in West
                                     Palm Beach, Florida. From February 1989
                                     to February 1995, Mr. Torres served as an
                                     associate in the law firm of Schulte Roth
                                     & Zabel in New York City.


           DIRECTORS AND EXECUTIVE OFFICERS OF THE PURCHASER AND SUB

  Messrs. Edward M. Yorke, Alan Sokol and David Koff comprise the current Board of Directors of each of the Purchaser and Sub. Mr. Yorke is President, Treasurer and Secretary of each of the Purchaser and Sub. Mr. Koff will resign as a director of the Purchaser and Sub before the Effective Time.

  The name, business address, and principal occupation or employment during the last five years of the directors and executive officers of the Purchaser and Sub are set forth below. Each person listed below is a citizen of the United States.


NAME AND
BUSINESS                                  PRINCIPAL OCCUPATIONS OR
ADDRESS                              POSITIONS DURING THE PAST FIVE YEARS
--------                             ------------------------------------
Edward M. Yorke.................     Since 1992, Mr. Yorke has been a
1301 Avenue of the Americas          principal of Apollo Management and Lion
New York, NY 10019                   Advisors, and since March 1995 a
                                     principal of Advisors II. Mr. Yorke is a
                                     director of Telemundo, Aris Industries,
                                     Inc. and Salant Corporation.

Alan Sokol.....................      Mr. Sokol has been Senior Vice President
10202 West Washington Boulevard      -- Corporate Development of SPE since
Culver City, CA 90232                June 1996. From April 1995 to June 1996,
                                     Mr. Sokol was Senior Vice President of
                                     Savoy Pictures, Inc. From March 1991 to
                                     April 1995, Mr. Sokol was a partner in
                                     the law firm, Jeffer, Mangels, Butler &
                                     Marmaro in Los Angeles, California.

David B. Koff...................     Mr. Koff has been Senior Vice President
8101 East Prentice Avenue            of Liberty since February 1998. From
Suite 500                            August 1994 to February 1998, Mr. Koff
Englewood, CO 80111                  was Vice President--Corporate Development
                                     of Liberty. From 1993 to August 1994, Mr.
                                     Koff was a special counsel to Liberty.
                                     Mr. Koff has been a director of TCI Music
                                     Inc. since May 1997 and served as interim
                                     President and Chief Executive Officer of
                                     TCI Music Inc. from May 1997 to January
                                     1998.


          PROPOSAL TO APPROVE MANAGEMENT INCENTIVE COMPENSATION PLAN

MANAGEMENT INCENTIVE COMPENSATION PLAN

  Telemundo's Board has adopted the Incentive Plan under which Telemundo's President and Chief Executive Officer and three other selected key employees, including executive officers, may be granted future incentive compensation in the form of annual bonuses based upon the attainment of certain performance objectives related to cash flow. The Incentive Plan is intended to tie the goals and interests of eligible officers to those of Telemundo and its stockholders and to enable Telemundo to attract and retain highly qualified employees. The current executive officers eligible to receive bonus payments under the Incentive Plan are Messrs. Hernandez, Tringali, Levin and Housman.

  The Incentive Plan will be administered by a committee of the Board, which may be the Compensation Committee, consisting solely of two or more members of Telemundo's Board who qualify as "outside directors" under Code Section 162(m) (the "Bonus Committee"). The Bonus Committee appointed to administer the Incentive Plan will have the sole discretion and authority to administer and interpret the Incentive Plan.

  An eligible employee may receive a bonus payment in the future based upon the attainment of performance objectives and targets to be established by the Bonus Committee and related to the business criteria of Telemundo's cash flow (which may be measured by EBITDA); provided that EBITDA targets shall not be higher than Telemundo's budget for EBITDA for the applicable fiscal year. The actual amount of future bonus payments to be paid under the Incentive Plan is not presently determinable because the performance objectives and targets have not yet been established by the Bonus Committee. However, the Incentive Plan provides that the maximum bonus for any single eligible employee shall not exceed 100% of the base salary for such employee with respect to any fiscal year of Telemundo.

  The Incentive Plan is designed to ensure that the annual bonus paid thereunder to eligible officers of Telemundo is deductible by Telemundo without limit under Code Section 162(m). Section 162(m) places a limit of $1 million on the amount of compensation that may be deducted by a company in any tax year with respect to the chief executive officer and each of such company's four most highly paid executives, other than the chief executive officer ("Covered Employees"). However, certain performance-based compensation is not subject to the deduction limit. The Incentive Plan is designed to provide this type of performance-based compensation to Covered Employees who have been designated as "Section 162(m) Employees" (as defined in the Incentive Plan) by the Bonus Committee pursuant to the Incentive Plan.

  Bonuses paid to Section 162(m) Employees will be based upon bonus formulas that tie bonuses to Telemundo's EBITDA. Bonus formulas for Section 162(m) Employees will be adopted in each performance period by the Bonus Committee no later than the latest time permitted by Code Section 162(m); provided that EBITDA targets shall not be higher than Telemundo's budget for EBITDA for the applicable fiscal year. No bonuses will be paid to Section 162(m) Employees unless and until the Bonus Committee makes a certification in writing with respect to the attainment of the objective performance standards as required by Code Section 162(m). The Bonus Committee has no discretion to increase the amount of a Section 162(m) Employee's bonus. The Bonus Committee has the discretion to apply or not apply the foregoing provisions to bonuses paid to eligible officers who have not been designated as Section 162(m) Employees.

  Employees who receive bonuses under the Incentive Plan will be taxed on such bonuses when paid, and Telemundo will obtain a tax deduction for such bonuses.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors unanimously recommends that Stockholders vote FOR approval and adoption of the Incentive Plan. The proposal must be approved by the affirmative vote of at least a majority of the outstanding shares of Common Stock as of the Record Date. Approval of the Incentive Plan is not conditioned upon approval of the Merger.

                             STOCKHOLDER PROPOSALS

  Any Stockholder who intends to present a proposal at the 1998 Telemundo Annual Meeting must comply with the applicable rules and regulations of the SEC then in effect. In accordance with regulations issued by the SEC, Stockholder proposals intended for inclusion in the proxy materials for such meeting must be delivered to the Secretary of Telemundo in writing so as to be
received at the executive offices of Telemundo by           , 1998. However,
if such Stockholder meeting is held on a date more than 30 days before or
after         , 1998, any Stockholder who wishes to have a proposal included in the proxy materials for such meeting must deliver it to the Secretary of Telemundo in writing within a reasonable time before the proxy solicitation is made. Telemundo reserves the right to decline to include in Telemundo's proxy material any Stockholder's proposal which does not comply with the rules of the SEC for inclusion therein. Such proposals should be delivered to:
Telemundo Group, Inc., Attention: Secretary, 2290 West 8th Avenue, Hialeah, Florida 33010.

                                    EXPERTS

  The audited consolidated financial statements and the related financial statement schedule incorporated in this Proxy Statement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. It is expected that a representative of Deloitte & Touche will be present at the Special Meeting to respond to appropriate questions of Stockholders and to make a statement if such representative desires.

                                 OTHER MATTERS

  As of the date of the Proxy Statement, the Board of Directors is not aware of any matters to be presented at the Special Meeting other than those described in this Proxy Statement. If other matters should properly come before the Special Meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendations of the management of Telemundo.

                      WHERE YOU CAN FIND MORE INFORMATION

  Telemundo and the Purchaser filed a Rule 13e-3 Transaction Statement (including any amendments thereto, the "Schedule 13E-3") under the Exchange Act concurrently with the filing of this Proxy Statement. This Proxy Statement does not contain all of the information set forth in the Schedule 13E-3 and the exhibits thereto.

  Telemundo files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any such reports, statements or other information, including the Schedule 13E-3, Telemundo files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Telemundo's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov." All documents related to any of the pending litigation described herein are also available to the public upon request to the court before which such litigation is pending.

  The SEC allows us to "incorporate by reference" information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our company and its finances.

TELEMUNDO SEC FILINGS (FILE NO. 0-16099)    PERIOD
----------------------------------------    ------
Annual Report on Form 10-K                  Year ended December 31, 1997

  In addition, each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date such document is filed with the Commission.

  Telemundo has supplied all information contained or incorporated by reference in this Proxy Statement relating to Telemundo and the Purchaser or its affiliates has supplied all information contained in this Proxy Statement relating to the Purchaser or its affiliates.

  If you are a Stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this Proxy Statement. Stockholders may obtain documents incorporated by reference in this Proxy Statement by requesting them in writing or by telephone at the following address:

                             Telemundo Group, Inc.
                             2290 West 8th Avenue
                            Hialeah, Florida 33010
                           Telephone: (305) 884-8200
                           Attn: Vincent L. Sadusky

  If you would like to request documents from us, please do so by [
, 1998] in order to ensure timely receipt before the Special Meeting.

  You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote on the Merger. We have not authorized anyone to provide you with information that is different from what
is contained in this Proxy Statement. This Proxy Statement is dated          .
You should not assume that the information contained in this Proxy Statement
is accurate as of any date other than           , and the mailing of this
Proxy Statement to Stockholders shall not create any implication to the contrary.

                                    ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            TLMD STATION GROUP, INC.

                              TLMD ACQUISITION CO.

                                      AND

                             TELEMUNDO GROUP, INC.

                         DATED AS OF NOVEMBER 24, 1997

                          AGREEMENT AND PLAN OF MERGER

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I. DEFINITIONS.....................................................   4
  Section 1.1.  Definitions................................................   4

ARTICLE II. THE MERGER.....................................................   8
  Section 2.1.  The Merger.................................................   8
  Section 2.2.  Effective Time.............................................   8
  Section 2.3.  Effects of the Merger......................................   8
  Section 2.4.  Certificate of Incorporation and By-Laws...................   8
  Section 2.5.  Directors..................................................   8
  Section 2.6.  Officers...................................................   8
  Section 2.7.  Conversion of Shares.......................................   8
  Section 2.8.  Conversion of Sub Common Stock.............................   9
  Section 2.9.  Dissenting Shares..........................................   9
  Section 2.10. Payment for Shares.........................................  10
  Section 2.11. No Further Rights or Transfers.............................  11
  Section 2.12. Stock Options..............................................  11
  Section 2.13. Warrants...................................................  11
  Section 2.14. Adjustments................................................  11

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................  12
  Section 3.1.  Organization...............................................  12
  Section 3.2.  Capitalization.............................................  12
  Section 3.3.  Authority Relative to This Agreement.......................  13
  Section 3.4.  No Violation...............................................  13
  Section 3.5.  SEC Reports; No Undisclosed Liabilities....................  14
  Section 3.6.  Proxy Statement; Other Information.........................  14
  Section 3.7.  Compliance.................................................  15
  Section 3.8.  Absence of Certain Changes.................................  15
  Section 3.9.  Certain Fees...............................................  16
  Section 3.10. FCC Qualifications.........................................  16
  Section 3.11. Section 203................................................  16
  Section 3.12. Litigation.................................................  16
  Section 3.13. Intellectual Property......................................  16
  Section 3.14. Labor Matters..............................................  17
  Section 3.15. Employee Benefit Plans: ERISA..............................  17
  Section 3.16. Taxes......................................................  18
  Section 3.17. Affiliation Agreements.....................................  18
  Section 3.18. Environmental Matters......................................  18

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB...............  19
  Section 4.1.  Organization...............................................  19
  Section 4.2.  Authority Relative to This Agreement.......................  19

  Section 4.3. No Violation................................................  19
  Section 4.4. Proxy Statement.............................................  20
  Section 4.5. Financing...................................................  20
  Section 4.6. No Prior Activities.........................................  21
  Section 4.7. Surviving Corporation after the Merger......................  21
  Section 4.8. Certain Fees................................................  21
  Section 4.9. FCC Qualifications..........................................  21

ARTICLE V. COVENANTS.......................................................  21
  Section 5.1. Conduct of Business of the Company..........................  21
  Section 5.2. Access to Information.......................................  23
  Section 5.3. No Solicitation.............................................  24
  Section 5.4. Stockholders' Meeting.......................................  25
  Section 5.5. Cooperation.................................................  26
  Section 5.6. Public Announcements........................................  26
  Section 5.7. Indemnification and Insurance...............................  26
  Section 5.8. FCC Covenants...............................................  28
  Section 5.9. Notification of Certain Matters.............................  28
  Section 5.10.Employee Benefits...........................................  28
  Section 5.11.Acknowledgment of Parent and Sub............................  29
  Section 5.12.Renewal.....................................................  29

ARTICLE VI. CONDITIONS TO CONSUMMATION OF THE MERGER.......................  29
  Section 6.1. Conditions to Each Party's Obligation To Effect the Merger..  29
  Section 6.2. Conditions to the Obligation of Parent and Sub to Effect the
   Merger..................................................................  30
  Section 6.3. Conditions to the Obligation of the Company to Effect the
   Merger..................................................................  31

ARTICLE VII. TERMINATION; AMENDMENT; WAIVER................................  31
  Section 7.1. Termination.................................................  31
  Section 7.2. Certain Actions Prior to Termination........................  32
  Section 7.3. Effect of Termination.......................................  32
  Section 7.4. Termination Fees............................................  32
  Section 7.5. Amendment...................................................  33
  Section 7.6. Extension; Waiver...........................................  33

ARTICLE VIII. MISCELLANEOUS................................................  33
  Section 8.1. Non-Survival of Representations, Warranties and Agreements..  33
  Section 8.2. Entire Agreement; Assignment................................  34
  Section 8.3. Validity....................................................  34
  Section 8.4. Notices.....................................................  34
  Section 8.5. Governing Law...............................................  36
  Section 8.6. Interpretation..............................................  36
  Section 8.7. Parties in Interest.........................................  36
  Section 8.8. Counterparts................................................  36
  Section 8.9. Expenses....................................................  36
  Section 8.10.Obligation of Parent........................................  36
  Section 8.11.Sale of the Company.........................................  37
  Section 8.12.Actions by the Company......................................  37
SIGNATURES................................................................. S-1

                         AGREEMENT AND PLAN OF MERGER

  This AGREEMENT AND PLAN OF MERGER (the "Agreement"), is dated as of November 24, 1997, by and among TLMD Station Group, Inc., a Delaware corporation ("Parent"), TLMD Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and Telemundo Group, Inc., a Delaware corporation (the "Company").

                                  ARTICLE I.

                                  DEFINITIONS

  Section 1.1 Definitions. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending on the reference.

  "Acceptable FCC Order" shall have the meaning set forth in Section 6.1.

  "Additional Amount" shall have the meaning set forth in Section 2.7.

  "Affiliation Agreements" shall have the meaning set forth in Section 3.17.

  "Affirmed Condition" shall have the meaning set forth in Section 6.2(a).

  "Agreement" shall have the meaning set forth in the Preamble.

  "Alternative Proposal" shall have the meaning set forth in Section 5.3(a).

  "Benefit Plan" shall have the meaning set forth in Section 3.15(a).

  "By-Laws" shall mean the Amended and Restated By-Laws of the Company in effect as of the date hereof.

  "Certificate of Incorporation" shall mean the Restated Certificate of Incorporation of the Company in effect as of the date hereof.

  "Certificate of Merger" shall have the meaning set forth in Section 2.2.

  "Certificates" shall have the meaning set forth in Section 2.10(b).

  "Claim" shall have the meaning set forth in Section 5.7(c).

  "Code" shall mean the Internal Revenue Code of 1986, as amended.

  "Communications Act" shall mean the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC thereunder.

  "Company" shall have the meaning set forth in the Preamble.

  "Company Complying Certificate" shall have the meaning set forth in Section 6.2(a).

  "Company Disclosure Schedule" shall mean the schedule prepared and delivered by the Company to and for Parent and Sub and dated as of the date hereof, which sets forth the exceptions to the representations and warranties of the Company contained herein and certain other information called for by this Agreement.

  "Company Material Adverse Effect" shall mean a material adverse effect on the financial condition, results of operations or business of the Company and its Subsidiaries, taken as a whole.

  "Confidentiality Agreement" shall mean, collectively, the confidentiality agreements between the Financial Advisor, acting on behalf of the Company, and Liberty Media Corporation, dated as of July 23, 1997, between the Financial Advisor, acting on behalf of the Company, and Sony Pictures Entertainment Inc., dated as of April 30, 1997 and as amended as of July 25, 1997, and between the Financial Advisor, acting on behalf of the Company, and Apollo Management, L.P., dated as of November 12, 1997.

  "Debt Commitment Letters" shall have the meaning set forth in Section 4.5.

  "DGCL" shall mean the General Corporation Law of the State of Delaware.

  "Dissenting Shares" shall have the meaning set forth in Section 2.9(a).

  "Effective Time" shall have the meaning set forth in Section 2.2.

  "Environmental Laws" shall have the meaning set forth in Section 3.18.

  "Equity Commitments" shall have the meaning set forth in Section 4.5.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

  "ERISA Affiliate" shall have the meaning set forth in Section 3.15(a).

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Exchange Agent" shall have the meaning set forth in Section 2.10(a).

  "FCC" shall mean the Federal Communications Commission or any successor agency thereto.

  "FCC Order" shall mean an order or decision of the FCC which grants all consents or approvals required under the Communications Act for the transfer of control of all FCC licenses held by the Company to Parent and/or Sub and the consummation of the Merger and the other Transactions, whether or not any appeal or request for reconsideration or review of such order is pending, or whether the time for filing any such appeal or request for reconsideration or review, or for any sua sponte action by the FCC with similar effect, has expired. For purposes of this definition, the "FCC" shall mean the FCC or its staff.

  "FCC Permits" shall have the meaning set forth in Section 3.7(a).

  "Filed SEC Reports" shall have the meaning set forth in Section 3.7(a).

  "Financial Advisor" shall mean Lazard Freres & Co. LLC.

  "Fund" shall have the meaning set forth in Section 2.10(a).

  "Governmental Entity" shall mean any federal, state or local government or regulatory agency, authority, commission or instrumentality.

  "Hazardous Substance" shall have the meaning set forth in Section 3.18.

  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

  "Indemnified Parties" shall have the meaning set forth in Section 5.7(c).

  "Intellectual Property" shall mean: (i) registered and unregistered trademarks, service marks, slogans, trade names, domain names, logos and trade dress; (ii) registered and unregistered copyrights, including, but not limited to, copyrights in software programs, databases, and the content contained on any Internet site(s); (iii) software programs and databases; (iv) rights in names, likenesses, images and other attributes of individuals; and (v) agreements pursuant to which the Company has obtained the right to use any of the foregoing (together with other agreements to which the Company or any Subsidiary is a party relating to the development, acquisition or use of Intellectual Property, "License Agreements").

  "knowledge" shall mean the knowledge, after reasonable inquiry, of the officers of the Company, Parent or Sub, as applicable, with the title of Vice President or higher and, with respect to the Company, the general managers of each of the Stations.

  "Letter of Transmittal" shall have the meaning set forth in Section 2.10(b).

  "Merger" shall have the meaning set forth in Section 2.1.

  "Merger Consideration" shall have the meaning set forth in Section 2.7.

  "NMS" shall mean the Nasdaq National Market.

  "Non-Affirmed Condition" shall have the meaning set forth in Section 6.2(a).

  "Non-Complying Certificate" shall have the meaning set forth in Section
6.2(a).

  "Option" shall have the meaning set forth in Section 2.12.

  "Parent" shall have the meaning set forth in the Preamble.

  "Parent Disclosure Documents" shall have the meaning set forth in Section 5.4(b).

  "Parent Response" shall have the meaning set forth in Section 6.2(a).

  "Parent Stockholder" shall mean each of the persons who, at the date hereof, are, and as of the Effective Time will be, stockholders of Parent.

  "Pending Proposal" shall have the meaning set forth in Section 7.4.

  "Preferred Stock" shall have the meaning set forth in Section 3.2(a).

  "Proxy Statement" shall have the meaning set forth in Section 3.6.

  "Representatives" shall have the meaning set forth in Section 5.3(a).

  "SBI" shall mean Salomon Brothers Inc.

  "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

  "SEC Reports" shall have the meaning set forth in Section 3.5.

  "Securities Act" shall mean the Securities Act of 1933, as amended.

  "Series A Common Stock" shall mean the Series A common stock, $.01 par value, of the Company.

  "Series B Common Stock" shall mean the Series B common stock, $.01 par value, of the Company.

  "Share" shall mean a share of Stock.

  "Significant Subsidiaries" shall mean any Subsidiary which (i) is a "significant subsidiary," as defined in Rule 1-02 of Regulation S-X under the Exchange Act; (ii) holds any FCC Permits; (iii) owns, directly or indirectly, any interest in any Subsidiary included in clause (i) or (ii); or (iv) is otherwise material to the Company and its Subsidiaries, taken as a whole.

  "Special Meeting" shall have the meaning set forth in Section 5.4(a)(i).

  "Stations" shall mean the full-power and low-power television stations owned and operated by the Company.

  "Stock" shall mean, collectively, the Series A Common Stock, par value $.01, of the Company together with the Series B Common Stock, par value $.01, of the Company.

  "Stock Option Plans" shall have the meaning set forth in Section 2.12.

  "Sub" shall have the meaning set forth in the Preamble.

  "Subsidiary" shall mean, with respect to any person, (A) (i) a corporation in which such person, a subsidiary of such person, or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination, has either (a) a 50% or greater ownership interest or (b) the power, under ordinary circumstances, to elect or to direct the election of 50% or more of the board of directors of such corporation, (ii) a partnership in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person (a) is, at the date of determination, general partner or (b) has a 50% or greater ownership interest in such partnership or the right to elect, or direct the election of, 50% or more of the governing body of such partnership and (iii) any other person (other than corporation or a partnership) in which such person, directly or indirectly, at the date of determination, has either (a) a 50% or greater ownership interest or (b) the power to elect, or direct the election of 50% or more of the directors or other governing body of such other person and (B) any other person which is consolidated with such person in accordance with generally accepted accounting principles. For purposes of this Agreement, the term "parent," when not capitalized, means, with respect to any person, any other person of which such person is, directly or indirectly, a Subsidiary.

  "Superior Offer" shall have the meaning set forth in Section 7.1(e).

  "Surviving Corporation" shall have the meaning set forth in Section 2.1.

  "Third Parties" shall have the meaning set forth in Section 5.3(a).

  "Transactions" shall have the meaning set forth in Section 5.3(a).

  "Trigger Date" shall mean the date which is seven months after the date on which Parent and Sub shall have initially filed with the FCC the FCC Form 315 for approval of the changes of control of the FCC Permits; provided, however, that if it has not earlier occurred, such date shall be deemed to be August 1, 1998.

  "Warrants" shall mean, collectively, (i) those certain warrants dated December 30, 1994 issued to the Company's bondholders and general unsecured creditors as of such date entitling the holder of each such warrant to purchase one share of Series A Common Stock at a price equal to $7.00 per share (of which 624,094 of such warrants were outstanding as of November 12, 1997 (ii) that certain warrant dated as of December 30, 1994 issued to Reliance Insurance Company and its subsidiaries entitling the holder of each such warrant to purchase one share of Series A Common Stock at a price equal to $7.19 per share (of which 416,667 of such warrants were outstanding as of November 12, 1997).

  "1994 Plan" shall have the meaning set forth in Section 2.12.

  "1996 Plan" shall have the meaning set forth in Section 2.12.

                                  ARTICLE II.

                                  THE MERGER

  Section 2.1. The Merger. At the Effective Time (as hereinafter defined), upon the terms and subject to the conditions hereof, and in accordance with the DGCL, Sub shall be merged with and into the Company (the "Merger") as soon as practicable following the satisfaction of the conditions set forth in
Article VI hereof. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Sub shall cease.

  Section 2.2. Effective Time. The Merger shall be consummated by and shall be effective at the time of acceptance for filing by the Delaware Secretary of State of a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL, and such other documents as shall be required by the provisions of the DGCL (the time of such filing being the "Effective Time").

  Section 2.3. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. As of the Effective Time, the Company shall be a wholly-owned subsidiary of Parent.

  Section 2.4. Certificate of Incorporation and By-Laws. Subject to Section
5.7 hereof, the Certificate of Incorporation and By-Laws of the Company as in effect at the Effective Time shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation and thereafter may be amended in accordance with their respective terms, the DGCL and Section 5.7 hereof.

  Section 2.5. Directors. The directors of Sub at the Effective Time shall be the directors of the Surviving Corporation and will hold office from the Effective Time until the next annual stockholders' meeting of the Surviving Corporation and until their successors shall be elected or appointed and shall be duly qualified.

  Section 2.6. Officers. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by law.

  Section 2.7. Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by Parent, Sub or any other wholly-owned subsidiary of Parent, or in the treasury of the Company or by any wholly-owned subsidiary of the Company, all of which shall be canceled and no payment will be made with respect thereto, and Dissenting Shares, as hereinafter defined) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive from Parent the Merger Consideration (as defined below), subject to applicable withholding or back-up withholding taxes, if any, payable by the holder thereof, without interest thereon, upon surrender of the certificate formerly representing such Share. As used in this Agreement, the term "Merger Consideration" shall mean the sum, in cash, of $44.00 plus the Additional Amount (as defined below). As used in this Agreement, the term "Additional Amount" shall mean, subject to Section 6.1(a), an amount equal to the product of: (a) $44.00; multiplied by (b) 8%, multiplied by (c) a fraction, the numerator of which shall be the number of days in the period from and including the Trigger Date to but excluding the date on which the Effective Time of the Merger occurs, and the denominator of which shall be 365.

  Section 2.8. Conversion of Sub Common Stock. Each share of common stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive one share of common stock of the Surviving Corporation, which thereafter will constitute all of the issued and outstanding common stock of the Surviving Corporation.

  Section 2.9. Dissenting Shares.

  (a) General. Notwithstanding anything in this Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted such Shares in favor of the Merger, who shall have delivered a written demand for appraisal of such Shares in the manner provided in the DGCL and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to appraisal ("Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.7 hereof, but the holders thereof shall be entitled only to such rights as are granted by
Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such Shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that (i) if any such holder of Dissenting Shares shall have failed to establish his entitlement to appraisal rights as provided in Section 262 of the DGCL, (ii) if any such holder of Dissenting Shares shall have effectively withdrawn his demand for appraisal of such Shares or lost his right to appraisal and payment for his Shares under Section 262 of the DGCL or
(iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such Shares and each such Share shall thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive payment from the Surviving Corporation of the Merger Consideration, without interest thereon, as provided in Section 2.7 hereof.

  (b) Notice of Appraisal Demands. The Company shall give Parent and Sub (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Section 262 of the DGCL received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

  Section 2.10. Payment for Shares.

  (a) Exchange Mechanics. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably satisfactory to the Company to act as Exchange Agent in the Merger (the "Exchange Agent"). At or prior to the Effective Time, Parent will, or will take all steps necessary to enable and cause the Surviving Corporation to, provide the Exchange Agent funds (the "Fund") necessary to make the payments contemplated by Section 2.7. Out of the Fund, the Exchange Agent shall, pursuant to irrevocable instructions, make the payments referred to in Section 2.7. The Fund shall not be used for any other purpose. The Exchange Agent may invest portions of the Fund, as directed by Parent (so long as such directions do not impair the Exchange Agent's ability to make the payments referred to in Section 2.7 hereof or otherwise impair the rights of holders of Shares), provided that no such investments may be made other than in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Corporation, or certificates of deposit issued by a commercial bank having capital exceeding $500,000,000. Any net earnings resulting from, or interest or income produced by, such investments shall be paid to the Surviving Corporation as and when requested by Parent. The Surviving Corporation shall replace any monies lost through any investment made pursuant to this Section 2.10. Deposit of funds pursuant hereto shall not relieve Parent or the Surviving Corporation of their obligations to make payments in respect of Shares and Parent hereby guarantees the Surviving Corporation's obligations in respect thereof.

  (b) Letter of Transmittal. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates") a form letter of transmittal (the "Letter of Transmittal") for return to the Exchange Agent (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the

Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates, for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with the Letter of Transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor cash in an amount equal to the product of the number of Shares represented by such Certificate multiplied by the Merger Consideration subject to any required withholding taxes, and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.10, each Certificate (other than Certificates representing Shares held by Parent, Sub or any other wholly-owned subsidiary of Parent, the Company or any wholly-owned subsidiary of the Company which shall have been canceled, or Dissenting Shares) shall represent for all purposes the right to receive the Merger Consideration in cash multiplied by the number of Shares evidenced by such Certificate, without any interest thereon.

  (c) Return of Unclaimed Funds. Any cash provided to the Exchange Agent pursuant to this Section 2.10 and not exchanged for Certificates within six months after the Effective Time will be returned by the Exchange Agent to the Surviving Corporation, which thereafter will act as Exchange Agent. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

  Section 2.11. No Further Rights or Transfers. At and after the Effective Time, each holder of a Certificate that represented issued and outstanding Shares immediately prior to the Effective Time shall cease to have any rights as a stockholder of the Company, except for the right to surrender his or her Certificate or Certificates in exchange for the payment provided pursuant to Sections 2.7 and 2.10 hereof or to perfect his or her right to receive payment for his or her Shares pursuant to Section 262 of the DGCL and Section 2.9 hereof if such holder has validly exercised and perfected and not withdrawn his or her right to receive payment for his or her Shares, and there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for cash as provided in this Article II, subject to applicable law in the case of Dissenting Shares.

  Section 2.12. Stock Options. Immediately prior to the Effective Time, each holder of a then-outstanding Company stock option issued pursuant to either
(a) the Company's 1994 Stock Plan, as amended (the "1994 Plan"), or (b) the Company's 1996 Non-Employee Director Stock Option Plan (the "1996 Plan" and, collectively, with the 1994 Plan, the "Stock Option Plans"), whether or not then presently exercisable, to purchase Shares (an "Option") will be entitled to receive, and shall receive, in settlement of such Option a cash payment from the Company equal to the product of (i) the total number of Shares then subject to each such Option with an exercise price per Share less than the Merger Consideration multiplied by (ii) the excess of the Merger Consideration over the exercise price per Share subject to such Option, subject to any required withholding of taxes. If necessary or appropriate under the Stock Option Plans, the Company will, upon the request of Parent, use its reasonable best efforts to obtain the written acknowledgment of each person holding an Option that the payment of the amount of cash referred to above will satisfy in full the Company's obligation to such person pursuant to such Option. By virtue of the foregoing treatment of the Options, at the Effective Time all Options shall be canceled and shall cease to exist. Prior to the Effective Time, the Company shall make any amendments to the terms of the Stock Option Plans that are necessary to give effect to the transactions contemplated by this Section 2.12.

  Section 2.13. Warrants. Immediately prior to the Effective Time, each holder of a then-outstanding Warrant will be entitled to receive, and shall receive, in settlement of such Warrant a cash payment from the Company equal to the product of (i) the total number of Shares then subject to each such Warrant with an exercise price per Share less than the Merger Consideration multiplied by (ii) the excess of the Merger Consideration over the exercise price per Share subject to such Warrant, subject to any required withholding of taxes. If necessary or appropriate under the terms of such Warrant, the Company will, upon the request of Parent, use its reasonable best efforts to obtain the written acknowledgment of each person holding a Warrant that the payment of the amount of cash referred to above will satisfy in full the Company's obligation to such person pursuant to such Warrant. By virtue of the foregoing treatment of the Warrants, at the Effective Time all Warrants shall be canceled and shall cease to exist. Prior to the Effective Time, the Company shall make any amendments to the terms of the Warrants that are necessary and give effect to the transactions contemplated by this Section 2.13.

  Section 2.14. Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding Shares shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date prior to the Effective Time, the amount of consideration to be received pursuant to this
Article II in exchange for each outstanding Share, Option, or Warrant shall be correspondingly adjusted.

                                 ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  The Company represents, warrants and, with respect to the covenants contained in Section 3.6 only, covenants to Parent and Sub as follows:

  Section 3.1. Organization. Except as set forth in Section 3.1 of the Company Disclosure Schedule, the Company and each of its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where failure to be in good standing or to so qualify would, individually or in the aggregate, have a Company Material Adverse Effect. The Company has made available to Parent true and correct copies of the certificate of incorporation and By-Laws or equivalent organizational documents, each as amended to the date hereof, of the Company and each Significant Subsidiary. Such certificates of incorporation, by-laws and equivalent organizational documents are in full force and effect. The Company is not in violation of its Certificate of Incorporation or By-Laws. No Significant Subsidiary is in violation of its certificate of incorporation, by-laws or equivalent organizational documents, except for violations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

  Section 3.2. Capitalization.

  (a) Company Capitalization. The authorized capital stock of the Company consists of 14,388,394 shares of Series A Common Stock, 5,611,606 shares of Series B Common Stock and 1,000,000 shares of preferred stock ("Preferred Stock"). As of September 30, 1997, there were (i) 6,966,895 shares of Series A Common Stock issued and outstanding and (ii) 3,198,761 shares of Series B Common Stock issued and outstanding and (iii) no shares of Preferred Stock issued and outstanding. Since September 30, 1997, no Shares have been issued (except for (x) the issuance of Shares pursuant to the exercise of Options outstanding under the Stock Option Plans at such date, the issuance of Shares pursuant to the exercise of the Warrants outstanding on such date, and (y) the issuance pursuant to the terms of the Certificate of Incorporation of Shares of Series A Common Stock upon the sale of Shares of Series B Common Stock issued and outstanding on such date), and no shares of Preferred Stock have been issued. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule and except for 2,080,761 shares of Series A Common Stock issuable (i) upon exercise of Options outstanding as of September 30, 1997 or issued in compliance with Section 5.1 issued pursuant to the Stock Option Plans and (ii) upon exercise of the Warrants, there are not now, and at the Effective Time there will not be, any existing options, warrants, calls, subscriptions, convertible or exchangeable securities, or other rights, or other agreements or commitments, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of the Company or any of its Subsidiaries. All issued and outstanding Shares are validly issued, fully paid, nonassessable and free of preemptive rights. None of the outstanding shares of capital stock of the Company is held by the Company or any of its Subsidiaries.

  (b) Subsidiary Capitalization. Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Significant Subsidiaries have been validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of all liens, charges, claims or encumbrances or as imposed by applicable securities laws. Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, there are no outstanding options, warrants, calls, subscriptions, or other rights, or other agreements or commitments, obligating any Significant Subsidiary of the Company to issue, transfer or sell any shares of its capital stock. There are no proxies outstanding with respect to any shares of capital stock of the Company's Subsidiaries.

  (c) Except as set forth in Section 3.2(c) of the Company Disclosure Schedule and interests in the Subsidiaries, neither the Company nor any Significant Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than non-controlling investments in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business).

  Section 3.3. Authority Relative to This Agreement.

  (a) Company Approvals. The Company has full corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approval of this Agreement by the affirmative vote of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class (the "Stockholder Approval"), to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation of the Transactions have been duly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary for the execution and delivery of this Agreement by the Company and, subject to the filing of the Certificate of Merger pursuant to Section 2.2 and obtaining the Stockholder Approval, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of each of Parent and Sub, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors rights generally or by general equitable principles.

  (b) Other Authorizations. Except as set forth in Section 3.3(b) of the Company Disclosure Schedule, other than in connection with, or in compliance with, applicable requirements of (i) the DGCL with respect to the filing of the Certificate of Merger, (ii) the Exchange Act (including, without limitation, the filing of the Proxy Statement), (iii) the requirements of the NMS, (iv) the HSR Act and (v) the Communications Act (including, without limitation, requirements related to the transfer of control licenses in connection with the operation of the Stations), no authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the execution and delivery of this Agreement and the consummation by the Company of the Transactions other than authorizations, consents and approvals the failure to obtain, or filings the failure to make, which would not, in the aggregate, have a Company Material Adverse Effect.

  Section 3.4. No Violation. None of the execution or delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation by the Company of the Transactions will (a) subject to obtaining the Stockholder Approval, constitute a breach or violation of any provision of the Certificate of Incorporation or By-Laws of the Company, (b) except as set forth in Section 3.4 of the Company Disclosure Schedule, constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the payment or performance required by, or result in the creation of any lien or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries or permit any person to require the Company or any Subsidiary to repurchase or repay any obligation under, any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which they or any of their respective properties or assets are bound, (c) constitute a violation of any order, writ, injunction, decree, statute, rule or regulation of any court or governmental authority applicable to the Company, any of its Subsidiaries or any of their properties or assets, or (d) except as set forth in Section 3.4 of the Company Disclosure Schedule, give any person the right to require the Company or any Subsidiary to purchase any assets from, or sell any assets to, such person or trigger any "change of control" provisions in any agreement to which the Company or any of its Subsidiaries is a party, other than, in the case of clauses (b), (c) and (d) above, such breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances or rights to require the Company or any Subsidiary to purchase or sell any assets or trigger any "change of control" provisions which, in the aggregate, would not have a Company Material Adverse Effect or as set forth in Section 3.4 of the Company Disclosure Schedule.

  Section 3.5. SEC Reports; No Undisclosed Liabilities. Since September 30, 1995, the Company has filed all forms, reports and documents ("SEC Reports") with the SEC required to be filed by it pursuant to the Securities Act, and the Exchange Act and the SEC rules and regulations promulgated thereunder. True and correct copies of all such SEC Reports have been made available to Parent by the Company. All of the SEC Reports complied (as of their respective filing dates) in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the SEC rules and regulations promulgated thereunder. None of such SEC Reports (as of their respective filing dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited and unaudited consolidated financial statements of the Company included in the SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise stated in such financial statements included in the Filed SEC Reports, including the related notes, and except that the interim financial statements do not contain all of the footnote disclosures required by generally accepted accounting principles) and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods then ended, subject, in the case of the interim unaudited financial statements, to normal year-end audit adjustments, which, except as disclosed in the Filed SEC Reports, would not be material in amount or effect. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, the consolidated financial statements of the Company or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of the Company as of December 31, 1996 or September 30, 1997; (ii) liabilities or obligations arising in the ordinary course of business consistent with past practice since September 30, 1997;
(iii) liabilities or obligations which would not, individually or in the aggregate, have a Company Material Adverse Effect; (iv) liabilities or obligations related to this Agreement or the Transactions; and (v) payments required as a result of the consummation of the Merger under the acceleration provisions of the terms existing on the date hereof of the Company's employment agreements, severance agreements or Benefit Plans which would not, individually or in the aggregate, have a Company Material Adverse Effect. No Subsidiary of the Company is required to file any report or form with the SEC.

  Section 3.6. Proxy Statement; Other Information. None of the information included or incorporated by reference in the letter to stockholders, notice of meeting, proxy statement and form of proxy, or the information statement (including, without limitation, the proxy or information statement containing information required by Regulation 14A under the Exchange Act, and, if applicable, Rule 13e-3 and Schedule 13E-3 under the Exchange Act), as the case may be, to be distributed to stockholders of the Company in connection with the Merger, or any schedules required to be filed with the SEC in connection therewith (collectively referred to herein as the

"Proxy Statement"), if required, except information supplied by Parent or Sub in writing for inclusion in the Proxy Statement or in such schedules (as to which the Company makes no representation), will, as of the date the Proxy Statement is first mailed to such stockholders, and on the date of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation is made by the Company with respect to any forward-looking information which may have been supplied by the Company whether or not included in the Proxy Statement. The Proxy Statement will comply (at the time of its mailing) as to form in all material respects with the Exchange Act and the rules and regulations thereunder. The Company will promptly correct any statements in the Proxy Statement that to its knowledge have become false or misleading and take all steps necessary to cause such Proxy Statement as so corrected to be filed with the SEC and disseminated to the stockholders of the Company in accordance with applicable law.

  Section 3.7. Compliance.

  (a) Except as disclosed by the Company in the SEC Reports filed with the SEC prior to the date hereof (the "Filed SEC Reports") or as set forth in Section 3.7(a) of the Company Disclosure Schedule, the Company and its Subsidiaries hold all permits, licenses, waivers, exemptions, orders, franchises and approvals necessary for the lawful conduct of their respective businesses in the manner in which they are currently being conducted (including, but not limited to, those required under the Communications Act or the rules and regulations of the FCC (the "FCC Permits")), except where the failure to possess the same would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms of all FCC Permits, except where the failure to so comply would not have a Company Material Adverse Effect.

  (b) The FCC Permits are in full force and effect unimpaired by any condition that could have a material adverse effect on the financial condition, results of operations, or business of the Stations. Except as set forth in the Filed SEC Reports or identified in Section 3.7(b) of the Company Disclosure Schedule, no application, action or proceeding is pending for the renewal or modification of any of the FCC Permits and, except for actions or proceedings affecting television broadcast stations generally, no application, complaint, action or proceeding is pending or, to the Company's knowledge, threatened that is reasonably likely to result in (i) the denial of an application for renewal, (ii) the revocation, modification, non-renewal or suspension of any of the Station licenses and other material FCC Permits, (iii) the issuance of a cease-and-desist order, or (iv) the imposition of any administrative or judicial sanction with respect to any of the Stations, individually or in the aggregate, with respect to this clause (iv) that would have a Company Material Adverse Effect.

  (c) The Stations, their respective physical facilities, electrical and mechanical systems and transmitting and studio equipment (i) are being operated in all material respects in compliance with the specification of the applicable Station licenses and other material FCC Permits, and (ii) are being operated in all material respects in compliance with all material requirements of the Communications Act. The Company and the Stations have complied in all material respects with all requirements of the FCC and the Federal Aviation Administration with respect to the construction and/or alteration of the Company's antenna structures and "no hazard" determinations for each antenna structure owned by the Stations have been obtained.

  Section 3.8. Absence of Certain Changes. Except as set forth in the Filed SEC Reports or identified in Section 3.8 of the Company Disclosure Schedule, since September 30, 1997 there has not been any material adverse change in the financial condition, results of operations or business of the Company and its Subsidiaries, taken as a whole.

  Section 3.9. Certain Fees. With the exception of the fees payable to the Financial Advisor and SBI pursuant to the respective engagement letters dated July 17, 1997 and November 20, 1997 which have been delivered to Parent, neither the Company, any of its Subsidiaries nor any of their officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finder's fees or commissions to any brokers or finders in connection with the Transactions.

  Section 3.10. FCC Qualifications. After due investigation, except for matters described in Section 3.10 of the Company Disclosure Schedule, the Company is not aware of any facts or circumstances related to the Company that are likely to prevent or delay prompt consent to the transfer of control applications (as described in Section 5.8(b)) to a qualified purchaser and the issuance of the FCC Order.

  Section 3.11. Section 203. The Board of Directors of the Company has approved this Agreement and the Merger. Section 203 of the DGCL has been rendered inapplicable to the consummation of the Merger and the other Transactions.

  Section 3.12. Litigation. Except as disclosed in the Filed SEC Reports or identified in Section 3.12 of the Company Disclosure Schedule, there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that could reasonably be expected, individually or together with any other action, suit, claim, hearing, investigation or proceeding arising out of or based upon the same or substantially the same facts or circumstances, to have a Company Material Adverse Effect.

  Section 3.13. Intellectual Property. Except as disclosed in the Filed SEC Reports or identified in Section 3.13 of the Company Disclosure Schedules and except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse
Effect:

    (a) The Company or its Subsidiaries own or have the valid right to use all Intellectual Property used in or necessary for the conduct of their businesses as currently conducted or proposed by the Company to be conducted, free and clear of all liens, charges, claims or encumbrances and the Company has not granted to any third party a license to use the trademark "Telemundo" or any related logo, except as displayed or embedded as part of video programming licensed for exhibition to third parties or pursuant to the Affiliation Agreements or for customary cross-promotional or advertising purposes.

    (b) To the knowledge of the Company, (i) neither the Company's nor any Subsidiary's use of any Intellectual Property nor the conduct of the Company's nor any Subsidiary's business infringes any Intellectual Property rights of any third party, and no such claims have been asserted against the Company or any Subsidiary which have not been resolved, and (ii) no third party is materially infringing any of the Company's or any Subsidiary's Intellectual Property rights, and no such claims are pending or threatened by the Company or any Subsidiary against any third party.

  Section 3.14. Labor Matters. Except as set forth in the Filed SEC Reports or identified in Section 3.14 of the Company Disclosure Schedules, there is no labor strike, dispute, slowdown, work stoppage or lockout actually pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary and, since January 1, 1995, there has not been any such action. Except as set forth in the Filed SEC Reports or identified in Section
3.14 of the Company Disclosure Schedule, neither the Company nor any Subsidiary is a party to or bound by any collective bargaining, guild or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any Subsidiary. The Company and its Subsidiaries have at all times been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work, and occupational safety and health, except where any failure to be in compliance could not reasonably be expected to have a Company Material Adverse Effect, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation which could reasonably be expected to have a Company Material Adverse Effect. There is no grievance or arbitration proceeding arising out of any collective bargaining or guild agreement or other grievance procedure relating to the Company or its Subsidiaries which could reasonably be expected to have a Company Material Adverse Effect.

  Section 3.15. Employee Benefit Plans: ERISA

  (a) Section 3.15(a) of the Company Disclosure Schedule sets forth a true and complete list of each material compensation plan and each other material "employee benefit plan" (within the meaning of Section 3(2) of ERISA) that is maintained or contributed to, or was maintained or contributed to, at any time since January 1, 1995, by the Company, any Subsidiary or by any trade or business, whether or nor incorporated, which together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERlSA (an "ERISA Affiliate") for the benefit of any employee, former employee, consultant, officer, or director of the Company or any Subsidiary (a "Benefit Plan").

  (b) Except as set forth in the Filed SEC Reports or identified in Section 3.15(b) of the Company's Disclosure Schedule: (i) no Benefit Plan is a "multiemployer plan," as such term is defined in Section (3)(37) of ERISA, or a "multiple employer plan" within the meaning of Section 413(c) of the Code;
(ii) each of the Benefit Plans is, and has always been, operated in all respects in accordance with the requirements of all applicable law; (iii) each of the Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to that effect; (iv) no Benefit Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; (v) neither the Company nor any ERISA Affiliate has incurred, directly or indirectly, any liability (including any material contingent liability) to or on account of a Benefit Plan pursuant to Title IV of ERISA;
(vi) no proceedings have been instituted to terminate any Benefit Plan that is subject to Title IV of ERISA; (vii) no "reportable event," as such term is defined in Section 4043(b) of ERISA, has occurred with respect to any Benefit Plan that is not reflected on an applicable annual report filed on behalf of such plan; and (viii) no condition exists that presents a risk to the Company or any ERISA Affiliate of incurring a liability to or on account of a Benefit Plan pursuant to Title IV of ERISA; provided, however, that the representations made in the foregoing clauses (ii) through (viii) of this
Section 3.15(b) shall be deemed to be true and correct except to the extent that their untruth would, individually or in the aggregate, have a Company Material Adverse Effect.

  (c) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) there are no pending, or to the knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Benefit Plans, or any trusts related thereto or any trustee or administrator thereof, and (ii) no litigation or administrative or other proceeding (including, without limitation, any litigation or proceeding under Title IV of ERlSA) has occurred or, to the knowledge of the Company, is threatened involving any Benefit Plan or any trusts related thereto or any trustee or administrator thereof.

  Section 3.16. Taxes Except as set forth in Section 3.16 of the Company Disclosure Schedule:

  (a) Each of the Company and its Subsidiaries has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect or be complete and accurate in all respects, as applicable, would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and each of its Subsidiaries has paid (or the Company has paid on its behalf) all taxes shown as currently due on such tax returns and reports. The most recent financial statements contained in the SEC Reports reflect an adequate reserve for all taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements in accordance with generally accepted accounting principles, and no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any Subsidiary that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a Company Material Adverse Effect. No requests for waivers of the time to assess any taxes against the Company or any Subsidiary have been granted and are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the SEC Reports, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a Company Material Adverse Effect.

  (b) As used in this Section 3.16 and in Section 5.1, "taxes" shall include all Federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including obligations for withholding taxes from payments due or made to any other person and any interest, penalties or additions to tax.

  Section 3.17. Affiliation Agreements. The Company has provided Parent with access to true and correct copies of all affiliation agreements between the Company or any of its Subsidiaries and a television broadcast station pursuant to which such station has agreed to broadcast the network programming of the Company (the "Affiliation Agreements"). Each of the Affiliation Agreements is in full force and effect, is the valid and binding obligation of the parties thereto and is enforceable in accordance with its terms. The Company is not and, to the knowledge of the Company, no other party to any Affiliation Agreement is in material breach or default with respect to its obligations thereunder, or has given notice of, or, to the Company's knowledge, has any basis for, any action to terminate, cancel, rescind or procure a judicial reformation thereof.

  Section 3.18. Environmental Matters. The Company and its Subsidiaries are in material compliance with all federal, state, and local laws governing pollution or the protection of human health or the environment ("Environmental Laws"), except in each case where noncompliance with Environmental Laws would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice with respect to the business of, or any property owned or leased by, the Company or any of its Subsidiaries from any Governmental Entity or third party alleging that the Company or any of its Subsidiaries is not in material compliance with any Environmental Law. To the knowledge of the Company, there has been no release of a "Hazardous Substance," as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq., in excess of a reportable quantity on any real property owned or leased by the Company or any of its Subsidiaries.

                                  ARTICLE IV.

                        REPRESENTATIONS AND WARRANTIES
                               OF PARENT AND SUB

  Parent and Sub represent and warrant and, with respect to the covenants contained in Section 4.4 only, covenant to the Company as follows:

  Section 4.1. Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation and is in good standing as a foreign corporation in each other jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where failure to be in good standing or so to qualify would, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or businesses of Parent and Sub, taken as a whole.

  Section 4.2. Authority Relative to This Agreement.

  (a) Parent and Sub Approvals. Each of Parent and Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Sub and the consummation of the Transactions have been duly authorized by the respective Boards of Directors of Parent and Sub, and by Parent as the sole stockholder of Sub, and no other corporate proceedings on the part of Parent or Sub are necessary for the execution and delivery of this Agreement by each of Parent and Sub, the performance by each of Parent and Sub of their respective obligations hereunder and the consummation by each of Parent and Sub of the transactions so contemplated. This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors rights generally or by general equitable principles.

  (b) Other Authorizations. Other than in connection with, or in compliance with, applicable requirements of (i) the DGCL with respect to the Transactions, (ii) the Exchange Act (including, without limitation, the filing of the Proxy Statement), (iii) the HSR Act and (iv) the Communications Act (including, without limitation, requirements related to the transfer of licenses in connection with the operation of the television stations owned and operated by the Company), no authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by Parent and Sub of the Transactions other than authorizations, consents and approvals the failure to obtain, or filings the failure to make, would not, in the aggregate, have a material adverse effect on the financial condition, results of operations or business of Parent and its Subsidiaries, taken as a whole, or on the ability of Parent and Sub to consummate the Transactions.

  Section 4.3. No Violation. Neither the execution or delivery of this Agreement by Parent and Sub, the performance by Parent and Sub of their respective obligations hereunder nor the consummation by them of the Transactions will (a) constitute a breach or violation under the certificate of incorporation or by-laws of Parent or Sub or (b) constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Parent or any of its Subsidiaries is a party or by which they or any of their respective properties or assets are bound or (c) constitute a violation of any order, writ, injunction, decree, statute, rule or regulation of any court or governmental authority applicable to Parent or Sub or any of their respective properties or assets, give any person the right to require Parent or Sub to purchase any assets from, or sell any assets to, such person or trigger any "change of control" provisions in any material agreement to which Parent or Sub is a party other than, in the case of clauses (b), (c) and (d) above, such breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, in the aggregate, would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of Parent and Sub, taken as a whole, or on the ability of Parent and Sub to consummate the Transactions.

  Section 4.4. Proxy Statement.

  (a) None of the information supplied in writing by Parent, Sub or their respective affiliates specifically for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed or at the time of the Special Meeting (as defined in Section 5.4) or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Special Meeting any event with respect to Parent or Sub, or with respect to information supplied by Parent or Sub for inclusion in the Proxy Statement, shall occur which is required to be described in an amendment of, or a supplement to, such documents, such event shall be so described to the Company in a timely manner.

  (b) Parent Disclosure. The Parent Disclosure Documents, will (as of their respective filing dates) comply in as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the SEC rules and regulations promulgated thereunder. None of Parent Disclosure Documents will, at the time they are filed, at the time of any distribution thereof or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty will not apply to statements or omissions in the Parent Disclosure Documents based solely upon information furnished to Parent in writing by the Company specifically for use therein.

  Section 4.5. Financing. Parent has received binding written commitments (the "Equity Commitments") from its stockholders to contribute equity capital to the Parent in the aggregate amount of $273,200,000 plus additional amounts necessary to fund the Additional Amount (if any) hereunder and Sub has received from Parent a binding written commitment from Parent that Parent will immediately thereafter contribute the Equity Commitments to Sub. The Equity Commitments include an unconditional commitment from each of the Parent Stockholders that an aggregate of $100,000,000 will be contributed to Parent, whether or not the Merger is consummated, to satisfy the obligations of Parent and Sub hereunder, including without limitation, claims made as a result of any breaches by Parent or Sub of the terms of this Agreement. Parent and Sub have or have access to the funds, or have, at the date hereof, binding written commitments from responsible financial institutions to provide Parent or Sub with the funds (the "Debt Commitment Letters") necessary, together with the Equity Commitments, to consummate the Merger and the other Transactions and to provide working capital for the business of the Company, and to consummate the Transactions, including the payment of related fees and expenses. True and correct copies of all such financing commitments have previously been furnished to the Company along with letters from each of Parent Stockholders stating that the Company may rely on the Equity Commitments as if they were addressed to the Company. As of the date hereof, none of the Equity Commitments or commitments represented by the Debt Commitment Letters has been withdrawn and Parent and Sub do not know of any facts or circumstances existing at the date hereof that would result in any of the conditions contained in the Debt Commitment Letters not being satisfied.

  Section 4.6. No Prior Activities. Sub has not incurred, directly or indirectly, any material liabilities or obligations, except those incurred in connection with its organization or with the negotiation of this Agreement and the Transactions. Sub has not engaged, directly or indirectly, in any business or activity of any type or kind, or entered into any agreement or arrangement with any person or entity, and is not subject to or bound by any material obligation or undertaking, that is not contemplated by or in connection with this Agreement and the Transactions.

  Section 4.7. Surviving Corporation after the Merger. At the Effective Time and after giving effect to any changes in the Surviving Corporation's assets and liabilities as a result of the Merger and after giving effect to the financing for the Merger and the use of proceeds therefrom, the Surviving Corporation will not (a) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair market value of its assets or because the present fair saleable value of its assets will be less than the amount required to pay its debts as they become due), (b) have unreasonably small capital with which to engage in its business or (c) have incurred or plan to incur debts beyond its ability to pay as they become absolute and matured.

  Section 4.8. Certain Fees. Neither the Parent or Sub nor any affiliates thereof nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability required to be paid by the Company prior to the Closing for any financial advisory, brokerage or finder's fees or commissions to any brokers or finders in connection with the Transactions.

  Section 4.9. FCC Qualifications. Parent and Sub, to their knowledge after consulting with regulatory counsel and based on the FCC's current practice and precedent, are, for purposes of obtaining the FCC Order, legally, technically, financially and otherwise qualified to acquire control of the Company, and Parent and Sub are not aware of any facts or circumstances related to Parent or Sub that are likely to prevent consent to the transfer of control applications (as described in Section 5.8(b)) and issuance of the FCC Order. Parent's equity ownership is structured as described in the bid letter dated November 17, 1997 and delivered by Parent and Sub to the Financial Advisor on behalf of the Company. Parent and Sub, to their knowledge after consulting with regulatory counsel, are not aware, except for the continuation of existing waivers, that any waiver of any FCC rule or policy is necessary to be obtained for the grant of the applications for transfer of control of the Company to Parent and Sub, nor will processing pursuant to any exception to any rule of general applicability be requested or required in connection with the consummation of the Transactions.

                                  ARTICLE V.

                                   COVENANTS

  Section 5.1. Conduct of Business of the Company. Except as expressly contemplated by this Agreement or as set forth in Section 5.1 of the Company Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company will, and will cause each of its Subsidiaries to, conduct its respective operations according to its ordinary and usual course of business and consistent with past practice and use reasonable efforts to (i) preserve intact its business organizations' goodwill, (ii) keep available the services of its present officers and key employees, and (iii) preserve the goodwill and business relationships with suppliers, distributors and others having business relationships with it. Without limiting the generality of the foregoing, and except as expressly contemplated by this Agreement or as set forth in Section 5.1 of the Company Disclosure Schedule, prior to the Effective Time, the Company will not, and the Company will cause its Subsidiaries not to, without the prior written consent of Parent (such consent, except in the cases of clauses (a), (h) and (i) below, not to be unreasonably withheld):

    (a) issue, sell, pledge or otherwise dispose of, grant or otherwise create any additional shares of, or authorize or propose the issuance, sale, pledge, disposal, grant or creation of any shares of capital stock of the Company and its Subsidiaries, or securities convertible into or exchangeable for such shares, or any rights, warrants or options to acquire such shares or other convertible or exchangeable securities, other than the issuance of Shares pursuant to the exercise of Options or Warrants as outstanding on the date hereof or otherwise issuable pursuant to the automatic grant provisions of the 1996 Plan as in effect on the date hereof, relating to director options;

    (b) purchase, redeem or otherwise acquire or retire, or offer to purchase, redeem or otherwise acquire or retire, any shares of its capital stock, other than in transactions between the Company and its wholly-owned subsidiaries and any required repurchases of options or stock upon termination of employment to the extent required by agreements in effect on the date hereof;

    (c) declare, set aside, make or pay any dividend or distribution, payable in cash, stock, property or otherwise, on any shares of its capital stock (other than dividends paid by wholly-owned Subsidiaries of the Company to the Company);

    (d) other than with respect to intercompany payables and receivables and intercompany debt, incur or become contingently liable with respect to any indebtedness or guarantee of any indebtedness or issue any debt securities other than indebtedness incurred to finance working capital requirements in the ordinary course of business consistent with past practice;

    (e) merge, consolidate with or consummate any other business combination with any person or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity;

    (f) sell, lease, license (other than exhibition licenses entered into in the ordinary course of business consistent with past practice), mortgage, transfer or otherwise dispose of any properties or assets which are material to the Company and its Subsidiaries, taken as a whole;

    (g) except as disclosed in Section 5.1 of the Company Disclosure Schedule or as may be required by applicable law or by contracts existing as of the date hereof, (i) increase the compensation payable or to become payable to its officers or employees, except for non-officer employees and production and talent personnel, increases in the ordinary course of business consistent with past practice; (ii) enter into any written employment agreement with any employee, except in the ordinary course of business which, in any event, shall be terminable, without penalty, on not more than six months notice; (iii) grant any severance or termination pay to any director, officer or employee inconsistent with Company policy; or (iv) establish, adopt, enter into, terminate, withdraw from or amend in any material respect or take any action to accelerate any rights or benefits under any collective bargaining agreement, any stock option plan, or any material Benefit Plan;

    (h) enter into any programming commitment other than in the ordinary course of business consistent with past practice;

    (i) enter into any local marketing, joint marketing or similar agreements, modify or amend any such existing agreements on terms less favorable to the Company than such existing agreements, if such terms would, individually or in the aggregate, have a Company Material Adverse Effect;

    (j) incur any commitments for capital expenditures (as such term is used in accordance with generally accepted accounting principles) in excess of $10,000,000 in any twelve month period.

    (k) incur any obligations to make any payment of, or in respect of, any tax, except in the ordinary course of business consistent with past practice, settle any material tax audit, make or change any tax election or file any amended tax returns; in each case other than (i) in connection with the current audit of the Company's federal income tax returns for the years ended December 31, 1994 and December 31, 1995, details of which have previously been provided to representatives of Parent or Sub and (ii) obligations and actions which action would not result in a Company Material Adverse Effect;

    (l) cancel or waive any claim or right of substantial value or settle any material pending litigation;

    (m) enter into any paid programming or infomercial agreement or any agreement granting any person the right to program any block of network or local time, in each case which is not terminable at the Company's discretion upon not more than 30 days notice or which does not extend beyond June 30, 1998;

    (n) except as set forth in Section 5.1 of the Company Disclosure Schedule or in the ordinary course of business consistent with past practice, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise) before they are due or fail to pay accounts payable in accordance with their terms;

    (o) propose or adopt any amendments to its certificate of incorporation or by-laws;

    (p) agree, in writing or otherwise, to take any of the foregoing actions;
  or

    (q) take, or agree or commit to take, any action that would make any representation or warranty of the Company hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time or result in any of the conditions to the Merger set forth in this Agreement not being satisfied.

  Section 5.2. Access to Information.

  (a) General. So long as this Agreement has not been terminated, between the date of this Agreement and the Effective Time, the Company will give Parent and its authorized representatives reasonable access during normal business hours to all offices, stations, studios, production facilities and other facilities and to all books and records of it and its Subsidiaries, will permit Parent to make such inspections as it may reasonably require and will cause its officers and those of its Subsidiaries to furnish Parent (at such time as it would otherwise become available in the ordinary and usual course of business and consistent with past practice) with such financial and operating data and other information (consistent with that which is currently being prepared by the Company) with respect to the business and properties of the Company and its Subsidiaries as Parent may from time to time reasonably request.

  (b) Confidentiality. Subject to any additional requirements of law (including, without limitation, FCC regulations) and the terms of the Confidentiality Agreement, Parent and Sub (i) will hold and will cause their respective representatives, advisors and financing sources to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the written opinion of its counsel with a copy sent to the Company, by other requirements of law, all documents and information concerning the Company and its Subsidiaries furnished to Parent, Sub or any of their respective representatives, advisors and financing sources in connection with the Transactions, provided, however, that, prior to any disclosure pursuant to the foregoing, Parent shall notify the Company and afford the Company an opportunity to obtain a protective order against such disclosure (except to the extent that such information can be shown to have been (x) previously known by Parent, (y) in the public domain through no fault of Parent, its representatives or advisors or (z) later lawfully acquired by Parent from other sources, unless Parent knows that such other sources are not entitled to disclose such information) and (ii) will not release or disclose such information to any other person, except in connection with this Agreement to (1) its auditors, attorneys, financial advisors and other representatives and advisors with a need to know such information and (2) responsible financial institutions in connection with obtaining the financing contemplated by Section 4.5 hereof, provided that such person shall have first been advised of the confidentiality provisions of this Section 5.2 and the Confidentiality Agreement and agreed to be bound thereby. If the Transactions are not consummated, such confidence shall be maintained except to the extent such information can be shown to have been (i) previously known by Parent, (ii) in the public domain through no fault of Parent, its representatives or advisors or (iii) later lawfully acquired by Parent from other sources, unless Parent knows that such other sources are not entitled to disclose such information and, if requested by the Company, Parent will return to the Company all copies of information furnished by the Company to Parent or its agents, representatives, advisors or financing sources, or derived therefrom, or shall in writing confirm the destruction of such information.

  Section 5.3. No Solicitation.

  (a) The Company shall not, nor shall it permit any of its Subsidiaries, or any officer, director, employee, agent or representative of the Company or any of its Subsidiaries (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries) (collectively, "Representatives"), directly or indirectly, to (i) initiate, solicit or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of assets representing a substantial portion of the assets of the Company and its Subsidiaries, taken as a whole, or a sale of shares representing 20% or more of the capital stock of the Company, including, without limitation, by way of a tender offer or exchange offer by any person for 20% or more of the shares of capital stock of the Company, other than the Merger and the other transactions contemplated by this Agreement (the "Transactions") (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Alternative Proposal"), (ii) engage in negotiations or discussions concerning, or provide to any person or entity any non-public information or data relating to the Company or any of its Subsidiaries for the purposes of, or otherwise cooperate with or assist or participate in, facilitate or encourage, any inquiries relating to or the making of any Alternative Proposal, (iii) agree to, approve or recommend any Alternative Proposal or (iv) take any other action inconsistent with the obligations and commitments of the Company pursuant to this Section 5.3; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Alternative Proposal (for which financing, to the extent required, is then committed or which, in the good faith judgment of the Company's board of directors after consultation with the Company's financial advisor, is reasonably capable of being obtained) to the Company or its stockholders from persons other than Parent and its affiliates (a "Third Party"), if and only to the extent that (1) the Board of Directors of the Company, by action of a majority of the members of the Board of Directors who are not affiliated with either the Parent or the person making such Alternative Proposal or their respective affiliates, determines in good faith, after consultation with the Company's outside counsel and its financial advisors, that (x) such Alternative Proposal is more favorable from a financial point of view to the Company's stockholders than the Merger and the other Transactions and (y) failure by the Board of Directors to furnish such information to or enter into discussions or negotiations with such Third Party could reasonably be expected to result in a breach of its fiduciary duties to the Company's stockholders under applicable law, and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Third Party, the Board of Directors of the Company receives from such person or entity an executed confidentiality agreement with terms no less favorable to such party than those contained in the Confidentiality Agreement; or (B) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal or making any other public disclosure that, based upon advice of the Company's outside counsel, the Board of Directors determines in its good faith judgment is required by applicable law, rule or regulation; provided, that prior to making any such other public disclosure the Company shall to the extent reasonably practicable inform the Parent that it intends to make such disclosure. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations by the Company or its Representatives with any parties conducted heretofore with respect to any of the foregoing.

  (b) The Company shall (i) promptly notify the Parent in writing after receipt by the Company or its Representatives of any Alternative Proposal or any inquiries indicating that any person is considering making or wishes to make an Alternative Proposal, (ii) promptly notify the Parent in writing after receipt of any request for non-public information relating to the Company or any of its Subsidiaries or for access to the Company's or any of its Subsidiaries' properties, books or records by any person that, to the Company's knowledge, may be considering making, or has made, an Alternative Proposal and (iii) keep the Parent advised of the status and principal terms of any such Alternative Proposal, indication or request.

  Section 5.4. Stockholders' Meeting.

  (a) General. The Company shall, in accordance with its charter documents:

    (i) duly call, give notice of, convene and hold an annual or special meeting (the "Special Meeting") of its stockholders as soon as practicable for the purpose of considering and taking action upon this Agreement;

    (ii) subject to its fiduciary duties under applicable law as advised in writing by counsel, include in the Proxy Statement the recommendation of its Board of Directors that stockholders of the Company vote in favor of the approval and adoption of this Agreement and the Transactions contemplated hereby; and

    (iii) use its reasonable best efforts (x) (1) to obtain and furnish the information required to be included by it in the Proxy Statement, (2) to file the Proxy Statement with the SEC, (3) to respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof and (4) to cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time and (y) subject to its fiduciary duties under applicable law as advised in writing by counsel, to obtain the Stockholder Approval.

  (b) Parent Disclosure Documents. As soon as practicable after the date of this Agreement, Parent and/or Sub shall file (separately, or as part of the Proxy Statement) with the SEC, if required, a Rule 13E-3 Transaction Statement with respect to the Merger (together with any supplements or amendments thereto, the "Parent Disclosure Documents"). Each of Sub and Parent agrees to correct any information provided by it for use in the Sub Disclosure Documents if and to the extent that it shall have become false or misleading in any material respect. Sub agrees to take all steps necessary to cause the Sub Disclosure Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given reasonable opportunity to review and comment on each Sub Disclosure Document prior to its being filed with the SEC.

  (c) Voting of Shares by Parent and Sub. Parent agrees that, at the Special Meeting, all Shares owned by Parent, Sub or any other affiliate of Parent will be voted in favor of the Merger.

  Section 5.5 Cooperation. Subject to the terms and conditions herein provided (including, without limitation, Section 5.8), each of the parties hereto agrees to use its reasonable best efforts (a) to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions including, without limitation, (i) promptly making their respective filings, and thereafter using their reasonable best efforts promptly to make any required submissions, under the HSR Act and (ii) promptly making any filings that are required to be made or seeking any consents, approvals, permits or authorizations that are required to be obtained under any other federal, state or foreign law or regulation (including those required under the Communications Act and by the FCC as are more fully described in Section 5.8 of this Agreement) and (b) to refrain from taking, directly or indirectly, any action that would result in a breach of this Agreement. Parent shall notify the Company and keep it reasonably apprised of developments relating to its ability to satisfy the conditions set forth in Sections 6.1(d), 6.2(d) and 6.2(e). In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their respective reasonable best efforts to take all such necessary action.

  Section 5.6 Public Announcements. Parent, Sub and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any securities exchange or similar authority (in which case prior notice of at least 24 hours by the Company to Parent or by Parent or Sub to the Company, as applicable, of such issuance of a press release or making of a public statement shall be required).

  Section 5.7 Indemnification and Insurance.

  (a) Continuation of Charter Obligations. The Company shall and from and after the Effective Time, Parent and the Surviving Corporation shall, maintain the right to indemnification and exculpation of officers and directors provided for in the Certificate of Incorporation and By-Laws of the Company as in effect on the date hereof, with respect to indemnification and exculpation for acts and omissions occurring prior to the Effective Time, including, without limitation, the Transactions.

  (b) Continuation of D&O Insurance. For six years after the Effective Time, Parent or the Surviving Corporation shall maintain officers' and directors' liability insurance covering the persons who are presently covered by the Company's officers' and directors' liability insurance policies (copies of which have heretofore been delivered to Parent) with respect to actions and omissions occurring prior to the Effective Time, on terms which are not materially less favorable, in the aggregate, than the terms of such current insurance in effect for the Company on the date hereof.

  (c) Indemnification. The Company shall and from and after the Effective Time, the Surviving Corporation shall, (i) to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director and officer of the Company (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission occurring prior to the Effective Time (including, without limitation, any claim, action, suit, proceeding or investigation arising out of or pertaining to the Transactions (a "Claim")) and (ii) in the event of any such Claim (whether arising before or after the Effective Time), upon receipt from the Indemnified Party to whom expenses are advanced of an undertaking to repay such advances required under the DGCL, advance expenses to each such Indemnified Party, including the payment of the fees and expenses of counsel selected by such Indemnified Party, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, as the case may be, promptly after statements therefor are received, provided, that the Company shall not, in connection with any one Claim or separate but substantially similar or related Claims, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and provided, further, that the Company shall be entitled to participate in the defense thereof, and (iii) cooperate fully in the defense of any such matter. Promptly after receipt by an Indemnified Party of notice of any Claim as to which such persons intends to seek indemnification hereunder, such person shall give notice thereof to the Company; except that the failure to promptly give notice of any such Claim to the Company shall not affect such persons right to indemnification, unless the Company's ability to defend the Claim is materially impaired as a result. Neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

  (d) Eligibility for Indemnification. Notwithstanding any provision to the contrary contained in the Certificate of Incorporation or By-Laws of the Company as in effect on the date hereof, any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the DGCL, under such charter provisions shall be made by independent counsel selected by the Indemnified Party and reasonably acceptable to the Company, Parent, Sub or the Surviving Corporation, which shall pay such counsel's fees and expenses (it being agreed that neither the Company, Parent, Sub nor the Surviving Corporation shall challenge any such determination by such independent counsel which is favorable to an Indemnified Party).

  (e) Survival. This Section 5.7 shall survive the Closing, is intended to benefit the Company, Parent, Sub or the Surviving Corporation and each of the Indemnified Parties (each of whom shall be entitled to enforce this Section
5.7 against the Company, Parent or the Surviving Corporation, as the case may
be) and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

  (f) Merger, Assignment, etc. In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation assume the obligations set forth in this Section 5.7.

  Section 5.8. FCC Covenants.

  (a) Each of Parent and Sub shall use its reasonable best efforts to take, or cause to be taken, all action and to do or satisfy, or cause to be done or satisfied, all things and conditions necessary, proper or advisable to obtain the FCC Order and to satisfy all conditions and take all actions required thereby, in each case so as to come into compliance with FCC requirements and to consummate the Merger as promptly as practicable; provided, however, this
Section 5.8 shall not be interpreted as obligating Parent, Sub, any Parent Stockholder or any affiliates thereof, to consent to the imposition of any condition or restriction set forth in Section 6.1(d) hereof; provided, further, that Parent and Sub shall make all reasonable modifications and adjustments to their respective relationships and arrangements among the Parent Stockholders (including the grant of proxies to other Parent Stockholders with respect to general voting rights) with respect to Parent that are required in order to obtain an Acceptable FCC Order, so long as such modifications and adjustments do not modify in any material respect the contemplated minority stockholder protective provisions or modify in any material respect the economic arrangement among and between the Parent Stockholders. The Company shall also use such efforts, but shall not be required to take any action that would be effective prior to the Effective Time.

  (b) As promptly as practicable, following the date of this Agreement (but in no event later than January 1, 1998), the Company and Parent and Sub shall prepare and file with the FCC all necessary applications for approval of the Merger and the other Transactions. Without limiting the foregoing, the Company, Parent and Sub shall submit to the FCC an application to be filed on FCC Form 315 pursuant to the Communications Act.

  Section 5.9. Notification of Certain Matters. Between the date of this Agreement and the consummation of the Merger, the Company will promptly notify Parent and Sub in writing if it becomes aware of any fact or condition that causes or constitutes a breach of its representations and warranties as of the date of this Agreement, or if it becomes aware of the occurrence after the date of this Agreement of any fact or condition which would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Notwithstanding the foregoing provisions of this Section 5.9, no party shall be required to give notice with respect to events that are reported in the financial or general interest newspapers that do not specifically relate to such party or the Transactions.

  Section 5.10. Employee Benefits. Parent agrees to honor, and from and after the Effective Time shall cause the Surviving Corporation to honor, in accordance with their respective terms as in effect on the date hereof, the employment, severance, bonus, and commission agreements and similar arrangements to which the Company is a party which are set forth in Section
5.10 of the Company Disclosure Schedule.

  Section 5.11. Acknowledgment of Parent and Sub. Parent and Sub acknowledge that any projections prepared by the Company and provided to Parent and/or Sub as part of the due diligence process were and are merely estimates made by the Company as of the time they were provided and Parent and Sub have in no way relied on any such projections. Parent and Sub agree and acknowledge that neither the Company nor any of its affiliates has made or is making any representation or warranty as to the accuracy or completeness of the Confidential Information Memorandum furnished by the Financial Advisor on behalf of the Company or any supplement thereto provided by such person. Without limiting the foregoing, Parent and Sub agree and acknowledge that the only representations and warranties made by the Company with respect to the Transactions are those representations and warranties contained in this Agreement (together with the exceptions to such representations and warranties set forth in the Company Disclosure Schedule) and only those representations and warranties have and will have any legal effect following the date hereof which effect will continue solely to the extent specifically set forth herein.

  Section 5.12. Renewal. To the extent permitted by FCC regulations, with respect to each Affiliation Agreement which requires that a notice be given, or other action be taken, prior to the Effective Time in order to exercise the Company's option to extend the scheduled expiration date of, or otherwise renew, such Affiliation Agreement, the Company shall consult with Parent with respect thereto and shall give such notice and shall take such other action unless, after such consultation, Parent shall otherwise agree in writing.

                                  ARTICLE VI.

                   CONDITIONS TO CONSUMMATION OF THE MERGER

  Section 6.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where legally permissible, prior to the Effective Time of the following conditions:

    (a) Stockholder Approval of this Agreement shall have been obtained;

    (b) No statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which restrains, enjoins or otherwise prohibits the consummation of the Merger; provided, however, that the Company, Parent and Sub shall use their reasonable best efforts to have any such order, decree or injunction vacated;

    (c) The applicable waiting period under the HSR Act shall have expired or been terminated; and

    (d) The FCC Order shall have been obtained without the imposition of any conditions or restrictions that (i) seek to prohibit or limit the ownership or operation by any of the Parent Stockholders or the Surviving Corporation or any portion of its or their respective businesses or assets, or to compel any Parent Stockholder or the Surviving Corporation to dispose of or hold separate any portion of their business or assets, (ii) seek to impose material limitations on the ability of any Parent Stockholder to acquire or hold equity interests of the Parent, exercise the minority protective provisions contemplated by the Parent or modify in any material respect the economic arrangement among and between the Parent Stockholders, (iii) seek to prohibit any Parent Stockholder from effectively controlling in any respect any of the business or operations of such Parent Stockholder, or
  (iv) which otherwise is reasonably likely to adversely effect the financial condition, results of operations or business of any Parent Stockholder, the Parent or the Surviving Corporation, that, in the case of conditions or restrictions of the type referred to in clauses (i), (ii) or (iii), are not acceptable to Parent in its sole discretion ("Acceptable FCC Order").

  Section 6.2. Conditions to the Obligation of Parent and Sub to Effect the Merger. The obligation of Parent and Sub to effect the Merger are subject to the satisfaction or waiver, where legally permissible, prior to the Effective Time of the following conditions:

    (a) The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or as specifically set forth below) as of immediately before the Effective Time, except as otherwise contemplated by this Agreement, and the Company shall have performed all obligations required to be performed by it at or prior to the Effective Time, except to the extent the failure of such representations and warranties to be true and correct as of immediately before the Effective Time or the failure to perform obligations hereunder would not, individually or in the aggregate, have a Company Material Adverse Effect. Notwithstanding the foregoing, on June 30, 1998, the Company shall deliver a certificate signed on behalf of the Company by the chief financial officer of the Company certifying that, in the good faith judgment of such officer upon inquiry of the other officers of the Company (Vice President level and above), on such date such officer believes that the representation and warranty of the Company contained in
  Section 3.8 hereof is true and correct, as if made at that date (a "Company Complying Certificate") or, if such representation and warranty is not true and correct, then stating with specificity in what respect such representation is not true and correct (a "Non-Complying Certificate"). If on June 30, 1998, the Company shall have delivered a Complying Certificate, then, from and after June 30, 1998, the representation in Section 3.8 shall be deemed to be true and correct, except as may be specifically set forth below. If the Company shall have delivered a Non-Complying Certificate then the representation and warranty contained in Section 3.8 shall, to the extent of the matters so noticed, be deemed not to be satisfied unless such matters shall have been cured. Notwithstanding the foregoing, if (i) within 15 days of the delivery of a Company Complying Certificate or a Company Non-Complying Certificate, as applicable, the chief financial officer of Parent delivers a certificate to the Company certifying that in the good faith judgment of such officer upon reasonable inquiry, such officer believes, as of June 30, 1998, that the representation and warranty of the Company set forth in Section 3.8 is not true and correct, stating with specificity in what respect such representation is not true and correct (the "Parent Response") and (ii) the Company shall confirm in writing that such matter renders such representation not true and correct (an "Affirmed Condition"), then the representation and warranty of the Company contained in Section 3.8 shall be deemed not to be satisfied, to the extent of the Affirmed Condition, unless the Affirmed Condition shall be cured. If the Company does not confirm in writing that any matter contained in the Parent Response renders the representation and warranty made in Section 3.8 not true and correct (a "Non-Affirmed Condition"), each of the parties hereby reaffirms that it shall retain its right to exercise any and all remedies and/or defenses available to it with respect to such Non-Affirmed Condition. If cured prior to December 31, 1998, no matter set forth in a Company Non-Complying Certificate or a Parent Response shall thereafter render the representation and warranty of the Company set forth in Section 3.8 to be not true and correct, and upon cure, each such matter shall be deemed waived. In no event shall any matter arising after June 30, 1998 or not set forth in a Company Non-Complying Certificate or Parent Response be deemed to render the representation and warranty of the Company set forth in Section 3.8 not true and correct. No Additional Amount shall accrue or be payable with respect to any period beginning on the date on which all of the conditions set forth in Section 6.1 and 6.2 hereof have been finally satisfied and ending on the date on which all matters that are specified in any Non-Complying Certificate or are Affirmed Conditions are cured.

    (b) Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect of clause (a) above;

    (c) Subject to the provisions of Section 5.12 of this Agreement, the Company shall have exercised its option to extend any Affiliation Agreement which the Company or any Subsidiary has the option to extend and which expires (or which requires notice to be given or other action to be taken in order to so extend such Affiliation Agreement) prior to the Effective Time, or, after consulting with Parent, shall have executed an Affiliation Agreement in such market with a comparable affiliate;

    (d) The FCC Order shall not have been reversed, stayed, enjoined, annulled or suspended; or

    (e) The Parent shall have obtained funds pursuant to the Debt Commitment Letters (or such alternative financing as is reasonably acceptable to the Parent) sufficient, together with the Equity Commitments (the provision of which is not a condition to the respective obligations of Parent and Sub to effect the Merger), to perform its obligations under this Agreement, to provide working capital for the business of the Company, and to consummate the Transactions, including the payment of related fees and expenses.

  Section 6.3. Conditions to the Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger are subject to the satisfaction or waiver, where legally permissible, prior to the Effective Time of the following conditions:

    (a) The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of immediately before the Effective Time, except as otherwise contemplated by this Agreement, and Parent and Sub shall have performed all obligations required to be performed by them at or prior to the Effective Time, except to the extent the failure of such representations and warranties to be true and correct as of immediately before the Effective Time or the failure to perform obligations hereunder would not, individually or in the aggregate, have a Company Material Adverse Effect;

    (b) The Company shall have received a certificate signed on behalf of Parent and Sub by their respective chief executive officers and the chief financial officers to the effect of clause (a) above.

                                 ARTICLE VII.

                        TERMINATION; AMENDMENT; WAIVER

  Section 7.1. Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

    (a) by mutual written consent duly authorized by the boards of directors of Parent and the Company;

    (b) subject to Section 7.4(b), by the Company or the Parent if the Effective Time shall not have occurred on or before December 31, 1998; provided, however, that the right of the Company or the Parent to terminate this Agreement pursuant to this Section 7.1(b) shall not be available in the event that the Company's or the Parent's, as the case may be, failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

    (c) by Parent or the Company if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

    (d) by the Company or the Parent, if, at the Special Meeting (including any adjournment or postponement thereof) called pursuant to Section 5.4 hereof, the Stockholder Approval shall not have been obtained; or

    (e) by the Company, subject to Section 7.2, if the Board of Directors of the Company shall concurrently approve, and the Company shall concurrently enter into, a definitive agreement providing for the implementation of a Superior Offer, provided, however, that (i) the Company is not then in breach of Section 5.3, (ii) the Board of Directors of the Company shall have complied with Section 7.2 in connection with such Superior Offer, and
  (iii) the Company shall simultaneously make the payments required by
  Section 7.4(a). For purposes of this Agreement, "Superior Offer" means an Alternative Proposal which is superior from a financial point of view to the Company's stockholders (other than any stockholders affiliated with the Parent) to the Merger and the other Transactions contemplated hereby and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Company's board of directors after consultation with the Company's financial advisors is reasonably capable of being obtained.

  Section 7.2. Certain Actions Prior to Termination. The Company shall provide to the Parent written notice of its intention to terminate this Agreement pursuant to Section 7.1(e) advising the Parent (a) that the Board of Directors of the Company has determined, by action of a majority of the members of the Board of Directors of the Company who are not affiliated with either the Parent or the person making such Alternative Proposal or their respective affiliates, that such Alternative Proposal is a Superior Offer and that, in the exercise of its good faith judgment as to fiduciary duties to stockholders under applicable law, after consultation with the Company's outside legal counsel, failure by the Board of Directors to terminate this Agreement could reasonably be expected to result in a breach of such duties and (b) as to the material terms of any such Alternative Proposal. At any time after the fifth business day following receipt of such notice, the Company may terminate this Agreement as provided in Section 7.1(e) only if the Board of Directors of the Company determines, by action of a majority of the members of the Board of Directors of the Company who are not affiliated with either the Parent or the person making such Alternative Proposal or their respective affiliates, that failure by the Board of Directors to terminate this Agreement continues to be reasonably expected to result in a breach of its fiduciary duties to stockholders under applicable law (which determination shall be made in light of any revised proposal made by the Parent prior to the expiration of such five business day period) and concurrently enters into a definitive agreement providing for the implementation of such Alternative Proposal.

  Section 7.3. Effect of Termination. In the event of termination of this Agreement by the Company or the Parent as provided in Section 7.1 hereof, this Agreement shall forthwith become void (except as set forth (i) in the last sentence of Section 5.2(b), (ii) in Sections 7.4, 8.2, 8.3, 8.4 and 8.9 and
(iii) in this Section 7.3); provided that no party hereto shall be relieved from liability for any breach of this Agreement.

  Section 7.4. Termination Fees.

  (a) If this Agreement is terminated pursuant to (a) Section 7.1(d) or (b)
Section 7.1(e), and if the Company is not at that time entitled to terminate this Agreement by reason of Section 7.1(b) or 7.1(c), then the Company shall promptly (and in any event within two days of receipt by the Company of written notice from the Parent) pay to the Parent (by wire transfer of immediately available funds to an account designated by the Parent) concurrently with the execution of a definitive agreement with respect to any Alternative Proposal, a termination fee of $15,000,000 plus an amount equal to documented fees and expenses incurred by or on behalf of the Parent and its affiliates and investors in connection with this Agreement and the Transactions up to an aggregate maximum amount of $2,500,000; provided, however, that the Company shall not be obligated to pay such fee to the Parent if this Agreement is terminated pursuant to Section 7.1(d) unless (a)(i) at the time of the Company Meeting, the Company has received an Alternative Proposal (a "Pending Proposal") or
(ii) prior to the termination of this Agreement the Board of Directors of the Company shall have withdrawn, or modified in a manner adverse to the Parent, its approval or recommendation of the Merger and the other Transactions, and
(b) within one year after the termination of this Agreement, the Company enters into a definitive agreement or otherwise consummates with any person such or any other Alternative Proposal, and, provided, further, that if such termination fee becomes payable as a result of a termination pursuant to
Section 7.1(d), then such termination fee shall be paid promptly following the earlier of the execution of such definitive agreement providing for an Alternative Proposal and the consummation of an Alternative Proposal, as the case may be.

  (b) If (i) this Agreement is terminated pursuant to (i) Section 7.1(b) and
(ii) Parent is not at that time entitled to terminate this Agreement by reason of Section 7.1(c) or 7.1(d), and (iii) Parent has not received an Acceptable FCC Order, and (iv) the conditions set forth in Sections 6.1(c) and 6.2(a),
(b), (c) and (e) have been, or if the FCC Order had been obtained, would have been, otherwise satisfied, then Parent shall promptly (and in any event within two days of receipt by Parent of written notice from the Company) pay to the Company (by wire transfer of immediately available funds to an account designated by the Company) a termination fee of $17,500,000; provided, however, that Parent shall not be obligated to pay such fee to the Company if the sole reason that Parent and Sub have failed to obtain the Acceptable FCC Order is due to changes, after the date hereof, in the Communications Act or the rules and regulations of the FCC, in effect as of the date hereof (except those which have been proposed in formal rulemaking proceedings and have been subject to public comment prior to the date hereof).

  Section 7.5. Amendment. To the extent permitted by applicable law, this Agreement may be amended by action taken by the Company, Parent and Sub (and the stockholders of the Company, if required by applicable law) at any time before or after adoption of this Agreement by the Company's stockholders; provided, however, that after the adoption of this Agreement by the Company's stockholders, no amendment shall be made which decreases the price per Share, changes the form of consideration to be received by the holders of Shares in the Merger or which adversely affects the rights of stockholders of the Company hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

  Section 7.6. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein unless waiver is unlawful or specifically prohibited. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE VIII.

                                 MISCELLANEOUS

  Section 8.1. Non-Survival of Representations, Warranties and Agreements. The representations and warranties made herein shall terminate at the Effective Time or the earlier termination of this Agreement pursuant to Section 7.1 as the case may be; provided, however, that if the Merger is consummated, Sections 2.10, 2.11, 5.5 (with respect to the last sentence thereof), 5.7 and
5.10 will survive the Effective Time to the extent contemplated by such sections, and provided further that the last sentence of Section 5.2(b) and Sections 7.3, 7.4 and 8.9 will in all events survive the termination of this Agreement.

  Section 8.2. Entire Agreement; Assignment. This Agreement, the Annexes and Schedules referred to herein, the letter(s) contemplated by Section 4.5 hereof and the Confidentiality Agreement (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, provided that Parent may assign its rights and obligations or those of Sub to any wholly-owned, direct or indirect, Subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

  Section 8.3. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

  Section 8.4. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given when (i) delivered in person, or (ii) one business day after delivery to a reputable overnight courier service (i.e., Federal Express), postage pre-paid, or (iii) delivered by telecopy and promptly confirmed by telephone and by delivery of a copy in person or overnight as aforesaid, in each case with postage prepaid, addressed as follows:

  If to Parent or Sub:

      TLMD Station Co.
      c/o Apollo Management, L.P.
      1301 Avenue of the Americas, 38th Floor
      New York, New York 10013
      Facsimile: (212) 261-4102
      Attention: Michael Weiner

  with a copy to:

      Liberty Media Corporation
      8101 East Prentice Avenue, Suite 500
      Englewood, Colorado 80111
      Facsimile: (303) 721-5443
      Attention: David B. Koff

      Sony Pictures Entertainment, Inc.
      10202 West Washington Boulevard
      Culver City, California 90232-3195
      Facsimile: (310) 244-1818
      Attention: Alan Sokol

      Apollo Management, L.P.
      1301 Avenue of the Americas, 38th Floor
      New York, New York 10019
      Facsimile: (212) 261-4102
      Attention: Michael Weiner

      Bastion Capital Corporation
      1999 Avenue of the Stars, Ste. 2960
      Los Angeles, California 90067
      Facsimile: (31) 277-7582
      Attention: Guillermo Bron

  With a courtesy copy to (which shall not constitute notice):

      Skadden, Arps, Slate, Meagher & Flom LLP
      300 South Grand Avenue, Suite 3400
      Los Angeles, California 90071-3144
      Facsimile: (213) 687-5600
      Attention: Thomas C. Janson, Jr.

      Troop Meisinger Steuber & Pasich, LLP
      10940 Wilshire Boulevard, Suite 800
      Los Angeles, California 90024-3902
      Facsimile: (310) 443-8512
      Attention: C.N. Franklin Reddick III

      Akin, Gump, Strauss, Hauer & Feld, L.L.P.
      590 Madison Avenue
      New York, New York 10022
      Facsimile: (212) 872-1002
      Attention: Patrick Dooley

      Irell & Manella, LLP
      333 South Hope Street
      Suite 3300
      Los Angeles, California 90071
      Facsimile: (213) 872-1002
      Attention: Edmund Kaufman

  If to the Company:

      Telemundo Group, Inc.
      2290 West 8th Avenue
      Hialeah, Florida 33010
      Telecopy: 310/306-7313
      Attention: Osvaldo F. Torres, General Counsel

  with a courtesy copy to (which shall not constitute notice):

      Latham & Watkins
      633 West Fifth Street, Suite 4000
      Los Angeles, California 90071
      Telecopy: 213/891-8763
      Attention: Paul D. Tosetti, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

  SECTION 8.5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

  Section 8.6. Interpretation. For purposes of this Agreement neither the Company nor any Subsidiary of the Company shall be deemed to be an affiliate or Subsidiary of Sub or Parent. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Inclusion of information in the Company Disclosure Schedule, does not constitute an admission or acknowledgment of the materiality of such information. If an ambiguity or question of intent or interpretation arises, then this Agreement will be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

  Section 8.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except for the provisions of Sections 2.7, 2.12, 2.13, 5.7 and 5.10 (which are intended to be for the benefit of the persons referred to therein and their beneficiaries, and may be enforced by such persons as intended third-party beneficiaries), nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

  Section 8.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  Section 8.9. Expenses. All costs and expenses incurred in connection with the Transactions shall be paid by the party incurring such expenses.

  Section 8.10. Obligation of Parent. Whenever this Agreement requires Sub to take any action, such requirement will be deemed to include an undertaking on the part of Parent to cause Sub to take such action.

  Section 8.11. Sale of the Company. The parties hereto agree and acknowledge that for the purposes of this Agreement no "sale" of the Company shall be deemed to have occurred until the consummation of the Merger at the Effective Time.

  Section 8.12. Actions by the Company. Any action or decision requiring the approval of the Board of Directors of the Company which is to be taken or which is made or required to be taken or made by or for the benefit of the Company pursuant to, in connection with or in furtherance of this Agreement (including, without limitation, with respect to Sections 7.5 and 7.6 hereof) shall be made or taken, as applicable, at the discretion and with the approval of the members of the Board of Directors of the Company who are not affiliated with Parent or Sub or their respective affiliates or stockholders.

  In Witness Whereof, each of the parties has caused this Agreement and Plan of Merger to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                          TLMD Station Group, Inc.
                                           ("Parent")

                                          By: /s/ Edward Yorke
                                             __________________________________
                                            Name: Edward Yorke
                                            Title: President

                                          TLMD Acquisition Co.
                                           ("Sub")

                                          By: /s/ Edward Yorke
                                             __________________________________
                                            Name: Edward Yorke
                                            Title: President

                                          Telemundo Group, Inc.
                                           ("Company")

                                          By: /s/ Roland A. Hernandez
                                             __________________________________
                                            Name:  Roland A. Hernandez
                                            Title: President and Chief
                                             Executive Officer

                    [letterhead of Lazard Freres & Co. LLC]

                                    ANNEX B

                                              May   , 1998

The Board of Directors
Telemundo Group, Inc.
2290 West 8th Avenue
Hialeah, Florida 33010

Dear Members of the Board:

  We understand that Telemundo Group, Inc. (the "Company"), TLMD Station Group, Inc. ("Parent"), formed and owned by (i) affiliates of Apollo Management, L.P. ("Apollo"), (ii) affiliates of Bastion Capital Fund, L.P. ("Bastion"), (iii) a subsidiary of Liberty Media Corporation and (iv) a subsidiary of Sony Pictures Entertainment Inc., (collectively the "Purchasers") and TLMD Acquisition, a wholly owned subsidiary of Parent ("Sub") entered into an Agreement and Plan of Merger (the "Agreement") pursuant to which Sub will be merged with and into the Company (the "Merger") as a result of which the Company will become a wholly-owned subsidiary of Parent. Pursuant to the Agreement, each share of Series A Common Stock, par value $.01 per share, of the Company (the "Series A Common Stock") and Series B Common Stock, par value $.01 per share, of the Company (together with the Series A Common Stock, the "Common Stock") (other than shares of Common Stock held by Parent, Sub, or any other wholly-owned subsidiary of Parent, or in the treasury of the Company or by any wholly-owned subsidiary of the Company and shares of Common Stock held by stockholders who properly exercise and perfect stockholders' appraisal rights, if any, under the Delaware General Corporation
Law) outstanding immediately prior to the effective time of the Merger will be converted into the right to receive cash in an amount of $44.00 (the "Merger Consideration"). We also understand that Apollo and Bastion currently own approximately 34% of the Common Stock.

  You have requested our opinion as to the fairness, from a financial point of view, to the holders of Common Stock (other than the Purchasers and their affiliates) of the Merger Consideration. In connection with this opinion, we have among other things:

    (i) Reviewed the financial terms and conditions of the Agreement;

    (ii) Analyzed certain historical business and financial information relating to the Company;

    (iii) Reviewed various financial forecasts and other data provided to us by the Company relating to its business;

    (iv) Held discussions with members of the senior management of the Company with respect to the business and prospects of the Company and the strategic objectives of the Company;

    (v) Reviewed public information with respect to certain other companies in lines of business we believe to be generally comparable to the business of the Company;

    (vi) Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally comparable to those of the Company;

    (vii) Reviewed the historical stock prices and trading volumes of the Series A Common Stock; and

    (viii) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

  We have relied upon the accuracy and completeness of the foregoing information and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.

  Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We understand that another person (the "Third Party") has made a bid at a cash price per share that is equal to the Merger Consideration. In rendering our opinion, we did not address the relative merits of the Merger, the Third Party bid and any alternative potential transaction or the Company's underlying decision to effect the Merger.

  In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Agreement without any waiver of any material term or condition by the Company and that obtaining the necessary regulatory approvals for the Merger will not have a material adverse effect on the Company.

  Lazard Freres & Co. LLC is acting as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. We have in the past provided financial advisory services to Apollo, for which we received usual and customary compensation. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion.

  Our engagement and the opinion expressed herein are for the benefit of the Company's Board of Directors and our opinion is rendered to the Company's Board in connection with its consideration of the Merger. This opinion is not intended to and does not constitute a recommendation to any holder of Common Stock of the Company as to whether such stockholder should vote for the Merger. It is understood that this letter may not be disclosed or otherwise referred to without our prior consent, except as may otherwise be required by law or by a court of competent jurisdiction.

  Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration is fair to the holders of Common Stock (other than the Purchasers and their affiliates) from a financial point of view.

                                          Very truly yours,

                                          Lazard Freres & Co. LLC

                                          By: /s/ Steven Rattner
                                             Steven Rattner
                                             Deputy Chief Executive

                     [letterhead of Salomon Brothers Inc]

                                    ANNEX C

May   , 1998

The Special Committee
of the Board of Directors of
Telemundo Group, Inc.
2290 West 8th Avenue
Hialeah, Florida 33010

Ladies and Gentlemen:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of the Series A Common Stock, par value $.01 per share (the "Series A Common Stock"), and the Series B Common Stock, par value $.01 per share (the "Series B Common Stock" and, together with the Series A Common Stock, the "Common Stock"), of Telemundo Group, Inc. (the "Company"), other than stockholders affiliated with TLMD Station Group, Inc. ("Parent") or its affiliates, of the Merger Consideration (as defined below) to be received by such holders pursuant to the Agreement and Plan of Merger dated as of November 24, 1997 by and among the Parent, TLMD Acquisition Co., a wholly owned subsidiary of Parent ("Merger Sub"), and the Company (the "Merger Agreement"). The Merger Agreement provides for, among other things, the merger (the "Merger") of Merger Sub with and into the Company, pursuant to which each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $44.00 in cash plus, if the Merger is not consummated before the Trigger Date (as defined in the Merger Agreement) and subject to certain conditions contained in the Merger Agreement, the Additional Amount (as defined in the Merger Agreement) (the "Merger Consideration").

In connection with rendering our opinion, we have, among other things: (i) reviewed the Merger Agreement in the form provided to us; (ii) reviewed certain publicly available business and financial information concerning the Company; (iii) reviewed certain publicly available information concerning the industry in which the Company operates; (iv) reviewed and analyzed certain financial forecasts and other non-public financial and operating data concerning the business and operations of the Company that were provided to or reviewed for us by management of the Company; (v) reviewed certain publicly available business and financial information with respect to certain other companies that we believe to be comparable in certain respects to the Company and the trading markets for such companies' securities; (vi) reviewed and analyzed certain publicly available and other information concerning the trading of, and the trading market for, the Series A Common Stock; (vii) reviewed the financial terms of certain business combination and acquisition transactions we deem reasonably comparable to the Merger and otherwise relevant to our inquiry; (viii) reviewed the results of the process that resulted in the negotiation, execution and delivery of the Merger Agreement that were provided to or reviewed for us by management or advisors of the Company; and (ix) considered such other information, financial studies, analyses, investigations and financial, economic, market and trading criteria as we deemed relevant to our inquiry. We have also discussed with certain officers, employees and advisors of the Company the foregoing, including the past and current operations, financial condition and prospects of the Company, as well as other matters we believe relevant to our inquiry. While we have reviewed the results of the process that resulted in the negotiation, execution and delivery of the Merger Agreement, it should also be noted that, within the context of our current engagement by the Company, we have not been authorized to and have not solicited alternative offers for the Company or its assets.

In our review and analysis and in arriving at our opinion, we have assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for us or publicly available. With respect to the financial projections for the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments on the part of the management of the Company as to the future financial performance of the Company. We express no view as to such projections or information or the assumptions on which they are based. We have not assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets (including properties and facilities) or liabilities of the Company.

Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof, and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof. Our opinion does not address the Company's underlying business decision to effect the Merger.

For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver thereof.

As you are aware, we have been retained by the Company to render an opinion to the Special Committee of the Board of Directors of the Company as to the fairness, from a financial point of view, to the holders of Common Stock of the Company, other than stockholders affiliated with Parent or its affiliates, of the Merger Consideration and will receive a fee from the Company for our services. The Company has also agreed to indemnify us for certain liabilities arising out of our engagement. Additionally, we have rendered certain investment banking and financial advisory services to the Company in the past for which we have been paid fees. In addition, in the ordinary course of our business, we or our affiliates may actively trade the securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Common Stock of the Company, other than stockholders affiliated with Parent or its affiliates.

                                          Very truly yours,

                                          /s/ Salomon Brothers Inc

                                          SALOMON BROTHERS INC

                                    ANNEX D

                           THE TELEMUNDO GROUP, INC.
                    MANAGEMENT INCENTIVE COMPENSATION PLAN

1.PURPOSE AND DESIGN

  This Management Incentive Compensation Plan (the "Incentive Plan") is intended to tie the goals and interests of eligible officers of The Telemundo Group, Inc. ("Telemundo") to those of Telemundo and its stockholders and to enable Telemundo to attract and retain highly qualified employees. The Incentive Plan is for the benefit Telemundo's President and Chief Executive Officer and up to three additional top senior officers which senior officers may or may not be Section 162(m) Employees (as defined below). The Incentive Plan is designed to ensure that the bonuses paid hereunder to Section 162(m) Employees are deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the "Code").

2.ELIGIBLE EMPLOYEES

  The Bonus Committee (as described below) shall select Telemundo's President and Chief Executive Officer and up to three additional key employees who are the top three senior officers of Telemundo other than the President and Chief Executive Officer and who hold the titles of Executive Vice President, Chief Financial Officer and Treasurer or who hold other senior management positions and who are or may be "covered employees" (as defined in Section 162(m)(3) of the Code) (the "Section 162(m) Employees") to be eligible to receive bonuses under this Plan. The employees covered by the Incentive Plan are hereinafter referred to as the "Eligible Employees."

3.THE COMMITTEE

  The "Bonus Committee" shall administer the Incentive Plan and shall consist of a committee of the Board of Directors of Telemundo, which may be the Compensation and Stock Option Committee of the Board of Directors, which committee will be comprised solely of two or more members of Telemundo's Board of Directors all of whom shall qualify as "outside directors" under Code
Section 162(m). The Bonus Committee that is appointed to administer the Incentive Plan shall have the sole discretion and authority to administer and interpret the Incentive Plan.

4.BONUSES

  An Eligible Employee may receive a bonus payment hereunder based upon the attainment of performance objectives and targets established by the Bonus Committee and related to the following corporate business criteria: cash flow (which may be measured by earnings before interest, taxes, depreciation and amortization ("EBITDA")); provided, however, that EBITDA targets shall not be higher than Telemundo's budget for EBITDA for the applicable fiscal year.

  Any bonuses paid to Section 162(m) Employees shall be based upon bonus formulas that tie such bonuses to Telemundo's cash flow. Bonus formulas for
Section 162(m) Employees shall be adopted in each performance period by the Bonus Committee no later than the latest time permitted by Code Section 162(m). No bonuses shall be paid to Section 162(m) Employees unless and until the Bonus Committee makes a certification in writing with respect to the attainment of the objective performance standards as required by Code Section 162(m). The Bonus Committee shall have no discretion to increase the amount of a Section 162(m) Employee's bonus.

  The maximum bonus payable to a Section 162(m) Employee shall not exceed 100% of such Section 162(m) Employee's base salary with respect to any fiscal year of Telemundo.

  The Bonus Committee shall have the discretion to apply or not apply the foregoing provisions of this Section 4 to bonuses payable to Eligible Employees, if any, who are Non-Section 162(m) Employees.

  The payment of a bonus to an Eligible Employee with respect to a performance period shall be conditioned upon the Eligible Employee's employment by Telemundo on the last day of the performance period; provided, however, that the Bonus Committee may make exceptions to this requirement, in its sole discretion, in the case of an Eligible Employee's retirement, death or disability; provided further, however, that if an Eligible Employee has a written employment agreement with Telemundo and such Eligible Employee's employment by the Telemundo is terminated by Telemundo without "cause" or by the Eligible Employee for "good reason" or by the Eligible Employee pursuant to "specified resignation rights" available to such Eligible Employee after a change of control transaction involving Telemundo (in each case as described in the Eligible Employee's employment agreement), then such Eligible Employee shall be entitled to his or her bonus for the year in which such termination of employment occurred.

5.AMENDMENT AND TERMINATION

  Telemundo reserves the right to amend or terminate this Incentive Plan at any time in its sole discretion. Any amendments to the Incentive Plan shall require stockholder approval only to the extent required by Code Section 162(m).

6.STOCKHOLDER APPROVAL

  No bonuses shall be paid under this Incentive Plan to Section 162(m) Employees unless and until Telemundo's stockholders shall have approved this Incentive Plan as required by Section 162(m) of the Code.

                                    ANNEX E

                       DELAWARE GENERAL CORPORATION LAW

  SECTION 262 APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections
(b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)251 (other than a merger effected pursuant to (S)251(g) of this title), (S)252, (S)254, (S)257, (S)258, (S)263 or (S)264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S)251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to
  (S)(S)251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

  (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to (S)228 or
  (S)253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                             TELEMUNDO GROUP, INC.
                              2290 WEST 8TH AVENUE
                             HIALEAH, FLORIDA 33010

            SPECIAL MEETING OF STOCKHOLDERS--        ,        , 1998
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TELEMUNDO GROUP,
                                      INC.
  The undersigned stockholder of Telemundo Group, Inc. (the "Company") hereby
appoints [                 ] and each of them, the true and lawful attorneys,
agents and proxies of the undersigned, with full power of substitution to each of them, to represent and vote as set forth herein all the shares of Common
Stock held of record by the undersigned on        , 1998 at the Special Meeting
of Stockholders of the Company to be held on        , 1998 at
at      local time and at any postponements or adjournments thereof.

PLEASE MARK YOUR CHOICES LIKE THIS [X] IN BLUE OR BLACK INK

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 AND FOR PROPOSAL 2

1. APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY
                                     FOR [_]    AGAINST [_]    ABSTAIN [_]
2. APPROVAL OF THE MANAGEMENT INCENTIVE COMPENSATION PLAN
                                     FOR [_]    AGAINST [_]    ABSTAIN [_]
3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

                               (see reverse side)
                          (continued from other side)

  This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2.

                                     Dated: _____________________________, 1998

                                     ------------------------------------------
                                     Signature

                                     ------------------------------------------
                                     Signature if held jointly

                                     Please sign exactly as name appears on
                                     stock certificate. Each joint owner must sign. Executors, administrators, trustees or guardians must give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   Please mark, sign, date and return this Proxy promptly using the enclosed envelope.